Filed pursuant to Rule 424(b)(4)
Registration No. 333-276006

PROSPECTUS DATED MARCH 13, 2024

5,233,332 American Depositary Shares Representing 52,333,320 Class A Ordinary Shares,

Warrants to Purchase 10,466,664 American Depositary Shares and

10,466,664 American Depositary Shares issuable upon Exercise of Warrants

SOS Limited

We are offering on a best efforts basis 5,233,332 American depositary shares of SOS Limited (“ADSs”), each representing ten (10) Class A ordinary shares, par value $0.005 per share, and warrants to purchase 10,466,664 ADSs (the “Warrants, and together with the ADSs, the “securities”) directly to certain institutional investors pursuant to that certain Securities Purchase Agreement, dated as of March 13, 2024, at an offering price per ADS and accompanying Warrant of $1.50.

Our ADSs are listed on the New York Stock Exchange (the “NYSE”), under the symbol “SOS.” On March 12, 2024, the closing trading price for our ADSs, as reported on NYSE, was US$2.13 per ADS. We do not intend to apply to list the Warrants on the NYSE or any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The public offering price for the securities offered hereby was determined between us, Maxim Group LLC, our exclusive placement agent (the “Placement Agent”) and investors based on market conditions at the time of pricing.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering by delivery versus payment upon receipt of investor funds. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged the Placement Agent as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

Our authorized share capital is US$1,200,000 divided into 240,000,000 ordinary shares of par value of US$0.005 each, comprising of (i) 196,000,000 Class A ordinary shares of a par value of US$0.005 each and (ii) 44,000,000 Class B ordinary shares of a par value of US$0.005 each. As of the date of this prospectus, we have 108,168,299 Class A ordinary shares and 14,473,451 Class B ordinary shares issued and outstanding. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereto. In respect of matters requiring shareholders’ vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten (10) votes.

We are a Cayman Islands holding company conducting our operations through our subsidiaries in China and the U.S. Our ADSs are ADSs of SOS, the offshore holding company in the Cayman Islands, instead of shares of our subsidiaries. Investors may never directly hold equity interests in our subsidiaries. As we conduct part of our operations through our subsidiaries in China, we face various legal and operational risks and uncertainties related to doing business in China that could result in a material change in our operations and/or the value of our securities. We are subject to a series of PRC laws and regulations. The PRC government has recently issued statements and conducted regulatory actions relating to areas such as approvals, filings or other administrative requirements on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. The PRC government’s authority in regulating our operations in China and its management on offerings conducted overseas by, and foreign investment in, China-based issuers could limit our and our PRC subsidiaries’ ability to conduct business and/or limit or hinder our ability to offer or continue to offer securities to investors, accept foreign investments or list on a United States or other foreign exchange, or cause the value of our securities to significantly decline or be worthless. For more details, see “Risk Factors—Risks Related to Doing Business in China.”

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which went into effect on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Based on the Trial Measures and the clarification issued by at a press conference held by CSRC, and as advised by our PRC counsel, Hebei Changjun Law Firm, based on their understanding of the Trial Measures, that the Company will file with the CSRC notice of its offering of ADSs representing its Class A ordinary shares and the Warrants. The Trial Measures require the filing with the CSRC of the overseas offering and listing plans and the follow-on offering plans by PRC domestic companies under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. Companies, like us, that are already listed overseas as of March 31, 2023 are not required to make an immediate filing with the CSRC until a subsequent offering, in which case a filing should be made with the CSRC within three business days after the offering is completed. In addition, if a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Risk Factors—Risks Related to Doing Business in China—The reinforcement by China regulatory authorities on the supervision or law enforcement on offerings that are conducted overseas and/or foreign investment in China-based issuers, which could limit or hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.”

Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA ACT”), if the Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Our auditor, Audit Alliance LLP (“Audit Alliance”), the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to the PCAOB’s regular inspections to assess Audit Alliance’s compliance with applicable professional standards. Audit Alliance is headquartered in Singapore and is not subject to the determinations announced by the PCAOB on December 16, 2021. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of our PRC subsidiaries to fully cooperate with Audit Alliance’s audit without the approval of the Chinese authorities. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. In addition, on August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governs inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. For more details, see “Risk Factors—Risks Related to Doing Business in China—The PRC operating entity must conduct its business activities substantially subject to PRC laws, regulations and administration. If the Chinese government significantly regulates our operating entity’s business operations in the future and it is not able to substantially comply with such regulations, our operating entity’s business operations may be materially adversely affected, and the value of our Class A ordinary shares may significantly decrease,” “Risk Factors—Risks Related to Doing Business in China—Changes, application and interpretation with respect to the applicable legal laws/regulations, and economic policies for our PRC subsidiaries, could result in a material change in our operations and/or the value of the securities we are registering for sale,” and “Risk Factors—Risks Related to Doing Business in China—Our ADSs may be prohibited from trading in the United States under the HFCA ACT in the future if the PCAOB is unable to inspect or investigate completely of our auditor. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. For more details, see “Risk Factors—Risks Related to Doing Business in China—We may rely principally on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.” In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated. For more details, see “Risk Factors—Risks Related to Doing Business in China—It is unclear whether we will be considered a PRC “resident enterprise” under the PRC Enterprise Income Tax Law and, depending on the determination of our PRC “resident enterprise” status, our global income may be subject to the 25% PRC enterprise income tax, which could materially and adversely affect our results of operations.”

SOS Limited is a holding company with no operations of its own. We conduct our operations in China primarily through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the holding company level, SOS Limited’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries.

As a holding company registered in the Cayman Islands, we may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to SOS Limited. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprise’s registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange (“SAFE”). These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected. We have also presented financial information to illustrate the consolidated cash flows for the years ended December 31, 2022 for (i) SOS Limited; (ii) China SOS Limited; (iii) Qingdao SOS Investment, one of our WFOEs; (iv) the VIE; (v) Subsidiaries outside China; and (vi) Subsidiaries inside China. The financial information of SOS Limited has been extracted from SOS Limited’s audited consolidated statements of cash flows for the year ended December 31, 2022 and the related notes, included elsewhere in this prospectus or incorporated by reference herein. For a detailed description of how cash is transferred through our organization, see “Prospectus Summary—Cash and Asset Flows through Our Organization.”

For the fiscal year ended December 31, 2022, SOS Limited transferred $79,637,006 to its subsidiaries inside China and $35,156,994 to its subsidiaries outside China. No funds were transferred from the subsidiaries of SOS Limited to SOS Limited. For the six months ended June 30, 2023, SOS Limited transferred $46,284,172 to its subsidiaries outside China. One of SOS Limited’s subsidiaries outside China, FD LLC, transferred $1,025,000 to SOS Limited. Since July 1, 2023 and until the date of this prospectus, SOS Limited has transferred, as intercompany borrowing, an aggregate of $64,797,841 to its subsidiaries outside China, mainly to SOS NY Inc. and FD LLC. One of SOS Limited’s subsidiaries outside China, Future Digital Trade Ltd., transferred $1,585,250 to SOS Limited. Other than the transfers mentioned above, as of the date of this prospectus, SOS Limited has not made any other transfers, dividends or distributions between the holding company, any of its subsidiaries or to investors.

We are also subject to restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries, to our holding company and U.S. investors. Neither we nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering of our ADSs in the United States, and we do not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, Hebei Changjun Law Firm, that such approval is required for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors — Risks Related to Doing Business in China — The approval of the CSRC, may be required in connection with the listing and trading of our securities under PRC rules, regulations, or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. As a result, both you and us fact uncertainty about future actions by the PRC government that could significantly affect our business, our listing on NYSE, financial condition and results of operations.”

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 16 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per ADS and accompanying Warrant	Total
Public offering price	$1.50	$7,849,998
Underwriting discounts and commissions(1)	$0.105	$549,499.86
Proceeds, before expenses, to us	$1.395	$7,300,498.14

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the total proceeds received from this offering and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 132 of this prospectus for more information regarding these arrangements.

We expect to deliver the securities to the purchasers against payment on or about March 15, 2024.

Sole Placement Agent

Maxim Group LLC

Prospectus dated March 13, 2024.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information. We are offering to sell, and seeking offers to buy the ADSs or ADSs underlying warrants, only in jurisdictions where offers and sales are lawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ADSs.

This prospectus does not constitute an offer, or an invitation to subscribe for and purchase, any of the Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of the prospectus outside the United States.

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About This Prospectus

This prospectus describes the general manner in which the Company is offering on a best efforts basis 5,233,332 ADSs and Warrants to Purchase 10,466,664 ADSs. You should rely only on the information contained in this prospectus and any prospectus supplement or amendment thereto, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission, is accurate as of any date other than the date on the front cover of the applicable document.

This prospectus is part of a registration statement on Form F-1 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “SOS,” “SOS Ltd.,” “we,” “us,” “our,” “the Company” or similar words refer to SOS Limited., an exempted company registered in the Cayman Islands with limited liability.

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COMMONLY USED DEFINED TERMS

●	“ADSs” refers to our American depositary shares, each of which represents ten (10) Class A ordinary shares;

●	“China,” “Chinese” and “PRC,” are references to the People’s Republic of China;

●	“Class A ordinary shares” refers to Class A ordinary shares, par value US$0.005 per share of SOS Limited;

●	“Class B ordinary shares” refers to Class B ordinary shares, par value US$0.005 per share of SOS Limited;

●	“former variable interest entity” or “former VIE” refer to the consolidated variable interest entity, Qingdao SOS Industrial Holding Co., Ltd. and its subsidiaries which are PRC companies in which SOS did not have equity interests but whose financial results had been consolidated by SOS in accordance with U.S. GAAP due to SOS being the primary beneficiary of these companies prior to the disposition of the VIE and its subsidiaries;

●	“Inner Mongolia SOS” refers to Inner Mongolia SOS Insurance Agency Co., Ltd., a PRC company organized under the laws of PRC and a wholly-owned subsidiary of SOS Information;

“NYSE” refers to the New York Stock Exchange;

“RMB” and “Renminbi” refer to the legal currency of China;

●	“SOS Information” refers to SOS Information Technology Co., Ltd, a PRC company organized under the laws of PRC and a variable interest entity controlled by YBT;

●	“SOS,” “SOS Ltd.,” “we,” “us,” “our,” “the Company” are references to SOS Limited., an exempted company registered in the Cayman Islands with limited liability.;

●	“Wei Bao Enterprise Consulting” refers to Wei Bao Enterprise Consulting Management (Shijiazhuang) Co., Ltd., a PRC company organized under the laws of PRC and a wholly-owned subsidiary of Yong Bao Two; and

●	“Yong Bao Two” or “YBT” refers to Yong Bao Two Limited, a British Virgin Islands company organized under the laws of British Virgin Islands and a wholly-owned subsidiary of SOS.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at a rate of RMB6.8972 to US$1.0000, the exchange rate in effect as of December 30, 2022 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange.

Any discrepancies in any table in this prospectus between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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PROSPECTUS SUMMARY

Overview

We began our credit analytics service provider business in 2001. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF,” we later changed our trading symbol to “SOS.”

As of the date of this prospectus, our company is engaged in providing big data-driven marketing solutions, blockchain and cryptocurrency operations, and commodity trading. Our marketing solutions and commodity trading services are primarily delivered through our subsidiaries in China, while our cryptocurrency mining and hosting operations are managed by our subsidiaries in the U.S.

Furthermore, we have also established a data warehouse and see the increasing number of active customer overtime. Our data collection covers a wide variety of sources and are mainly from offline third-party purchases, online subscription, AI recognition and cold calls, which account for approximately 60%, 20% and 10% of our data inventory, respectively.

Our current product offerings encompass four main areas: commodity trading, insurance marketing, cryptocurrency mining, and other services. As of December 31, 2022, the revenue distribution among these areas was as follows: commodity trading (98.4%), insurance marketing (1.4%), and cryptocurrency (0.1%). Our cryptocurrency mining operations, which began in February 2021, have yielded an aggregate of 174.28 units of BTC and 2,949.79 units of ETH as of December 31, 2022, from our mining pools.”

Company History and Structure

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. On August 18, 2015, we registered as an exempted company in the Cayman Islands by way of continuation, and changed our name to China Rapid Finance Limited. We began trading our ADSs on the NYSE under the symbol “XRF” on April 28, 2017.

On May 5, 2020, we entered into a set of agreements to acquire YBT, which controls SOS Information as a variable interest entity. The transaction was finalized on May 15, 2020, making us the sole owner of YBT and, by extension, its variable interest entity, SOS Information Technology Co., Ltd (“SOS Information”). This acquisition marked the beginning of our data mining and targeted marketing services business through SOS Information. On July 20, 2020, we changed our name to SOS Limited.

On August 3, 2020, we signed a share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). As per the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, China Capital Financial LLC, CRF China Limited, CRF Technology LLC, and HML China LLC (collectively, the “XRF Subsidiaries”) for a cash consideration of $3.5 million. The transaction was closed on August 6, 2020, making the Purchaser the sole shareholder of the XRF Subsidiaries and assuming all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. As a result of this transaction, we ceased our legacy peer-to-peer lending business and shifted our focus to becoming a leading high-technology services business, offering services including marketing data, technology, and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

On May 14, 2020, Qingdao SOS Investment Management Co., Ltd. (“Qingdao SOS Investment”), Qingdao SOS Industrial Holding Co., Ltd. (“Qingdao SOS Industrial”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Qingdao SOS Industrial, entered into a series of contractual arrangements, including Technical Consulting and Service Agreement, Equity Interest Purchase Option Agreement, Equity Pledge Agreement and Voting Rights Proxy and Financial Support Agreement, collectively, the “Qingdao SOS Investment VIE Agreements,” pursuant to which Qingdao SOS Investment has contractual rights to exercise control over the Qingdao SOS Industrial.

On November 2, 2022, pursuant to the terms of the Qingdao SOS Investment VIE Agreements, Qingdao SOS Investment, Qingdao SOS Industrial, and shareholders of Qingdao SOS Industrial unanimously agreed to terminate the Qingdao SOS Investment VIE Agreements. The termination of the VIE contractual arrangements were effective on November 2, 2022.

On November 2, 2022, Qingdao S Investment Holding Limited (“Qingdao S Investment”), Qingdao SOS Industrial Holding Co., Ltd. (“Qingdao SOS Industrial”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Qingdao SOS Industrial, entered into a series of contractual arrangements, including Equity Pledge Agreement, Exclusive Management Consultation and Business Cooperation Agreement, Exclusive Purchase Option Agreement and Power of Attorney, collectively, the “Qingdao S Investment VIE Agreements,” pursuant to which Qingdao S Investment has contractual rights to exercise control over the Qingdao S Industrial.

On November 2, 2022, the Company entered into the share purchase agreement with S International Holdings Limited and S International Group Limited, pursuant to which, S International Holdings Limited agreed to purchase S International in exchange for cash consideration of $17,000,000. Upon the closing of the transaction, S International Holdings Limited became the sole shareholder of S International and as a result, assume all assets and liabilities of all the subsidiaries and VIE entities owned or controlled by S International. S International owns 100% of the issued shares in S International Holdings Limited, which owns 100% of the issued shares in Qingdao S Investment. Qingdao S Investment controls Qingdao SOS Industrial, the former VIE, through a series of contractual agreements with the former VIE and the shareholders of the former VIE dated November 2, 2022. The former VIE owns 100% of the equity interests in each of SOS Information Technology Co., Ltd. and Qingdao SOS Digital Technologies Inc.

As of the date of this prospectus, the prior VIE structure has been unwound, and the financial results of the former VIE and its subsidiaries are no longer consolidated into the Company’s financial statements. Our current corporate structure does not contain any VIE in mainland China and neither we nor our subsidiaries have intentions of establishing any VIEs in mainland China in the future. None of the Company's subsidiaries operate through VIE contracts as of the date of this prospectus.

The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus:

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Doing Business in China

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The PRC government may intervene or influence our operations at any time, or may exert more control over the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as our PRC subsidiaries following the offering. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the business, results of operations, financial condition, and the securities value of the Company and its subsidiaries, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See more detailed discussion of this risk factor on page 31 of this prospectus.

●	The permission or approval of, or filing to, the China Securities Regulatory Commission may be required in future offerings or financings, and, if required, we cannot predict whether we will be able to obtain such permission or approval, or timely clear the filing requirements. See more detailed discussion of this risk factor on page 32 of this prospectus.

●	In light of recent events indicating greater oversight by the CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on NYSE, financial condition and results of operations. See more detailed discussion of this risk factor on page 35 of this prospectus.

●

Uncertainties in the interpretation and enforcement of PRC laws, rules and regulations and that the enforcement of laws and that rules and regulations in China can change quickly with little advance notice could materially adversely affect our business. See more detailed discussion of this risk factor on page 37 of this prospectus.

●	The PRC operating entity must conduct its business activities substantially subject to PRC laws, regulations and administration. If the Chinese government significantly regulates our operating entity’s business operations in the future and it is not able to substantially comply with such regulations, our operating entity’s business operations may be materially adversely affected, and the value of our Class A ordinary shares may significantly decrease. See more detailed discussion of this risk factor on page 37 of this prospectus.

●	PRC regulations relating to investments in offshore companies by PRC residents may subject PRC-resident beneficial owners or the PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to it, or may otherwise adversely affect us. See more detailed discussion of this risk factor on page 38 of this propectus.

●	Governmental management of currency conversion may limit our ability to utilize our net revenue effectively and our ability to transfer cash between our PRC subsidiaries and us, across borders, and to investors and affect the value of your investment. See more detailed discussion of this risk factor on page 39 of this prospectus.

●	Fluctuations in the value of the Renminbi may materially adversely affect your investment. See more detailed discussion of this risk factor on page 39 of this prospectus.

●	Although the audit report included in this prospectus is prepared by an auditor who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as NYSE, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCA ACT, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See more detailed discussion of this risk factor on page 40 of this prospectus.

●	Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business. See more detailed discussion of this risk factor on page 42 of this prospectus.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer. See more detailed discussion of this risk factor on page 44 of this prospectus.

●	We may fail to obtain, maintain and update licenses and permits necessary to conduct our operations in the PRC, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the VATS industry in the PRC. See more detailed discussion of this risk factor on page 44 of this prospectus.

●	We may rely principally on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business. See more detailed discussion of this risk factor on page 44 of this prospectus.

●	We may be required to obtain additional licenses in relation to our ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to our past operations. See more detailed discussion of this risk factor on page 48 of this prospectus.

●	The reinforcement by China regulatory authority on supervision or law enforcement on offerings that are conducted overseas and/or foreign investment in China-based issuers, which could limit or hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. See more detailed discussion of this risk factor on page 49 of this prospectus.

Risks Related to this Offering, Our ADSs and Warrants

●

This is a reasonable best efforts offering, in which no minimum number or dollar amount of Securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ADSs for return on your investment. See more detailed discussion of this risk factor on page 53 of this prospectus.

●	Our dual-class voting structure limits your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial. See more detailed discussion of this risk factor on page 54 of this prospectus.

●	Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs. See more detailed discussion of this risk factor on page 54 of this prospectus.

●	You may be subject to limitations on transfer of your ADSs. See more detailed discussion of this risk factor on page 57 of this prospectus.

●	There is no public market for the Warrants offered in this offering. See more detailed discussion of this risk factor on page 51 of this prospectus.

●	Our Warrants are speculative in nature. See more detailed discussion of this risk factor on page 52 of this prospectus.

Risks Related to Our Data Mining and Analysis Business

●	Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position. See more detailed discussion of this risk factor on page 16 of this prospectus.

●	The market in which we participate is competitive. Failure to compete effectively may result in loss of our market share and a decrease in our revenues and profitability. See more detailed discussion of this risk factor on page 16 of this prospectus.

●	Our revenues are highly dependent on a limited number of major clients, and the loss of any such client or any other significant client, or the inability of any such client or any other significant client to make payments to us as due, could have a material adverse effect on our business, results of operations and financial condition. See more detailed discussion of this risk factor on page 17 of this prospectus.

●	If we do not succeed in attracting new clients or agents for our services and/or growing revenues from existing clients or agents, our business and results of operation may be adversely affected. See more detailed discussion of this risk factor on page 18 of this prospectus.

●	Factors that adversely affect the industries in which our clients operate or information technology spending in these industries, particularly in the Internet and cloud service industries and insurance industries, may adversely affect our business. See more detailed discussion of this risk factor on page 18 of this prospectus.

●	We purchase a significant portion of our meta data from a small number of data suppliers. A significant disruption in any of such data suppliers could materially and adversely affect our business, results of operations and financial condition. See more detailed discussion of this risk factor on page 19 of this prospectus.

Risks Relating to the Cryptocurrency Mining, Security and Insurance Business

●	Our cryptocurrency mining, security and insurance businesses are still under development, with many uncertainties in research of relevant technologies, which makes it hard for us to evaluate their ability to generate revenue through operations, and to date, each of them has not generated revenue from any commercially available blockchain-based products or services. See more detailed discussion of this risk factor on page 22 of this prospectus.

●	Cryptocurrency mining relies on a steady and inexpensive power supply for operating mining farms and running mining hardware. Failure to access a large quantity of power at reasonable costs could significantly increase our operating expenses and adversely affect our demand for our mining machines. See more detailed discussion of this risk factor on page 22 of this prospectus.

●	Shortages in, or rises in the prices of mining machines may adversely affect our business. See more detailed discussion of this risk factor on page 23 of this prospectus.

●	We may not be able to develop our cryptocurrency mining capacity, blockchain-based security and insurance technologies in the safeguard of digital assets because we may fail to anticipate or adapt to technology innovations in a timely manner, or at all. See more detailed discussion of this risk factor on page 23 of this prospectus.

●	Adverse changes in the regulatory environment in the PRC market could have a material adverse impact on our planned cryptocurrency related business. See more detailed discussion of this risk factor on page 23 of this prospectus.

●	Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities. See more detailed discussion of this risk factor on page 24 of this prospectus.

●	Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities. See more detailed discussion of this risk factor on page 26 of this prospectus.

The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA ACT, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our auditor, Audit Alliance LLP (“Audit Alliance”), the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to the PCAOB’s regular inspections. Audit Alliance is headquartered in Singapore and is not subject to the determinations announced by the PCAOB on December 16, 2021. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of our PRC subsidiaries to fully cooperate with Audit Alliance’s audit without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. See “Risk Factors—Risks Related to Doing Business in China—Although the audit report included in this prospectus is prepared by an auditor who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as NYSE, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act (“AHFCA ACT”), which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.”

PRC Regulatory Matters

We conduct our business primarily through our PRC subsidiaries and a subsidiary in India. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our PRC subsidiaries and we have obtained all necessary licenses from the PRC government authorities that are required for our business operations under current PRC laws, regulations and rules, and such licenses, permits, and registrations have not been denied by any PRC government authorities. Additionally, as of the date of this prospectus, none of the Company or any our subsidiaries has been requested to, applied for, received or been denied approval from any Chinese authorities to list securities on the NYSE, nor received any inquiry, notice, warning or sanctions regarding this offering from the China Securities Regulatory Commission, or the CSRC, or any other Chinese regulatory authorities. We believe that we and our subsidiaries are not required to obtain permission from Chinese authorities to issue these securities to foreign investors based on the PRC laws, regulations and rules currently in effect.

CAC Approval

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (the “Opinions”). The Opinions stressed the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-related overseas listed companies.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft CAC Regulation”), which has not yet become effective. The Draft CAC Regulation provides that data processors that conduct the following activities must apply for cybersecurity review: (1) merger, reorganization or spin-off of Internet platform operators holding a large amount of data resources related to national security, economic development or public interests, which may have an adverse effect on national security; (2) data processors intending to list their securities on a foreign stock exchange that handle personal information of more than one million people; (3) data processors intending to list their securities on a stock exchange in Hong Kong which may have an adverse effect on national security; and (4) other data processing activities that may have an adverse effect on national security.

On December 28, 2021, the CAC, jointly with 12 other governmental authorities, promulgated the revised Cybersecurity Review Measures (2021), which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021), critical information infrastructure operators that intend to purchase internet products and services which may have an adverse effect on national security must apply for cybersecurity review. Meanwhile, online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security. The specific implementation rules on cybersecurity review are subject to further clarification by subsequent regulations.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-Border Transfer of Data, which took effect on September 1, 2022. These measures aim to regulate cross-border transfers of data, requiring among other things, that data processors that provide data to overseas apply to CAC for security assessments if: (1) data processors provide important data to overseas parties; (2) critical information infrastructure operators and data processors process personal information of more than one million individuals provide personal information to overseas parties; (3) data processors that have cumulatively provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas parties since January 1 of the previous year, provide personal information to overseas parties; and (4) other scenarios required by the CAC to apply for security assessments are met. In addition, these measures require data processors to carry out self-assessments of risks of providing data to overseas parties before applying to the CAC for security assessments.

As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure from the CSRC, CAC or any other PRC governmental agency. As advised by our PRC counsel, Hebei Changjun Law Firm, we are unlikely to be subject to cybersecurity review, because: (i) we have not received any notice from governmental agency to treat us as an operator of critical information infrastructure, and (ii) we have not received any notice from governmental agency to treat us as an online platform operator who possesses personal information of more than one million users. In addition, we currently do not have over one million users’ personal information and do not anticipate to collect over one million users’ personal information in the foreseeable future.

CSRC Filing

On February 17, 2023, the CSRC promulgated the Trial Measures, which took effect on March 31, 2023. The Trial Measures clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.

Under the currently effective PRC laws and regulations, we are required to make filings with the CSRC and should complete the filing within three working days after our offering of securities on the NYSE. However, if we do not receive or maintain the permissions and approvals or complete the filing procedure in a timely manner under PRC laws and regulations, or we inadvertently conclude that such permissions, approvals or filings are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more detailed information, see “Risk Factors—Risks Related to Doing Business in China—We may be required to obtain additional licenses in relation our ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to our past operations,” “Risk Factors—Risks Related to Doing Business in China—The PRC operating entity must conduct its business activities substantially subject to PRC laws, regulations and administration. If the Chinese government significantly regulates our operating entity’s business operations in the future and it is not able to substantially comply with such regulations, our operating entity’s business operations may be materially adversely affected, and the value of our Class A ordinary shares may significantly decrease,” and “Risk Factors—Risks Related to Doing Business in China—The reinforcement by China regulatory authority on supervision or law enforcement on offerings that are conducted overseas and/or foreign investment in China-based issuers, which could limit or hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.”

Cash and Asset Flows through Our Organization

SOS Limited is a holding company with no operations of its own. We conduct our operations in China primarily through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the holding company level, SOS Limited’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to SOS Limited. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprises’ registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange, or SAFE. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected.

On November 2, 2022, the Company entered into the Disposition SPA with S International Holdings Limited, the “Purchaser, and S International Group Limited, a British Virgin Islands company, and the Company’s wholly owned subsidiary prior to the Disposition. Upon the closing of the transaction, the Company’s VIE structure has been disposed. As the VIE structure has been unwound, the financial results of the former VIE and its subsidiaries are no longer consolidated into the Company’s financial statements after the Closing Date. As of the date of this prospectus, our current corporate structure does not contain any VIE in mainland China and neither we nor our subsidiaries have intentions of establishing any VIEs in mainland China in the future. None of the Company's subsidiaries operate through VIE contracts, as of the date of this prospectus.

For the fiscal year ended December 31, 2022, SOS Limited transferred $79,637,006 to its subsidiaries inside China and $35,156,994 to its subsidiaries outside China. No funds were transferred from the subsidiaries of SOS Limited to SOS Limited. For the six months ended June 30, 2023, SOS Limited transferred $46,284,172 to its subsidiaries outside China. One of SOS Limited’s subsidiaries outside China, FD LLC, transferred $1,025,000 to SOS Limited. Since July 1, 2023 and until the date of this prospectus, SOS Limited has transferred, as intercompany borrowing, an aggregate of $64,797,841 to its subsidiaries outside China, mainly to SOS NY Inc. and FD LLC. One of SOS Limited’s subsidiaries outside China, Future Digital Trade Ltd., transferred $1,585,250 to SOS Limited. Other than the transfers mentioned above, as of the date of this prospectus, SOS Limited has not made any other transfers, dividends or distributions between the holding company, any of its subsidiaries or to investors.

We are subject to restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors. We are also subject to restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries, to our holding company and U.S. investors. Neither we nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering of our ADSs in the United States, and we do not intend to obtain the approval from either the CSRC or the CAC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, Hebei Changjun Law Firm, that such approval is required for the time being. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors — Risks Related to Doing Business in China — The approval of the CSRC, may be required in connection with the listing and trading of our securities under PRC rules, regulations, or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. As a result, both you and us fact uncertainty about future actions by the PRC government that could significantly affect our business, our listing on NYSE, financial condition and results of operations.”

The following financial information has been prepared to illustrate the consolidated cash flows for the years ended December 31, 2022 for (i) SOS Limited; (ii) China SOS Limited; (iii) Qingdao SOS Investment, one of our WFOEs; (iv) the VIE; (v) Subsidiaries outside China; and (vi) Subsidiaries inside China. The financial information of SOS Limited has been extracted from SOS Limited’s audited consolidated statements of cash flows for the year ended December 31, 2022 and the related notes, included elsewhere in this prospectus or incorporated by reference herein.

SOS Limited (“SOS”) refers to the ultimate parent or the registrant, a Cayman Islands exempt company.

China SOS Limited (“China SOS”) is a Hong Kong corporation.

Qingdao SOS Investment Management Co., Ltd. (“Qingdao SOS Investment”), a PRC corporation., one of the Company’s WFOEs.

Qingdao SOS Industrial Holding Co., Ltd., the former VIE, a PRC corporation.

Subsidiaries outside China include Yong Bao Two Ltd. (“YBT,” a British Virgin Islands company), FDW Limited (“FDW,” a British Virgin Islands company), SOS Information Technology New York Inc.(“SOSNY,” a New York corporation), FD LLC (“FD,” a Nevada corporation), Future Technology Global Limited (“FTHK,” a Hong Kong corporation), Canada XX Exchange Ltd.(“CXXE,” a Canada corporation) and US XX Exchange Ltd. (“USXXE,” a Colorado corporation).

Subsidiaries inside China refers to the former VIE’s subsidiaries, including Inner Mongolia SOS Insurance Agency Co., Ltd (“IMSOS”); and directly owned subsidiaries including SOS International Trading Co., Ltd (“SOSINT”), Qingdao SOS Investment LLP (“SOSIL”), Qingdao SOS Digital Technologies Ltd. (“SOSDT”), Common Prosperity Technology Co., Ltd. (“SOSCP”), SOS Ronghe Digital Technology Co., Ltd. (“SOSRD”), Weigou International Trading Co., Ltd (“SOSWI”), Shuyun International Trading Co., Ltd (“SOSSI”), SOS Auto Service Co., Ltd. (“SOSAS”), Chexiaoer Technology Co., Ltd (“SOSCX”) and Hebei S Cloud Enterprise Management Co., Ltd.

As of December 31, 2022 and 2021, the former VIE and Subsidiaries inside China accounted for an aggregate of 54.9% and 49.1%, respectively, of consolidated total assets, 25.7% and 19.0% respectively, of consolidated total liabilities, and 0.25% and 5.6%, respectively, of consolidated total net revenues.

Condensed consolidated statement of cash flow

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-22
	SOS Ltd.	China SOS Ltd.	WFOE	VIE	Subsidiaries Outside China	Subsidiaries inside China	Consolidation Adjustments(a)	Consolidation Adjustments(b)	SOS Ltd. Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	(10,284)	(114,515)	-	-	(78,243)	(26,405)	-	-	(229,447)
Net (loss) from discontinued operation	-	-	-	-	-	(261)	-	-	(261)
Net loss from continuing operation	(10,284)	(114,515)	-		(78,243)	(26,144)	-	-	(229,186)
Adjustments to reconcile net income net cash used in operating activities:									-
Depreciation of property, plant and equipment	-	3,143	-	-	4,783	34	-	-	7,960
Depreciation of ROU	-	-	-	-	693	-	-	-	693
Accretion of finance leases	-	-	-	-	75	-	-	-	75
Share-based compensation	14,714	-	-	-	-	-	-	-	14,714
Allowance for doubtful accounts - accounts receivable	-	-	-	-	-	(500)	-	-	(500)
Allowance for doubtful accounts - other receivable	9,422	92,817	-	-	12,402	56,201	-	-	170,842
Impairment of cryptocurrencies	-	8,425	-	-	-	-	-	-	8,425
Impairment of Mining Equipment	-	7,686	-	-	14,562	2,795	-	-	25,043
Inventory mark down	-	-	-	-	-	16,786	-	-	16,786
Loss on acquisition	-	-	-	-	-	-	-	-	-
Income from disposal of discoutinued opeations	-	-	-	-	-	-	-	-	-
Inventory	-	-	-		(16)	(5,251)	-		(5,267)
Changes in operating assets and liabilities	-	-	-	-	-	-	-	-	-
Accounts receivable	-	-	-	-	-	17,911	-	-	17,911
Other receivables	81,100	(39,738)	-	-	(90,554)	(10,891)	-	-	(60,083)
Inter-company account	(114,794)	(22,758)	(294,670)		132,373	299,849	-	-	-
Amount due from related parties	(20,830)	(113,769)	212,863	(2)	(47,708)	(79,350)	(4,937)	-	(53,732)
Intangible assets	-	(212)	-	-	(117)	-	-	-	(329)
Accrued liabilities	-	-	-	-	-	1,076	-	-	1,076

Condensed consolidated statement of cash flow

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-22
	SOS Ltd.	China SOS Ltd.	WFOE	VIE	Subsidiaries Outside China	Subsidiaries inside China	Consolidation Adjustments(a)	Consolidation Adjustments(b)	SOS Ltd. Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$
Tax payables	-	-	-	-	-	3,650	-	-	3,650
Accounts payable	-	-	-	-	407	1,051	-	-	1,458
Other payables	100	178,855	78,525		1,600	(253,320)	-	-	5,760
Amount due to related parties	-	-	-	-	-	607	-	-	607
Contract liabilities	-	-	-	-	-	-	-	-	-
Lease liability	-	-	-	-	921	-	-	-	921
Net Cash used in Operating Activities - Continuing Operations	(40,572)	(66)	(3,282)	(2)	(48,822)	24,504	(4,936)	-	(73,176)
Net Cash generated from Operating Activities - Discontinued Operations	-	-	-	-	-	261	-	-	261

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and equipment	-	(5,458)	-	-	(10,572)	-	-	-	(16,030)
Investment in equity									-
Proceed from disposals of discontiuned operations	-	-	-	-	-	-	-	-	-
Net cash (used in) generated from investing activities	-	(5,458)	-	-	(10,572)	-	-	-	(16,030)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from share issuance, net of issuance costs	18,463	-	-	-	-	-	-	-	18,463
Proceed from private equity placement, net of issuance costs	-	-	-	-	-	-	-	-	-
Repayment of principle portion of lease liabilities	-	-	-	-	(768)	-	-	-	(768)
Proceeds from disposal of subsidiaries	17,000	-	-	-	-	-	-	-	17,000
Net cash generated from (used in) financing activities	35,463	-	-	-	(768)	-	-	-	34,695
									-
EFFECT OF EXCHANGE RATES ON CASH	-	-	-	-	-	(24,284)	-	-	(24,284)

Net increase/(decrease), effect of exchange rate changes on cash and cash equivalent	(5,109)	(5,524)	(3,282)	(2)	(60,162)	481	(4,936)	-	(78,534)
CASH AND CASH EQUIVALENTTS, beginning of year	12,301	160,091	4,164	2	101,210	60,259	-	-	338,026
CASH AND CASH EQUIVALENTTS, end of year	7,193	154,568	883	-	41,049	60,741	-	-	264,434

During the year of 2022, the Company completed one round of registered direct offerings on March 31, 2022, raising $18.5 million in net proceeds.

Rollforward of “Investment in Subsidiaries of the former VIE”

US$“000”
Balance at January 1, 2019	(128)
Equity earnings of WOFE
Equity in earnings of VIE	1,470
Equity in earnings of VIE’s subsidiaries	-
Dividend distributed to shareholders	-
Share-based compensation	-
Foreign currency translation	(16)
Balance at December 31, 2019	1,326
Equity earnings of WOFE	(3)
Equity in earnings of VIE	12,425
Equity in earnings of VIE’s subsidiaries	(8,121)
Dividend distributed to shareholders	-
Acquisition of China Rapid Finance	10,661
Issuance of Class A Ordinary Shares and warrant	42,022
Share-based compensation	951
Foreign currency translation	874
Balance at December 31, 2020	60,135
Issuance of Class A Ordinary Shares and warrant	585,849
Equity in earnings of WOFE	(12)
Equity in earnings of VIE	1,157
Equity in earnings of VIE’s subsidiaries	(165,860)
Dividend distributed to shareholders	-
Share-based compensation	33,153
Foreign currency translation	3,392
Balance at December 31, 2021	517,814
Issuance of Class A Ordinary Shares and warrant	18,463
Equity in earnings of WOFE	(10,284)
Equity in earnings of VIE
Equity in earnings of VIE’s subsidiaries	(277,443)
Dividend distributed to shareholders
Share-based compensation	14,714
Foreign currency translation	(27,497)
Balance at December 31, 2022	235,767

Recent Developments

October 2023 Private Placement

The Company entered into a certain securities purchase agreement (the “PIPE SPA”) on October 2, 2023 with certain “non-U.S. Persons” (the “PIPE Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended, pursuant to which the Company agreed to sell an aggregate of 39,171,620 units (the “PIPE Units”), each PIPE Unit consisting of one Class A Ordinary Share of the Company, par value $0.005 per share (“Ordinary Share”) and a warrant to purchase one Ordinary Share (“PIPE Warrant”) with an initial exercise price of $0.57069 per Ordinary Share, or approximately $5.71 per ADS, at a price of 0.45655 per PIPE Unit, or approximately $4.57 per ADS, for an aggregate purchase price of approximately $17.88 million (the “PIPE Offering”), subject to various conditions to closing. On October 17, 2023, the transaction contemplated by the PIPE SPA was consummated, the Company issued the PIPE Units to the PIPE Purchasers pursuant to the PIPE SPA and the Company received $17.88 in proceeds from the PIPE Offering.

2023 Share Consolidation & Change in ADS Ratio

On May 1, 2023, we held our 2023 Annual General Meeting of shareholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, our shareholders approved a share consolidation of all classes of our ordinary shares, par value of $0.0001 at a ratio of one-for-fifty such that each fifty ordinary shares of the Company would be combined into one ordinary share, par value of $0.005 each, of the Company (the “2023 Share Consolidation”).. In connection with the 2023 Share Consolidation, the Company also simultaneously adjusted its ADS Ratio from the then-existing ratio of 1 ADS representing 500 Class A ordinary shares to 1 ADS representing 10 Class A ordinary shares (the “ADS Ratio Change”). The simultaneous 2023 Share Consolidation and ADS Ratio Change did not affect the number of the Company's ADSs outstanding or the Company's ADS trading price on the NYSE. Both the 2023 Share Consolidation and the ADS Ratio Change became effective at the open of trading on June 16, 2023.

Increase in Share Capital

At the 2023 Annual Meeting, the shareholders of the Company also approved an increase of the Company’s authorized share capital, effective immediately following the effectiveness of the 2023 Share Consolidation, from US$600,000 divided into 120,000,000 shares with a par value of US$0.005 per share, comprised of 98,000,000 Class A Ordinary Shares with a par value of US$0.005 per share and 22,000,000 Class B Ordinary Shares with a par value of US$0.005 per share, to US$1,200,000 divided into 240,000,000 ordinary shares with a par value of US$0.005 per share, comprised of 196,000,000 Class A Ordinary Shares with a par value of US$0.005 per share and 44,000,000 Class B Ordinary Shares with a par value of US$0.005 per share (the “Increase in Share Capital”).

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE Stock Market Rules. See “Risk Factors—Risks Related to Our ADSs and Trading Market—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.”

Corporate Information

Our principal executive office is located at Building 6, East Seaview Park, 298 Haijing Road, Yinzhu Street, West Coast New District, Qingdao City, Shandong Province, People’s Republic of China 266400. Our telephone number is +86-532-86617117. We maintain a website at http://www.sosyun.com/ that contains information about our Company, and we make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

THE OFFERING

Securities Offered by us:	5,233,332 ADSs (representing 52,333,320 Class A Ordinary Shares) and 10,466,664 Warrants to purchase 10,466,664 ADSs

Warrants offered by us

10,466,664 Warrants, each to purchase one ADS, which will be exercisable during the period commencing on the date of their issuance and ending five years from such date at an exercise price per ADS equal to $1.50 (100% of the public offering price per ADS and accompanying Warrant in this offering). This prospectus also relates to the issuance of the ADSs issuable upon exercise of such Warrants. See “Description of Warrants” beginning on page 126 of this prospectus.

Best efforts offering:

We have agreed to offer and sell the ADSs and Warrants offered hereby directly to the purchasers. We have retained Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number or dollar amount of the ADSs and Warrants offered hereby. See “Plan of Distribution” section beginning on page 132 for more information.

Offering price	US$1.50 per ADS and accompanying Warrant

ADSs outstanding before this offering	12,264,175 ADSs.

ADSs outstanding immediately after this offering	17,497,507 ADSs assuming that the maximum number of ADSs offered hereby are sold (and assuming no exercise of the accompanying Warrants offered hereby).

Ordinary shares outstanding before this offering	108,168,299 Class A ordinary shares and 14,473,451 Class B ordinary shares.

Ordinary shares outstanding immediately after this offering	160,501,619 Class A ordinary shares, assuming that the maximum number of ADSs offered hereby are sold and 14,473,451 Class B ordinary shares.

The ADSs	Each ADS represents ten Class A ordinary shares, par value US$0.005 per share.

Citibank N.A., the depositary for our ADSs (the “depositary”) will hold Class A ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time.

We do not expect to pay dividends on our Class A ordinary shares in the foreseeable future. If, however, we declare dividends on our Class A ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary in exchange for Class A ordinary shares. The depositary will charge you fees for any exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended. To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of this prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes this prospectus.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $7 million, if the maximum number of ADSs and accompanying Warrants being offered hereby are sold. after deducting the Placement Agent fees and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering for general corporate purposes, which could include working capital to fund daily operations, construction of cryptocurrency mining hosting centers, and construction of a solar equipment factory.

See “Use of Proceeds” for more information.

Lock-up

We, all of our directors, officers and l shareholders of 5% or more of our ADSs and/or ordinary shares) as of the effective date of this registration statement,  have agreed with the placement agent, subject to certain exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our securities convertible into or exercisable or exchangeable for ordinary shares for a period of ninety (90) days from the effective date of this registration statement. See  “Plan of Distribution” for more information.

Transfer agent and registrar for our Class A Ordinary Shares	Suntera Corporate Services Limited

NYSE trading symbol	SOS

Depositary	Citibank, N.A.

Risk Factors	See “Risk Factors” and the other information included in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

The number of our ADSs to be outstanding immediately after this offering is based on 108,168,299 Class A Ordinary Shares (post-2023 Share Consolidation) and 14,473,451 Class B Ordinary Shares (post-2023 Share Consolidation) issued and outstanding as of the date of this prospectus and excludes, as of such date,

●	1,071,600 Class A Ordinary Shares (post-2023 Share Consolidation) issuable upon exercise of the warrants offered in a private placement that closed on August 27, 2020.

●	1,306,753 Class A Ordinary Shares (post-2023 Share Consolidation) issuable upon exercise of the warrants offered in a private placement that closed on August 27, 2020.

●	16,500,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on February 17, 2021.

●	4,300,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on February 22, 2021.

●	23,880,000 ADSs issuable upon exercise of the warrants offered in a warrant exchange that closed on March 1, 2021.

●	25,000,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on April 1, 2021.

●	39,171,620 Class A Ordinary Shares (post-2023 Share Consolidation) issuable upon exercise of the warrants offered in a private placement that closed on October 17, 2023.

●	Up to 8,956,721 of our Class A ordinary shares that may be issued pursuant to awards granted under our 2022 Equity Incentive Plan

●	10,466,664 ADSs issuable upon exercise of the Warrants offered in this offering.

RISK FACTORS

An investment in our ADSs involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ADSs. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ADSs could decline, and you may lose all or part of your investment.

Risks Related to Our Data Mining and Analysis Business

Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position.

Expanding and developing data warehouses and data mining capabilities are capital intensive. We are required to fund the costs of expanding and developing our data warehouses and data mining capacity with cash deriving from operations. There can be no assurance that our future revenues would be sufficient to offset increases in these costs, or that our business operations will generate capital sufficient to meet our anticipated capital requirements. If increase in our future revenues would not be sufficient to offset the increased costs, or we cannot generate sufficient capital to meet our anticipated capital requirements, our financial condition, business expansion and future prospects could be materially and adversely affected.

To fund our future growth, we may need to raise additional funds through equity or debt financing in the future in order to meet our operating and capital needs, which may not be available on favorable terms, or at all. If we raise additional funds through issuances of equity or equity-linked securities, our existing shareholders could suffer significant dilution in their ownership percentage of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our ordinary shares. In addition, any debt financing that we may obtain in the future could have restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Our inability to obtain additional debt and/or equity financing or to generate sufficient cash from operations may require us to prioritize projects or curtail capital expenditures and could adversely affect our results of operations.

The market in which we participate is competitive. Failure to compete effectively may result in loss of our market share and a decrease in our revenues and profitability.

We compete with other wide range of data mining providers in the markets we participate. Some of our current and future competitors may have advantages over us, including greater name recognition, longer operating histories, pre-existing relationships with current or potential clients, significantly greater financial, marketing, and other resources and more ready access to capital, all of which allow them to offer competitive prices and respond more quickly to new or changing opportunities. Many of these competitors’ own capabilities similar to ours in the same markets in which our business targets, or in markets where the cost to operate a data warehouse and data mining capacity is less than the costs to our operation. Many of our competitors and new entrants to the data mining market are developing additional data warehouses space and data mining capacity in the markets that we serve.

We face pricing pressure for our services. Prices for our services are affected by a variety of factors, including supply and demand conditions and pricing pressures from our competitors. A buildup of new data warehouse and data mining capacity or reduced demand for data warehouse services and data mining capacity could result in an oversupply of data warehouse space and data mining capacity in the markets where we operate. Excess data warehouse or data mining capacity could cause downward pricing pressure and limit the number of economically attractive markets that are available to us for expansion, which could negatively impact our business and results of operations. In addition, our competitors may offer services that are more competitively priced compared to ours. We may be required to lower our prices to remain competitive, which may decrease our margins and adversely affect our business prospects, financial condition, and results of operations.

We will also face increased competition as we expand our operations, and our competitors in new markets we expand into may have more experience than us in operating in those markets. If we fail to compete effectively, our business, financial performance and prospects will be materially and adversely affected.

Our revenues are highly dependent on a limited number of major clients, and the loss of any such client or any other significant client, or the inability of any such client or any other significant client to make payments to us as due, could have a material adverse effect on our business, results of operations and financial condition.

During the year of 2022 in insurance market business, we have seen trend of changing to our sales pattern to have diverse customer portfolio over time. Our top ten customers take up 76.2% of our total sales compared to top 10 customers made up of our 66.2% sales in 2021 and 84.3% in 2020 respectively. We become more competitive in this market as we have less reliance over a few big customers. However, we have in the past derived, and believe that we will continue to derive a significant portion of our revenues from a limited number of clients. 24% of our revenues generated in the twelve months ended December 31, 2022 are from our insurance marketing business, of which we have three key clients or agents to dispatch insurance data mining business to us. Yongbao Insurance Agency Co, Ltd and its subsidiaries accounted 63.2% and 43.8% of total sales in the year of 2022 and 2021 respectively; Jiangxi Tuotong Hongli Technology Co., Ld.(江西拓同红立科技有限公司) accounted 6.5% and nil in the year of 2022 and 2021, respectively; Zhejiang Yongbao Information Technology Co., Ltd. (浙江永保信息科技有限公司) accounted 6.5% and nil in the year of 2022 and 2021, respectively. These last two customers were newly acquired and so only contributed revenue in the year of 2022.

Besides Yongbao Insudrance Agency Co., Ltd accounted 63.2% and 43.8% of total revenue of insurance market in 2022 and 2021 respectively, no one customer accounted for more than 10% of total insurance revenues in 2022. As a data mining solution provider, we expect our revenues will continue to be highly dependent on a limited number of clients who account for a large percentage of our contractually committed capacity. If one or more of our significant clients fail to make payments to us or does not honor their contractual commitments, our revenues and results of operations would be materially and adversely affected. In addition, some contracts we entered into with our significant clients provide that they have early termination options if we breach the terms of contracts, subject to payment of liquidated damages. If any of our significant clients exercises any applicable early termination options or we are unable to renew our existing contracts with them on similar terms or at all, and we are unable to find new clients to utilize the space to be vacated in a timely manner or at the same fee levels, our results of operations will be adversely affected. For example, certain of our agreements with BSIT will expire in September 2021, and we may not be able to renew them at favorable terms to us, or at all. As of the date of this prospectus, none of our clients have exercised their early termination options which we believe would have a material adverse effect on our business, results of operations and financial condition. However, we cannot provide any assurance that they will not do so in the future.

There are a number of factors that could cause us to lose major clients. Because many of our contracts involve services that are mission-critical to our clients, any failure by us to meet a client’s expectations could result in cancellation or non-renewal of the contract. Our contracts usually allow our clients or agents to terminate their contracts with us before the end of the contract period under certain specified circumstances, including our failure to deliver services as required under such agreements. In addition, our clients may decide to reduce spending on our services in response to a challenging economic environment or other factors, both internal and external, relating to their business such as corporate restructuring or changing their outsourcing strategy by moving more facilities in-house or outsourcing to other service providers. Some of our clients may choose to develop or expand their own data warehouse facilities and data mining capacities in the future, which may result in a decline in our existing or potential clients.

In addition, our reliance on any individual significant client may give that client a degree of pricing leverage against us when negotiating contracts and terms of services with us. The loss of any of our major clients, or a significant decrease in the extent of the services that they outsource to us or the level of prices we offer, could materially and adversely affect our financial condition and results of operations.

Any of our clients could experience a downturn in their business, which in turn could result in their inability or failure to make timely payments to us pursuant to their contracts with us. In the event of any client default, our liquidity could be adversely impacted and we may experience delays in enforcing our rights and may incur substantial costs in protecting our investment. These risks would be particularly significant if one of our major clients were to experience adverse effects to its business and defaults under their contracts with us. The inability of any significant client to meet its payment obligations could impact us negatively and significantly.

If we do not succeed in attracting new clients or agents for our services and/or growing revenues from existing clients or agents, our business and results of operation may be adversely affected.

We have been expanding our client base to cover more insurance companies and different types of insurance category. We are highly reliant on our agents to dispatch data mining business of insurance company to us. Our ability to attract new clients, as well as our ability to grow revenues from our existing clients, depends on a number of factors, including our data warehouse capacity, our ability to offer high-quality services at competitive prices, the strength of our competitors and the capabilities of our client acquisition team to attract new clients. If we fail to attract new clients, we may not be able to grow our revenue as quickly as we anticipate or at all.

In addition, as our client base grows and diversifies into other types of insurance category, we may be unable to provide services that cater to their changing needs, which could result in client dissatisfaction, decreased overall demand for our services and loss of expected revenues. Moreover, our inability to meet client expectations may damage our reputation and could consequently limit our ability to retain existing clients and attract new clients, which would adversely affect our ability to generate revenues and negatively impact our results of operations.

Factors that adversely affect the industries in which our clients operate or information technology spending in these industries, particularly in the Internet and cloud service industries and insurance industries, may adversely affect our business.

Our clients are primarily technology companies in the Internet, cloud, software and other technology-based industries. The end-users of our data mining products are primarily large insurance companies in China. Our clients, some of whom have experienced rapid changes in their business, substantial price competition and pressures on their profitability, may request price reductions or decrease their demand for our data mining analysis, which could harm our financial performance. Furthermore, a decline in the technology industry or the demand for cloud-based services, or the desire of any of these companies, including our client and the end-user insurance companies, to outsource their data warehouse and data mining needs, could lead to a decrease in the demand for space in our data warehouses and data mining analysis business, which would have an adverse effect on our business and financial condition. We also are susceptible to adverse developments in the industries in which our clients operate, such as decreases in demand for their products or services, business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors. We also may be materially adversely affected by any downturns in the market for data warehouses and data mining due to, among other things, oversupply of or reduced demand for space or a slowdown in the technology industry. Also, a lack of demand for data warehouse space and data mining by enterprise clients could have a material adverse effect on our business, results of operations and financial condition. If any of these events happen, we may lose clients or have difficulties in selling our services, which would materially and adversely affect our business and results of operations.

We purchase a significant portion of our meta data from a small number of data suppliers. A significant disruption in any of such data suppliers could materially and adversely affect our business, results of operations and financial condition.

We purchase a significant portion of our raw data from a small number of data suppliers and a significant disruption to any single supplier could materially and adversely affect our operations. We highly rely on three data suppliers, Shandong Shubao IT Ltd., Jiangxi Chacha IT Ltd., and Liaoning Tianzheng Ltd. to provide large amounts of data that we need, in which we conducted data mining and data analysis. The occurrence of a catastrophic event, or a prolonged disruption in any of these data providers, could materially and adversely affect our operations.

If we do not succeed in maintaining business relationship with our data suppliers, our business and results of operation may be adversely affected.

We have been purchasing a significant portion of our raw data from a small number of data suppliers and termination of business relationship with them could materially and adversely affect our business. We are highly relying on our data suppliers to provide us large amounts of data that we need. Our business to conduct data mining analysis, as well as our ability to sell our insurance marketing information to our agents, depends on a number of factors, including a consistent and reliable data supply by our data suppliers. If we fail to maintain our business relationship with our data suppliers, or the costs of gaining data from our data suppliers increase, we may not be able to grow our revenue as quickly as we anticipate or at all.

If we are unable to adapt to new technologies or industry standards in a timely and cost-effective manner, our business, financial performance and prospects could be materially and adversely affected.

The markets for the data warehouses and data mining facilities we own and operate, as well as certain of the insurance industry in which our end-use clients operate, are characterized by rapidly changing technologies, evolving industry standards, and frequent new service introductions. As a result, the infrastructure at our data warehouses and data mining facilities may become obsolete or unmarketable due to demand for new processes and technologies, including new technology that permits higher levels of critical load and heat removal than our data warehouses are currently designed to provide. In addition, the systems that connect our data warehouses and data mining facilities to the Internet and other external networks may become outdated, including with respect to latency, reliability and diversity of connectivity. When clients demand new processes or technologies, we may not be able to upgrade our data warehouse facilities and data mining capacities on a cost-effective basis, or at all, due to, among other things, increased expenses to us that cannot be passed on to clients or insufficient revenues to fund the necessary capital expenditures. The obsolescence of our power and cooling systems and/or our inability to upgrade our data mining capacities, including associated connectivity, could reduce revenues at our data mining and analysis and could have a material adverse effect on us. To be successful, we must adapt to our rapidly changing market by continually improving the performance, features and reliability of our services and modifying our business strategies accordingly, which could cause us to incur substantial costs. We may not be able to adapt to changing technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business. If we are unable to purchase the hardware or obtain a license for the software that our services depend on, our business could be significantly and adversely affected.

Furthermore, potential future regulations that apply to industries we serve may require us, our data suppliers, or our clients to seek specific requirements from their data operations that we are unable to provide. If such regulations were adopted, we could lose clients or be unable to attract new clients in certain industries, which could have a material adverse effect on us.

In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to our services. We focus primarily on providing data mining services and solutions through data warehouses. We cannot guarantee that we will be able to identify the emergence of all the new service alternatives successfully, modify our services accordingly, or develop and bring new services to market in a timely and cost-effective manner to address these changes. If and when we do identify the emergence of new service alternatives and introduce new services to market, those new services may need to be made available at lower profit margins than our then-current services. Failure to provide services to compete with new technologies or the obsolescence of our services could lead us to lose current and potential clients or could cause us to incur substantial costs, which would harm our operating results and financial condition. Our introduction of new alternative services that have lower price points than our current offerings may also result in our existing clients switching to the lower cost products, which could reduce our revenues and have a material adverse effect on our results of operation.

Any significant or prolonged failure in the data warehouse facilities and data mining facilities we operate or services we provide, including events beyond our control, would lead to significant costs and disruptions and would reduce the attractiveness of our facilities, harm our business reputation and have a material adverse effect on our results of operation.

The data warehouse facilities and data mining facilities we operate are subject to failure. Any significant or prolonged failure in any data warehouse and data mining facilities we operate or services that we provide, including a breakdown in critical plant, equipment or services, such as the generators, backup batteries, routers, switches, or other equipment, power supplies, or network connectivity, whether or not within our control, could result in service interruptions and data losses for our clients as well as equipment damage, which could significantly disrupt the normal business operations of our clients and harm our reputation and reduce our revenues. Any failure or downtime in one of the data warehouse and data mining facilities that we operate could affect many of our clients. The total destruction or severe impairment of any of the data warehouse and data mining facilities we operate could result in significant downtime of our services and catastrophic loss of client data. Since our ability to attract and retain clients depends on our ability to provide highly reliable service, even minor interruptions in our service could harm our reputation and cause us to incur financial penalties. The services we provide are subject to failures resulting from numerous factors, including, but not limited to, human error or accident, natural disasters and security breaches, whether accidental or willful.

We may in the future experience interruptions in service, power outages and other technical failures or be otherwise unable to satisfy the requirements of the agreements we have with clients for reasons outside of our control. As our services are critical to many of our clients’ business operations, any significant or prolonged disruption in our services could result in lost profits or other indirect or consequential damages to our clients and subject us to lawsuits brought by the clients for potentially substantial damages. Furthermore, these interruptions in service, regardless of whether they result in breaches of the agreements we have with clients, may negatively affect our relationships with clients and lead to clients terminating their agreements with us or seeking damages from us or other compensatory actions. We have taken and continue to take steps to improve our infrastructure to prevent service interruptions and satisfy the requirements of the agreements we have with clients, including upgrading our electrical and mechanical infrastructure and sourcing, designing the best facilities possible and implementing rigorous operational procedures to maintenance programs to manage risk. Service interruptions continue to be a significant risk for us and could affect our reputation, damage our relationships with clients and materially and adversely affect our business. Any breaches of the agreements we have with clients will damage our relationships with clients and materially and adversely affect our business.

Security breaches or alleged security breaches of our data warehouses could disrupt our operations and have a material adverse effect on our business, financial condition and results of operation.

A security breach of our data warehouse facilities could result in the misappropriation of our or our clients’ information, and may cause interruptions or malfunctions in our operations or the operations of our clients. As we and our data warehouse service provider commit to implementing effective security measures to safeguard our data warehouses, such a compromise could be particularly harmful to our brand and reputation. We may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. Security risks and deficiencies may also be identified in the course of government inspections, which could subject us to fines and other sanctions. As techniques used to breach security change frequently and are often not recognized until launched against a target, we may not be able to implement new security measures in a timely manner or, if and when implemented, we may not be certain whether these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, loss of existing or potential clients, harm to our reputation and increases in our security costs, which could have a material adverse effect on our financial condition and results of operations.

In addition, any assertions of alleged security breaches or systems failure made against us, whether true or not, could harm our reputation, cause us to incur substantial legal fees and have a material adverse effect on our business, reputation, financial condition, and results of operations.

Our subscription agreements for data warehouses could be terminated early and we may not be able to renew our existing leases on commercially acceptable terms or our rent or payment under the agreements could increase substantially in the future, which could materially and adversely affect our operations.

We entered into certain data warehouse subscription agreements with Tencent Cloud Computing (Beijing) Co., Ltd. for our data warehouses. Upon the expiration of such subscription agreements, we may not be able to renew these subscription agreements on commercially reasonable terms, if at all. Under certain subscription agreements, the data warehouse service provider may terminate the agreement by giving prior notice and paying default penalties to us. However, such default penalties may not be sufficient to cover our losses. Even though the data warehouse service provider for our data warehouses generally do not have the right of unilateral early termination unless they provide the required notice, the subscription agreements may nonetheless be terminated early if we are in material breach of the subscription agreements. We may assert claims for compensation against the data warehouse service provider if they elect to terminate a subscription agreement early and without due cause. Although there are no substantial barriers to renew subscription agreements we want to renew, and we do not believe that any of our subscription agreements will be terminated early in the future, there can be no assurance that the data warehouse service provider will not terminate any of our subscription agreements prior to its expiration date. If the data warehouse subscription agreements were terminated early prior to their expiration date, notwithstanding any compensation we may receive for early termination of such leases, or if we are not able to renew such subscription agreements, or if we are unable to find suitable alternative data warehouses in a timely manner, we may have to incur significant costs related to relocation of our data. Any relocation could also affect our ability to provide continuous uninterrupted services to our customers and harm our reputation. Furthermore, rent or payment under such leases in the future may increase substantially in the future. Any of the foregoing could have an adverse impact on our business and results of operations.

We may face claims of privacy infringement and other related claims, which could be time-consuming and costly to defend and may result in an adverse impact over our operations.

We cannot assure you that our operations or any aspects of our business do not or will not infringe upon or violate privacy rights owned or held by third parties. We may also be subject to legal or administrative proceedings and claims relating to privacy rights of third parties in the future. If we become liable to third parties for infringing upon their privacy rights, we could be required to pay a substantial damage award. We may also be subject to injunctions that prohibit us from using such data and require us to alter our processes or methodologies, which may not be technically or commercially feasible and may cause us to expend significant resources. Any claims or litigation in these issues, whether we ultimately win or lose, could be time-consuming and costly, could cause the diversion of management’s attention and resources away from the operations of our business and could damage our reputation.

Although we purchase data from our data suppliers, we cannot assure you that our use of such data will not be subject to infringement litigation or proceeding. A third party who claims the ownership over data we purchase from our data suppliers may impede our ability to use the data. As of the date of this prospectus, we had not encountered any legal claims brought by third parties relating to infringement or violation of any privacy rights which may have a material adverse effect on us. However, there can be no assurance that third parties holding ownership over the data and privacy would not take actions against us alleging infringement of such rights or otherwise assert their rights.

We face risks related to natural disasters, health epidemics and other catastrophes, which could significantly disrupt our business, operations, liquidity, and financial condition.

Our business could be materially and adversely affected by natural disasters or other catastrophes, such as earthquakes, fire, floods, hail, windstorms, severe weather conditions, environmental accidents, power loss, communications failures, explosions, terrorist attacks and similar events. Our business could also be materially and adversely affected by public health emergencies, such as the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus, COVID-19 or other local health epidemics in China and worldwide. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part of or all our operations. Furthermore, authorities may impose restrictions on travel and transportation and implement other preventative measures in affected regions to contain a disease outbreak, which may lead to the temporary closure of our facilities and declining economic activity at large. A prolonged outbreak of any of illness or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategy.

Our success is, to a certain extent, attributable to the management, and research and development expertise and sales and marketing of key personnel. While we depend on the abilities and participation of our current management team generally, we are dependent on the services of Mr. Yandai Wang, Chief Executive Officer and Mr. Li Sing Leung, Chief Financial Officer, for the continued growth and operation of our Company. Their services are critical to our overall management, as well as the continued development of our strategic direction, due to their experience, personal and business contacts in cryptocurrency mining, security and insurance technologies.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. The loss of the services of Mr. Wang and Mr. Han for any reason could significantly adversely impact our business and results of operations. Competition for senior management and senior technology personnel in the PRC is intense and the pool of qualified candidates is very limited. We cannot assure you that the services of our senior executives and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

Risks Relating to the Cryptocurrency Mining, Security and Insurance Business

Our cryptocurrency mining, security and insurance businesses are still under development, with many uncertainties in research of relevant technologies, which makes it hard for us to evaluate their ability to generate revenue through operations, and to date, each of them has not generated revenue from any commercially available blockchain-based products or services.

Our cryptocurrency mining, security and insurance businesses were recently initiated in January 2021. Our limited operating history in the research and development of cryptocurrency mining, protection and insurance and the relative immaturity of the blockchain industry make it difficult for us to evaluate future prospects of these sectors. Our new business may encounter and may continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate uses of their limited resources, gaining market acceptance, managing a complex and evolving regulatory landscape and developing new products, especially in cryptocurrency industry, a highly volatile industry. Our future operating model of cryptocurrency mining, security and insurance is immature and may require many changes in order for them to scale their operations efficiently and be successful. Investors in our securities should consider the business and prospects of our new areas in China in light of the risks and difficulties they face as early-stage companies focused on developing products in the field of blockchain based technology.

Cryptocurrency mining relies on a steady and inexpensive power supply for operating mining farms and running mining hardware. Failure to access a large quantity of power at reasonable costs could significantly increase our operating expenses and adversely affect our demand for our mining machines.

Cryptocurrency mining consumes a significant amount of energy power to process the computations and cool down the mining hardware. Therefore, a steady and inexpensive power supply is critical to cryptocurrency mining. There can be no assurance that the operations of our planned cryptocurrency mining business will not be affected by power shortages or an increase in energy prices in the future. In addition, as we intend to establish and operate mining machines and engage in key mainstream cryptocurrencies mining activities, such as Bitcoin, in the near future, any increase in energy prices or a shortage in power supply in the area of our mining machines may be located will increase our potential mining costs and reduce the expected economic returns from our mining operation significantly.

In particular, the power supply could be disrupted by natural disasters, such as floods, mudslides and earthquakes, or other similar events beyond our control. Further, we may experience power shortages due to seasonal variations in the supply of certain types of power such as hydroelectricity. Power shortages, power outages or increased power prices could adversely affect our mining businesses. Under such circumstances, our business, results of operations and financial condition could be materially and adversely affected.

Shortages in, or rises in the prices of mining machines may adversely affect our business

Given the long production period to manufacture and assemble mining machines, there is no assurance that we can acquire enough mining machines for our planned cryptocurrency mining. We may rely on third parties to supply mining machines to us, and shortages of mining machines or any delay in delivery of our orders could seriously interrupt our operations. The scale of our cryptocurrency mining capacity depends on obtaining adequate mining machines on a timely basis and at competitive prices. Shortages of mining machines could result in reduced mining capacity, as well as an increase in operation costs, which could materially delay the completion of our mining capacity and commencement of our mining. As a result, our business, results of operations and reputation could be materially and adversely affected.

We may not be able to develop our cryptocurrency mining capacity, blockchain-based security and insurance technologies in the safeguard of digital assets because we may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

The cryptocurrencies mining, security and insurance markets are experiencing rapid technological changes. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in our research becoming obsolete at sudden and unpredictable intervals and, accordingly, we may not successfully develop our mining capacity and cryptocurrency security products at all. To establish our cryptocurrency mining capacity, cryptocurrency protection and insurance products, we will invest heavily in technology research and development. The process of research and developing new technologies in cryptocurrency is inherently complex and involves significant uncertainties. There are a number of risks, including the following:

●	our research and development efforts may fail in resulting in the development or commercialization of new technologies or ideas in blockchain or cryptocurrency;

●	our research and development efforts may fail to translate new product plans into commercially feasible products;

●	our new technologies or new products may not be well received by the markets;

●	we may not have adequate funding and resources necessary for continual investments in research and development;

●	even assuming our technologies and products become marketable or profitable, they may become obsolete due to rapid advancements in technology and changes in the mainstream markets; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Our research and development efforts may not yield the expected results, or may prove to be futile due to the lack of market demand. Further, any failure to anticipate the next-generation technology roadmap or changes in the mainstream markets or to timely develop new or enhanced technologies in response could result in loss of our business.

Adverse changes in the regulatory environment in the PRC market could have a material adverse impact on our planned cryptocurrency related business.

The Company moved all its production to USA. Our cryptocurrency related products business could therefore be significantly affected by, among other things, the regulatory developments in USA. Governmental authorities are likely to continue to issue new laws, rules and regulations governing the cryptocurrency industry.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether cryptocurrencies will be able to cope with, or benefit from, those changes. In addition, as cryptocurrency mining employs sophisticated and high computing power devices that need to consume large amounts of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we intend to deploy our mining capacities, may also affect the development of our business plan. There has been negative public reaction to surrounding the environmental impact of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded.

Further, relevant restrictions from existing and future regulations on mining, holding, using, or transferring of cryptocurrencies may adversely affect our future business operations and results of operations. For example, although mining activities have not been explicitly prohibited by the PRC government, any further order of the PRC government to limit cryptocurrency mining may result in a crackdown on the cryptocurrency market and adversely affect our cryptocurrency-related business plans. If any jurisdictions impose limitations on the mining, use, holding or transferring of cryptocurrencies or any cryptocurrency-related activity, our business prospects, operations and financial results may be negatively impacted.

In addition, if cryptocurrencies or the mining of cryptocurrencies are regarded as securities by various governmental authorities, our planned cryptocurrency mining is likely to be deemed as issuance of cryptocurrencies to investors for financing purpose and thus prohibited under the PRC laws. Any such regulations, if implemented, will cause us to incur additional compliance costs and have a material adverse effect on our future business operations.

We may face intense industry competition.

Cryptocurrency mining, security, and insurance is in a highly competitive environment. Our competitors include companies that may have a longer history, larger market share, greater brand recognition, greater financial resources in research or other competitive advantages. We anticipate that competition will increase as cryptocurrencies gain greater acceptance and more players join the market of cryptocurrency mining and mining farm operations.

Strong competition in the market may require us to increase our marketing expenses and sales expenses, if any, or otherwise invest greater resources to gain market shares and expand our mining capacities as needed to adequately compete. Such efforts may negatively impact our profitability. If we are unable to effectively meet our business plans in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities.

In recent years, the SEC has ruled that the two most valuable cryptocurrencies—Bitcoin and Ethereum—are not securities. We therefore believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The bitcoins we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the cryptocurrencies we own, acquire or mine are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and bitcoin on hand or liquidating our investment securities or bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

Our results of operations may be negatively impacted by sharp Bitcoin and Ethereum price decreases.

The price of Bitcoin and Ethereum may experience significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately US$3,747.39 per coin as of December 31, 2018, US$7,183.88 per coin as of December 31, 2019, US$28,972.40 per coin as of December 31, 2020, US$46,197.31 per coin as of December 31, 2021, to US$16,531.31 per coin as of December 31, 2022, according to Blockchain.com. Ethereum prices ranged from approximately US$133.14 per coin as of December 31, 2018, US$129.02 per coin as of December 31, 2019, US$737.15 per coin as of December 31, 2020, US$3,675.79 per coin as of December 31, 2021, to US$1,195 per coin as of December 31, 2022, according to Blockchain.com.

We expect our results of operations to continue to be affected by the Bitcoin and Ethereum price as most of the revenue is from cryptocurrency mining production as of the date of this prospectus. Any future significant reductions in the price of Bitcoin and Ethereum will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin and Ethereum price will remain high enough to sustain our operation or that the Bitcoin and Ethereum price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin and Ethereum price can have an immediate impact on the trading price of the ADSs even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin and Ethereum price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin price volatility. Additionally, the reward for Bitcoin mining will decline over time, which may further contribute to Bitcoin price volatility. Although we will use different line of business to hedge our business in cryptocurrency mining, there is no assurance that we will not be affected by the fluctuations of the prices of the cryptocurrencies.

Our mining operating costs may outpace our mining revenues, which could seriously harm our business or increase our losses.

Our mining operations are costly and our expenses may increase in the future. We intend to use funds on hand from our registered offering to continue to purchase Bitcoin and Ethereum mining machines. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial perform.

We have an evolving business model which is subject to various uncertainties.

As Bitcoin and Ethereum assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.

Our current mining operation in Wisconsin and Texas USA is, and any future mining site we establish will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

●	claims by employees and others for injuries sustained at our properties.

For example, our mine could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster, the coronavirus, or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines. The potential impact on our business is currently magnified because we are only operating a single mine.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

We have shifted our cryptocurrency mining operations to USA , if the US government or a government in any other jurisdiction changes its policy or regulations to prevent or limit the development of Bitcoin or cryptocurrencies generally, the price of Bitcoin or cryptocurrencies as well as the future development of our cryptocurrency related business would decrease or fail, and our business operations and financial results could be adversely affected. Therefore, our ability to comply with government policies and regulations, and to anticipate and respond to potential changes in government policies and regulations will have a significant impact on our business operations and our overall results of operations.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to cryptocurrencies has been to exclude their use for ordinary consumer transactions within China. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or derivatives on other bitcoin-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies, and could decrease their usefulness and harm their public perception in the future.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in bitcoin and/or other bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

The decentralized nature of bitcoin systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of cryptocurrency systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our common stock may be adversely affected.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin, ether, or other cryptocurrencies, participate in blockchains or utilize similar bitcoin assets in one or more countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange for fiat currency. In many nations, particularly in China and Russia, it is illegal to accept payment in bitcoin and other cryptocurrencies for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

There is a lack of liquid markets, and possible manipulation of blockchain/bitcoin-based assets.

Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The laxer a distributed ledger platform is about vetting issuers of bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

We compete with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, including securities backed by or linked to cryptocurrencies through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our new strategy or operate at all, or to establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our bitcoins and Ethereum may be subject to loss, theft or restriction on access.

There is a risk that some or all of our cryptocurrencies could be lost or stolen in the future. Cryptocurrencies are stored in bitcoin sites commonly referred to as “wallets” by holders of bitcoins which may be accessed to exchange a holder’s bitcoin assets. Access to our bitcoin assets could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our bitcoin assets. We may hold all of our cryptocurrencies in cold storage to reduce the risk of malfeasance, but the risk of loss of our bitcoin assets cannot be wholly eliminated.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of cryptocurrencies. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We may publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our cryptocurrencies could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

Risks due to hacking or adverse software event.

In order to minimize risk, we are in the processes to manage wallets that are associated with our future cryptocurrencies holdings. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we suffered a loss of our bitcoin due to an adverse software or cybersecurity event. We may utilize several layers of threat reduction techniques, including: (i) the use of hardware wallets to store sensitive private key information; (ii) performance of transactions offline; and (iii) offline generation storage and use of private keys.

Incorrect or fraudulent bitcoin transactions may be irreversible.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. In theory, bitcoin transactions may be reversible with the control or consent of a majority of processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a bitcoin or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

The future success of our crypto currency mining business will depend in large part upon the value of bitcoin; the value of bitcoin may be subject to pricing risk and has historically been subject to wide swings.

The operating results of our crypto currency mining business will depend in large part upon the value of bitcoin because it’s the primary cryptocurrency we currently mine. Specifically, our revenues from our bitcoin mining operations are based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin. In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin. Furthermore, our strategy focuses almost entirely on bitcoin (as opposed to other cryptocurrencies). If other cryptocurrencies were to achieve acceptance at the expense of bitcoin or bitcoin cash causing the value of bitcoin or bitcoin cash to decline, or if bitcoin were to switch its proof of work algorithm to another algorithm for which our miners are not specialized, or the value of bitcoin or bitcoin cash were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other bitcoin market prices, which have historically been volatile and are impacted by a variety of factors, are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both bitcoin and our ADSs.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in bitcoin codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

If the award of bitcoin rewards, for us primarily bitcoin for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease mining operations, which will likely lead to our failure to achieve profitability.

As the number of bitcoin rewards awarded for solving a block in a blockchain decreases, our ability to achieve profitability may not meet our expectation. Decreased use and demand for bitcoin rewards may adversely affect our incentive to expend processing power to solve blocks. If the award of bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to increase our mining capacity and may cease our mining operations. The reduction of fixed reward for solving a new block on the bitcoin blockchain may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the bitcoin industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our ADS.

If we are unable to apply technology effectively in driving value for our clients through blockchain-based solutions or gain internal efficiencies and effective internal controls through the application of blockchain technology and related tools, our operating results, client relationships, growth and compliance programs could be adversely affected.

Our future success in digital assets insurance markets depends, in part, on our ability to anticipate and respond effectively to the threat and opportunity presented by digital disruption and developments in technology. These may include new applications or insurance-related services based on artificial intelligence, machine learning, robotics, blockchain or new approaches to data mining. We may be exposed to competitive risks related to the adoption and application of new technologies by established market participants (for example, through disintermediation) or new entrants such as technology companies, “Insuretech” start-up companies and others. These new entrants are focused on using technology and innovation, including artificial intelligence and blockchain, to simplify and improve the client experience, increase efficiencies, alter business models and effect other potentially disruptive changes in the industries in which we operate. If we fail to develop and implement technology solutions and technical expertise among our employees that anticipate and keep pace with rapid and continuing changes in technology, industry standards, client preferences and internal control standards, our value proposition and operating efficiency could be adversely affected. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. If we cannot offer new technologies as quickly as our competitors, or if our competitors develop more cost-effective technologies or product offerings, we could experience a material adverse effect on our operating results, client relationships, growth and compliance programs.

In some cases, we depend on key third-party vendors and partners to provide technology and other support for our strategic initiatives. If these third parties fail to perform their obligations or cease to work with us, our ability to execute on our strategic initiatives could be adversely affected.

We may not be able to provide insurance policy for holders of bitcoins or other cryptocurrencies in China due to PRC policies and regulations relating to the bitcoin industry.

According to the Circular on Prevention of Risks from Bitcoin jointly promulgated by People’s Bank of China, Ministry of Industry and Information Technology, China Banking Regulatory Commission, CSRC, and China Insurance Regulatory Commission on December 3, 2013, or the Circular, Bitcoin shall be a kind of virtual commodity in nature, which shall not be in the same legal status with currencies and shall not be circulated as currencies and used in markets as currencies. The Circular also provides that financial institutions and payment institutions shall not engage in business in connection with Bitcoin.

According to the Announcement on Prevention of Risks from Offering and Financing of Tokens promulgated by seven PRC governmental authorities including the People’s Bank of China on September 4, 2017, or the Announcement, activities of offering and financing of tokens, including initial coin offerings, have been forbidden in the PRC since they may be suspected to be considered as illegal offering of securities or illegal fundraising. All so-called token trading platform should not (i) engage in the exchange between any statutory currency with tokens and “virtual currencies,” (ii) trade or trade the tokens or “virtual currencies” as central counterparties, or (iii) provide pricing, information agency or other services for tokens or “virtual currencies.” The Announcement further provides that financial institutions and payment institutions shall not engage in business in connection with transactions of offering and financing of tokens. Further, insurance industry is also a highly regulated industry in China. There is no assurance that we can successfully launch our business to provide insurance policy for holders of bitcoins or other cryptocurrencies in China.

Even assuming we successfully launch our business to provide insurance policy to cryptocurrency holders, we may not be able prevail our competitors.

Even assuming we can launch our business to provide insurance policy to cryptocurrency holders, we may not be able to prevail our competitors and therefore, our revenue may not achieve our expectations. For example, Coinbase Global, Inc. (“Coinbase”) procures fidelity (also known as crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity insurance coverage program provides coverage for the theft of funds held in hot or cold storage and provides a limit in excess of $200,000,000. Coinbase’s insurance coverage program is provided by a syndicate of industry-leading insurers that are highly rated by AM Best. Our competitors in this industry may have more capital than us, and therefore, they may provide insurance with lower cost and higher premium than us.

Risks Related to Doing Business in China

The PRC government may intervene or influence our operations at any time, or may exert more control over the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as our PRC subsidiaries following the offering. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on the business, results of operations, financial condition, and the securities value of the Company and its subsidiaries, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We conduct most of our business in China through our operating subsidiaries and substantially all of our assets are located in China. Accordingly, our business, results of operations and financial condition may be influenced to a significant degree by the PRC political, economic and social conditions. The PRC government may intervene or influence our subsidiaries’ operations at any time, which could result in a material change in our operations and/or the value of the Company’s securities.

We expect the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The economic, political and social conditions in China differ from those of the countries in other jurisdictions in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises. These reforms have resulted in significant economic growth and social prospects. However, a substantial portion of productive assets in China is still owned by the government. The PRC government exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. Economic reform measures may also be adjusted, modified or applied inconsistently from industry to industry or across different regions of the country, and there can be no assurance that the Chinese government will continue to pursue a policy of economic reform or that the direction of reform will continue to be market friendly.

While the Chinese economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. Various measures implemented by the PRC government to encourage economic growth and guide the allocation of resources may benefit the overall Chinese economy, but may also have a negative effect on us. The results of operations and financial condition of us and our operating subsidiaries could be materially and adversely affected by government control over capital investments, foreign investment or changes in applicable tax regulations. The PRC government has also implemented certain measures in the past, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business, results of operations and financial condition. In addition, the COVID-19 pandemic may also have a severe and negative impact on the Chinese economy. Any severe or prolonged slowdown in the rate of growth of the Chinese economy may adversely affect our business and results of operations, leading to reduction in demand for our products and adversely affect our competitive position.

Additionally, the PRC government may promulgate laws, regulations or policies that seek to impose stricter scrutiny over, or completely revise, the current regulatory regime in certain industries or in certain activities. For instance, the PRC government has discretion over the business operations in China and may intervene with or influence specific industries or companies as it deems appropriate to further regulatory, political and societal goals, which could have a material and adverse effect on the future growth of the affected industries and the companies operating in such industries. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investments in China-based companies. Any such actions may adversely affect our subsidiaries’ operations, and limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to decline or be worthless.

Our ability to successfully maintain or grow business operations in China depends on various factors, which are beyond our control. These factors include, among others, macro-economic and other market conditions, political stability, social conditions, measures to control inflation or deflation, changes in the rate or method of taxation, changes in laws, regulations and administrative directives or their interpretation, and changes in industry policies. If we fail to take timely and appropriate measures to adapt to any of the changes or challenges, our business, results of operations and financial condition could be materially and adversely affected.

The permission or approval of, or filing to, the China Securities Regulatory Commission may be required in future offerings or financings, and, if required, we cannot predict whether we will be able to obtain such permission or approval, or timely clear the filing requirements.

The M&A Rules require overseas special purpose vehicles controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic interests using shares of such special purpose vehicles or held by its shareholders as considerations to obtain the permission or approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. SOS’ management believes that, based on its understanding of the current PRC laws and regulations, our corporate structure and arrangements are not subject to CRSC’s approval under the M&A Rules because each of Qingdao SOS Investment Management Co., Ltd, Qingdao Zhonghai Venture Capital Management Co., Ltd and Qingdao Yongbao Ronghe International Trading Co., Ltd., or our WFOEs, was incorporated as a foreign-invested enterprise by means of foreign direct investments rather than by merger with or acquisition of any PRC domestic companies as defined under the M&A Rules. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and listing the potential impact such modified or new laws and regulations will have on the daily business operation of the PRC Operating Entities. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires SOS and its subsidiaries, including the PRC Operating Entities, to obtain regulatory permission or approval from Chinese authorities to continue listing in the U.S. If it is determined that CSRC permission or approval is required for the continuous listing on the NYSE, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC permission or approval. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their permissions or approvals for the continuous listing on the NYSE, we may be unable to obtain a waiver of such permission or approval requirements, if and when procedures are established to obtain such a waiver, which may cause delay or even inability to execute the offering.

On December 24, 2021 CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Draft Measures”, collectively with the Draft Provisions, the “Draft Rules”) for public comments. The Draft Rules lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthening regulatory coordination.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures supersede the Draft Rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC, specifically, future securities offerings in an overseas stock exchange where the company has previously offered and listed shall be filed with the CSRC based on the Trial Measures within three working days after the offering is completed.; (3) a negative list (the “Trial Measures Negative List”) of types of issuers banned from listing or offering overseas, including but not limited to (a) issuers whose listing or offering overseas have been recognized by the State Council of the PRC as possible threats to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; and (5) issuers’ filing and reporting obligations (the “Trial Measures Filing Obligations”), such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer.

The Trial Measures provide the CSRC with power to warn, fine, and issue injunctions against both PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). For failure to comply with the Trial Measures Negative List or the Trial Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295).

As a China-based issuer, SOS and its PRC operating entities are not required to comply with the Trial Measures Filing Obligations in connection with its NYSE initial listing as SOS has obtained clearance from the SEC on the registration statement on Form F-1 before March 31, 2023 and had its securities listed on the NYSE prior to September 30, 2023. However, as a China-based issuer listed on the NUSE, SOS and its PRC operation entities are required to comply with the Trial Measures Filing Obligations upon any future offerings on the NYSE. Therefore, for this current offering, SOS will need make a filing with the CSRC pursuant to the Trial Measures, within three working days upon the completion of the offering. There is no assurance that SOS will be able to meet all applicable Trial Measures Filing Obligations and guidelines of the CSRC, or comply with all applicable regulations at all times. Any failure to obtain or delay in obtaining such filing, or a rescission of any such filing obtained by SOS, would subject SOS, as well as SOS’s controlling shareholder and advisors in offering securities, if they caused SOS’s failure, to sanctions by the CSRC or other PRC regulatory authorities as described above.

Lastly, any actions by the Chinese government to exert more oversight and control over transaction that are conducted overseas could significantly limit or completely hinder our ability to complete our business combination transaction, delisting from the NYSE even after listing and cause the value of such securities to significantly decline or be worthless.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Provisions, which took effect from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas securities offering and listing activities of domestic companies, domestic companies and securities companies and securities service institutions that provide relevant securities business shall, by strictly abiding by the relevant laws and regulations of the PRC and this Confidentiality and Archives Provisions, institute a sound confidentiality and archives administration systems, take necessary measures to fulfill confidentiality and archives administration obligations, and shall not divulge any national secrets, work secrets of governmental agencies and harm national and public interests. Confidentiality and Archives Provisions provides that it is applicable to initial public offerings as well as other types of securities listing of PRC domestic enterprises, including de-SPAC transactions and any future issuance of securities and listing activities after the initial listing. Working papers generated in the PRC by securities companies and securities service providers that provide relevant securities services for overseas issuance and listing of securities by domestic companies shall be kept in the PRC. Confidentiality and Archives Provisions provide no explicit definition of working papers. In practice, the securities companies’ working papers usually refer to various important information and work records related to the securities business obtained and prepared by the securities companies and securities service providers and their representatives in the whole process of the securities businesses, such as due diligence work. Without the approval of relevant competent authorities, such as CSRC, MOF PRC National Administration of State Secrets Protection, and National Archives Administration of China, depending on the nature and transmission method of secrets, it shall not be transferred overseas. Where documents or materials need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations. The relevant competent authorities, such as, CSRC, MOF, PRC National Administration of State Secrets Protection, and National Archives Administration of China will regulate, supervise and inspect pursuant to their respective statutory mandates over matters of Confidentiality and Archives Administration concerning overseas offering and listing by domestic companies. As Confidentiality and Archives Administration is newly promulgated, there is substantial uncertainty regarding their specific requirements. If we fail to comply with related laws and regulation, we may be subject to fine, confiscation, blocking transmission or criminal offense. We have taken measures to adopt management systems for the compliance of Confidentiality and Archives Provisions. We believe our listing does not involve in national secrets, work secrets of governmental agencies and undermine national and public interests. There is no assurance that we will be able to meet all applicable regulatory requirements and guidelines, or comply with all applicable regulations at all times, or that we will not be subject to fines or other penalties in the future as a result of regulatory inspections.

Based on the understanding of Company’s legal department, neither SOS, nor any of its subsidiaries, including all the PRC operating entities are currently required to obtain any permissions or approvals from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S. exchanges or issue securities to foreign investors. We have not been denied any permissions or approvals either as of the date of this prospectus. However, if we were required to obtain any requisite permissions or approvals in the future and were denied permission or approval from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on any U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether SOS will be required to obtain any requisite permissions or approvals from the PRC government to list on U.S. exchanges in the future, and even when such permission or approval is obtained, whether it will be denied or rescinded. Although SOS is currently not required to obtain permission or approval from any of the PRC government and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

In light of recent events indicating greater oversight by the CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on NYSE, financial condition and results of operations.

We are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. Our compliance obligations include those relating to the Data Protection Act (As revised) of the Cayman Islands and the relevant PRC laws in this regard. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, and among us, our subsidiaries, and other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information also shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and network information security risk in connection with the overseas listing. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure from the CSRC, CAC or any other PRC governmental agency. As advised by our PRC counsel, Hebei Changjun Law Firm, we are unlikely to be subject to cybersecurity review, because: (i) we have not received any notice from governmental agency to treat us as an operator of critical information infrastructure, and (ii) we have not received any notice from governmental agency to treat us as an online platform operator who possesses personal information of more than one million users. In addition, we currently do not have over one million users’ personal information and do not anticipate to collect over one million users’ personal information in the foreseeable future.  If we ever became subject to the cybersecurity review of CAC in the future as the applicable rules, regulations, policies or the interpretation thereof change, during such review, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review could also result in negative publicity with respect to our company and diversion of our managerial and financial resources.

Furthermore, if we were found to be in violation of applicable laws and regulations in China during such review, we could be subject to administrative penalties, such as warnings, fines, or service suspension. Therefore, cybersecurity review could materially and adversely affect our business, financial condition, and results of operations.

In addition, the PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. As the Data Security Law was recently promulgated, we may be required to make further adjustments to our business practices to comply with this law. If our data processing activities were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions. As a result, we may be required to suspend our relevant businesses, or face other penalties, which may materially and adversely affect our business, financial condition, and results of operations.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law of the PRC, or the PIPL, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the PIPL provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court. As uncertainties remain regarding the interpretation and implementation of the PIPL, we cannot assure you that we will comply with the PIPL in all respects, we may become subject to fines and/or other penalties which may have material adverse effect on our business, operations and financial condition.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-Border Transfer of Data, which took effect on September 1, 2022. These measures aim to regulate cross-border transfers of data, requiring among other things, that data processors that provide data overseas apply to CAC for security assessments if: (1) data processors provide important data overseas; (2) critical information infrastructure operators or data processors process personal information of more than one million individuals provide personal information to overseas parties; (3) data processors that have cumulatively provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas since January 1 of the previous year, provide personal information to overseas parties; or (4) other scenarios required by the CAC to apply for security assessments occur. In addition, these measures require data processors to carry out self-assessments of risks of providing data overseas before applying to the CAC for security assessments. As of the date of this prospectus, the Measures for the Security Assessment of Cross-Border Transfer of Data has not materially affected our business or results of operations. Since the Measures for the Security Assessment of Cross-Border Transfer of Data was newly enacted, there remain substantial uncertainties about its interpretation and implementation, and it is unclear whether the relevant PRC regulatory authority would reach the same conclusion as us. We are constantly in the process of evaluating the potential impact of the laws, regulations and policies relating to cybersecurity, privacy, data protection and information security on our current business practices. Such oversight may result in additional expenses and obligations to us and subject us to negative publicity, which could harm our reputation and negatively affect the price of our securities. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. We cannot predict the impact of these future regulatory changes, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If future regulatory updates mandate clearance of cybersecurity review and other specific actions to be completed by China-based companies listed on a foreign stock exchange, such as us, we face uncertainties as to whether such clearance can be timely obtained, or at all. As of the date of this prospectus, there had been no material incident of data or personal information leakage, infringement of data protection and privacy laws and regulations, or investigation or other legal proceeding, pending or threatened against us initiated by relevant government authorities or third parties, that will materially and adversely affect our business and operations. We have not been involved in any formal investigations on cybersecurity review made by the CAC on such basis. Given these we believe, as of the date of this prospectus, and to the best of our knowledge, our business operations are compliant with the currently effective PRC laws relating to cybersecurity, data security, and personal data and privacy laws in all material respects, including this oversight and based on the advice of our PRC legal counsel, Hebei Changjun Law Firm, our business operations are compliant with the permission and approval requirements of the CAC in all material respects.    However, if we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business, results of operations and this offering.

Given that the above-mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, and some of them have not yet taken effect, their interpretation, application and enforcement are subject to substantial uncertainties. While we take measures to comply with all applicable data privacy and protection laws and regulations, we cannot guarantee the effectiveness of the measures undertaken by us and our business partners. Complying with new laws and regulations could cause us to incur extra costs or require us to change our business practices in a manner materially adverse to our business. In addition, any failure to comply with applicable cybersecurity, privacy, and data protection laws and regulations could result in proceedings against us by government authorities or others, including notification for rectification, confiscation of illegal earnings, fines, or other penalties and legal liabilities against us, which could materially and adversely affect our business, financial condition, and results of operations, and the value of our ordinary shares. In addition, any negative publicity on our website or platform’s safety or privacy protection mechanism and policy could harm our public image and reputation and materially and adversely affect our business, financial condition, and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws, rules and regulations and that the enforcement of laws and that rules and regulations in China can change quickly with little advance notice could materially adversely affect our business.

The Company and its PRC subsidiaries face risks arising from the legal system in China, including risks and uncertainties regarding the interpretation and enforcement of laws, and that rules and regulations in China can change quickly with very short notice.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have limited value as precedents in subsequent legal proceedings. In 1979, the PRC government began to publish a comprehensive system of laws and regulations governing economic matters in general, and forms of foreign investment (including wholly foreign-owned enterprises and joint ventures) in particular. These laws, regulations and legal requirements are relatively new and often change, and their interpretation and enforcement may raise uncertainties that could limit the reliability of the legal protections available to the Company and its subsidiaries. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis, and which may have retroactive effect. As a result, we may not be aware of violation of these policies and rules until after the violation occurs.

We cannot predict future developments in the PRC legal system. We may need to procure additional permits, authorizations and approvals for our operations in the future, which we may not be able to obtain. Our inability to obtain such permits or authorizations may materially adversely affect our business, financial condition and results of operations.

Administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities retain significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that the Company may enjoy. These uncertainties may impede our ability to enforce contracts and could materially adversely affect our business, financial condition and results of operations.

The PRC operating entity must conduct its business activities substantially subject to PRC laws, regulations and administration. If the Chinese government significantly regulates our operating entity’s business operations in the future and it is not able to substantially comply with such regulations, our operating entity’s business operations may be materially adversely affected, and the value of our Class A ordinary shares may significantly decrease.

The ability of our operating subsidiaries to operate in China may be affected by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters relate to our industry. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure the compliance with such regulations or interpretations. Accordingly, government actions in the future could have a effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest or properties we then hold in China.

Additionally, the PRC government may strengthen management on offerings that are conducted overseas by or foreign investment in China-based issuers which may significantly limit or completely hinder our ability to offer or continue to offer securities and cause the value of such securities to significantly decline or be worthless. For example, on July 6, 2021, the relevant PRC government authorities published the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On November 14, 2021, the CAC released the Administrative Regulation on Network Data Security for public comments through December 13, 2021, or the Draft Administrative Regulation on Network Data Security, for public comments, which stipulates, among others, that a prior cybersecurity review is required for the overseas listing of data processors who process over one million users’ personal information, and the listing of data processors in Hong Kong which affects or may affect national security. On December 28, 2021, the Chinese government promulgated the 2022 Cybersecurity Review Measures, which came into effect on February 15, 2022. According to the 2022 Cybersecurity Review Measures, (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities shall be subject to cybersecurity review in accordance with the 2022 Cybersecurity Review Measures if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities listed on a stock exchange in a foreign country are required to file for cybersecurity review with the Cybersecurity Review Office.

There is a general lack of official guidance with respect to the implementation and interpretation of the 2022 Cybersecurity Review Measures and the Opinions given the recency of their issuance. It is also uncertain when and in what form will the Draft Regulations be enacted and how they will be interpreted and implemented by the relevant PRC governmental authorities once in effect. As a result, we may be retrospectively required to obtain regulatory approvals from and complete additional procedures with the CSRC, CAC or other PRC governmental authorities for the Mergers and the Transactions. In addition, if the CSRC, CAC or other regulatory agencies subsequently promulgate new rules or regulations that require us to obtain additional approvals or complete additional procedures for the Mergers or the Transactions, or for our listing or offering overseas, such approvals may not be obtained and such procedures may not be completed in a timely manner or at all. Any such circumstance could significantly limit or completely hinder our ability to offer or continue to offer securities and cause the value of such securities to significantly decline or be worthless. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of the ADSs to significantly decline. Therefore, investors of the ADSs face potential uncertainty from actions taken by the PRC government affecting our business.

PRC regulations relating to investments in offshore companies by PRC residents may subject PRC-resident beneficial owners or the PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit the PRC subsidiaries’ ability to increase their registered capital or distribute profits to it, or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Relevant Issues Concerning Foreign Exchange Administration on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“Circular 37”). Circular 37 replaced the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Reverse Investment Activities of Domestic Residents Conducted Through Offshore Special Purpose Companies (“Notice 75”), which became effective on November 1, 2005.

Circular 37 stipulates that prior to establishing or assuming control of an offshore company (the “Offshore SPV”), for financing that Offshore SPV with assets of, or equity interests in, an enterprise in the PRC, each PRC resident (whether a natural or legal person) who is a beneficial owner of the Offshore SPV must complete prescribed registration procedures with the local branch of SAFE. Pursuant to Circular 37, PRC residents must amend their SAFE registrations under certain circumstances, including upon any injection of equity interests in, or assets of, a PRC enterprise to the Offshore SPV or upon any material change in the capital of the Offshore SPV (including a transfer or swap of shares, a merger or division).

On February 13, 2015, SAFE issued the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment (“Notice 13”). Notice 13 states that local PRC banks will examine and handle foreign exchange registrations for overseas direct investment, including the initial foreign exchange registration and amendment registration, from June 1, 2015. However, substantial uncertainties remain with respect to the interpretation and implementation of this notice by governmental authorities and banks.

On December 26, 2017, the NDRC issued the Measures for the Administration of Overseas Investment of Enterprises (“Measures 11”), which became effective from March 1, 2018. Measures 11 states that PRC enterprises must obtain approval from the NDRC or file with the NDRC their offshore investments made through controlled Offshore SPVs.

Pursuant to the Measures 11 and the Measures for the Administration of Outbound Investment published by the MOFCOM in September 2014, any outbound investment of PRC enterprises must be approved by or filed with MOFCOM, NDRC or their local branches. State-owned enterprises may also be required to complete approval or filing procedures with state-owned assets supervision and administration authorities with respect to certain outbound direct investments.

We have requested that our current shareholders and beneficial owners who, to our knowledge, are PRC residents complete the foreign exchange registrations and that those who, to our knowledge, are PRC enterprises comply with outbound investment related regulations. However, we may not be fully aware of the identities of beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot guarantee that all of our beneficial owners who are PRC residents will comply with the requirements under Circular 37 or related SAFE rules, or other outbound investment related regulations.

If any of our beneficial owners who are PRC residents fail to comply with Circular 37 or related SAFE rules or other outbound investment related regulations, the PRC subsidiaries could be subject to fines and legal penalties. Failure to comply with Circular 37 or related SAFE rules or other outbound investment related regulations could be deemed as evasion of foreign exchange controls and subject us to liability under the PRC law. As a result, SAFE could restrict our foreign exchange activities, including dividends and other distributions paid by our PRC subsidiaries to us and our capital contributions to our PRC subsidiaries.

If any of our beneficial owners who are PRC residents fail to comply with Measures 11, the investments of such beneficial owners could be subject to suspension or termination, while such beneficial owners could be subject to warnings or applicable criminal liabilities. Any of the foregoing could materially adversely affect our operations, acquisition opportunities and financing alternatives.

Governmental management of currency conversion may limit our ability to utilize our net revenue effectively and our ability to transfer cash between our PRC subsidiaries and us, across borders, and to investors and affect the value of your investment.

We are subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi, the Chinese currency, into foreign currencies. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China.

Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Under existing exchange restrictions, without prior approval of SAFE, cash generated from PRC subsidiaries in China may be used to pay dividends.

However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not pay dividends in foreign currencies to our investors.

PRC regulatory authorities could impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of such offerings in a business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

Fluctuations in the value of the Renminbi may materially adversely affect your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may announce further changes to the exchange rate system, and the Renminbi may appreciate or depreciate significantly against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar.

Significant revaluation of the Renminbi may materially adversely affect your investment. For example, to the extent that we need to convert U.S. dollars received from offshore financing activities into Renminbi for the operations, appreciation of the Renminbi against the U.S. dollar may decrease the Renminbi amount that we would have received from the conversion. Conversely, if we convert Renminbi into U.S. dollars for the purpose of making payments for dividends on the securities we offered or for other business purposes, appreciation of the U.S. dollar against the Renminbi may reduce the U.S. dollar amount available to us.

Although the audit report included in this prospectus is prepared by an auditor who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as NYSE, may determine to delist our securities. Furthermore, on December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCA ACT, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards.

Although we conduct part of our operations in mainland China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor, Audit Alliance LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is subject to the PCAOB’s inspections to assess our auditor’s compliance with the applicable professional standards. Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as NYSE of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCA Act”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on NYSE or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our ADSs being delisted.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCA ACT”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and would reduce the time before our securities may be prohibited from trading or delisted. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCA ACT, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCA ACT, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On December 29, 2022, the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCA ACT, which reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Our auditor, Audit Alliance, is headquartered in Singapore, not mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. Therefore, our auditor is not currently subject to the determinations announced by the PCAOB on December 16, 2021, and it is currently subject to the PCAOB inspections.

While our auditor is based in Singapore and is registered with the PCAOB and will be inspected by the PCAOB on a regular basis, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. In addition, the recent developments would add uncertainties to the listing and trading of our ADSs and we cannot assure you whether NYSE or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or NYSE will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ADSs could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreement, together with two protocol agreements (collectively, “SOP Agreements”), governs inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Delisting of our ADSs would force holders of our ADSs to sell their ADSs. The market price of our ADSs could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with significant operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency (Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Our Hong Kong subsidiaries are subject to Hong Kong laws and regulations regarding data security, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

Our Hong Kong subsidiaries, including China SOS Limited, Future Technology Global Limited, Future Digital Investment Limited and Future Digital Trade Limited, operate in Hong Kong and are thus subject to laws and regulations in Hong Kong in respect of data privacy, data security, and data protection. The main legislation in Hong Kong concerning data security is the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) (the “PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. Pursuant to section 33 of the PDPO, the PDPO is applicable to the collection and processing of personal data if such activities take place in Hong Kong, or if the personal data is collected by a data user whose principal place of business is in Hong Kong. As of the date of this prospectus, we and our Hong Kong subsidiaries have complied with the laws and requirements in respect of data security in Hong Kong. Our directors confirm that: (i) each of our directors and our Hong Kong subsidiaries has not been involved in any litigation or regulatory action relating to breach of the PDPO; and (ii) they are not aware of any non-compliance incidents relating to breach of the PDPO since the date of incorporation of our Hong Kong subsidiaries. Since our PRC subsidiaries conduct substantially all of their business operations in the mainland China, we believe that the incumbent data security statutory requirements under Hong Kong laws do not materially affect their business. However, the laws on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us or our Hong Kong subsidiaries to consequences including but not limited to government enforcement actions and investigations, fines, penalties, and suspension or disruption of our Hong Kong subsidiaries’ operations.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in China. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	loss of intellectual property rights;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than U.S. public companies.

We are a “foreign private issuer” as defined in the SEC rules and regulations and, consequently, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Further, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.

As a foreign private issuer, we file annual reports on Form 20-F within four months of the close of each fiscal year ended December 31 and reports on Form 6-K relating to certain material events promptly after we publicly announce these events. However, because of the above exemptions for foreign private issuers, our shareholders are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

While we are a foreign private issuer, we are not subject to certain NYSE corporate governance listing standards applicable to U.S. listed companies. We are entitled to rely on a provision in the NYSE Listed Company Manual that allows us to elect to follow Cayman Islands “home county” corporate law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NYSE.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we will remain exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue to qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

We may fail to obtain, maintain and update licenses and permits necessary to conduct our operations in the PRC, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the VATS industry in the PRC.

The laws and regulations regarding value-added telecommunications services, or VATS, licenses in the PRC are relatively new and are still evolving, and their interpretation and enforcement involve significant uncertainties. Investment activities in the PRC by foreign investors are principally governed by the Industry Catalog Relating to Foreign Investment, or the Catalog. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not included in the Catalog are permitted industries. Industries such as VATS, including Internet data warehouse services, or IDC services, restrict foreign investment. Specifically, the Administrative Regulations on Foreign-Invested Telecommunications Enterprises restrict the ultimate capital contribution percentage held by foreign investor(s) in a foreign-invested VATS enterprise to 50% or less. Under the Telecommunications Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Administrative Measures for Telecommunications Business Operating License, which took effect on April 10, 2009 and was amended on September 1, 2017, set forth the types of licenses required to provide telecommunications services in China and the procedures and requirements for obtaining such licenses.

As of the date of this prospectus, we have obtained a Telecommunications Business License and a Telecommunication Network Number Utilization Resource Certificate for our 10086 hot-line center and are currently applying for an ICP license from the Chinese Ministry of Industry and Information Technology.

There can be no assurance that we will be able to maintain our existing licenses or permits necessary to provide our current IDC services in the PRC, renew any of them when their current term expires, or update existing licenses or obtain additional licenses necessary for our future business expansion. The failure to obtain, retain, renew or update any license or permit generally, and our IDC licenses in particular, could materially and adversely disrupt our business and future expansion plans.

In addition, if future PRC laws or regulations governing the VATS industry require that we obtain additional licenses or permits or update existing licenses in order to continue to provide our IDC services, there can be no assurance that we would be able to obtain such licenses or permits or update existing licenses in a timely fashion, or at all. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

We may rely principally on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholder’s decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The China regulatory authority will oversee our operations, which could result in a material change in our operations and/or the value of the securities we are registering for sale

Substantial of our operations are located in China. The Chinese government may exercise management on the conduct of business in the PRC and may affect our operations, which could impact our operations and/or the value of our securities. We are also currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Because of our corporate structure as a Cayman Islands holding company with operations conducted by our PRC subsidiaries, the China regulatory authority may exercise oversight, and the regulations to which we are subject may change. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China may be subject to change. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in China may require additional costs to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or suspend our development;

●	result in negative publicity on our reputation or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our operations could be materially and adversely affected as well as the value of our ordinary shares.

Failure to comply with PRC regulations regarding the registration requirements for employee share ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by the State Administration of Foreign Exchange, or SAFE, in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiaries of such overseas listed company, and complete certain other procedures. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted restricted shares, restricted share units or options will be subject to these regulations if those employees exercise such restricted shares, restricted share units or options. Separately, SAFE Circular 37 also requires certain registration procedures to be completed if those employees exercise restricted shares, restricted share units or options before listing. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our wholly foreign-owned subsidiaries in China and limit these subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors and employees under PRC law.

In addition, the State Administration of Taxation, or the SAT has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in the PRC who exercise share options or are granted restricted share units will be subject to PRC individual income tax. Our WFOEs have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare plans, open and register accounts for social insurance accounts and housing funds, and contribute in their own names to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where companies operate our businesses. The requirements of employee benefit contribution plans have not been implemented consistently by the local governments in China given the different levels of economic development in different geographical areas.

As of the date of this prospectus, certain of our PRC subsidiaries failed to open and register the accounts for social insurance and housing funds, and entrust third-party agencies to pay social insurance and housing provident fund for some of our employees. We may be required to make up the contributions for these welfare plans as well as late fees and fines. If we are subject to investigations or penalties related to non-compliance with labor laws, our business, financial condition and results of operations could be adversely affected.

The enforcement of the Labor Contract Law of the People’s Republic of China, or the PRC Labor Contract Law, and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the PRC Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. The PRC Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions. In the event that we decide to change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective. In addition, as the interpretation and implementation of these new regulations are still evolving, our employment practices may not be at all times deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

It may be difficult to effect service of process upon us, our directors or our executive officers that reside in China or to enforce any judgments obtained from non-PRC courts or bring actions against them or us in China.

Certain of our directors and most of our executive officers reside in China. In addition, most of our assets and those of our directors and executive officers are located in China. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions.

On July 14, 2006, the Supreme People’s Court of China and the Government of the Hong Kong Special Administrative Region signed an Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters, or the 2006 Arrangement. Under such arrangement, where any designated People’s Court or any designated Hong Kong court has made an enforceable final judgment requiring payment of money in a civil and commercial case pursuant to a choice of court agreement, any party concerned may apply to the relevant People’s Court or Hong Kong court for recognition and enforcement of the judgment. On January 18, 2019, the Supreme Court of the People’s Republic of China and the Department of Justice under the Government of the Hong Kong Special Administrative Region signed the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the 2019 Arrangement. The 2019 Arrangement, for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the courts in mainland China and those in the Hong Kong Special Administrative Region, stipulates the scope and particulars of judgments, the procedures and ways of the application for recognition or enforcement, the review of the jurisdiction of the court that issued the original judgment, the circumstances where the recognition and enforcement of a judgment shall be refused, and the approaches towards remedies, among others. After a judicial interpretation has been promulgated by the Supreme People’s Court and the relevant procedures have been completed by the Hong Kong Special Administrative Region, both sides shall announce a date on which the 2019 Arrangement shall come into effect. The 2019 Arrangement shall apply to any judgment made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

We may be required to obtain additional licenses in relation to our ongoing business operations and may be subject to penalties for failing to obtain certain licenses with respect to our past operations.

We conduct our business in China through our PRC subsidiaries, each of which is required to obtain, and has obtained, a business license, the requisite permissions or approvals, and where applicable, certain additional operating licenses and permits in connection with their operations. To our knowledge, no such permissions or approvals have been denied as of the date of this prospectus.

Considering (i) the uncertainties around the interpretation and implementation of PRC laws and regulations and the enforcement practice by relevant government authorities, (ii) the PRC government’s ability to intervene in or influence our operations at any time, and (iii) the rapid evolvement of PRC laws, regulations, and rules which may be preceded with little or no advance notice, we may be subject to additional licensing requirements, and our conclusion on the status of our licensing compliance may prove to be mistaken. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

In other words, although the Company and our PRC subsidiaries have, to date, obtained all requisite permissions from the PRC government, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, if (i) we or our subsidiaries do not receive or maintain requisite permissions or approvals, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain additional permissions or approvals in the future, or (iv) any intervention in or interruption of our business by PRC governmental occurs with little advance notice.

It is unclear whether we will be considered a PRC “resident enterprise” under the PRC Enterprise Income Tax Law and, depending on the determination of our PRC “resident enterprise” status, our global income may be subject to the 25% PRC enterprise income tax, which could materially and adversely affect our results of operations.

Under the PRC Enterprise Income Tax Law, which became effective in January 2008 and was amended on February 24, 2017 and December 29, 2018, and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within China is considered a PRC resident enterprise and will be subject to enterprise income tax at the rate of 25% on its global income. The implementation rules of the PRC Enterprise Income Tax Law define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., of an enterprise.” On April 22, 2009, STA issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or STA Circular 82, which was partially amended by Announcement on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions issued by STA on January 29, 2014, and further partially amended by Decision on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents issued by STA on December 29, 2017. STA Circular 82, as amended, provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Further, STA Circular 82 states that certain Chinese-controlled enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. In addition, STA issued the Bulletin on Promulgation of the Administrative Measures for Income Tax of Chinese-Controlled Offshore-Incorporated Resident Enterprises (Trial Implementation) on July 27, 2011, effective from September 1, 2011 and partially amended on April 17, 2015, June 28, 2016, and June 15, 2018, or STA Bulletin 45, providing more guidance on the implementation of STA Circular 82. STA Bulletin 45 clarifies matters including resident status determination, post-determination administration and competent tax authorities. See “Regulation—Regulations Related to Tax—Enterprise Income Tax.” Although both STA Circular 82 and STA Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in STA Circular 82 and STA Bulletin 45 may reflect STA’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. In addition to the uncertainty regarding how the new resident enterprise classification may apply, it is also possible that the rules may change in the future, possibly with retroactive effect. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to enterprise income tax at 25% on our global income as well as PRC enterprise income tax reporting obligations. If we are considered a PRC resident enterprise and earn income other than dividends from our PRC subsidiaries, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

The reinforcement by China regulatory authority on supervision or law enforcement on offerings that are conducted overseas and/or foreign investment in China-based issuers, which could limit or hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline.

Substantially all of our operations are based in China. We are and will be subject to PRC laws relating to, among others, restrictions over foreign investments and data security. The Chinese government has recently sought to exert more control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. The Chinese government’s exertion of more control over overseas listing of, offerings conducted overseas by and/or foreign investment in China-based companies could retrospectively affect the Mergers and result in a material change in our operations, significantly limit or completely hinder our abilities to offer or continue to offer securities to foreign investors, and cause the value of ADSs to significantly decline or be worthless.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and the Mergers and the Transactions may ultimately require approval of the CSRC. If it is determined that the CSRC approval is required retrospectively for the Mergers or the Transactions, it is uncertain whether we can or how long we will take to obtain the approval and, even if such CSRC approval is obtained, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for the Mergers and the Transactions, or a rescission of such approval if obtained, could subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations, restrictions or limitations on our abilities to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect their business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC published the Overseas Listing Measures which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, we are required to complete filing procedures with the CSRC in connection with this offering and may be subject to the filing requirements under the Overseas Listing Measures for our future offering and listing of our securities in an overseas market. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on Overseas Listing Measures. According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering.

On December 27, 2021, the NDRC and the Ministry of Commerce (the “MOFCOM”), jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the 2021 Negative List, if a PRC domestic company, which engages in any prohibited business set out in the list, seeks an overseas offering or listing, it must first obtain the approval from the competent governmental authorities. In addition, the foreign investors in such company must not be involved in its operation or management, and their ownership interest should be subject to limitations imposed under regulations on investments in domestic securities by foreign investors. Because the 2021 Negative List is recently issued, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent we will be subject to these new requirements. If we are required to comply with these requirements but fail to do so on a timely basis if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, there is no assurance that new rules or regulations promulgated in the future will not impose additional requirements on us, including retrospectively with respect to the Mergers and the Transactions. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the 2022 Cybersecurity Review Measures and the Draft Administrative Regulations on Network Data Security, are required for the Mergers or Transactions, on a retrospective basis, it is uncertain whether such approval can be obtained or filing procedures completed, or how long it will take to obtain such approval or complete such filing procedures. Any failure to obtain such approval or complete such filing procedures or any delay in obtaining such approval or completing such filing procedures for the Mergers or Transactions, or a rescission of any such approval if obtained, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our abilities to carry out business operations in China or pay dividends outside China, delay or restrict the repatriation of our offshore funds into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of the ADSs. The CSRC and other PRC regulatory authorities may also order us, or make it advisable for us, to unwind or reverse the Mergers and the Transactions. In addition, if the CSRC or other regulatory authorities in China subsequently promulgate new rules or issue directives requiring that we obtain additional approvals or complete additional filing or other regulatory procedures for our prior offerings overseas, there is no assurance that we will be able to comply with these requirements and may not be able to obtain any waiver of such requirements, if and when procedures are established to obtain such a waiver. Any of the foregoing could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China, but also as a result of the war in Ukraine, sanctions on Russia and the armed conflict between Israel and Hamas.. These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

Our supply chain may be disrupted by changes in U.S. trade policy.

We have experienced, and expect to continue to experience, increased international transit times. A disruption in the flow of our imported goods or a material increase in the cost of those goods or transportation without any offsetting price increases may significantly decrease our profits. U.S. tariffs or other actions against foreign nations including China and any responses by such nations including China, could impair our ability to meet customer demand and could result in lost sales or an increase in our cost of products This would have a material adverse impact on our business and results of operations.

Risks Related to this Offering, Our ADSs and Warrants

This is a reasonable best efforts offering, in which no minimum number or dollar amount of Securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the Securities in this Offering. The Placement Agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. There is no required minimum number of Securities that must be sold as a condition to completion of this Offering, and there can be no assurance that the Offering contemplated hereby will ultimately be consummated. Even if we sell Securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this Offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page. We may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The trading price of our ADSs may be volatile, which could result in substantial losses to investors.

The trading price of our ADSs may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed their securities on U.S. stock markets, and some of these companies have experienced significant volatility. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ADSs, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow and data related to our user base or user engagement;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new products, services and expansions by us or our competitors;

●	announcements of changes to regulations;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	Potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our ADSs trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

There is no public market for the Warrants offered in this offering.

There is no established public trading market for the Warrants being offered in this offering. We do not intend to apply to list the Warrants on the New York Stock Exchange or any other trading market. Accordingly, the liquidity of the Warrants offered in this prospectus will be limited.

Our Warrants are speculative in nature.

Our Warrants do not confer any rights of ADS or Class A Ordinary Share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ADSs at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire ADSs at an exercise price of $1.50 per ADS, subject to certain adjustments, prior to the fifth year anniversary of the date of issuance. Moreover, following this offering, the market value of our Warrants, if any, is uncertain. There can be no assurance that the market price of the ADSs will equal or exceed the exercise price of the Warrants at any given time, and consequently, whether it will be profitable for holders of the Warrants to exercise the Warrants.

Techniques employed by short sellers may drive down the market price of our ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ADSs could be greatly reduced or rendered worthless.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

Sales of our ADSs in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline. As of the date of this prospectus, we have 82,809,799 Class A ordinary shares and 9,469,450.50 Class B ordinary shares outstanding. Among these shares, 82,809,799 Class A ordinary shares are in the form of ADSs. All our ADSs are freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. The remaining Class A ordinary shares outstanding will be available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act.

Certain major holders of our ordinary shares may cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our ADSs to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profits or our share premium account, provided that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment.

We may be classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares.

Depending upon the value of our assets, which is determined in part by the market value of our ADSs or ordinary shares, and the composition of our assets and income over time, we could be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Based on the projected composition of our assets and income, we do not anticipate becoming a PFIC for our taxable year ending December 31, 2019. While we do not anticipate becoming a PFIC, fluctuations in the market price of our ADSs or ordinary shares may cause us to become a PFIC for the current or any subsequent taxable year.

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Whether we are a PFIC is a factual determination and we must make a separate determination each taxable year as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we will not be a PFIC for our taxable year ending December 31, 2019 or any future taxable year. The determination of whether we will become a PFIC will depend, in part, on how, and how quickly, we use our liquid assets and the cash that was raised in our IPO.

If we were to be classified as a PFIC for any taxable year during which a U.S. Holder (as defined in “Item 10. Additional information—E. Taxation—U.S. Federal Income Tax Considerations”) holds an ADS or an ordinary share, such U.S. Holder would generally be subject to reporting requirements and might incur significantly increased U.S. federal income tax on gain recognized on the sale or other disposition of the ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the applicable U.S. federal income tax rules. Further, if we were to be classified as a PFIC for any year during which a U.S. Holder holds our ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares even if we cease to qualify as a PFIC under the rules set forth above. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of acquiring, holding, and disposing of ADSs or ordinary shares if we were to be classified as a PFIC. For more information see “Item 10. Additional information—E. Taxation—U.S. Federal Income Tax Considerations—PFIC Rules.”

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.

Our sixth amended and restated memorandum and articles of association contains provisions that limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADSs or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected.

Our dual-class voting structure limits your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 10 votes per share, subject to the limitations set forth in “Item 10. Additional Information—B. Memorandum and Articles of Association—Ordinary Shares.” Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are registered under Cayman Islands law.

We are an exempted company limited by shares registered under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, any special resolutions, and the register of mortgages and charges), or to obtain copies of lists of shareholders, of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders (other than our memorandum and articles of association and any special resolutions passed by our shareholders). This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Item 10. Additional Information—B. Memorandum and Articles of Association—Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. As a result, it may be difficult or impossible for you to bring an action against us in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we have published prior to 2022, and intend to continue to publish in the future, our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of the NYSE.  Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer. In addition, if and to the extent we fail to qualify as a foreign private issuer in any future period, we would have increased disclosure and other requirements, which would increase our compliance and other costs.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise any right to vote the Class A ordinary shares which are represented by your ADSs.

As a holder of our ADSs, you will only be able to direct the exercise of the voting rights attaching to the Class A ordinary shares which are represented by your ADSs in accordance with the provisions of the deposit agreement. Under the deposit agreement, you must vote by giving voting instructions to the depositary. Upon receipt of your voting instructions, the depositary will endeavor, insofar as practical and lawful to vote the Class A ordinary shares which are represented by your ADSs in accordance with your instructions. You will not be able to directly exercise any right to vote with respect to the shares represented by your ADSs unless you withdraw the shares from the depositary. Under our sixth amended and restated memorandum and articles of association, the minimum notice period required for convening a general meeting is 10 calendar days. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the shares represented by your ADSs to allow you to vote with respect to any specific resolution or matter to be considered and voted upon at such general meeting. If we give notice to our shareholders of any general meeting, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. Also, as a party to the deposit agreement, you waive your right to trial by jury in any legal proceedings arising out of the deposit agreement or the ADSs against us and/or the depositary. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the shares underlying your ADSs are not voted as you requested.

The depositary for our ADSs will give us a discretionary proxy to vote the Class A ordinary shares represented by your ADSs if you do not vote at shareholders’ meetings, except in limited circumstances, which could adversely affect your interests.

Under the deposit agreement for the ADSs, if you do not give proper or timely voting instructions to the depositary, the depositary will give us a discretionary proxy to vote the Class A ordinary shares represented by your ADSs at shareholders’ meetings unless:

●	we have failed to timely provide the depositary with notice of meeting and related voting materials;

●	we have instructed the depositary that we do not wish a discretionary proxy to be given;

●	we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting; or

●	we have informed the depositary that a matter to be voted on at the meeting would have a material adverse impact on shareholders.

The effect of this discretionary proxy is that if you do not give proper or timely voting instructions to the depositary as to how to vote at shareholders’ meetings, you cannot prevent the Class A ordinary shares represented by your ADSs from being voted, except under the circumstances described above. This may make it more difficult for shareholders to influence the management of our company. Holders of our Class A ordinary shares are not subject to this discretionary proxy.

You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them if it is illegal or impractical to make them available to you.

The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities which are represented by your ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of our ADSs.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, or on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Ordinary Shares or ADSs and this may have a negative impact on the market price of our ordinary shares

The trading market for our ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ADSs would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ADSs, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ADSs could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ADSs to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional ADSs or other securities convertible into or exchangeable for of our ADSs. We cannot assure you that we will be able to sell of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this offering.

We incur significant costs as a result of being a public company.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations of the NYSE. Being subject to these rules and regulations results in legal, accounting and financial compliance costs, makes some activities more difficult, time-consuming and costly and can also place significant strain on our personnel, systems and resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by terminology such as “may,” “might,” “will,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements may include statements relating to, among other things:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	our ability to continuously develop new technology, services and products and keep up with changes in the industries in which we operate;

●	the expected growth of cryptocurrency industry and our future business development;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our ability to protect and enforce our intellectual property rights;

●	our ability to attract and retain qualified executives and personnel;

●	the COVID-19 pandemic and the effects of government and other measures seeking to contain its spread;

●	U.S.-China trade war and its effect on our operation, fluctuations of the RMB exchange rate, and our ability to obtain adequate financing for our planned capital expenditure requirements;

●	our expectations regarding our relationships with end-users, customers, suppliers and other business partners;

●	our ability to achieve anticipated benefits of the Mergers;

●	competition in our industry;

●	relevant government policies and regulations related to our industry; and

●	fluctuations in general economic and business conditions in China and globally.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of the ADSs. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate the net proceeds of the offering will be approximately $7 million, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering for general corporate purposes, which could include working capital to fund daily operations, construction of cryptocurrency mining hosting centers, and construction of a solar equipment factory.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

We will not receive any proceeds from the sale of ADSs issuable upon exercise of the Warrants unless and until such warrants are exercised. If the Warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $15.7 million.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that we are able to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

We are a holding company registered in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Risk Factors—Risks Related to Doing Business in China” and “Regulation.”

If we pay any dividends, we will pay such dividends on the shares represented by ADSs to the depositary, and the depositary will pay such dividends to our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars. See “Description of American Depositary Shares.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis;

●	on a pro forma basis to reflect the sale on October 17, 2023 of 39,171,620 units, each unit consisting of one Class A ordinary share and a warrant to purchase one Class A ordinary share; and

●	on a pro forma, as adjusted basis to reflect the issuance and sale of 5,233,332 ADSs by us at an offering price of $1.50 per ADSs,, after deducting estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2023		Pro Forma,
	Actual	Pro Forma	as adjusted
	US$	US$
	(in thousands)
Shareholders’ Equity:
Class A Ordinary Shares (US$0.005 par value 6,000,000,000 shares authorized, 59,842,279 shares issued and outstanding on actual and as adjusted basis, respectively)	343	539	801

Class B Ordinary Shares US$0.005 par value; 1,100,000,000 shares authorized, 8,967,250 shares issued and outstanding)	56	56	56
Additional paid-in capital	707,516	725,204	732,172
Other reserves	170	170	170

Accumulated loss	(283,727)	(283,727)	(283,727)
_AOCI	(32,106)	(32,106)	(32,106)
_NCI	(2,324)	(2,324)	(2,324)

Total shareholders’ equity	389,928	407,812	415,042

Notes:

(1)	The pro forma as adjusted information discussed above is illustrative only. Our additional paid-in capital, accumulative deficit, accumulative other comprehensive income, total shareholder’s deficit and total capitalization following the completion of this offering are subject to adjustment based on the actual offering price and other terms of this offering determined at pricing.
(2)

A US$1.00 increase (decrease) in the offering price of US$1.50 per ADS would increase (decrease) each of additional paid-in capital, total shareholders’ equity, and total capitalization by US$4.9 million.

The above discussion and table are based on 59,842,279 Class A Ordinary Shares (post-2023 Share Consolidation) and 8,967,250 Class B Ordinary Shares (post-2023 Share Consolidation) issued and outstanding as of June 30, 2023 and excludes, as of such date,

●	1,071,600 Class A Ordinary Shares (post-2023 Share Consolidation) issuable upon exercise of the warrants offered in a private placement that closed on August 27, 2020.

●	1,306,753 Class A Ordinary Shares (post-2023 Share Consolidation) issuable upon exercise of the warrants offered in a private placement that closed on November 5, 2020.

●	330,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on February 17, 2021.

●	86,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on February 22, 2021.

●	447,000 ADSs issuable upon exercise of the warrants offered in a warrant exchange that closed on March 1, 2021.

●	500,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on April 1, 2021.

●	39,171,620 Class A Ordinary Shares (post-2023 Share Consolidation) issuable upon exercise of the warrants offered in a private placement that closed on October 17, 2023.

●	Up to 8,956,721 of our Class A ordinary shares that may be issued pursuant to awards granted under our 2022 Equity Incentive Plan.

●	10,466,664 ADSs issuable upon exercise of the Warrants offered in this offering.

DILUTION

If you purchase the ADSs in this offering, your interest will be diluted to the extent of the excess of the offering price per ADS over our net tangible book value per ADS after this offering. Our net tangible book value as of June 30, 2023 was US$383.2 million, or US$0.128 per Class A ordinary share and US$1.28 per ADS. Taking into account our issuance on October 17, 2023 of 39,171,620 units, each unit consisting of one Class A ordinary share and one warrant to purchase one Class A ordinary share for approximately $17.88 million, our pro forma net tangible book value on June 30, 2023 would have been approximately $401.1 million, or US$0.132 per outstanding ordinary share, including Class A ordinary shares underlying our outstanding ADSs, or US$1.32 per ADS . Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities.

Giving further effect to our issuance and sale of 5,233,332 ADSs in this offering, at an offering price of US$1.50 per ADS, and after deduction of estimated offering expenses payable by us, our pro forma, as adjusted net tangible book value at June 30, 2023 would have been approximately $408.3 million or US$0.135 per outstanding ordinary share, including Class A ordinary shares underlying our outstanding ADSs, or US$1.32 per ADS. This represents an immediate increase in net tangible book value of $0.0001 per ordinary share, or $0.001 per ADS, to existing shareholders and an immediate dilution in net tangible book value of US$0.02 per ordinary share, or US$0.2 per ADS, to purchasers of ADSs in this offering.

The following table illustrates the dilution on a per Class A ordinary share basis assuming that the offering price per Class A ordinary share is US$0.150 and all ADSs are exchanged for Class A ordinary shares:

	Per Ordinary Share		Per ADS
Offering price	US$	0.150	US$	1.50
Actual net tangible book value as of June 30, 2023	US$	0.128	US$	1.28
Pro forma net tangible book value as of June 30, 2023, to reflect the sale on October 17, 2023 of 39,171,620 units, each unit consisting of one Class A ordinary share and a warrant to purchase one Class A ordinary share	US$	0.132	US$	1.32
Pro forma, as adjusted net tangible book value as of June 30, 2023, as adjusted to give effect to this offering	US$	0.132	US$	1.32
Amount of dilution in net tangible book value to new investors in this offering	US$	0.02	US$	0.20

The as adjusted information discussed above is illustrative only.

The above discussion and table are based on 59,842,279 Class A Ordinary Shares (post-2023 Share Consolidation) and 8,967,250 Class B Ordinary Shares (post-2023 Share Consolidation) issued and outstanding as of June 30, 2023 and excludes, as of such date,

●	1,071,600 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement that closed on August 27, 2020.

●	1,306,753 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement that closed on November 5, 2020.

●	330,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering closed on February 17, 2021.

●	86,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on February 22, 2021.

●	477,600 ADSs issuable upon exercise of the warrants offered in a warrant exchange that closed on March 1, 2021.

●	500,000 ADSs issuable upon exercise of the warrants offered in a registered direct offering that closed on April 1, 2021.

●	39,171,620 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement that closed on October 17, 2023.

●	Up to 8,956,721 of our Class A ordinary shares that may be issued pursuant to awards granted under our 2022 Equity Incentive Plan.

●	10,466,664 ADSs issuable upon exercise of the Warrants offered in this offering

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A substantial portion of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

According to our Cayman Islands’ legal counsel, there is uncertainty with regard to Cayman Islands law relating to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that the judgment of the competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which such judgment has been given, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final and conclusive, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

CORPORATE HISTORY AND STRUCTURE

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. We began our credit analytics service provider business in 2001. On August 18, 2015, we registered as an exempted company in the Cayman Islands by way of continuation, and changed our name to China Rapid Finance Limited. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On  April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF.” In May 2017, we completed our IPO in which we sold a total of 11,500,000 of our ADSs, each representing ten Class A ordinary shares and listing of our ADSs on the NYSE. In the third quarter 2018, due to regulatory changes that made it cost-prohibitive, and in some ways very risky from the regulatory compliance perspective, to own and operate our legacy marketplace lending platform, we decided to cease the customer acquisition and loan facilitation at our legacy marketplace lending platform and started to transition our business to other industries.

On May 5, 2020, we entered into a set of agreements with YBT (Yongbao Two Ltd.), the shareholders of YBT (the “YBT Shareholders”), eight individual investors introduced by YBT (collectively with the YBT Shareholders, the “Investors”) and True North Financial, LLC to acquire YBT, which controls its variable interest entity SOS Information. The transaction was consummated on May 15, 2020. As a result, we acquired 100% of YBT, which controlled its variable interest entity, SOS Information Technology Co., Ltd (“SOS Information”).  Such VIE structure has been unwound since November, 2022. The shares issued to the Investors were relied on exemption from registration in accordance with Regulation S and/or Rule 4(a)(2) under the Securities Act of 1933, as amended. Accordingly, we started our newly acquired data mining and targeted marketing services business through SOS Information. On July 20, 2020, we changed our name to SOS Limited.

On August 3, 2020, we entered into a certain share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company, China Capital Financial LLC, a Delaware limited liability company, CRF China Limited, a British Virgin Islands company, CRF Technology LLC, a California limited liability company, and HML China LLC, a Delaware limited liability company (collectively, the “XRF Subsidiaries”) in exchange for cash consideration of $3.5 million. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the XRF Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. The Disposition closed on August 6, 2020. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

On May 14, 2020, Qingdao SOS Investment Management Co., Ltd. (“Qingdao SOS Investment”), Qingdao SOS Industrial Holding Co., Ltd. (“Qingdao SOS Industrial”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Qingdao SOS Industrial, entered into a series of contractual arrangements, including Technical Consulting and Service Agreement, Equity Interest Purchase Option Agreement, Equity Pledge Agreement and Voting Rights Proxy and Financial Support Agreement, collectively, the “Qingdao SOS Investment VIE Agreements,” pursuant to which Qingdao SOS Investment has contractual rights to exercise control over the Qingdao SOS Industrial.

On November 2, 2022, pursuant to the terms of the Qingdao SOS Investment VIE Agreements, Qingdao SOS Investment, Qingdao SOS Industrial, and shareholders of Qingdao SOS Industrial unanimously agreed to terminate the Qingdao SOS Investment VIE Agreements. The termination of the VIE contractual arrangements were effective on November 2, 2022.

On November 2, 2022, Qingdao S Investment Holding Limited (“Qingdao S Investment”), Qingdao SOS Industrial Holding Co., Ltd. (“Qingdao SOS Industrial”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Qingdao SOS Industrial, entered into a series of contractual arrangements, including Equity Pledge Agreement, Exclusive Management Consultation and Business Cooperation Agreement, Exclusive Purchase Option Agreement and Power of Attorney, collectively, the “Qingdao S Investment VIE Agreements,” pursuant to which Qingdao S Investment has contractual rights to exercise control over the Qingdao S Industrial.

Therefore, Qingdao SOS Industrial and its subsidiaries’ financial results had been consolidated by the Company in accordance with U.S. GAAP due to the Company being the primary beneficiary of these companies prior to the Disposition (as defined below) in November 2022.

On November 2, 2022, the Company entered into a certain share purchase agreement (the “Disposition SPA”) with S International Holdings Limited (the “Purchaser”), a Cayman Islands exempt company, and S International Group Limited (“S International” or the “Target”), a British Virgin Islands company and the Company’s wholly owned subsidiary prior to the Disposition. Pursuant to the Disposition SPA, the Purchaser agreed to purchase S International in exchange for cash consideration of $17,000,000. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA on November 2, 2022 (the “Closing Date”), the Purchaser became the sole shareholder of S International and as a result, assume all assets and liabilities of all the subsidiaries and VIE entities owned or controlled by S International. S International owns 100% of the issued shares in S International Holdings Limited, which owns 100% of the issued shares in Qingdao S Investment. Qingdao S Investment controls Qingdao SOS Industrial, the former VIE, through a series of contractual agreements with the former VIE and the shareholders of the former VIE dated November 2, 2022. The former VIE owns 100% of the equity interests in each of SOS Information Technology Co., Ltd. and Qingdao SOS Digital Technologies Inc.

As the VIE structure has been unwound, the financial results of the former VIE and its subsidiaries are no longer consolidated into the Company’s financial statements after the Closing Date. As of the date of this prospectus, our current corporate structure does not contain any VIE in mainland China and neither we nor our subsidiaries has intention establishing any VIEs in mainland China in the future.

The following is a brief description of each of those entities within our organization:

SOS Limited (“SOS”) refers to the ultimate parent or the registrant, a Cayman Islands exempt company.

China SOS Limited (“China SOS”) is a Hong Kong corporation.

Qingdao SOS Investment Management Co., Ltd. (“Qingdao SOS Investment”), a PRC corporation., one of the Company’s WFOEs.

Qingdao SOS Industrial Holding Co., Ltd., the former VIE, a PRC corporation.

Subsidiaries outside China include Yong Bao Two Ltd. (“YBT,” a British Virgin Islands company), FDW Limited (“FDW,” a British Virgin Islands company), SOS Information Technology New York Inc.(“SOSNY,” a New York corporation), FD LLC (“FD,” a Nevada corporation), Future Technology Global Limited (“FTHK,” a Hong Kong corporation), Canada XX Exchange Ltd.(“CXXE,” a Canada corporation) and US XX Exchange Ltd. (“USXXE,” a Colorado corporation).

Subsidiaries inside China refers to the former VIE’s subsidiaries, including Inner Mongolia SOS Insurance Agency Co., Ltd (“IMSOS”); and directly owned subsidiaries including SOS International Trading Co., Ltd (“SOSINT”), Qingdao SOS Investment LLP (“SOSIL”), Qingdao SOS Digital Technologies Ltd. (“SOSDT”), Common Prosperity Technology Co., Ltd. (“SOSCP”), SOS Ronghe Digital Technology Co., Ltd. (“SOSRD”), Weigou International Trading Co., Ltd (“SOSWI”), Shuyun International Trading Co., Ltd (“SOSSI”), SOS Auto Service Co., Ltd. (“SOSAS”), Chexiaoer Technology Co., Ltd (“SOSCX”) and Hebei S Cloud Enterprise Management Co., Ltd.

The following diagram illustrates our corporate structure as of the date of this prospectus:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

Overview

Our Company, originally named China Risk Finance LLC, was established in Delaware on July 12, 2004. We embarked on our journey as a credit analytics service provider in 2001. Over the subsequent 18 years, we honed our proprietary, advanced technology. During this period, our founders and management team provided advisory services to many of China’s largest banks, assisting them in analyzing consumer credit and issuing over one hundred million credit cards to consumers. On August 18, 2015, we registered as an exempted company in the Cayman Islands by way of continuation, and changed our name to China Rapid Finance Limited.  On April 28, 2017, we marked a significant milestone when our ADSs began trading on the NYSE under the symbol “XRF.” In May 2017, we successfully completed our Initial Public Offering, during which we sold a total of 11,500,000 of our ADSs. Each of these ADSs represents ten Class A ordinary shares. The listing of our ADSs on the NYSE was a significant achievement for our company.

During the third quarter of 2018, we faced a turning point. Regulatory changes rendered the operation of our legacy marketplace lending platform both financially burdensome and fraught with regulatory compliance risks. Consequently, we decided to halt customer acquisition and loan facilitation activities on this platform. This decision marked the beginning of our strategic shift towards other industries.

On August 3, 2020, we engaged in a significant agreement with Hantu (Hangzhou) Asset Management Co., Ltd., referred to as the Purchaser. The Purchaser agreed to acquire a collection of companies collectively known as the XRF Subsidiaries, including CRF China Holding Co. Limited, a Hong Kong-based limited company; China Capital Financial LLC, a limited liability company registered in Delaware; CRF China Limited, a company incorporated in the British Virgin Islands; CRF Technology LLC, a limited liability company based in California; and HML China LLC, another limited liability company registered in Delaware. The agreed-upon consideration for this acquisition was a cash payment of $3.5 million.

Following the completion of the transaction on August 6, 2020, the Purchaser assumed all assets and liabilities of the subsidiaries and variable interest entities that were previously owned or controlled by the XRF Subsidiaries. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

The Disposition had a significant impact on our operations. We shifted our focus towards becoming a leading high-technology services provider. Our new direction involves offering a range of services, including marketing data, technology, and solutions for insurance companies and emergency rescue services in China. Since then, we offer an array of data mining and analysis services to both our corporate and individual members. Our offerings include providing marketing data, technology, and solutions to insurance companies, emergency rescue services, and portals for insurance products and healthcare information in China. Our mission is to make it easier, safer and more efficient for our clients to obtain and process the data of their target customers.

We primarily address the large unmet demand for marketing-related data for clients such as insurance companies, financial institutions, medical institutions, healthcare providers and other service providers in the emergency rescue services industry by creating a SOS cloud emergency rescue service software as a service (SaaS) platform.

In 2020, we have launched our crypto mining business, and aim to start infrastructure services in blockchain security for our big data insurance marketing as well as provide insurance and banking services for digital assets and cryptocurrencies.

As of June 30, 2023, SOS focuses on four product and service lines including Commodities Trading, Cryptocurrency Mining, Hosting Services and Others. Commodities Trading contributes 90.5% of the total revenue, 0.8% from cryptocurrency mining, 2.9% from Hosting Service and 5.8% from Others, which refers to the legacy business  of data mining of remaining contracts. The legacy business was disposed of in November 2022.

Revenue by Products and Services

	Six months ended June 30, 2023
Revenue by Products and Services	US$	Percentage
Commodities Trading	37,815	90.5%
Cryptocurrency Mining	350	0.8%
Hosting Services	1,225	2.9%
Others	2,416	5.8%
Total revenue -net	$41,806	100%

	Six months ended June 30, 2022
Revenue by Products and Services	US$	Percentage
Commodities Trading	84,348	99.5%
Cryptocurrency Mining	305	0.4%
Hosting Services	102	0.1%
Others	-	-%
Total revenue -net	$84,755	100%

Commodities Trading

Since April 2021, we launched our commodities trading business via our subsidiaries including SOS International Trading Co. Ltd. and Weigou International Trading. The subsidiaries facilitate the trading of commodities including but not limited to mineral resin, soy bean, wheat, sesame, liquid sulfur, petrol coke and latex. The subsidiaries identify suppliers and buyers and generate revenue from the price difference. Revenue is recognized after products have been delivered and title to the goods and risk has been transferred from a seller to a buyer.

Cryptocurrency Mining

We recognize revenue when cryptocurrency is successfully mined from our cryptocurrency-mining pools and also anticipate to rent out hash power to third parties. The value of cryptocurrency is determined based on the market prices of the related cryptocurrencies at the time of receipt. The rental fees of hash power are also determined proportionally based on the market prices of the related cryptocurrencies.

Hosting Services

From January 2022, SOS took the initiative to build a supercomputing center in Wisconsin USA by providing individual & business users a comprehensive experience of cryptocurrency mining capacity and hosting service. Part of the facility was up and running since April 2022 and we recorded a revenue of $0.10 million and $1.2 million for the six months ended June 30, 2022 and 2023 respectively.

Others

Others refer to the legacy business of data mining of remaining contracts, which run into the current reporting period. The legacy business was disposed of in November 2022 and it was re-classified as discontinued operation in Consolidated Statement of Comprehensive Loss for six months ended June 30, 2023 and Statement of Cash Flow as of June 30, 2023.

Components of Our Results of Operation

Revenue

Revenue is derived from providing services to our customers including commodity trading, hosting service and cryptocurrency mining. The legacy business of data-mining segment was disposed of in November 2022, but there are some remaining contracts which run into the current reporting period ended June 30, 2023. Key factors that affect our future revenue growth include our introduction to new lines of services, our penetration in new territories, international expansion and the pandemic’s impact. We recognize revenue to depict the provision of service to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the service. Revenue is recognized after the service has been rendered or performed, or products have been delivered together with transfer of title from a seller to a buyer.

Operating Costs and Gross Profit

Our major operating costs are purchase costs of power supply, depreciation and amortization from hardware, software for cryptocurrency mining, costs of goods sold & warehouse rental for the commodities trading business.

We calculate our gross profit as revenue less operating costs. Our gross profit has been and, we expect, will continue to be affected by a variety of factors, primarily our product line mix, volume sold, and unit fees that we can charge to the customer, market price fluctuation and local government policy towards cryptocurrency.

General and Administrative Expenses

General and administrative expenses include management and office personnel compensation and bonuses, stock compensation, corporate level information technology related costs, rent, travel, professional service fees, insurance and general corporate expenses. We expect general and administrative expenses to continue to increase in absolute dollars as we expand our commercial infrastructure to both drive and support our planned growth in revenue and support the additional costs associated with being a public company such as costs & expenses related to direct public offering and legal fees to defend us against class actions.

Income Tax

Our income tax provision consists of an estimate of central and provincial income taxes based on enacted central and provincial tax rates, as adjusted for allowable credits, deductions and uncertain tax positions. SOS Information Technology Co., Ltd with significant insurance marketing service is a qualified high-tech enterprise and as such can enjoys a corporate income tax concession rate of 15%, all other domestic legal entities have 25% corporate tax rate. Depending on jurisdictions, offshore legal entities have various tax rate.

Interim Financial Results from Operations

Six months ended June 30, 2023 compared to June 30, 2022

Revenue

As of June 30, 2023, SOS focuses on four product and service lines including Commodities Trading, Cryptocurrency Mining, Hosting Services and Others. Commodities Trading contributes 90.5% of the total revenue, 0.8% from cryptocurrency mining, 2.9% from Hosting Service and 5.8% from Others, (i.e. legacy data mining which was disposed of in November 2022).

	Six months ended June 30, 2023
Revenue by Products and Services	US$	Percentage
Commodity Trading	37,815	90.5%
Cryptocurrency Mining	350	0.8%
Hosting Services	1,225	2.9%
Others	2,416	5.8%
Total revenue -net	$41,806	100%

	Six months ended June 30, 2022
Revenue by Products and Services	US$	Percentage
Commodity Trading	84,348	99.5%
Cryptocurrency Mining	305	0.4%
Hosting Services	102	0.1%
Others	-	-%
Total revenue -net	$84,755	100%

Net revenue was $41.8 million, down 50.7% from $84.8 million period-on-period. The decline in revenues can be primarily attributed to an economic downturn within China and disposal of our data mining operations. We are experiencing weak demand from small businesses and grain & food processing factories - both key markets for our commodity products. Internationally, we are witnessing a surge in commodity and energy prices, consequently commodity trading dropped 55.2% from $84.4 million the same period of last year to $37.8 million for six months ended June 30, 2023. Additionally, in November 2022, our primary data-mining service line was disposed of for regulatory reasons, resulting in a reduced operational footprint and a corresponding decrease in revenue. However, revenue from hosting service in the US jumped up 12 times from $0.10 million to $1.2 million period-on-period. As the Company continues to expand its business development, US hosting service is seeing result and growth is underway.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(US$ thousands, except share data and per share data, or otherwise notes)

	Six months ended
	30-Jun-22	30-Jun-23
	US$	US$
Revenue	84,780	41,835
Business taxes and surcharges	(25)	(29)
Net revenue	84,755	41,806
Operating costs	(82,164)	(41,716)
Gross profit	2,591	90
Gross profit ratio	3.1%	0.2%

Revenue and Service by Products

	Six months ended June 30, 2022		Six months ended June 30, 2023
Revenue by Products and Services	US$	Percentage	US$	Percentage
Commodity Trading	84,348	99.5%	37,815	90.5%
Cryptocurrency Mining	305	0.4%	350	0.8%
Hosting Services	102	0.1%	1,225	2.9%
Others	-	-%	2,416	5.8%
Total	84,755	100%	41,806	100%

We began generating revenue from cryptocurrency mining from the end of February 2021. We were allocated 132.1 units of BTC and 1,853.1 units of ETH in Q2 of 2021 from our mining pools as compared to 42.2 units of BTC and 916.9 units of ETH in Q1 of 2021. During the first half of 2022, we were still relocating and building our cryptocurrency mining facilities in the US. We recorded 179.32 units of ETH output and generated no BTC revenue for the period of six month ended June 30, 2022. We generated 11.48 units of BTC and NIL unit of ETH output six months ended June 30, 2023. As BTC price dropped further during the reporting period, we found that costs of per unit input exceeded output per unit, we shut down some of the miners to stop operation temporarily, then total output decreased immediately.

Operating Costs and Expenses

Operating costs were $41.7 million, down 49.2% period-on-period from $82.2 million in the first half of 2022 which is consistent with our revenue decline and disposal of the legacy business of data-mining business segment. Operating costs comprised of depreciation & amortization of hardware & software, electricity power and depreciation from property equipment for cryptocurrency mining as well as costs of goods sold & warehouse rental for commodity trading.

Selling Expenses

Selling expenses mainly relate to our commodity business and include freight-out expenses, custom clearing agency fee, warehouse rental expense, promotional expense, sales commission and payroll expenses to sales team. Selling expenses decreased to $1.1 million from $3.1 million for the same period last year. The decrease is largely driven by the corresponding reduction of our commodity business footprint.

General and Administrative Expenses

General and administrative expenses were $9.4 million, 39.7% up period-on-period from $6.7 million in the first half of 2022. The increase in general and administrative expenses was mainly associated with professional fees and salaries &benefits. Share-based compensation decreased 85% from $14.5 million to $2.1 million. Senior management continues to be compensated primarily via share-based compensation quarterly.

Operating Loss

GAAP net loss was $10.7 million, compared to a net loss of $14.3 million in the first half of 2022, representing a decrease of 25.1%. We had a gross margin of 0.2%, a significant drop from the previous year’s 9.3%. This was largely driven by the appreciation of the US dollar against the CNY and the commodity price hike, which escalated our cost of goods sold, thereby eroding gross margin.

Income Tax

The Company paid $0.65 million of corporate income tax for the current period as compared to $1.1 million last year of the same period.

GAAP net loss attributable to ordinary shareholders was $10.7 million, as compared to a net loss of $14.3 million in the prior year period.

GAAP Basic EPS was $(0.0031) per share, as compared to $(0.0046) per share in the prior year period.

Cash Flow and liquidity

Unaudited Condensed Consolidated Statement of Cash Flow

(US$ thousands, except share data and per share data, or otherwise noted)

	Six months ended	Six months ended
	30-Jun-22	30-Jun-23
	Unaudited	Unaudited
	US$	US$
Cash Flow from Operating Activities:
Net loss	(14,333)	(10,697)
Less: Net income from discontinued operation	6,921	-
Net loss from continuing operation	(21,254)	(10,697)
Adjustments:
Depreciation and amortization	2,399	106
Share-based compensation	14,472	2,054
Amortization of right of use assets	256	268
Accretion of finance leases	-	19
Allowance for doubtful accounts-accounts receivable	189	-
Allowance for doubtful accounts-other receivable	800	-
Impairment of cryptocurrencies	-	81
Operating cash flows before movements in working capital	(3,138)	(8,169)
Changes in working capital:
Inventory	9,442	1,224
Accounts receivable	19,298	56
Other receivables	(110,435)	(12,321)
Amount due from related parties	(10,045)	23,916
Intangible assets	(837)	(350)
Accrued liabilities	(3,225)	(3,510)
Accounts payable	1,274	1,089
Tax payable	(47)	211
Other payables	7,199	(3,857)
Amount due to related parties	624	(1)
Lease liabilities	1,184	(269)
Net cash used in operating activities from continuing operations	(88,706)	(1,981)
Net cash used in in generating from discontinued operating activities	(15,611)	-
Net cash used in operating activities	(104,317)	(1,981)
Cash flows from investing activities:
Proceeds from disposal of property, equipment and software	132	-
Net cash generated from investing activity from continuing operations	132	-
Net cash generated from investing activity from discontinuing operations	1,465	-
Net cash generated from investing activities	1,597	-
Cash flows from financing activities:
Repayment of principle portion of lease liabilities	-	(288)
Proceeds from share issuance, net of issuance costs	18,483	-
Net cash generated from/(used in) financing activities	18,483	(288)
Net decrease in cash and cash equivalents	(84,237)	(2,269)
Cash and cash equivalents at beginning of the period	338,026	259,492
Effect of exchange rates on cash and cash equivalents	(6,443)	(7,339)
Less: cash and cash equivalents, from the discontinued operations	3,602	-
Cash and cash equivalents at end of the period	243,744	249,884
Supplemental cash flow information
Cash paid for income tax	1,061	646

Cash Flow Used in Operating Activities

As of June 30, 2023, the Company had cash and cash equivalents of $249.9 million, compared to $243.7 million in the prior year period, an increase of $6.1 million The Company believes that its cash resources are more than adequate to fund operations and growth initiatives.

Cash Flow Generated from Investing Activities

The Company did not have investing activities for this period. The Company disposed of some office equipment and realized proceeds of $1.6 million for the period ending June 30, 2022.

Cash Flow Used in Financing Activities

The Company did not raise funds this period compared to US$18.5 million from registered direct offering from the public market for the period ended June 30, 2022.

Key Factors Affecting Our Results of Operations

We regularly review a number of metrics to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The main metrics we consider are set forth below.

Key Components of Results of Operations

Revenue

The following table presents our revenues by revenue source and by proportion for the periods indicated (in thousands, except percentages):

	FY 2022		FY 2021		FY 2020
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Commodity trading	255,668	98.4%	275,363	94.6%	-	-%
Cryptocurrency mining	329	0.1%	15,427	5.3%	-	-%
Other	4,113	1.5%	159	0.1%	-	-%
Total	260,110	100.0%	290,949	100.0%	-	-%

Revenues were $260.1 million for 2022, compared to $290.9 million and nil, respectively, for 2021 and 2020. The year-on-year reduction in revenue was mainly due to the challenges of the macroeconomic environment in China and the adverse impact of the COVID-19 pandemic.

As the price of BTC fluctuated from $46,198 on January 1, 2022 to $16,531 on December 31, 2022 per coin over the year, the profitability diminished as the price further decreased. Consequently, the company temporarily suspended its production line, maintaining only a few ETH machines in operation online.

As of December 31, 2022, SOS has focused on three product lines and services, including commodity trading, cryptocurrency mining and others, constitute 98.4%, 0.1% and 1.5% of the total revenues, respectively. Insurance marketing segment was re-classified as discontinued operations.

The Chinese government’s ban on certain types of cryptocurrency mining in mainland China at the end of June 2021 caused the Company to lose BTC and ETH production capacity. As a result of being unable to continue currency mining business in China, the Company began transitioning the crypto-mining business to Wisconsin, USA.

The Company bought and sold commodity products such as sesame, sulfur, asphalt, and circuit modular units. The company recognizes revenue when the product has been delivered, title to the good and risk associated with it has been transferred to the customer. Revenue generated from commodity trading amounts to $255.7 million during the year of 2022 representing 98.4% of the total sales.

Bitcoin Production

The following table presents our bitcoin mining activities for the year ended December 31, 2022.

	Number of bitcoins (1)	Amount (2)

Balance as of December 31, 2021	174.28	$8,051,373
Receipt of BTC from mining services and investment income	-	-
Impairment of BTC	-	(5,170,296)
Balance as of December 31, 2022	174.28	2,881,077

(1)	Includes bitcoins and bitcoin equivalents.
(2)	Receipt of digital assets from mining services are the product of the number of bitcoins received multiplied by the bitcoin price published on https://coinmarketcap.com/currencies/bitcoin/historical-data/, calculated on a daily basis. Sales of digital assets are the actual amount received from sales. No production was generated from BTC pool during the year of 2022.

The following table presents our Etherum mining activities for the year ended December 31, 2022.

	Number of Etherums (1)	Amount (2)

Balance as of December 31, 2021	2,770.00	$6,450,554
Receipt of ETH from mining services and investment income	179.79	329,009
Impairment loss	-	(3,254,562)
Balance as of December 31, 2022	2,949.79	3,525,001

(1)	Includes etherums and etherums equivalents.
(2)	Receipt of digital assets from mining services are the product of the number of etherums received multiplied by the etherum price published on https://coinmarketcap.com/currencies/etherum/historical-data/, calculated on a daily basis. Sales of digital assets are the actual amount received from sales.

Realized gain on exchange of digital assets

We record digital assets at cost and any gains or losses from sales of digital assets are recorded as “Realized gain (loss) on exchange of “digital assets” in the consolidated statements of operations. For the year ended December 31, 2022, we did not record the realized gain on exchange of digital assets.

Cost of revenues

Revenue costs increased from nil in 2020 to $227.9 million in 2021, constituting an increase of $227.9 million. Revenue costs increased from $227.9 million in 2021 to $270.6 million in 2022, constituting an increase of $42.7 million. It includes the cost of goods sold for commodity trading, data acquisition costs for the insurance marketing business, maintenance expenses and power supply, salaries & benefits for on-site staffs, software amortization and hardware depreciation for cryptocurrency mining rigs.

Operating expenses

The following table presents our cost of revenues by source and by proportion for the periods indicated (in thousands, except percentages):

	FY 2022		FY 2021		FY 2020
Selling	8,556	4%	673	1%	-	-
General and administrative	180,704	89%	21,765	39%	1,893	100%
Share-based compensation	14,714	7%	33,537	60%	-	-
	203,974		55,975		1,893

Operating expenses increased from $1.8 million in 2020 to $56.0 million in 2021, representing an increase of $54.1 million and increased to $204.0 million in 2022, representing a year-on-year increase of $148.0 million.

Selling expenses increased from $0.7 million in 2021 to $8.6 million in 2022, representing an increase of $7.9 million mainly attributable to customs duties, service fee of customs clearance and warehouse rental as the Company bought inventory from vendors in mainland China in the year of 2021, turning to import goods from outside China which incurs additional costs including import and duties and flight charges etc from the earlier of 2022 onwards.

General and administrative expenses increased from $1.9 million in 2020 to $21.8 million in 2021, representing an increase of $19.9 million, and increased to $180.7 million in 2022, representing a year-on-year increase of $158.9 million mainly attributable to the increase of crypto miners’s impairment loss, miner-related inventory writedown, bad debt provision for other receivables & prepayment in $170.8 million. Initially the Company’s accounting policy is to amortize mining machines over its useful life of five years, then the PP&E and related inventory is required to be written down to align with its peers in block-chain industry, to conform with the common practice of amortizing the PP&E over its useful life of 2-3 years.

Share-based compensation expenses decreased from $33.5 million in 2021 to $14.7 million in 2022, representing a decrease of $18.8 million mainly due to the slump of global capital market, which dragged down the Company’s share price over the year; generally lower share price results lower share-based compensation expenses.

GAAP Operating Loss and EPS

The Company had operating loss of $204.4 million for the year of 2022. compared to an operating loss of $41.4 million for the year of 2021 due to the heavy write-down for inventory, impairment loss for miners and bad debt provision for other receivables and prepayments.

GAAP EPS Basic(Diluted EPS is the same as EPS Basic) was $(0.07) per share for the period ended December 31, 2022, as compared to $(0.02) per share for the period ended December 31, 2021.

Other (Expense)/Income

Other expense was $15.1 million for 2022 and $9.4 million for 2021, respectively. There was $5.6 million other income in 2020.

Income tax

The company incurred $0.5 million in corporate income tax mainly from mainland Chinese business of data mining and commodity trading segments for the current period compared to $0.003 million last year.

Net Income/(Loss)

As a result of the foregoing, we had net loss from continuing operations of $230.2 million for 2022, compared to a net income of $52.4 million and a net income of $7.5 million, respectively, for 2021 and 2020.

We had net gain from discontinued operations of $0.3 million for 2022.

Liquidity and Capital Resources

Our principal sources of liquidity are cash and cash equivalents and cash flows generated from our operations.

As of December 31, 2022, we had cash and cash equivalents of approximately $264.4 million, compared to $338.0 million for the period ended December 31, 2021. The net decrease in cash flow was mainly due to its decrease in operating activity, partially offset by financing activities through registered direct offerings.

The Company believes that its cash resources are adequate to fund its current operations and short-term growth initiatives, current liquidity and capital resources are sufficient to meet anticipated working capital needs (net cash used in operating activities), commitments, capital expenditures and for at least the next twelve months. The Company may, however, require additional cash resources due to changes in business conditions and other future developments, or changes in general economic conditions.

Cash Flows and Working Capital

	Year ended December 31,	Year ended December 31	Year ended December 31,
	2022	2021	2020
Net cash (used in)/generated from operating activities	(72,915)	(218,563)	(43,552)
Net cash (used in)/generated from investing activities	(16,030)	(33,034)	2,999
Net cash generated from financing activities	34,695	584,075	43,551
EFFECT OF EXCHANGE RATES ON CASH	(24,284)	1,825	683

Net Cash Provided by/(Used in) Operating Activities

The Years Ended December 31, 2022 and 2021

Net cash used in operating activities was $218.6 million for the year ended December 31, 2021, which decreased to $72.9 million in 2022. The decrease was primarily due to the following major changes in our working capital and non-cash items:

●	A cash inflow of $5.3 million from change in inventory for the year ended December 31, 2022, compared with a cash outflow of $60.6 million for the previous year.

●	A cash outflow of $60.1 million from changes in other receivables for the year ended December 31, 2022, compared with a cash outflow of $161.9 million for the previous year.

●	A cash inflow of $18.0 million in accounts receivable for the year ended December 31, 2022, compared with a cash outflow of $19.8 million for the previous year.

●	A cash outflow of $53.7 million from changes in amount due from related parties for the year ended December 31, 2022, compared with a cash outflow of $32.3 million for the previous year.

Years Ended December 31, 2021 and 2020

Net cash used in operating activities was $43.55 million for the year ended December 31, 2020, which increased to $218.56 million in 2021. Net loss for the year ended December 31, 2021 was $49.25 million, which decreased from a net profit of $4.4 million for the year ended December 31, 2020. The decrease was primarily due to the combined impact of significant increases in both operating costs and expenses in 2021.

In addition to the increase in operating costs and expenses, the decrease in net cash provided by operating activities was the result of the following major changes in our working capital and non-cash items:

●	A cash outflow of $87.96 million from changes in other receivables for the year ended December 31, 2022, compared with a cash outflow of $36.02 million for the previous year.

●	A cash outflow of $15.89 million in accounts receivable for the year ended December 31, 2021, compared with a cash outflow of $2.07 million for the previous year.

Net Cash (Used in)/Generated from Investing Activities

Years Ended December 31, 2022 and 2021

The net cash used in investing activities was $16.0 million for the year ended December 31, 2022, representing an increase in the spending of $13.7 million in 2021. During the year, the Company, through its subsidiaries, SOS Information Technology New York Inc. and China SOS Ltd., acquired BTC and ETH mining equipment for an aggregate cost of approximately $16.2 million compared to $31 0 million last year. The Company disposed off its data mining business segment pursuant to the Disposition SPA entered into on November 2, 2022 for a consideration of $17 million, which realized a gain of 0.81 million.

Years Ended December 31, 2021 and 2020

The net cash used in investing activities was $33.03 million for the year ended December 31, 2021, representing an increase in the spending of $33.0 million in 2021. The $33.0 million PPE purchase in 2021 was an increase of $32.5 million compared to the $0.5 million spending on PPE in 2020. The most part of PPE purchase in 2021 is mining machines.

Net Cash Generated from Financing Activities

Years Ended December 31, 2022 and 2021

The net cash generated from financing activities was $34.7 million for the year ended December 31, 2022, a decrease of $514.6 million compared to the same period of 2021. During the year the Company received aggregate net proceeds of US$18.5 million from registered direct offerings in April, 2022 compared to raise $585.6 last year.

We have financed our operations primarily through cash flows from operations, working capital from our shareholders, and equity financing through public and private offerings of our securities. We plan to support our future operations primarily from cash generated from our operations and equity financing.

Years Ended December 31, 2021 and 2020

The cash generated from financing activities was $584.1 million for the year ended December 31, 2021 and $43.55 million in 2020.

Private Placements

In July, August and November of 2020, the Company raised gross proceeds of approximately $9.9 million, $11.5 million, and $14.7 million, respectively, through private placements with certain non-U.S. investors.

Registered Direct Offering

On March 31, 2022, the company entered into certain securities purchase agreement with certain non-affiliated institutional investors pursuant to which the Company agreed to sell 35,750,000 of its American Depositary Shares for gross proceeds of approximately $20 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate use. The Offering closed on April 4, 2022.

Contractual Obligations

As of December 31, 2022, our contractual obligations were as follows:

Contractual obligations	Total	Less than 1 year	1-2 years
	$“000”	$“000”	$“000”
Future lease payments
SOS Ltd.-New York USA Office	960	576	384
Future lease payments
SOS Information Technology Co.Ltd -Qingdao China Office	-	-	-
Total	$960	$576	$384

We lease two office spaces, which are classified as operating leases in accordance with ASC Topic 842. As of December 31, 2022, our future lease payments totaled $0.96 million in total. SOS Information Technology Co., Ltd. was disposed of to related parties pursuant to the SPA entered into on November 2, 2022, then future lease liabilities of Qingdao China Office will not be borne by SOS Ltd.

Taxation

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of ownership of our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to ownership of our ADSs or ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, PRC and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable on an instrument of transfer in respect of an ordinary share.

People’s Republic of China Taxation

Under the EIT Law, which became effective on January 1, 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. In 2009, the SAT issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, in 2011, the SAT issued SAT Bulletin 45 to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

We believe that we do not meet all of the criteria described above. We believe that neither we nor our subsidiaries outside of China are PRC tax resident enterprises, because neither we nor they are controlled by a PRC enterprise or PRC enterprise group, and because our records and their records (including the resolutions of the respective boards of directors and the resolutions of shareholders) are maintained outside the PRC. However, as the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” when applied to our offshore entities, we may be considered as a resident enterprise and therefore may be subject to PRC enterprise income tax at 25% on our worldwide income. In addition, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, dividends we pay to non-PRC holders may be subject to PRC withholding tax, and gains realized on the sale or other disposition of ADSs or ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such dividends or gains are deemed to be from PRC sources. Any such tax may reduce the returns on your investment in the ADSs.

If we are considered a “non-resident enterprise” by the PRC tax authorities, the dividends we receive from our PRC subsidiaries will be subject to a 10% withholding tax. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Under the Arrangement Between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, the dividend withholding tax rate may be reduced to 5%, if a Hong Kong resident enterprise that receives a dividend is considered a non-PRC tax resident enterprise and holds at least 25% of the equity interests in the PRC enterprise distributing the dividends, subject to approval of the PRC local tax authority. However, if the Hong Kong resident enterprise is not considered to be the beneficial owner of such dividends under app China SOS Limited may be able to enjoy the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries if it satisfies the relevant conditions under tax rules and regulations, and obtains the approvals as required.

U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations relevant to the ownership and disposition of our ADSs or ordinary shares by U.S. Holders (as defined below) that hold our ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon applicable provisions of the Code, U.S. Treasury regulations promulgated thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service, or the IRS, and such other authorities as we have considered relevant, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, certain financial institutions; insurance companies; broker-dealers; pension plans; regulated investment companies; real estate investment trusts; tax-exempt organizations (including private foundations); holders who are not U.S. Holders (as defined below); holders who own (directly, indirectly, or constructively) 10% or more of our voting stock; investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes; investors that are traders in securities that have elected the mark-to-market method of accounting; or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, this discussion does not address tax considerations relevant to U.S. Holders under any non-U.S., state or local tax laws, the Medicare tax on net investment income, U.S. federal estate or gift tax, or the alternative minimum tax. Each U.S. Holder is urged to consult its tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in ADSs or ordinary shares.

The discussion below of U.S. federal income tax consequences applies to you if you are a “U.S. Holder.” You are a U.S. Holder if you are a beneficial owner of our ADSs or ordinary shares and you are: (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the law of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If you are a partner in a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds our ADSs or ordinary shares, your tax treatment generally will depend on your status and the activities of the partnership. Partners in a partnership holding our ADSs or ordinary shares should consult their tax advisors regarding the tax consequences of an investment in the ADSs or ordinary shares.

We are a corporation organized under the laws of the Cayman Islands. As such, we believe that we are properly classified as a non-U.S. corporation for U.S. federal income tax purposes. Under certain provisions of the Code and U.S. Treasury regulations, however, if (1) pursuant to a plan (or a series of related transactions), a non-U.S. corporation (such as our company) acquires substantially all of the properties constituting a trade or business of a U.S. partnership, (2) after the acquisition 80% or more of the stock (by vote or value) of the non- U.S. corporation (excluding stock issued in a public offering related to the acquisition) is owned by former partners of the U.S. partnership by reason of their holding a capital or profits interest in the U.S. partnership, and (3) the non-U.S. corporation and certain of its affiliates do not have substantial business activities in the country in which the non-U.S. corporation is organized, then the non-U.S. corporation will be considered a U.S. corporation for U.S. federal income tax purposes. Prior to our conversion to a Cayman Islands company, we were a Delaware LLC treated as a partnership for U.S. federal income tax purposes. We do not believe that the Delaware LLC was engaged in a trade or business, either directly or through entities treated as transparent for U.S. federal income tax purposes and therefore, we believe that the first requirement was not met. However, there is no direct authority on how the relevant rules of the Code might apply to us and our reorganization. You are urged to consult your tax advisor concerning the income tax consequences of holding or disposing of ADSs or ordinary shares if we were to be treated as a U.S. corporation for U.S. federal income tax purposes. The remainder of this discussion assumes that our company is treated as a non-U.S. corporation for U.S. federal income tax purposes.

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in your gross income as dividend income on the day actually or constructively received by you, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits under U.S. federal income tax principles, any distribution paid will generally be treated as a dividend for U.S. federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations under the Code.

A non-corporate recipient will be subject to tax at preferential tax rates applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our stock (or ADSs representing such stock) is readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC tax resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met.

In the event that we are deemed to be a PRC tax resident enterprise under PRC tax law, you may be subject to PRC withholding taxes on dividends paid on our ADSs or ordinary shares, as described under “— People’s Republic of China Taxation”. If we are deemed to be a PRC tax resident enterprise, we may, however, be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by our ADSs, may be eligible for the reduced rates of taxation applicable to qualified dividend income, as discussed above.

For U.S. foreign tax credit purposes, dividends generally will be treated as income from foreign sources and generally will constitute passive category income. Depending on your particular circumstances, you may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. If you do not elect to claim a foreign tax credit for foreign tax withheld, you may instead claim a deduction, for U.S. federal income tax purposes, for the foreign tax withheld, but only for a year in which you elect to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, you generally will recognize capital gain or loss upon the sale or other disposition of our ADSs or ordinary shares in an amount equal to the difference, if any, between the amount realized upon the disposition and your adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will belong-term capital gain or loss if you have held the ADSs or ordinary shares for more than one year, and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations. In the event that we are deemed to be a PRC tax resident enterprise under PRC tax law, gain from the disposition of the ADSs or ordinary shares may be subject to tax in the PRC, as described under “—People’s Republic of China Taxation.” If such income were treated as U.S.-source income for foreign tax credit purposes, you might not be able to use the foreign tax credit arising from any tax imposed on the sale, exchange, or other taxable disposition of our ADSs or ordinary shares unless such credit could be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. However, if PRC tax were to be imposed on any gain from the disposition of our ADSs or ordinary shares, and if you are eligible for the benefits of the Treaty, you generally may treat such gain as foreign-source income. You are urged to consult your tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under your particular circumstances.

PFIC Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s goodwill associated with active business activity is taken into account as a non-passive asset. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on the projected composition of our assets and income, we believe we are not currently a PFIC and we do not anticipate becoming a PFIC for our taxable year ending December 31, 2019. While we do not anticipate becoming a PFIC, because the value of our assets for purposes of the PFIC asset test will generally be determined by reference to the market price of our ADSs or ordinary shares, fluctuations in the market price of our ADSs or ordinary shares may cause us to become a PFIC for the current or any subsequent taxable year. The determination of whether we will become a PFIC will also depend, in part, on the composition of our income and assets, which will be affected by how, and how quickly, we use our liquid assets and the cash raised in our IPO. Whether we are a PFIC is a factual determination and we must make a separate determination each taxable year as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we are not a PFIC and will not be a PFIC for our taxable year ending December 31, 2022 or any future taxable year. If we are classified as a PFIC for any taxable year during which you hold our ADSs or ordinary shares, we generally will continue to be treated as a PFIC, unless you make certain elections, for all succeeding years during which you hold our ADSs or ordinary shares even if we cease to qualify as a PFIC under the rules set forth above.

If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of our ADSs or ordinary shares, unless you make a “mark- to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

●	amounts allocated to the current taxable year and any taxable years in your holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income; and

●	amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to you for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the two preceding paragraphs. If you make a valid mark-to-market election for the ADSs, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such ADSs. You will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to- market gains previously included for such ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. If you make a mark-to-market election, tax rules that apply to distributions by corporations which are not PFICs (described above in “—Dividends”) would apply to distributions by us (except that the preferential rates for qualified dividend income would not apply).

The mark-to-market election is available only for “marketable stock” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. We expect that the ADSs will be listed on the NYSE, which is a qualified exchange for these purposes. If the ADSs are regularly traded, and the ADSs qualify as “marketable stock” for purposes of the mark-to-market rules, then the mark-to-market election might be available to you if we were to become a PFIC.

Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, you may continue to be subject to the PFIC rules with respect to your indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not currently intend to provide information necessary for you to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If you own our ADSs or ordinary shares during any taxable year that we are a PFIC, you must file an annual report with the IRS, subject to certain exceptions based on the value of the ADSs or ordinary shares held. A failure to file a required annual report will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to your investment in the ADSs or ordinary shares). You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of holding and disposing of our ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election.

Information Reporting and Backup Withholding

You may be required to submit to the IRS certain information with respect to your beneficial ownership of our ADSs or ordinary shares, if such ADSs or ordinary shares are not held on your behalf by certain financial institutions. Penalties also may be imposed if you are required to submit such information to the IRS and fail to do so.

Dividend payments with respect to ADSs or ordinary shares and proceeds from the sale, exchange or redemption of ADSs or ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply to you, however, if you furnish a correct taxpayer identification number and make any other required certification or are otherwise exempt from backup withholding. If you are required to establish your exempt status you generally must provide such certification on IRS Form W-9 or an acceptable substitute form.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. You are urged to consult your tax advisor regarding the application of the U.S. information reporting and backup withholding rules.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations relates to our consolidated financial statements, which have been prepared in accordance with United States of America generally accepted accounting principles (“U.S. GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures.

For a detailed discussion of our significant accounting policies and related judgments, please see “Note 2—Summary of Significant Accounting Policies”. You should read the following description of critical accounting estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Discontinued Operations

On October 4, 2022, the Company’s Board of Directors and the Special Committee passed a resolution to sell the operation of S International Group Limited and SOS Information Technology Co., Ltd to S International Holdings Limited (“Purchaser”), a Cayman Islands exempt company in cash consideration of $17,000,000. The Company does not believe that the disposition will have a significant, material impact on the Company’s consolidated financial statements. Mr. Yandai Wang, Chief Executive Officer and Chairman of the Board of Directors of the Company, holds 45% of the Purchaser’s equity interests, and Ms. Yilin Wang, original shareholder of the VIE and legal representative of SOS Information Technology Co., Ltd., a subsidiary of the VIE, holds 40% of the Purchaser’s equity interests. As a result, the disposition is a related party transaction. In accordance with ASC 205-20, the Company presented the operating results from these operations as a discontinued operation.

Segment Information Reclassification

Historically, the Company operated in seven segments: commodity trading, insurance marketing, cryptocurrency mining, telecom call center, bank call center SaaS and others. In fiscal year 2022, the Company classified business segment into four: commodity trading, insurance marketing, cryptocurrency mining and others.

Impact of Recently Issued Accounting Pronouncements

Simplifying the accounting for income taxes (Topic 740).

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)-Simplifying the Accounting for Income Taxes. ASU No. 2019-12 removes certain exceptions to the general principles in Topic 740 and provides for consistent application of and simplifies generally accepted accounting principles for other areas of Topic 740 by clarifying and amending existing guidance. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The method of adoption varies depending on the component of the new rule that is being adopted. Early application is permitted. The adoption of this standard did not have a material impact on the SOS Group’s consolidated financial statements.

Investments-Equity securities (Topic 321), Investments-Equity method and joint ventures (Topic 323), and Derivatives and hedging (Topic 815)-Clarifying the interactions between Topic 321, Topic 323, and Topic 815.

In January 2020, the FASB issued ASU No. 2020-01, Investments-Equity securities (Topic 321), Investments-Equity method and joint ventures (Topic 323), and Derivatives and hedging (Topic 815)-Clarifying the interactions between Topic 321, Topic 323, and Topic 815. The amendments clarify the interaction of the accounting for equity investments under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of this standard did not have a material impact on the SOS Group’s consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

Our revenue and expenses are mostly denominated in RMB, and a significant portion of our financial assets are also denominated in RMB, whereas our reporting currency is the U.S. dollar. The RMB is not freely convertible into foreign currencies for capital account transactions. The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Starting in June 2010, the PRC government allowed the RMB to appreciate slowly against the U.S. dollar. However, with the announcement by the PBOC to devalue the RMB in a move to support exports and boost the role of market pricing, the RMB has experienced significant depreciation against the U.S. dollar. For example, in August 2015, the PRC government allowed the RMB to depreciate by more than 4% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk.

Interest Rate Risk

We deposit surplus funds with Chinese banks earning daily interest. We do not invest in any instruments for trading purposes. Most of our outstanding debt instruments carry fixed rates of interest. Our operations generally are not directly sensitive to fluctuations in interest rates and we currently do not have any long-term debt outstanding. Management monitors the banks’ prime rates in conjunction with our cash requirements to determine the appropriate level of debt balances relative to other sources of funds. We have not entered into any hedging transactions in an effort to reduce our exposure to interest rate risk.

Internal Controls Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Our management evaluated the effectiveness of our internal control over financial reporting, as required by Rule 13a-15(c) of the Exchange Act, based on criteria established in the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management has concluded that our internal control over financial reporting was not effective as of December 31, 2022.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. In addition, projections of any evaluation of effectiveness of our internal control over financial reporting to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In connection with the audit of our consolidated financial statements as of December 31, 2022 and the results of our operations and our cash flows for each of the three years in the period ended December 31, 2022, our independent registered public accounting firm identified four material weaknesses in our internal control over financial reporting. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified by us and our independent registered public accounting firm related to (i) a lack of accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures, specifically those related to period-end expenses cut-off and accruals; (iii) inadequate controls with respect to the maintenance of sufficient documentation for, and the evaluation of the accounting implications of, significant and non-routine payment transactions. (iv) a lack of sufficient documented financial closing policies and procedures, specifically those related to period-end expenses cut-off and accruals. (V) In some occasions deficiencies in loan management were identified, e.g lack of appropriate control procedures. (VI) An issue regarding sales recognition emerged in the commodity trading business. A mismatch between the physical stock-take and the accounting records was discovered. Management recognizes revenue and costs when invoices are issued and received, whereas it should be counted upon the transfer of ownership, risk, and delivery of goods. Management made a correction to adjust its books.Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

Remediation of Material Weaknesses

To remediate our identified material weaknesses, we intend to adopt several measures to improve our internal control over financial reporting, including (i) hiring more qualified accounting personnel, including a financial controller, with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and setting up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal controls; (iv) preparing comprehensive accounting policies, manuals and closing procedures to improve the quality and accuracy of our period-end financial closing process; (v) setting up and maintaining a control process for the accounting implication assessment of all significant payment and loan transactions, particularly those that are non-routine; (vi) setting up and maintaining a control process for maintaining all supporting documentation regarding non-routine transactions; (vii) updating the approval requirements for non-routine transactions to ensure that they match our transaction approval policies in place on our other accounts; and (viii) partnering with third party service providers and a custodian bank to assist with borrower bank account management.

We believe that the actions we are taking, as listed above, will help remedy the material weaknesses referred to above, and help strengthen our general internal controls and procedures over financial reporting. However, the process of designing and implementing an effective financial reporting system represents a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations. While we have developed a remediation plan to address these material weaknesses, this remediation plan or any additional plan we plan to implement may be insufficient to address our material weaknesses and additional material weaknesses may be discovered in the future. We plan to continue to address and remediate additional control deficiencies we may identify during our evaluation process in 2022. If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may be unable to accurately report our results of operations or prevent fraud or fail to meet our reporting obligations, and investor confidence and the market price of our ADSs may be materially and adversely affected.”

During the year ended December 31, 2022 and as of the date of this prospectus, there were no significant changes in our internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting. We may identify additional control deficiencies in the future. Should we discover such deficiencies, we intend to remediate them as soon as possible.

BUSINESS

Overview

SOS Ltd. is a multifaceted company that leverages the power of big data to provide marketing solutions, while also actively participating in the burgeoning fields of blockchain and cryptocurrency operations, as well as commodity trading. Our operations are strategically distributed across the globe, with our marketing solutions and commodity trading services primarily facilitated through our subsidiaries in China, and our cryptocurrency mining and hosting operations conducted via our subsidiaries in the United States.

Furthermore, we have also established a data warehouse, which has seen a consistent increase in active customers over time. Our data collection is comprehensive and diverse, sourced from a variety of channels. As of the date of this prospectus, approximately 60% of our data inventory is derived from offline third-party purchases, 20% from online subscriptions, and 10% from AI recognition and cold calls. This broad spectrum of data sources allows us to provide our clients with rich, multifaceted insights.

Our Products and Services

Our product offerings are strategically diversified across four main areas: commodity trading, insurance marketing, cryptocurrency mining, and other services. As of December 31, 2022, commodity trading constituted the majority of our revenue at 98.4%, followed by insurance marketing at 1.4%, and cryptocurrency operations at 0.1%.

We began generating revenue from our cryptocurrency mining operations since February 2021, and it has since become a significant part of our business. As of December 31, 2022, we have mined an aggregate of 174.28 units of Bitcoin (BTC) and 2,949.79 units of Ethereum (ETH) from our mining pools.

We established a subsidiary, Qingdao SOS Digital Technologies Inc., with a focus on the research and development of cryptocurrency mining, blockchain-based insurance, and blockchain-based security management. Dr. Eric H. Yan served as the president of this subsidiary. However, as part of a strategic realignment, this legal entity was included in the disposed group assets and was sold pursuant to the Disposition SPA signed on November 2, 2022.

Our diverse portfolio of services and strategic global presence position us uniquely in the market, allowing us to leverage opportunities across different sectors and geographies. We remain committed to harnessing the power of data and technology to drive growth and deliver value to our shareholders.

Marketing Data Business

Insurance marketing

We source data from our suppliers, including Jiangxi Chacha IT Ltd., Liaoning Tianzheng Ltd and a number of online portals, providing a robust foundation for our insurance marketing efforts. This consistent supply of data enables us to leverage data mining and analytics technologies to identify patterns and valuable market opportunities within the vast amounts of data we collect. The insights we glean from this data allow us to provide our clients with data point recommendations that are both targeted and effective.

Our strong data mining capabilities lay a solid foundation for the solutions to our clients, which we believe differentiate us from many other competitors in the same market. We have an experienced team of data experts in this field and we have a well-established data infrastructure system, ranging from mining to warehousing, processing and distribution.

Our main competitors include Jiutian Speed Rescue Technology Co., Ltd., which provides rescue services through operators and sells membership cards, and Beijing Yuanbao Technology Co., Ltd. and Beijing Yuanshanbao Technology Co., Ltd., which provide insurance marketing services.

As of the date of this prospectus, we only possess one insurance agent license for operations within Inner Mongolia, China. As such, our revenues are mainly generated through various agents of the other insurance companies. We primarily work with two agents, Yongbao Insurance Agency Co., Ltd. (“YBI”), which generates the majority of our insurance marketing revenues, as well as China PingAn Casualty Insurance Agency Ltd.

Insurance companies such as People’s Insurance Company (Group) of China, Ltd. (“PICC”) and Ping An Insurance (Group) Company of China, Ltd. (“Ping An”) request shortlists from these insurance agents. The insurance agents will then subcontract the task to various vendors such as SOS IT, and SOS IT collects raw data from third parties or from its own data warehouse and utilize its data mining and analytics technologies to process the data, creating a shortlist and selling it to the agents. The agents then provide the list to insurance companies. We charge information service fee to these insurance agents based on the amount of insurance policy orders placed by insurance companies through these agents. Our service model is represented by the following diagram:

SOS IT provides warehouse access to insurance companies, financial institution and medical institutions etc., and generates revenues through a monthly subscription fee. This product line was sold off to a group of related parties pursuant to the Disposition SPA signed on November 2, 2022 for the consideration of $17 million.

Blockchain-based Business System

Looking to the future, we plan to apply blockchain technologies as an infrastructure to restructure and reshape the traditional centralized business and technology framework of our marketing data servicing business. We believe that the application of blockchain technologies to our traditional business model will enhance its reliability, efficiency and sustainability. Potential blockchain applications to our traditional businesses include insurance of supply chain management based on consortium blockchain; blockchain-based identity management; insurance policy based on consensus; blockchain-based insurance claim settlement system; decentralized insurance policy data management system; decentralized global emergency rescue network; marketing and sales based on blockchain incentives, etc.

Cryptocurrency Mining, Blockchain-based Insurance and Security Management Business

Cryptocurrency Mining Business

We have strategically positioned ourselves in the cryptocurrency mining sector, with a particular focus on mainstream cryptocurrencies such as Bitcoin. We have entered into a purchase agreement to procure bitcoin mining rigs from HY International Group New York Inc. As of the date of this prospectus, we have received the 3 batches of deliveries composing of a pool of 15,646 pieces of mining rigs. The pool of mining rigs is generating approximately Bitcoin hash power 527P and Ethereum hash power 1056G, and we expect to create roughly 3.5 Bitcoin and 63 Ethereum every day. On April 20, 2021, we have entered into an agreement to purchase 575 cryptocurrency ETH mining rigs, which expected to generate Ethereum hash power 400G. The mining rigs were delivered on shedule. These machines did not perform as anticipated due to decrease in cryptocurrency prices over the year of 2022.

As of the date of this prospectus, the value of cryptocurrencies is determined based on the market prices of the related cryptocurrencies at the time of receipt. The rental fees of hash power are also determined proportionally based on the market prices of the related cryptocurrencies.

On March 21, 2023 we announced the launch of our Super-Computing and Hosting Center in Fort Stockton, Texas.

For Phase 1, the site currently has 10MW in place and hosts approximately 1,400 servers in 10 mobile data containers. we plan to ramp up capacity to up to 42 mobile data containers by December 2023. At its completion, Phase 1 will operate at 20MW. Phase 2 is also planned to be completed in December 2023 to bring the site to a total of 50 MW.

The launch of the Fort Stockton Super-Computing and Hosting Center represents another milestone in SOS' strategy to build out its North America operations. The Company also operates a Computing and Hosting Center in Wisconsin.

Crypto Assets Insurance

Currently, we are building a fully decentralized wallet and exchange system for digital assets and cryptocurrencies, based on the blockchain-based decentralized management framework for identification, backstage, and private keys, to counteract against the significant numbers of private keys being stolen or lost every year. Once the decentralized wallet and exchange system begin operations, we will launch a line of business including insurance services for digital assets and cryptocurrencies.

Commodity Trading

Since April 2021, we launched commodity trading through our subsidiary, SOS International Trading Co. Ltd. The trading activities encompass a diverse range of commodities, including but not limited to mineral resin, soybean, wheat, sesame, liquid sulfur, petrol coke, and latex. As a facilitator, it connects suppliers with buyers, generating revenue from the price difference.

Revenue is recognized after products have been delivered and title to the goods and risk has been transferred from a seller to a buyer. For the year ended December 31, 2022, commodity trading accounted for a significant portion of our total revenue, representing 98.4% (equivalent to $255.7 million) of the Company’s overall revenue of $260.1 million. Top ten customers collectively contributed to 24.5% of commodity trading revenue. Among these customers, Qingdao Meiyuang Resource Co., Ltd. (青岛美彦物产有限公司) stood out as a major customer, accounting for 11.5% of the total trading revenue.

Our Competitive Strengths

The following strengths have enabled us to become who we are today and will support our continued success:

●	Diversified Business Operations. We operate in multiple sectors, including big data-driven marketing solutions, blockchain and cryptocurrency operations, and commodity trading. This diversified business model allows the company to tap into various markets and reduce dependency on a single revenue stream. It also provides the company with the flexibility to shift focus based on market trends and opportunities.

●	Data-Driven Approach. The company’s data-driven marketing solutions are powered by a vast data warehouse, with data collected from a wide variety of sources. This data-driven approach allows us to provide tailored solutions to its clients, giving it a competitive edge in the market.

●	Innovative Product Offerings. We are not just limited to traditional business operations. The Company is also developing a fully decentralized wallet and exchange system for digital assets and cryptocurrencies. This innovative approach keeps the company at the forefront of technological advancements, providing it with a competitive advantage.

●	Visionary management team with proven execution capabilities. We have a visionary management team with a proven track record of entrepreneurial success. Our management combines deep knowledge across multiple sectors which are relevant to our industry, including mobility, technology, and energy. Mr. Yandai Wang, our CEO and the Chairman of our board of directors, has been an instrumental part of our corporate journey and contributed his unmatched industry experience to our growth. We were able to achieve our success with Mr. Li Sing Leung, our CFO, as well as our four other directors with diverse background, playing a key role in executing our strategies and fostering a culture of entrepreneurship. This leadership team’s diverse experience and deep industry knowledge position us well to navigate the complexities of our industry and drive our strategic vision forward. Their combined expertise in big data, blockchain technology, and emergency rescue services, along with their strong leadership and execution capabilities, are instrumental in guiding our company’s growth and success.

●	Synergistic Empowerment through Big Data and Blockchain. We aim to leverage our expertise in big data and blockchain technology to empower other industries. This unique approach allows the company to create synergies with various sectors, enhancing their operations through data-driven insights and decentralized solutions. This not only expands our market reach but also positions it as a valuable partner for businesses seeking to harness the power of big data and blockchain. This synergy with other industries provides us with a competitive edge, as it can offer unique, tech-driven solutions that many competitors may not provide.

Our Strategies

We pursue the following strategies for a better future:

●	Expand and refine our solutions. Our goal is to continue refining our data mining and marketing solutions to support and empower our clients throughout their lifecycle, optimizing their operational efficiency and profitability, and enhancing their retention on our platform. We aim to broaden our offerings that will help clients further digitalize and upgrade key aspects of their operation and management. We will continue to make progress in respect of our data analytics solutions and our planned AI-driven marketing platform.

●	Broaden our client base. As we continue to develop a full suite of solutions and expand our data mining network, we will also focus on exploring opportunities to service a wider group of clients including corporate clients with a focus on industries that are undergoing digital transformation.

●	Continue to innovate. Innovation will remain at the top of our priority list. We will continue to invest significant resources and bring new offerings to market to address evolving industrial demand. We have recently unveiled our advanced data analytics platform and we are devoted to the realization of a big data-driven marketing network in the near future.

●	Penetration into Photovolatic (PV) power industry. Leveraging state-of-the-art photovoltaic technology sourced from Mainland China, we are poised to establish a cutting-edge PV power station in Texas. This initiative is designed to deliver sustainable energy solutions, prioritizing the integration of clean power into the local electrical grid for residential use. Subsequently, any excess energy generated will be strategically allocated to support the operational needs of the Texas Supercomputer Center, thereby enhancing our commitment to environmental stewardship and technological excellence in the region.

●	Expand our global footprint. We intend to promote the development of data mining and marketing services globally. Leveraging our success in China, we are expanding our presence internationally and delivering our compelling value propositions to stakeholders of the data mining and marketing industry around the world. We plan to tap into these new market opportunities by forming strategic alliances, including joint ventures, or making strategic investments and acquisitions.

Competition

During and prior to the year of 2020 our major business was insurance-driven marketing, this market is featured as a monopolistic competition with low barrier to entry and a large amount of small or regional players to compete to earn low gross margin, and so thinning profit. Major regional players include SSA Jino Co., Ltd.(福建吉诺车辆服务股份有限公司（SAA吉诺股份)), Luhua Rescue Service Co., Ltd. (路华救援有限公司), Guangdong Tian Yuanting Rescue Service Technology Co., Ltd. (广东天廷救援技术服务有限公司), God Strategy Network Technology Co., Ltd. (神策网络科技（北京）有限公司) and Jiangsu Junhuan Ring Co., Ltd. (江苏骏环昇旺科技产业股份有限公司). We are a national service provider covering Hebei Province, Henan Province, Zhejiang Province, Shangdong Province etc. This segment was sold pursuant to the Disposition SPA.

We have begun penetrating into the cryptocurrency mining industry towards the end of 2020. In the cryptocurrency mining business, companies, groups and individuals generate units of bitcoin through mining pools. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers.

Sources of information in public domain include “bitcoin.org” and “blockchain.info.” We believe that our competitors include public companies engaging in the cryptocurrency mining business that are listed either on the U.S. or international stock exchanges, such as Bit-digital.com, The9.com, Overstock.com Inc, Bitcoin Investment Trust, Blockchain Industries, Inc, (formerly known as Omni Global Technologies, Inc.), Bitfarms Technologies Ltd. (formerly Blockchain Mining Ltd), DMG Blockchain Solutions Inc, Hive Blockchain Technologies Inc, Hut 8 Mining Corp, HashChain Technology, Inc, MGT Capital Investments, Inc, DPW Holdings, Inc, Layer1 Technologies, LLC, Northern Data AG, Riot Blockchain, Inc and Marathon Digital Holdings.  The cryptocurrency mining industry is a highly competitive and rapidly changing industry and new competitors could enter the market and affect our competitiveness in the future. For more information regarding those risk factors known to us, please see “Risk Factors—Risks Related to Our Data Mining and Analysis Business.”

Intellectual Property

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark and trade secret law and confidentiality and invention assignment with our employees and others to protect our proprietary rights.

The Company has 101 registered software copyrights, 2 granted utility model patents and 1 domain name. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our technology is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources. In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. Moreover, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

Employees

We had 167 and 223 full-time employees as of December 31, 2021 and 2022, respectively. Details of our full-time employees as of December 31, 2022 are set out in the table below:

Function	Number of Employees	Percentage
Business Development	13	5.8%
Administration	25	11.2%
Research and development	30	13.5%
Operating & Marketing	155	69.5%
Total	223	100%

Our success depends on our ability to attract, motivate, train and retain qualified employees. We believe we offer our employees competitive compensation packages and an environment that encourages self-development and creativity. As a result, we have generally been successful in attracting and retaining qualified employees. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes in the past. None of our employees are represented by labor unions.

As required by regulations in China, we participate in various government statutory social security plans, including a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan and a housing provident fund. We are required under PRC law to contribute to social security plans at specified percentages of the salaries, bonuses and certain allowances of our employees up to a maximum amount specified by the local government from time to time.

We enter into standard labor contracts with our employees. We also enter into standard confidentiality and non-compete agreements with our executive officers. See “Management—Employment Agreements and Indemnification Agreements.”

Property

Our headquarters are located in Qingdao, China. We have leased an aggregate of approximately 86,111 square meters of office space throughout China as of December 31, 2022. Our Qingdao headquarters has office spaces of 64,583 square meters. We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

On September 1, 2021, we rented a new office at 866 Second Avenue, New York, New York 10017, with 1457 square feet for our operations in the United States.

We believe that our existing facilities are generally adequate to meet our current needs, but expect to seek additional space as needed to accommodate future growth.

Legal Proceedings

Except as listed below, we are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, may result in additional costs and diversion of our resources, including our management’s time and attention.

2021 Class Action Litigation

On March 30, 2021, a purported shareholder Kimberly Beltran filed a securities class action complaint in the United States District Court District of New Jersey against the Company, Yandai Wang and Eric H. Yan, the Chief Executive Officer of the Company and President of the Company’s operating subsidiary, respectively. The action, Kimberly Beltran v. SOS Limited, et al., Case No. 1:21-cv-07454 (the “Action”), is filed on behalf of a putative class consisting of all persons and entities other than the Company that purchased or otherwise acquired SOS American depository shares (“ADSs”) between July 22, 2020 and February 25, 2021 (the “Plaintiffs”), both dates inclusive (the “Class Period”), seeking to recover damages allegedly caused by Company’s violations of the federal securities laws against the Company and certain of its top officials. The Complaint was filed in this Action on March 30, 2021 and the Action has not advanced beyond that stage. On November 2, 2021, the Court signed as an Order a stipulation entered into between the various Plaintiffs’ counsels appointing a co-lead Plaintiffs’ counsel. The Parties have agreed to, and the Court has approved of, a Scheduling Order which provides that Plaintiffs shall file an amended complaint on or before May 13, 2022 and the Company shall answer or otherwise respond to the Amended Complaint on or before July 1, 2022. In the interim, Plaintiffs and the Company were engaged in settlement discussions.

On April 28, 2022, the Plaintiffs and the Company agreed to a settlement in principle that contemplates a $5 million settlement payment covering all administration costs and Plaintiffs’ legal fees. The Company does not admit to any wrongdoing in this settlement and in accordance with the settlement there will be a full release of the Company and its officers and directors, for all claims arising during the Class Period that were or could have been asserted in the Action. The Plaintiffs and the Company plan to enter into a full settlement agreement within forty-five (45) days.

The New Jerzey District Court approved the settlement outside the court system on May 20, 2022 and on August 2 2022, the Company paid $5 million to the plaintiff’ via an escrow account, releasing the Company to the same class action now and possible future allegation.

There is an on-going case Number of 1:23cv02581 in District Court, Eastern District Court of New York on April 5, 2023: TRUE NORTH FINANCIAL LLC, TNA CAPITAL INC., TNA CAPITAL LLC, AND MICHAEL JALIMAN, Plaintiffs VS SOS LIMITED AND YANDAI WANG, Defendants alleging breaching of fiduciary duties in disposing off legacy business of P2P from the year of 2020 onwards.

It’s difficult to determine a contingent liability at this time, because the Company does not even have a formal Complaint yet to use to determine the amount of the requested damages, or to discuss the validity of any claims.

2022 Litigation Against Thor Miner

SOS Information Technology New York, Inc. (“SOSNY”), a company incorporated under the laws of state of New York and a wholly owned subsidiary of the Company, filed a lawsuit on December 9, 2022, against Thor Miner, Inc. (“Thor Miner”), Singularity Future Technology Ltd. (“Singularity,” and, together with Thor Miner, referred to as the “Corporate Defendants”), Lei Cao, Yang Jie, John F. Levy, Tieliang Liu, Tuo Pan, Shi Qiu, Jing Shan, and Heng Wang (jointly referred to as the “Individual Defendants”) (collectively, the Individual Defendants and the Corporate Defendants are the “Defendants”). SOSNY and Thor Miner entered into a Purchase and Sale Agreement (the “PSA”) on January 10, 2022 for the purchase of $200,000,000 in crypto mining rigs, which was breached by Thor Miner and Singularity.

SOSNY and Defendants entered into a certain settlement agreement and general mutual release on December 28, 2022 (“Settlement Agreement”). Pursuant to the Settlement Agreement, Thor Miner agreed to pay a sum of thirteen million U.S. dollars ($13,000,000) (the “Settlement Payment”) to SOSNY on or before December 23, 2022, and SOSNY agreed that subsequent to its receipt of the Settlement Payment, SOSNY shall cause the lawsuit to be dismissed with prejudice as to the settling defendants and without prejudice as to all others. As of the date of this prospectus, SOSNY has received the full amount of the Settlement Payment and has caused the lawsuit to be dismissed.

Singularity and Thor Miner further covenanted and agreed that if they receive additional funds from HighSharp (Shenzhen Gaorui) Electronic Technology Co., Ltd. (“HighSharp”) related to the PSA, they will promptly transfer such funds to SOSNY in an amount not to exceed forty million five hundred sixty thousand five hundred sixty-nine dollars ($40,560,569.00) (which is the total amount paid by SOSNY pursuant to the PSA less the price of the machines actually received by SOSNY pursuant to the PSA). The Settlement Payment and any payments subsequently received by SOSNY from HighSharp shall be deducted from the total amount of forty million five hundred sixty thousand five hundred sixty-nine dollars ($40,560,569.00) previously paid by, and now due and owed to SOSNY. In further consideration of this Settlement Agreement, Thor Miner agreed to execute and provide to SOSNY, within seven (7) business days after the Effective Date (as defined in the Settlement Agreement), an assignment of all claims it may have against HighSharp.

REGULATION

This section summarizes certain laws and regulations that materially affect our business and operations and the key provisions of such laws and regulations.

Regulations Related to Foreign Investment

Investment activities in China by foreign investors are principally governed by the Catalog of Industries for Encouraging Foreign Investment (the “Encouraged Industries Catalog”) and the Special Management Measures (Negative List) for the Access of Foreign Investment (the “Negative List”), which were promulgated and are amended from time to time by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (the “NDRC”), and together with the PRC Foreign Investment Law (the “FIL”), and their respective implementation rules and ancillary regulations. The Encouraged Industries Catalog and the Negative List lay out the basic framework for foreign investment in China, classifying businesses into three categories in terms of the level of participation permitted to foreign investment: “encouraged,” “restricted” and “prohibited.” Industries not listed in the Encouraged Industries Catalog are generally deemed as falling into a fourth category of “permitted” industries unless specifically restricted by other PRC laws.

On October 26, 2022, MOFCOM and the NDRC released the Encouraged Industries Catalogue (2022 Version), which became effective on January 1, 2023, to replace the then existing Encouraged Industries Catalog. On December 27, 2021, MOFCOM and the NDRC released Negative List (2021 Version), which became effective on January 1, 2022, to replace the then existing Negative List. The Negative List (2021 Version) sets forth the industries in which foreign investments are restricted or prohibited. Industries that are not listed in the Negative List (2021 Version) are generally permitted to foreign investment unless otherwise specifically restricted by other PRC rules and regulations.

On March 15, 2019, the National People’s Congress (the “NPC”) promulgated the FIL, which became effective on January 1, 2020 and replaced the main body of laws and regulations then governing foreign investment in China. Pursuant to the FIL, “foreign investments” refer to investment activities conducted by foreign investors directly or indirectly in China, which include any of the following circumstances: (1) foreign investors setting up foreign-invested enterprises in China solely or jointly with other investors, (2) foreign investors obtaining shares, equity interests, interests in property or other similar rights and interests of enterprises within China, (3) foreign investors investing in new projects in China solely or jointly with other investors, and (4) investment by other means as specified in laws, administrative regulations, or as stipulated by the State Council.

According to the FIL, foreign investment shall enjoy pre-entry national treatment, except for those foreign invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The FIL provides that foreign invested entities operating in “restricted” or “prohibited” industries will require entry clearance and other approvals.

On December 26, 2019, the State Council promulgated the Implementing Rules of Foreign Investment Law, which became effective on January 1, 2020. The implementation rules further clarified that the state encourages and promotes foreign investment, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level of openness.

On December 30, 2019, MOFCOM and the State Administration for Market Regulation (the “SAMR”) jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in China directly or indirectly, the foreign investor or the foreign-invested enterprise shall submit information relating to the investment to the competent commerce department.

Regulations Related to Businesses Operations

Chinese Regulations and Policies Relating to Insurance

Insurance and insurance related business is heavily regulated. The regulatory body is called China Banking and Insurance Regulatory Commission (CBIRC). It issued the “Notice on Issues Concerning the Adjustment of Long-term Medical Insurance Product Rates”, formally introducing a long-term medical insurance product rate adjustment mechanism to help insurance companies reduce the risk of medical expenses inflation, increase willingness to supply long-term medical insurance, and better solve consumption And meet their long-term health protection needs. In 2020, the regulatory authorities will strengthen the standardized management of the insurance agent team and promote the implementation of the independent insurance agent system. In August, CBIRC drafted the “Notice on Matters Concerning the Development of Independent Individual Insurance Agents by Insurance Companies (Draft for Solicitation of Comments)”. In November, CBIRC formally issued the “Regulations on the Supervision of Insurance Agents.” In December, CBIRC issued the “Notice on Matters Concerning the Development of Independent Individual Insurance Agents.” In September 2020, CBIRC issued the “Notice on Regulating the Health Management Services of Insurance Companies” to establish a regulatory framework for insurance companies’ health management services, standardize service behaviors, promote the integrated development of health management services and health insurance businesses, and expand the connotation of health insurance services. Improve health insurance risk management and professional service capabilities.

U.S. Regulations and Policies Relating to Blockchain and Cryptocurrencies

Blockchain and cryptocurrencies are increasingly becoming subject to governmental regulation, both in the U.S. and internationally. State and local regulations also may apply to our activities and other activities in which we may participate in the future. Other governmental or semi-governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business. For instance, the Cyber-Digital Task Force of the U.S. Department of Justice (the “DOJ”) published a report entitled “Cryptocurrency: An Enforcement Framework” in October 2020. This report provides a comprehensive overview of the possible threats and enforcement challenges the DOJ views as associated with the use and prevalence of cryptocurrency, as well as the regulatory and investigatory means the DOJ has at its disposal to deal with these possible threats and challenges. Further, in early March 2021, the SEC chairperson nominee expressed an intent to focus on investor protection issues raised by bitcoin and other cryptocurrencies.

Presently, we do not believe any U.S. or State regulatory body has taken any action or position adverse to our main cryptocurrency, bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.

Further, following the appreciation of the market price of bitcoin in the second half of 2020, we have observed increasing media attention directed at the environmental concerns associated with cryptocurrency mining, particularly its energy-intensive nature. We do not believe any U.S.-based regulators have taken a position adverse to bitcoin mining thus far.

As the regulatory and legal environment evolves, we may become subject to new laws, such as further regulation by the SEC and other agencies, which may affect our mining and other activities. For additional discussion regarding our belief about the potential risks existing and future regulation pose to our business, see the Section entitled “Risk Factors” herein.

Chinese Regulations on Cryptocurrency in General

According to the Circular of the People’s Bank of China, Ministry of Industry and Information Technology, China Banking Regulatory Commission, China Securities Regulatory Commission, and China Insurance Regulatory Commission on Guarding against Bitcoin Risks issued on December 3, 2013, or the 2013 Circular, Bitcoin should be regarded as a specific virtual commodity, and it does not possess the status that a legal currency has, and cannot and should not be circulated in market as a currency. The 2013 Circular also provides that financial institutions and payment institutions shall not engage in business in connection with Bitcoin.

Another notable law on recognition of virtual property is the PRC Civil Code, which became effective on January 1, 2021. Article 127 of PRC Civil Code provides that: “Where laws contain provisions in respect of the protection of data and network virtual property, such provisions shall apply.” We believe that this provision together with the 2013 Circular recognizes the lawful possession by PRC citizens and organizations of Bitcoin as a kind of virtual property.

According to the Announcement of the People’s Bank of China, the Office of the Central Cyberspace Security and Informatization Leading Group, the Ministry of Industry and Information Technology, the State Administration for Industry and Commerce, the China Banking Regulatory Commission, the China Securities Regulatory Commission and the China Insurance Regulatory Commission on Preventing Token Fundraising Risks issued on September 4, 2017, or the 2017 Announcement, activities of offering and financing of tokens, including initial coin offerings, or ICOs, should be forbidden in the PRC since they are essentially illegal public financing activities, which are suspected to involve financial crimes such as illegal distribution of financial tokens, illegal issuance of securities, illegal fundraising, financial fraud or pyramid sales. All so-called token trading platforms should not (i) engage in any exchange between any fiat currency with tokens or “virtual currencies”, (ii) trade tokens or “virtual currencies” or trade them as central counterparties, or (iii) provide pricing, information agency or other services for tokens or “virtual currencies”. The 2017 Announcement further orders that financial institutions and non-banking payment institutions should not do any business related to token trading.

According to the Risk Warning on Preventing Illegal Fundraising in the Name of “Virtual Currency” or “Blockchain” jointly promulgated by the Banking and Insurance Regulatory Commission, the Office of the Central Cyberspace Affairs Commission, the Ministry of Public Security, the People’s Bank of China and the State Administration for Market Regulation on August 24, 2018, or the 2018 Warning, raising funds through the issuance of so-called “virtual currency”, “virtual asset” or “digital asset” under the flag of “financial innovation” or “blockchain” is not based on real blockchain technology, but rather the practice of using speculative blockchain concepts for illegal fundraising, pyramid schemes, or fraud. The 2018 Warning reiterates the position of the Chinese government on ICOs.

Despite the Chinese government’s resentment of non-government backed cryptocurrencies in general, China has been testing digital Renminbi through pilot programs. On October 23, 2020, the People’s Bank of China published the revised Law of the People’s Republic of China on the People’s Bank of China (draft), or the draft PBOC Law, to solicit comment from the public. Article 19 of the draft PBOC Law provides that Renminbi may take a physical form or a digital form. This draft PBOC Law, if enacted, will pave the way for the formal launch of digital Renminbi. However, Article 22 of the draft PBOC Law reiterates that no entity or individual should produce or offer coupon tokens or digital tokens to replace Renminbi for circulation in market. This has been the consistent position of the Chinese government since 2013.

Chinese Regulations on Cryptocurrency Mining

Cryptocurrency mining is not prohibited by Chinese laws, but is subject to an unclear and evolving regulatory and policy framework in China. On January 2, 2018, China’s Leading Special Task Team for Remediation of Internet Financial Risks mandates that local governments should take measures of electricity prices, taxes, or land use, to guide the orderly exit of entities from cryptocurrency mining operations and that local governments must submit reports on cryptocurrency mining operations in their respective jurisdictions to the task team on a regular basis. Since then, local regulations on cryptocurrency mining have been tightened, at least in some Chinese provinces, such as Xinjiang and Inner Mongolia.

The beginning of 2021, which is the first year of the “14th Five-Year Plan” of China, the National Development and Reform Commission of China publicly emphasized the need to improve the dual control system for energy consumption, to solidly promote working towards carbon peaking and carbon neutrality, and to accelerate the elimination of outdated and inefficient excess production capacity. On March 9, 2021, the Inner Mongolia Development and Reform Commission and two other local governmental agencies jointly published the Certain Safeguard Measures to Ensure Completion of the “14th Five-Year Plan” Goals on Dual Control of Energy Consumption, or the Safeguard Measures. The Safeguard Measures order that, cryptocurrency mining projects in Inner Mongolia should be completely cleaned up and shut down by the end of April 2021. So far, no similar orders have been published by the government of Sichuan Province, in which province the three mining farms of the Company reside.

The Guidance Catalogue of Industry Structural Adjustment (2019 Edition), or the 2019 Guidance Catalogue, promulgated by the National Development and Reform Commission, became effective on January 1, 2020. The 2019 Guidance Catalogue contains a catch-all clause which provides that, if any process, technology, products or equipment is not in compliance with (a) the Law of the People’s Republic of China on Prevention and Control of Atmospheric Pollution, the Law of the People’s Republic of China on Prevention and Control of Water Pollution, the Law of the People’s Republic of China on Prevention and Control of Environmental Pollution Caused by Solid Wastes, the Energy Conservation Law of the People’s Republic of China, the Work Safety Law of the People’s Republic of China, the Product Quality Law of the People’s Republic of China, the Land Administration Law of the People’s Republic of China, the Law of the People’s Republic of China on Prevention & Control of Occupational Diseases or other laws and regulations, (b) national mandatory standards for safety, environmental protection, energy consumption and quality, or (c) the requirements of international environmental conventions or other requirements, they should be restricted or eliminated. We cannot exclude the possibility that the National Development and Reform Commission of China restricts or even prohibits mining operations in China on the basis that mining operations fall under the above-mentioned catch-all clause. The National Development and Reform Commission of China may even update the “Guidance Catalogue for Industry Structural Adjustment” to explicitly restrict or prohibit mining operations in China.

Chinese Regulations on Registration of Blockchain Information Service Providers

Entities or nodes providing information services based on blockchain technologies or systems in China are required to be registered with the Cyberspace Administration of China. According to the Administrative Regulations on Blockchain Information Services issued by the Cyberspace Administration of China and effective on February 15, 2019, or the Blockchain Regulation, blockchain information services shall refer to information services provided to the public through internet sites, applications, etc. based on blockchain technologies or systems. The Blockchain Regulations also provide that, a provider of blockchain information services shall fill in its name, service category, service form, application domain, server address and other information through the management system of blockchain information services established by the Cyberspace Administration of China. We do not believe we should make such filing with the Cyberspace Administration of China based on our current business operations. However, uncertainties exist regarding the interpretation and implementation of the Blockchain Regulation, and future Chinese laws and regulations may require us to register or file with Chinese cyberspace authorities.

Chinese Regulations Related to Value-Added Telecommunications Services

The Telecommunications Regulations of the PRC (the “Telecommunications Regulations”), which was promulgated by the State Council on September 25, 2000 and most recently amended on February 6, 2016, provides the regulatory framework for telecommunications service providers in China. The Telecommunications Regulations classifies telecommunications services into basic telecommunications services and value-added telecommunications services. Providers of value-added telecommunications services are required to obtain a license for value-added telecommunications services. According to the Catalog of Telecommunications Services, attached to the Telecommunications Regulations and most recently amended by the Ministry of Industry and Information Technology (“MIIT”) on June 6, 2019, information services provided via public communication network or the internet are value-added telecommunications services.

The value-added telecommunications services are regulated by the Administrative Measures on Internet Information Services (the “Internet Measures”), which was promulgated by the State Council on September 25, 2000 and most recently amended on January 8, 2011. “Internet information services” is defined as “services that provide information to online users through the internet.” The Internet Measures classifies internet information services into non-commercial internet information services and commercial internet information services. Commercial internet information service providers shall obtain a value-added telecommunications business operating license for internet information service (the “ICP License”) from appropriate telecommunications authorities. An ICP License has a term of five years and can be renewed 90 days prior to its expiration, according to the Administrative Measures for Telecommunications Businesses Operating Licensing, which was promulgated by MIIT on July 3, 2017 and became effective on September 1, 2017.

The Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, promulgated by the State Council on December 11, 2001 and most recently amended on March 29, 2022, requires foreign-invested value-added telecommunications enterprises in China to be established as Sino-foreign joint ventures, and foreign investors shall not acquire more than 50% of the equity interest of such enterprises, unless the state stipulates otherwise.

According to the Negative List (2021 Version), the ratio of foreign investments in an entity that is engaged in value-added telecommunications business (except for e-commerce, domestic multi-party communications, storage-forwarding and call centers) shall not exceed 50%.

Chinese Regulations Related to Consumer Protection

According to Law of the PRC on the Protection of Consumer Rights and Interests, which was promulgated by the SCNPC on October 31, 1993 and most recently amended on October 25, 2013, in providing goods or services to consumers, business operators shall fulfill their obligations in accordance with this law and other applicable laws and regulations. Business operators shall fulfill their obligations as agreed with consumers, provided that the agreements with consumers are not in violation of any laws or regulations. In providing goods or services to consumers, business operators shall adhere to social morality, operate business in good faith, and protect the lawful rights and interests of consumers, and shall neither set unfair or unreasonable trading conditions nor force consumers into any transactions. Business operators shall provide consumers with true and complete information regarding the quality, performance, use, and service life or expiration date, among others, of goods and services provided, and shall not conduct any false or misleading promotion. Business operators shall provide true and definitive answers to questions from consumers regarding the quality and use instructions of the goods and services they provide. Business operators shall clearly indicate the price of the goods and services they provide.

Chinese Regulations Related to Advertising

On April 24, 2015, the SCNPC enacted the Advertising Law of the People’s Republic of China (the “New Advertising Law”), which became effective on September 1, 2015 and most recently amended on April 29, 2021. The New Advertising Law requires that advertisers, advertising operators and advertisement publishers shall abide by the laws and administrative regulations, and the principles of fairness and good faith while engaging in advertising activities.

The Interim Measures for the Administration of Internet Advertising (the “Internet Advertising Measures”), regulating the internet-based advertising activities were adopted by the SAIC on July 4, 2016 and became effective on September 1, 2016. According to the Internet Advertising Measures, internet advertisers are responsible for the authenticity of the advertisements content and all online advertisements must be marked “Advertisement” so that viewers can easily identify them as such. Publishing and circulating advertisements through the internet shall not affect the normal use of the internet by users. It is not allowed to induce users to click on the content of advertisements by any fraudulent means, or to attach advertisements or advertising links in emails without permission. In addition, the following internet advertising activities are prohibited: (i) providing or using any applications or hardware to intercept, filter, cover, fast forward or otherwise restrict any authorized advertisement of other persons, (ii) using network pathways, network equipment or applications to disrupt the normal data transmission of advertisements, alter or block authorized advertisements of other persons or load advertisements without authorization, or (iii) using fraudulent statistical data, transmission effect or matrices relating to online marketing performance to induce incorrect quotations, seek undue interests or harm the interests of others. SOS is subject to the foregoing regulations on advertising to the extent it helps charging stations attract traffic including as part of its mobility connectivity services.

Chinese Regulations Related to Internet Information Security and Privacy And Protection

PRC government authorities have enacted laws and regulations with respect to internet information security and protection of personal information from any abuse or unauthorized disclosure. Internet information in China is regulated and restricted from a national security standpoint. The SCNPC enacted the Decisions on Maintaining Internet Security on December 28, 2000 as amended on August 27, 2009, which imposes criminal liabilities for any act taken to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) disseminate false commercial information; or (v) infringe on intellectual property rights. The Ministry of Public Security (“MPS”) has promulgated measures that prohibit the use of internet in ways which, among other things, result in a leakage of state secrets or a dissemination of socially destabilizing content. If an internet information service provider violates these measures, the MPS and its local branches may shut down its websites and suggest to the relevant authority to revoke its operating license if necessary.

Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT on December 29, 2011 and taking effect on March 15, 2012, an internet information service provider must not collect any personal information from any of its users or provide any such information to third parties without the consent of such user, unless otherwise provided by laws or regulations. Internet information service providers must expressly inform the users of the method for and purpose of the collection and processing of such user’s personal information and the content of the personal information so collected and processed, and should only collect or use such information to the extent necessary for the provision of its services. An internet information service provider is also required to properly maintain users’ personal information, and in case of any leak or possible leak of such personal information, the Internet information service provider must take immediate remedial measures and, in severe circumstances, make an immediate report to the relevant telecommunications regulatory authority.

In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the SCNPC on December 28, 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT on July 16, 2013, any collection and use of a user’s personal information must be subject to the consent of the user, adhere to the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An internet information service provider must also keep such information strictly confidential, and is further prohibited from divulging, tampering with or destroying any such information, or selling or providing such information to other parties. An internet information service provider is required to take technical and other measures to prevent the unauthorized disclosure, damage or loss of any personal information collected.

On November 7, 2016, the SCNPC issued the Cyber Security Law of the PRC (the “Cybersecurity Law”), which took effect on June 1, 2017. The Cybersecurity Law is formulated to maintain the network security, safeguard the cyberspace sovereignty, national security and public interests, and protect the lawful rights and interests of citizens, legal persons and other organizations. Pursuant to the Cybersecurity Law, a network operator, which includes, among others, internet information services providers, must take technical measures and other necessary measures in accordance with applicable laws and regulations as well as mandatory requirements of national and industrial standards to safeguard the safe and stable operation of networks, effectively respond to network security incidents, prevent illegal and criminal activities, and maintain the integrity, confidentiality and availability of network data. The Cybersecurity Law reaffirms the basic principles and requirements as specified in then existing laws and regulations related to personal information protections, such as the requirements on the collection, use, processing, storage and disclosure of personal information, and the requirements that internet service providers should take technical and other necessary measures to ensure the security the personal information they have collected and prevent such personal information from being divulged, damaged or lost. Any violation of the Cybersecurity Law could subject the internet service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, shutdown of websites as well as criminal liabilities.

On January 23, 2019, the Office of the Central Cyberspace Affairs Commission, the MIIT, the MPS, and the SAMR jointly issued the Notice on Special Governance of Illegal Collection and Use of Personal Information via Apps, which restates the requirement of legal collection and use of personal information, encourages App operators to conduct security certifications, and encourages search engines and App stores to clearly mark and recommend those certified apps.

On November 28, 2019, the CAC, MIIT, the MPS and the SAMR jointly issued the Measures to Identify Illegal Collection and Usage of Personal Information by Apps, which describes six types of illegal collection and usage of personal information, including “the failure to publish rules relating to the collection and usage of personal information”, “the failure to provide privacy rules”, and “the collection or use of personal information without consent”.

On May 28, 2020, the NPC adopted the Civil Code of the PRC which became effective on January 1, 2021. According to the Civil Code, individuals have the right of privacy. No organization or individual shall process any individual’s private information or infringe on an individual’s right of privacy, unless otherwise prescribed by law or with the consent of such individual or such individual’s guardian. The Civil Code also offers protection to personal information and provides that the processing of personal information shall be subject to the principles of legitimacy, legality and necessity. An information processor must not divulge or falsify the personal information collected and stored by it, or provide the personal information of an individual to others without the consent of such individual. On March 12, 2021, the CAC, the MIIT, the MPS and the SAMR jointly issued the Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications (the “Necessary Personal Information Rules”), which came into effect on May 1, 2021. According to the Necessary Personal Information Rules, mobile App operators shall not deny a user’ access to the basic functions and services of an App on the basis that such user refuses to provide his or her personal information which is not necessary for such use. The Necessary Personal Information Rules further stipulates the relevant scopes of necessary personal information for different types of mobile Apps.

On June 10, 2021, the SCNPC promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law sets out a national data security review system, under which data processing activities that affect or may affect national security are subject to review. In addition, it clarifies the obligations to protect data security applicable to organizations and individuals who carry out data activities and discharges data security protection responsibilities. Data processors shall establish and improve a whole-process data security management system in accordance with the provisions of laws and regulations, organize and implement data security trainings as well as take appropriate technical measures and other necessary measures to protect data security. If the processing of any organization or personal data violate the Data Security Law, the responsible party shall bear the corresponding civil, administrative or criminal liabilities.

On July 30, 2021, the State Council promulgated the Regulation on Protecting the Security of Critical Information Infrastructure (“CII Regulations”), effective on September 1, 2021. According to the CII Regulations, “critical information infrastructure” has the meaning of an important network facility and information system in important industries such as, among others, public communications and information services, energy, transport, water conservation, finance, public services, e-government affairs and national defense science, as well as other important network facilities and information systems that may seriously endanger national security, the national economy, the people’s livelihood, or the public interests in the event of damage, loss of function, or data leakage. The competent governmental authorities as well as the supervisory and administrative authorities of the aforementioned important industries and sectors will be responsible for (i) organizing for the identification of critical information infrastructures in their respective industries in accordance with certain identification rules, and (ii) promptly notifying the operators so identified and the public security department of the State Council of the results of identification. As of the date of this prospectus, SOS has not received any notification from any PRC governmental authority that it is operating any “critical information infrastructure.”

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law, effective on November 1, 2021. The Personal Information Protection Law requires, among others, that (i) the processing of personal information should have a clear and reasonable purpose which should be directly related to the purpose of the processing activity, in a method that has the least impact on personal rights and interests, and (ii) the collection of personal information should be limited to the minimum scope necessary to achieve the purpose of the processing activity to avoid the excessive collection of personal information. Different types of personal information and personal information processing will be subject to different rules on consent requirement, transfer, and security. Entities that process personal information shall bear responsibilities for the activities they conduct relating to such personal information, and shall adopt necessary measures to safeguard the security of the personal information that they process. Otherwise, such entities could be ordered to correct, suspend or terminate the provision of their services, and face confiscation of illegal income, fines or other penalties.

On November 14, 2021, the CAC published a discussion draft of the Data Security Regulations, which provides that the undertaking of the following activities shall be subject to a cybersecurity review: (i) the merger, reorganization or separation of network platform operators that have gathered and mastered a large number of data resources related to national security, economic development or public interests affects, which may affect national security; (ii) overseas listing of data processors processing the personal information of over one million users; (iii) the listing in Hong Kong of data processors processing conducting data processing activities which affect or may affect national security; (iv) other data processing activities that affect or may affect national security. The Draft Data Security Regulations also provides that operators of large internet platforms that set up headquarters, operation centers or research and development centers overseas shall report to the national cyberspace administration and other competent authorities. The Draft Data Security Regulations also states that data processors processing important data or listing overseas shall conduct an annual data security assessment by themselves or by engaging a data security service institution, and shall submit the assessment report of a given year to the relevant CAC municipal office before January 31, of the following year. In addition, the Draft Data Security Regulations also requires network platform operators to enact platform rules, privacy policies and algorithm strategies related to data, and to solicit public comments on their official websites for no less than 30 working days when they formulate such platform rules or privacy policies or makes any amendments that may have a significant impact on users’ rights and interests. Further, platform rules and privacy policies formulated by operators of large internet platforms with more than 100 million daily active users, or amendments thereto that may have significant impacts on users’ rights and interests shall be evaluated by a third-party organization designated by the CAC and submitted to relevant CAC provincial office for approval. As of the date of this prospectus, the Draft Administrative Regulation on Network Data Security has not come into effect yet.

On December 31, 2021, the CAC together with other regulatory authorities published the Administrative Provisions on Algorithm Recommendation for Internet Information Services, which took effect on March 1, 2022. The Administrative Provisions on Algorithm Recommendation for Internet Information Services provides, among others, that algorithm recommendation service providers shall (i) establish and improve the management systems and technical measures for algorithm mechanism and principle review, scientific and technological ethics review, user registration, information release review, data security and personal information protection, anti-telecommunications and internet fraud, security assessment and monitoring, and security incident emergency response, formulate and disclose the relevant rules for algorithm recommendation services, and employ appropriate professional staff and technical support considering the scale of the algorithm recommendation service provided; (ii) regularly review, evaluate and verify the principle, models, data and application results of algorithm mechanisms, (iii) strengthen information security management, establish and improve a feature database for the identification of illegal inappropriate information, and improve entry standards, rules and procedures; (iv) strengthen the management of user models and user labels, and improve the rules on points of interest recorded into user models and user label management, and refrain from recording illegal or harmful keywords information into the points of interest of users or use them as user labels to push information.

On December 28, 2021, twelve regulatory authorities jointly released the Cybersecurity Review Measures. The Cybersecurity Review Measures provides that: (i) network platform operators that are engaged in data processing activities which have or may have an implication on national security shall undergo a cybersecurity review; (ii) the CSRC is one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review mechanism; (iii) network platform operators that possess personal information of more than one million users and seeking to be listed overseas shall file for a cybersecurity review with the Cybersecurity Review Office; and (iv) the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties, and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process. The distinction made under the discussion draft of the Draft Data Security Regulations between “listing overseas” and “listing abroad” further clarifies that the obligations to proactively apply for cybersecurity review by an entity seeking listing in a foreign country.

Chinese Regulations Related to Dividend Distributions

The principal laws and regulations regulating the dividend distribution of dividends by foreign-invested enterprises in China include the PRC Company Law most recently amended in 2018 and the FIL. Under the current regulatory regime in China, foreign-invested enterprises in China may pay dividends only out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations. A PRC company, including foreign-invested enterprise, is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital unless the provisions of laws regarding foreign investment otherwise provided, and shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Chinese Regulations Related to Intellectual Property

Patent

Patents in China are principally protected under the Patent Law of the PRC which was most recently amended on October 17, 2020 (which amendment came into effect on June 1, 2021). The duration of the invention patent right shall be 20 years, and the term shall be 10 years for utility models patent right and 15 years for designs patent right, all commencing from the application date thereof.

Copyright

Copyright in China, including copyrighted software, is principally protected under the Copyright Law of the PRC which was most recently amended on November 11, 2020 and came into effect on June 1, 2021 and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years. The Regulation on the Protection of the Right to Communicate Works to the Public over Information Networks, which was most recently amended on January 30, 2013, provides specific rules on fair use, statutory license, and a safe harbor for use of copyrights and copyright management technology and specifies the liabilities of various entities for violations, including copyright holders, libraries and Internet service providers.

Trademark

Registered trademarks are protected under the Trademark Law of the PRC promulgated on August 23, 1982 and amended on April 23, 2019 and related rules and regulations. Trademarks are registered with the State Intellectual Property Office, formerly the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of this trademark may be rejected. Trademark registrations are effective for 10 years, unless otherwise revoked.

Domain Name

Domain names are protected under the Measures for the Administration of Internet Domain Names which was promulgated by the MIIT on August 24, 2017 and took effect on November 1, 2017. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Related to Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Currency Administration Rules promulgated by the State Council on January 29, 1996 and most recently amended on August 5, 2008 and various regulations issued by the State Administration for Foreign Exchange of China (“SAFE”) and other relevant PRC government authorities, Renminbi is convertible into other currencies for the purpose of current account items, such as trade related receipts and payments, payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside China for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from SAFE or its local branches. Payments for transactions that take place within China must be made in Renminbi. Unless otherwise provided by laws and regulations, PRC companies may repatriate foreign currency payments received from overseas or retain the same overseas. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaging in the settlement and sale of foreign exchange pursuant to relevant rules and regulations in China.

In 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or Circular 59, on May 4, 2015 which substantially amends and simplifies the previous foreign exchange procedure. Pursuant to Circular 59, the opening and deposit of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not permitted previously.

On May 10, 2013, SAFE promulgated the Notice of State Administration of Foreign Exchange on Promulgation of the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors and Supporting Documents, which specified that the administration by SAFE or its local branches over direct investment by foreign investors in China must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in China based on the registration information provided by SAFE and its branches.

In February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. Instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. Qualified banks, under the supervision of SAFE, may directly review the applications, conduct the registration and perform statistical monitoring and reporting responsibilities.

In March 30, 2015, SAFE promulgated the Circular of the SAFE on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 allows all foreign-invested enterprises established in China to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation, provides the procedures for foreign invested companies to use RMB converted from foreign currency-denominated capital for equity investments and removes certain other restrictions under previous rules and regulations. However, Circular 19 continues to prohibit foreign invested enterprises from, among other things, using RMB funds converted from their foreign exchange capital for expenditure beyond their business scope and providing entrusted loans or repaying loans between non-financial enterprises.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, which took effect on June 9, 2016 and reiterates some of the rules set forth in Circular 19. Circular 16 provides that discretionary foreign exchange settlement applies to foreign exchange capital, foreign debt offering proceeds and remitted foreign listing proceeds, and the corresponding RMB capital converted from foreign exchange may be used to extend loans to related parties or repay inter-company loans (including advances by third parties). However, there are substantial uncertainties with respect to Circular 16’s interpretation and implementation in practice.

In January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) where a bank handles outward remittance of profits for a domestic institution equivalent to more than US$50,000, the bank shall check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records, audited financial statements and stamp with the outward remittance sum and date on the original copies of tax filing records and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts and other proof as a part of the registration procedure for outbound investment. Circular 3 also relaxes the policy restriction on foreign exchange inflow to further enhance trade and investment facilitation, including (i) expanding the scope of foreign exchange settlement for domestic foreign exchange loans; (ii) allowing the capital repatriation for offshore financing against domestic guarantee; (iii) facilitating the centralized management of foreign exchange funds of multinational companies; and (iv) allowing offshore institutions within pilot free trade zones to settle foreign exchange in domestic foreign exchange accounts.

Foreign Exchange Registration of Overseas Investment by PRC Residents

Pursuant to SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (“SAFE Circular 75”), which became effective on November 1, 2005, domestic residents, including domestic individuals and domestic companies, must register with local branches of SAFE in connection with their direct or indirect offshore investment in an overseas special purpose vehicle (the “Overseas SPV”), for the purposes of overseas equity financing activities, and to update such registration in the event of any significant changes with respect to that offshore company.

On July 4, 2014, SAFE promulgated the Notice of the State Administration of Foreign Exchange on Issues Relating to Foreign Exchange Control for Overseas Investment and Financing and Round-tripping by Chinese Residents through Special Purpose Vehicles (“SAFE Circular 37”), which replaced SAFE Circular 75, for the purpose of simplifying the approval process and promoting cross-border investments. SAFE Circular 37 supersedes SAFE Circular 75 and revises and regulates matters involving foreign exchange registration for round-trip investment. Under SAFE Circular 37, a domestic resident must register with the local SAFE branch before he or she contributes assets or equity interests in an Overseas SPV that is directly established or indirectly controlled by the domestic resident for the purpose of conducting investment or financing. In addition, in the event of any change of basic information of the Overseas SPV such as the individual shareholder, name, operation term, etc., or if there is any capital increase, decrease, equity transfer or swap, merge, spin-off or other amendment of the material items, the domestic resident shall complete the change of foreign exchange registration procedures for offshore investment. According to the procedural guideline as attached to SAFE Circular 37, the principle of review has been changed to “the domestic individual resident shall only register the Overseas SPV directly established or controlled (first level).”

At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration Over Round-trip Investment with respect to the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014 as an attachment to SAFE Circular 37. Under the relevant rules, failure to comply with the registration procedures set out in SAFE Circular 37 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations. PRC residents who hold any shares in the company from time to time are required to register with SAFE in connection with their investments in the company.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, effective from June 1, 2015, which further amended SAFE Circular 37 by requiring domestic residents to register with qualified banks rather than SAFE or its local branches in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

Regulations Related to Tax

Enterprise Income Tax

The Law of the PRC on Enterprise Income Tax and The Regulations for the Implementation of the Law on Enterprise Income Tax (collectively, the “EIT Laws”) were promulgated on March 16, 2007 and December 6, 2007, respectively, and were most recently amended on December 29, 2018 and April 23, 2019, respectively. According to the EIT Laws, taxpayers consist of resident enterprises and non-resident enterprises. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but whose actual or de facto control is administered from within China. Non-resident enterprises are defined as enterprises that are set up in accordance with the laws of foreign countries and whose actual administration is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the EIT Laws and relevant implementing regulations, a uniform enterprise income tax (“EIT”) rate of 25% is applicable. However, if non-resident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishment institutions or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, the enterprise income tax is, in that case, set at the rate of 10% for their income sourced from inside China.

Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as the PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“Circular 82”), which was promulgated by the STA on April 22, 2009 and amended on January 29, 2014 and December 29, 2017, sets out the standards and procedures for determining whether the “de facto management body” of an enterprise registered outside of the PRC and controlled by PRC enterprises or PRC enterprise groups is located within China.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC EIT on its worldwide income only if all of the following criteria are met: (1) the primary location of the day-to-day operational management is in China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in China; and (4) 50% or more of voting board members or senior executives habitually reside in China.

The EIT Laws permit certain High and New Technologies Enterprises (the “HNTEs”) to enjoy a reduced 15% EIT rate subject to these HNTEs meeting certain qualification criteria. In addition, the relevant EIT laws and regulations also provide that entities recognized as Software Enterprises are able to enjoy a tax holiday consisting of a two-year-exemption commencing from their first profitable calendar year and a 50% reduction in ordinary tax rate for the following three calendar years, while entities qualifying as key software enterprises can enjoy a preferential EIT rate of 10%.

The Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises (“Bulletin 7”) was issued by the STA on February 3, 2015 and most recently amended pursuant to the Announcement on Issues Concerning the Withholding of Enterprise Income Tax at Source on Non-PRC Resident Enterprises, which was issued by the STA on October 17, 2017 (which amendment became effective on December 1, 2017). Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if the arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of EIT in China. As a result, gains derived from an indirect transfer may be subject to EIT in China. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment or a place of business in China, immovable properties in China, and equity investments in PRC resident enterprises. In respect of an indirect offshore transfer of assets of a PRC establishment or place of business, the relevant gain is to be regarded as effectively connected with the PRC establishment or a place of business and therefore included in its EIT filing, and would consequently be subject to EIT in China at a rate of 25%. Where the underlying transfer relates to the immovable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a PRC establishment or a place of business of a non-resident enterprise, an EIT rate at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. There is uncertainty as to the implementation of Bulletin 7.

VAT and Business Tax

Before August 2013 and pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry is generally required to pay a business tax at the rate of 5% on the revenue generated from providing services. However, if the services provided are related to technology development and transfer, the business tax may be exempted subject to approval by the relevant tax authorities.

In November 2011, the MOF and SAT promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In May and December 2013, April 2014, March 2016 and July 2017, MOF and SAT promulgated five circulars to further expand the scope of services that are to be subject to value-added tax (“VAT”) instead of business tax. Pursuant to these tax rules, from August 1, 2013, VAT was imposed to replace the business tax in certain service industries, including technology services and advertising services, and from May 1, 2016, VAT replaced business tax in all industries, on a nationwide basis. On November 19, 2017, the State Council further amended the Interim Regulation of PRC on Value Added Tax to reflect the normalization of the pilot program. The VAT rates generally applicable are simplified as 17%, 11%, 6% and 0%, and the VAT rate applicable to the small-scale taxpayers is 3%. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the revenue from services provided.

On April 4, 2018, MOF and SAT issued the Notice on Adjustment of VAT Rates, which came into effect on May 1, 2018. According to the notice, starting from May 1, 2018, the taxable goods previously subject to VAT rates of 17% and 11%, respectively, become subject to lower VAT rates of 16% and 10%, respectively.

On March 20, 2019, MOF, SAT and the General Administration of Customs (the “GACC”) issued the Announcement on Policies for Deepening the VAT Reform, which came into effect in April 2019, to further reduce VAT rates. According to the announcement, (1) for general VAT payers’ sales activities or imports previously subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9% respectively; (2) for agricultural products purchased by taxpayers to which an existing 10% deduction rate is applicable, the deduction rate is adjusted to 9%; (3) for agricultural products purchased by taxpayers for production or commissioned processing, which are subject to VAT at 13%, the input VAT will be calculated at a 10% deduction rate; (4) for the exportation of goods or labor services that are subject to VAT at 16%, with the applicable export refund at the same rate, the export refund rate is adjusted to 13%; and (5) for the exportation of goods or cross-border taxable activities that are subject to VAT at 10%, with the export refund at the same rate, the export refund rate is adjusted to 9%.

Regulations Related to Employment and Social Welfare

The Labor Contract Law

According to the Labor Law of PRC promulgated on July 5, 1994 and most recently amended on December 29, 2018, enterprises and institutions shall establish and improve their system of workplace safety and sanitation, strictly abide by state rules and standards on workplace safety, educate laborers in labor safety and sanitation in China. Labor safety and sanitation facilities shall comply with state-fixed standards. Enterprises and institutions shall provide laborers with a safe workplace and sanitation conditions which are in compliance with state stipulations and the relevant articles of labor protection. The PRC Labor Contract Law, which took effect on January 1, 2008 and amended on December 28, 2012, is primarily aimed at regulating employee/employer rights and obligations, including matters with respect to the establishment, performance and termination of labor contracts. Pursuant to the PRC Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between enterprises or institutions and laborers. Enterprises and institutions are prohibited from compelling laborers to work beyond specified time limit and employers shall pay laborers for overtime work in accordance with laws and regulations. In addition, labor wages shall not be lower than the local minimum wages and shall be paid to laborers in a timely manner.

Social Insurance and Housing Fund

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended on December 20, 2010, Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, Decisions on the Establishment of a Unified Program for Basic Old-Aged Pension Insurance for Employees of Corporations of the State Council issued on July 16, 1997, Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, Unemployment Insurance Measures promulgated on January 22, 1999 and Social Insurance Law of PRC implemented on July 1, 2011 and amended on December 29, 2018, enterprises are obliged to provide their employees in China with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, labor injury insurance and medical insurance. These payments are made to local administrative authorities and any employer that fails to make the required contribution may be fined and ordered to make up for such contribution within a prescribed period of time.

In accordance with the Regulations on the Management of Housing Funds which were promulgated by the State Council on April 3, 1999 and most recently amended on March 24, 2019, enterprises must register at the competent managing center for housing funds and upon the examination by such managing center of housing funds, such enterprises shall complete procedures for the opening of an account at the relevant bank for the deposit of employees’ housing funds. Enterprises are also required to pay and deposit housing funds on behalf of their employees in full and in a timely manner.

Regulations Related to M&A and Overseas Listing

On 8 August 2006, six PRC governmental and regulatory agencies, including the Ministry of Commerce and the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on 8 September 2006 and was revised on 22 June 2009. The M&A Rules, among other things, requires that if an overseas company established or controlled by PRC companies or individuals intends to acquire equity interests or assets of any other PRC domestic company affiliated with such PRC companies or individuals, such acquisition must be submitted to the Ministry of Commerce for approval. The M&A Rules also requires that an offshore special vehicle, or a special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC companies or individuals, shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The M&A Rules also establish procedures and requirements that could make some acquisitions of PRC companies by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the Ministry of Commerce in 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

Regulations Related to Strictly Combating Illegal Securities Activities

On July 6, 2021, the General Office of the State Council and General Office of the Central Committee of the Communist Party of China issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. It emphasizes the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

Regulations Related to Securities Offering and Listing Overseas

On February 17, 2023, the CSRC published the Overseas Listing Measures which took effect on March 31, 2023. Under the Overseas Listing Measures, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Overseas Listing Measures states that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, any of our future offering and listing of our securities in an overseas market may be subject to the filing requirements under the Overseas Listing Measures. In connection with the Overseas Listing Measures, on February 17, 2023 the CSRC also published the Notice on Overseas Listing Measures. According to the Notice on Overseas Listing Measures, issuers that have already been listed in an overseas market by March 31, 2023, the date the Overseas Listing Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Overseas Listing Measures when it subsequently seeks to conduct a follow-on offering.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position with the Company
Executive Officers:
Yandai Wang	46	Executive Chairman and Chief Executive Officer
Li Sing Leung	57	Chief Financial Officer and Director

Directors:
Russell Krauss	64	Director
Douglas L. Brown	69	Independent Director
Ronggang (Jonathan) Zhang	61	Independent Director
Wenbin Wu	61	Independent Director

Executive Officer Biographies

Mr. Yandai Wang has been the Chief Executive Officer of the Company and Executive Chairman of the Board since May 2020. Mr. Wang has served as Chief Executive Officer of SOS since November 2018 and executive chairman of Yongbao Group since April 2015. He has over 20 years of industrial experience in emergency rescue, telecom and call center services. Mr. Wang received his bachelor’s degree in Information Technology and Management from Information Engineering University in 2014 and studied Economic Management at University of San Francisco in 2019.

Li Sing Leung has been the Chief Financial Officer of the Company and Director of the Board since August 2020. Mr. Li served as the Chief Financial Officer (“CFO”) of Palmerston North Co., Ltd. since June 2020 and as the Financial Controller of Transfar International Group (Hong Kong) Limited from May 2018 to May 2020. He served as the as the Managing Director of Hong Kong and Shanghai Business Corporation from November 2016 to April 2018. From October 2013 to October 2016, Mr. Li served as the CFO of Shopex Network Co., Ltd. Mr. Li has over twenty five years of combined experience in auditing, accounting, international tax planning, merger & acquisition, corporate financing, valuation and public relationship with investors etc. Mr. Li obtained his bachelor’s degree in Commerce from the University of New South Wales, Australia, and a MBA from the University of Texas, USA. Mr. Li is a member of Certifed Practising Accountants of Australia, a fellow member of the Association of Chartered Certified Accountants UK, a full member of Hong Kong Institute of Certified Public Accountants, a member of American Institute of Certified Public Accountants, respectively and holds a CPA license issued by the Colorado State Board of Accoutancy, USA.

Directors Biographies

Douglas L. Brown has been an independent non-executive director on our board since 2007. Mr. Brown is the founder and chairman of DLB Capital, which is a private equity firm with a focus on development and startup companies in the financial services industry in the United States and China. He has held his positions at DLB Capital since 2006. Prior to DLB Capital, Mr. Brown held the position of vice chairman—investment banking at Morgan Stanley where, among other responsibilities, he advised on initial public offerings and the privatization of Chinese state-owned financial institutions. Mr. Brown was also the non-executive chairman of HighTower Advisors, LLC from its founding in 2007 to 2011, and was its first institutional investor through DLB Capital. He continues to serve as a director of HighTower Advisors, LLC. Mr. Brown also serves as a director of Transamerica Corporation, a position he has held since 2008. Mr. Brown received his bachelor’s degree from Bowdoin College.

Russell Krauss served as our co-chief executive officer from September 2018 to September 30, 2019, vice-chairman from September 2018 to September 30, 2019, and prior to that served as an independent non-executive director on our board since October 2016. Previously, Mr. Krauss served as a Senior Vice President, Accounts and Business Operations for DXC Technology from 2017 to 2018. In that role, he was responsible for enterprise-wide operations, acted as chief client officer and oversaw top accounts for the $24 billion business. Prior to that, he was vice president and managing director for several of EDS’ (and then HP’s) largest businesses where he drove significant value for both clients and shareholders through major transformation initiatives. Prior to that, Mr. Krauss was vice president and CIO for the New York Power Authority, the largest non-federal utility in the U.S. He led the Y2K transition of one of the nation’s “Top 10 Critical Infrastructure” entities and was the executive responsible for a $1.4 billion divestiture of the Nuclear Generation business—the largest transaction of its kind in U.S. history. Krauss has served as business leader and division CIO in Westinghouse Electric Corporation and United Technologies Corporation. He received his MBA from the University of New Haven and bachelor’s degree in Computer Science from State University, New York.

Ronggang (Jonathan) Zhang has served as our independent director since May 2020. Mr. Zhang is the Chief Executive Officer of 5CGroup International Asset Management Co., Ltd. and Strategic Development Consultant of SG & CO PRC Lawyers, positions he has held since 2015. Mr. Zhang has served since 2015 as master’s supervisor of Zhejiang Sci-Tech University and visiting professor of Zhejiang NDRC Training Center. Mr. Zhang previously served as the Department Chief of Commercial Bureau of HEDA between 2003 and 2015 and as Chief of Investment Bureau of Ningbo Free Trade Zone between 2000 and 2003. Mr. Zhang received his bachelor’s degree at Hubei University in 1987, and Visiting Scholar to University of Newcastle upon Tyne, UK in 1996.

Wenbin Wu has served as our independent director since May 2020. has been appointed an independent director of the Board as a nominee of YBT. Mr. Wu currently serves as the Chairman of Shenzhen Rongde Investments Ltd. and Shenzhen Rongde Enterprise Management Advisory Company. Mr. Wu also has served as executive director of Shenzhen ZhongHengHe Asset Management Ltd. and as an IPO consultant of Shenzhen Rongle Culture Media Group Ltd. Mr. Wu studied Financial Accounting and Social Science at Zhengzhou University of Aeronautics-ZUA and Nanjing University of Aeronautics and Astronautics and received a bachelor’s degree of Law and a MBA certificate from Queen’s University of Brighton.

Board of Directors

Our board of directors consists of six directors, including two executive directors and four non-executive directors. The powers and duties of our directors include convening general meetings and reporting our board’s work at our shareholders’ meetings, declaring dividends and distributions, determining our business and investment plans, appointing officers and determining the term of office of the officers, preparing our annual financial budgets and financial reports, formulating proposals for the increase or reduction of our authorized capital as well as exercising other powers, functions and duties as conferred by our articles of association. Our directors may exercise all the powers of our company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party. A director is not required to hold any shares in our company to qualify to serve as a director.

Subject to NYSE rules, a director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction or arrangement is considered. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract or transaction with us is required to declare the nature of his interest at a meeting of our directors. A general notice given to the directors by any director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Committees of the Board of Directors

We have several committees under the board of directors, including an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of our committees. The audit committee, compensation committee, and nominating and corporate governance committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Douglas Brown, Ronggang (Jonathan) Zhang and Wenbin Wu and is chaired by Wenbin Wu and each satisfy the “independence” requirements of the NYSE listing rules of and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Wu qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-screening all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting to the board of directors.

Compensation Committee. Our compensation committee consists of Douglas L. Brown, Ronggang (Jonathan) Zhang and Wenbin Wu and is chaired by Ronggang (Jonathan) Zhang and each satisfy the “independence” requirements of the listing rules of the NYSE. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board of directors with respect to it;

●	approving and overseeing the total compensation package for our executives other than the three most senior executives;

●	reviewing the compensation of our directors and making recommendations to the board of directors with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Douglas L. Brown, Ronggang (Jonathan) Zhang and Wenbin Wu, and is chaired by Douglas L. Brown and each satisfy the “independence” requirements of the listing rules of the NYSE. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

●	reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe to us fiduciary duties, including a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the rights vested thereunder in the holders of the shares. Our directors owe their fiduciary duties to our company and not to our company’s individual shareholders, and it is our company which has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Terms of Directors

Pursuant to our sixth amended and restated memorandum and articles of association, our directors are not subject to a term of office and hold their offices until such time as they are removed from office by an ordinary resolution of our shareholders. In addition, the office of any of our directors shall be vacated if the director (a) dies, becomes bankrupt or makes any arrangement or composition with his creditors, (b) is found to be or becomes of unsound mind, (c) resigns his office by notice in writing to our company, or (d) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated.

Employment Agreements and Indemnification Agreements

Employment Agreements

We and our subsidiaries have entered into one or more employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period subject to renewals upon mutual consent unless written notice is given by us or the executive officer within a specified time prior to the end of the then-current term.

Confidentiality

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, trade secrets, know-how or confidential business information. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

Non-Competition and Non-Solicitation

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for at least one year following the last date of employment. Specifically, each executive officer has agreed not to (i) solicit, divert or take away any of our customers or business existing at the time of the termination of employment or (ii) directly or indirectly compete with our existing, planned or proposed business. In addition, executive officers shave agreed for a period of two years following the termination of their employment with us to not solicit or discuss the employment or retention of our employees or consultants while such employees or consultants are in our employ and for a six-month period thereafter.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or executive officer of our company.

Compensation

For the fiscal year ended December 31, 2023, we paid an aggregate of approximately US$2,455,883 in cash to our directors and executive officers and granted an aggregate of 72,590,000 restricted share units to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. In accordance with the PRC law, our PRC subsidiary and consolidated affiliated entity and its subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

Share Incentive Plans

2023 Equity Incentive Plan

Our 2023 Equity Incentive Plan was adopted on March 2, 2023, to attract and retain the best available personnel for positions of responsibility, provided additional incentive to employees and service providers and promote the success of our business. The equity incentive plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to our employees and any of our subsidiaries’ employees (including officers and inside directors), and for the grant of non-statutory stock options, or NSOs, stock appreciation rights, or SARs, restricted stock, restricted share units, performance units and performance shares to our employees, directors and consultants.

As of the date of this prospectus, we have issued 8,900,000 Class A ordinary shares to our officers, directors and employees pursuant to the 2023 Equity Incentive Plan.

Authorized Shares. The maximum aggregate number of shares that may be issued under the 2023 Equity Incentive Plan is 8,900,000 of our Class A ordinary shares (post-2023 Share Consolidation). Vested restricted share units will be settled with one Class A ordinary share. Class A ordinary shares issued pursuant to awards under the 2023 Equity Incentive Plan that we repurchase or that are forfeited, as well as Class A ordinary shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2023 Equity Incentive Plan. In addition, Class A ordinary shares will not be deemed to have been issued under the 2023 Equity Incentive Plan with respect to any portion of an award that is paid out in cash rather than Class A ordinary shares. During the term of the 2023 Equity Incentive Plan, we will at all times reserve and keep available a sufficient number of Class A ordinary shares to satisfy the requirements of the 2023 Equity Incentive Plan.

Plan Administration. The 2023 Equity Incentive Plan is administered by our compensation committee and/or one or more additional committees of directors or other individuals or compensation consultants appointed by our board of directors in accordance with the terms of the 2023 Equity Incentive Plan. To the extent that the administrator decides to qualify an award as performance-based compensation, the 2023 Equity Incentive Plan will be administered by a committee of two or more outside directors. Subject to the provisions of the 2023 Equity Incentive Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair value of a share of our Class A ordinary shares, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2023 Equity Incentive Plan.

2022 Equity Incentive Plan

Our 2022 Equity Incentive Plan was adopted on October 4, 2022, to attract and retain the best available personnel for positions of responsibility, provided additional incentive to employees and service providers and promote the success of our business. The equity incentive plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to our employees and any of our subsidiaries’ employees (including officers and inside directors), and for the grant of non-statutory stock options, or NSOs, stock appreciation rights, or SARs, restricted stock, restricted share units, performance units and performance shares to our employees, directors and consultants.

As of the date of this prospectus, we have not issued any Class A ordinary shares to our officers, directors and employees pursuant to the 2022 Equity Incentive Plan.

Authorized Shares. The maximum aggregate number of shares that may be issued under the 2022 Equity Incentive Plan is 8,956,721 of our Class A ordinary shares (post-2023 Share Consolidation). Vested restricted share units will be settled with one Class A ordinary share. Class A ordinary shares issued pursuant to awards under the 2022 Equity Incentive Plan that we repurchase or that are forfeited, as well as Class A ordinary shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2022 Equity Incentive Plan. In addition, Class A ordinary shares will not be deemed to have been issued under the 2022 Equity Incentive Plan with respect to any portion of an award that is paid out in cash rather than Class A ordinary shares. During the term of the 2023 Equity Incentive Plan, we will at all times reserve and keep available a sufficient number of Class A ordinary shares to satisfy the requirements of the 2022 Equity Incentive Plan.

Plan Administration. The 2022 Equity Incentive Plan is administered by our compensation committee and/or one or more additional committees of directors or other individuals or compensation consultants appointed by our board of directors in accordance with the terms of the 2022 Equity Incentive Plan. To the extent that the administrator decides to qualify an award as performance-based compensation, the 2022 Equity Incentive Plan will be administered by a committee of two or more outside directors. Subject to the provisions of the 2022 Equity Incentive Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair value of a share of our Class A ordinary shares, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2022 Equity Incentive Plan.

2021 Equity Incentive Plan

Our 2021 Equity Incentive Plan was adopted on December 31, 2021, as amended, to attract and retain the best available personnel for positions of responsibility, provided additional incentive to employees and service providers and promote the success of our business. The equity incentive plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to our employees and any of our subsidiaries’ employees (including officers and inside directors), and for the grant of non-statutory stock options, or NSOs, stock appreciation rights, or SARs, restricted stock, restricted share units, performance units and performance shares to our employees, directors and consultants.

As of the date of this prospectus, 5,600,000 Class A ordinary shares (post-2023 Share Consolidation) have been issued to our officers, directors and employees pursuant to the 2021 Equity Incentive Plan.

Authorized Shares. The maximum aggregate number of shares that may be issued under the 2021 Equity Incentive Plan is 5,600,000 of our Class A ordinary shares (post-2023 Share Consolidation). Vested restricted share units will be settled with one Class A ordinary share. Class A ordinary shares issued pursuant to awards under the 2021 Equity Incentive Plan that we repurchase or that are forfeited, as well as Class A ordinary shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under the 2021 Equity Incentive Plan. In addition, Class A ordinary shares will not be deemed to have been issued under the 2021 Equity Incentive Plan with respect to any portion of an award that is paid out in cash rather than Class A ordinary shares. During the term of the 2021 Equity Incentive Plan, we will at all times reserve and keep available a sufficient number of Class A ordinary shares to satisfy the requirements of the 2021 Equity Incentive Plan.

Plan Administration. The 2021 Equity Incentive Plan is administered by our compensation committee and/or one or more additional committees of directors or other individuals or compensation consultants appointed by our board of directors in accordance with the terms of the 2021 Equity Incentive Plan. To the extent that the administrator decides to qualify an award as performance-based compensation, the 2021 Equity Incentive Plan will be administered by a committee of two or more outside directors. Subject to the provisions of the 2021 Equity Incentive Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair value of a share of our Class A ordinary shares, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2021 Equity Incentive Plan.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our ordinary shares.

The percentage ownership is calculated by dividing the number of Class A and Class B ordinary shares beneficially owned by such person or group by the sum of the total number of Class A and Class B ordinary shares outstanding, which is 78,343,250 ordinary shares (including 68,873,799 Class A ordinary shares and 9,469,451 Class B ordinary shares) as of January 22, 2024, plus the number of Class A and Class B ordinary shares such person or group has the right to acquire upon the exercise of options, warrants or other rights within 60 days after January 22, 2024. We use the conversion rate of 1:1 for the incentive shares for the purpose of calculating the beneficial ownership of our ordinary shares. Vested incentive shares convert to ordinary shares of our company at a 1:1 conversion rate, subject to payment of the reserve amount, which was calculated by us to be our good faith estimate of the fair market value of our ordinary shares (or equivalent thereof) at the time of the grant of such incentive shares.

Unless otherwise noted, the business address for each beneficial owner is Building 6, East Seaview Park, 298 Haijing Road, Yinzhu Street, West Coast New District, Qingdao City, Shandong Province, People’s Republic of China 266400.

	Ordinary shares beneficially owned
	Class A ordinary shares	Class B ordinary shares	Total ordinary shares on as-converted basis	% of total ordinary shares on as-converted basis	% of aggregate voting power(1)
Directors and Executive Officers:
Yandai Wang	203,405	4,537,500	4,740,905	6.05%	58.18%

Li Sing Leung	5,231	1,799,100	1,804,331	2.30%	22.97%

Russell Krauss	47,250	—	47,250	*	*

Douglas L. Brown	245,231	—	245,231	*	*

Wenbin Wu	3,125	9,375	12,500	*	*

Ronggang (Jonathan) Zhang	3,125	9,375	12,500	*	*

All directors and executive officers as a group (6 persons)	507,367	6,355,350	6,862,717	8.76%	81.77%

Principal Shareholders:

—	—	—	—	—	—

*	Less than 1%.

(1)	For each person or group included in this column, the percentage of total voting power represents voting power based on both Class A and Class B ordinary shares held by such person or group as of January 22, 2024 with respect to all of our outstanding Class A and Class B ordinary shares as one class as of January 22, 2024. Each holder of Class A ordinary shares is entitled to one vote per share, subject to the limitations set forth in “Description of Share Capital—Ordinary Shares.” Each holder of our Class B ordinary shares is entitled to 10 votes per share on all matters subject to a shareholder’s vote. Our Class B ordinary shares are convertible at any time by the holder into Class A ordinary shares on a one-for-one basis, whereas Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. The total voting power of the Class B Holders is limited. See “Description of Share Capital—Ordinary Shares.”

To our knowledge, on the same basis of calculation as above, approximately 98.66% of our total outstanding Class A ordinary shares were held by one record shareholder in the United States, namely, Citibank, N.A., which held 67,950,236 Class A ordinary shares represented by 6,795,023 ADSs. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. None of our existing shareholders will have different voting rights from other shareholders, except with respect to the differences in voting rights afforded to holders of Class A ordinary shares and Class B ordinary shares. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Employment Agreements and Indemnification Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

Share Incentive Plan

See “Management—Share Incentive Plans.”

Other Related Party Transactions

Amount due from related parties

Name of Related Party	Relationship	Nature	Repayment terms	December 31, 2022	December 31, 2021
Yongbao Insurance Agency Co., Ltd. and subsidiaries	Common shareholder	Inter-transaction	Repayment in demand	$5,800	$-
Wang Yaxian	Shareholder of the Company	Other receivables	Repayment in demand	3,550	-
Feng Weidong	CTO of the Company	Other receivables	Repayment in demand	3,550	-
Yongbao Information Technology Co., Ltd.	Related Company	Inter-transaction	Repayment in demand	-	4,705
Wu Xianlong	Director of a subsidiary	Account receivables & Other receivables	Repayment in demand	1,900	1,901
Kong Deyu	Senior management of the Company	Other receivables	Repayment in demand	-	-
Li Sing Leung	CFO of the Company	Other receivables	Repayment in demand	-	8
Wang Yilin	Director of China SOS	Other receivables	Repayment in demand	-	-
Qingdao SOS Industry Holding Co,, Ltd	Related Party	Other receivables	Repayment in demand	54,238	25,700
				$69,038	$32,306

Amount due to related parties

Name of Related Party	Relationship	Nature	Repayment terms	December 31, 2022	December 31, 2021
Yongbao Insurance Agency Co., Ltd.	Common shareholder	Inter-transaction	Repayment in demand	$-	$-
Wang Yilin	Director of China SOS	Account payables	Repayment in demand	3	13
Wu Wenbin	Non-executive director	Account payables	Repayment in demand	25	15
Li Sing Leung	CFO of the Company	Other payables	Repayment in demand	8	8
Wang Yaxian	Shareholder of the Company	Other payables	Repayment in demand	-	-
Bian Jingxue	Senior management of the Company	Other payables	Repayment in demand	-	-
Qingdao SOS Industry Holding Co,, Ltd.	Related Party	Other payables	Repayment in demand	607	-

				$643	$36

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

Our sixth amended and restated memorandum and articles of association provides for two classes of shares, which became effective immediately following our IPO, the Class A ordinary shares and Class B ordinary shares. On May 1, 2023, the Company’s shareholders adopted an ordinary resolution to increase the Company’s authorized share capital to US$1,200,000 divided into 240,000,000 shares with a par value of US$0.005 each, comprised of (1) 196,000,000 Class A ordinary shares with a par value of $0.005 each, and (2) 44,000,000 Class B ordinary shares with a par value of $0.005 each.

As of the date of this prospectus, we have 82,809,799 Class A ordinary shares and 9,469,450.50 Class B ordinary shares issued and outstanding.

Ordinary Shares

Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued shares of our company (including unissued Class A ordinary shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

Each outstanding Class A Ordinary Share entitles the holder thereof to one vote per share on all matters. Each outstanding Class B Ordinary Share entitles the holder thereof to ten (10) votes per share on all matters. Holders of shares of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote for shareholders’ consent. Our M&A provides that elections for directors shall be by an ordinary resolution of our shareholders, which requires a simple majority of votes cast at a general meeting of our shareholders, or a written resolution approved in writing by two-thirds of our shareholders entitled to vote at a general meeting. Shareholders do not have preemptive rights to purchase shares in any future issuance of our ordinary shares. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred shareholders, if any, our assets available for distribution will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

The holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). The Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

General. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares. Under our M&A, we may issue only non-negotiable shares and may not issue bearer or negotiable shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. In addition, (i) each Class B ordinary shares shall automatically and immediately be converted into one Class A Ordinary Share if at any time the total number of the issued and outstanding Class B ordinary shares in aggregate is less than 5% of the total number of Class B ordinary shares of our company issued and outstanding immediately following the Company’s initial public offering, and (ii) upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person or entity which is not an Affiliate (as defined in our M&A) of such holder, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Voting Rights. Holders of our ordinary shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten (10) votes. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a resolution in writing, the approval of two-thirds of our shareholders entitled to vote at a general meeting of our company), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a written resolution, the approval of all of our shareholders entitled to vote at a general meeting of our company). A special resolution is required for important matters such as a change of name or any amendment to our M&A. Holders of our ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating all or any of our share capital into shares of larger amount than our existing shares, sub-dividing our shares or any of them into shares of an amount smaller than that fixed by our M&A, and cancelling any unissued shares.

General Meetings of Shareholders and Shareholder Proposals. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our M&A provides that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by our board of directors. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which represent, in aggregate, not less than one-third of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allows any of our shareholders holding in aggregate not less than two-thirds of the aggregate number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our M&A does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares. Subject to the restrictions of our M&A set out below, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in writing and in such usual or common form or such other form approved by our board of directors.

Our board of directors may, in its absolute discretion, and without assigning any reason, refuse to register any transfer of any ordinary share which is not fully paid up or upon which our company has a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the NYSE may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the NYSE to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) calendar days in any year) as our directors may determine.

Liquidation. On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Purchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our board of directors, before the issue of such shares, or our shareholders by special resolution may determine. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may be varied or abrogated either with the written consent of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. (other than our memorandum and articles of association, any special resolutions of our shareholders, and our register of mortgages and charges). However, at the discretion of our board of directors, we intend to provide our shareholders with annual audited financial statements.

Changes in Capital. Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate or divide all or any of our share capital into shares of a larger or smaller amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of as amount smaller than that fixed by our memorandum; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution and subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Issuance of Additional Shares. Our M&A authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our M&A authorizes our board of directors to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of M&A may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A ordinary shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus relating to any series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the stockholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Differences in Corporate Law

The Companies Act of the Cayman Islands is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of (i) in the case of ordinary resolutions, a written resolution signed by two-thirds of our shareholders entitled to receive notice of and to attend and vote at general meetings of our company, or (ii) in the case of special resolutions, a unanimous written resolution signed by all of our shareholders entitled to receive notice of and to attend and vote at general meetings of our company, without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares that carry in aggregate not less than two-thirds of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders or by a written resolution signed by every director other than the director being removed. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our Company are required to comply with fiduciary duties, which they owe to our Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our company may be dissolved, liquidated, or wound up voluntarily by a special resolution, or by an ordinary resolution on the basis that we are unable to pay our devts as they fall due.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association that require our Company to disclose shareholder ownership above any particular ownership threshold.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. as Depositary, will register and deliver ADSs. Each ADS represents ten (10) Class A ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The Depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. - Hong Kong, located 10/F, Harbour Front (II), 22, Tak Fung Street, Hung Hom, Kowloon, Hong Kong.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, ten Class A ordinary shares that are on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the Depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and the Depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the Depositary. As an ADS holder, you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A Ordinary Shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the Depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The Depositary will hold on your behalf the shareholder rights attached to the Class A ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the Depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary, which is commonly referred to as the direct registration system or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and The Depository Trust Company, or the DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A ordinary shares in the name of the Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the Depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Class A Ordinary Shares

Whenever we make a free distribution of Class A Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to holders new ADSs representing the Class A Ordinary Shares deposited or modify the ADS-to-share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-share ratio upon a distribution of Class A Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new Class A Ordinary Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the Class A Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional Class A Ordinary Shares, we will give prior notice to the Depositary and we will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The Depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Class A Ordinary Shares other than in the form of ADSs.

The Depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the Depositary; or

●	It is not reasonably practicable to distribute the rights.

The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional Class A Ordinary Shares, we will give prior notice thereof to the Depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.

The Depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A Ordinary Shares or rights to purchase additional Class A Ordinary Shares, we will notify the Depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.

The Depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the Depositary; or

●	The Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the Depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the Class A Ordinary Shares being redeemed against payment of the applicable redemption price. The Depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.

Changes Affecting Class A Ordinary Shares

The Class A Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of our company.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Class A Ordinary Shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A ordinary shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

The Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying Class A Ordinary Shares at the custodian’s offices. Your ability to withdraw the Class A Ordinary Shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A Ordinary Shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Ordinary Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A Ordinary Shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Class A Ordinary Shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the Class A Ordinary Shares represented by your ADSs. The voting rights of holders of Class A Ordinary Shares are described in “Description of Share Capital.”

At our request, the Depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the Depositary to exercise the voting rights of the securities represented by ADSs.

If the Depositary timely receives voting instructions from a holder of ADSs, it will endeavor to cause the Class A Ordinary Shares on deposit to be voted in accordance with the voting instructions received from holders of ADSs. Class A Ordinary Shares in respect of which no timely voting instructions have been received from ADS holders will not be voted.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). If the Depositary does not receive your voting instructions in a timely manner you will nevertheless be treated as having instructed the depositary bank to give a proxy to a person we designate to vote the Class A Ordinary Shares represented by your ADSs in his/her discretion. The Depositary will deliver such discretionary proxy only if:

-	we confirm that we wish the Depositary to issue such discretionary proxy;

-	we designate the person who is to receive such discretionary proxy;

-	we certify that the matters to be considered at the shareholders meeting do not adversely affect the rights of shareholders; and

-	we certify that there exists no substantial opposition to such matters.

Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service		Fees

●	Issuance of ADSs (i.e., an issuance of ADS upon a deposit of Class A ordinary shares or upon a change in the ADS-to-share ratio), excluding ADS issuances as a result of distributions of Class A ordinary shares	Up to U.S. 5¢ per ADS issued

●	Cancellation of ADSs (i.e., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS-to-share ratio)	Up to U.S. 5¢ per ADS cancelled

●	Distribution of cash dividends or other cash distributions (i.e., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

●	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

●	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., upon a spin-off)	Up to U.S. 5¢ per ADS held

●	ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the Depositary

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Class A Ordinary Shares on the share register and applicable to transfers of Class A Ordinary Shares to or from the name of the custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

●	the fees and expenses incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, ADSs and ADRs; and

●	the fees and expenses incurred by the Depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the Depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the Depositary fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the Depositary. You will receive prior notice of such changes. The Depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the Depositary agree from time to time.

Amendments and Termination

We may agree with the Depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Ordinary Shares represented by your ADSs (except as permitted by law).

We have the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the Depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the Depositary may make available to owners of ADSs a means to withdraw the Class A Ordinary Shares represented by ADSs and to direct the Depositary of such shares into an unsponsored American depositary share program established by the Depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The Depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the Depositary’s obligations to you. Please note the following:

●	We and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The Depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A Ordinary Shares, for any tax consequences that result from the ownership of ADSs, for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the Depositary disclaim any liability if we or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of incorporation or in any provisions of or governing the securities on deposit.

●	We and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) is governed by the laws of the Cayman Islands.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

DESCRIPTION OF WARRANTS

The following summary of certain terms and provisions of the Warrants to purchase ADSs that are being offered hereby, is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants. The Warrants will be issued in certificated form.

Duration and Exercise Price

The Warrants are exercisable from and after the date of their issuance and expire on the fifth anniversary of such date, at an exercise price per ADS equal to $1.50 (100% of the public offering price per ADS and accompanying Warrant in this offering). The holder of a Warrant will not be deemed a holder of our underlying ADSs until the Warrant is exercised. No fractional ADSs will be issued in connection with the exercise of Warrant. The Warrants will provide for adjustment in the number and price of such Warrants (and our ADSs underlying such Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization. In addition, the exercise price of the Warrants is subject to an adjustment in the event that we issue or are deemed to issue ADSs for less than the applicable exercise price of the Warrant.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding ADSs immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding ADSs after exercising the holder’s Warrants up to 9.99% of the number of ADSs outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding ADSs.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the ADSs underlying the Warrants under the Securities Act is not then effective or available for the issuance of such ADSs, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Warrants.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of ADSs, the holders of the Warrants do not have the rights or privileges of holders of our ADSs with respect to the ADSs underlying the Warrants, including any voting rights, until they exercise their Warrants. The Warrants will provide that holders have the right to participate in distributions or dividends paid on our ADSs.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ADSs or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ADSs, the holders of the Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

TAXATION

The following summary of Cayman Islands, PRC and U.S. federal income tax considerations of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the ADSs or ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Hebei Changjun Law Firm, our PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares, nor will gains derived from the disposal of the ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable on an instrument of transfer in respect of an ordinary share.

People’s Republic of China Taxation

Under the EIT Law, which became effective on January 1, 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. In 2009, the SAT issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, in 2011, the SAT issued SAT Bulletin 45 to provide more guidance on the implementation of SAT Circular 82.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be considered a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

We believe that we do not meet all of the criteria described above. We believe that neither we nor our subsidiaries outside of China are PRC tax resident enterprises, because neither we nor they are controlled by a PRC enterprise or PRC enterprise group, and because our records and their records (including the resolutions of the respective boards of directors and the resolutions of shareholders) are maintained outside the PRC. However, as the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” when applied to our offshore entities, we may be considered as a resident enterprise and therefore may be subject to PRC enterprise income tax at 25% on our worldwide income. In addition, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, dividends we pay to non-PRC holders may be subject to PRC withholding tax, and gains realized on the sale or other disposition of ADSs or ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such dividends or gains are deemed to be from PRC sources. Any such tax may reduce the returns on your investment in the ADSs.

If we are considered a “non-resident enterprise” by the PRC tax authorities, the dividends we receive from our PRC subsidiaries will be subject to a 10% withholding tax. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Under the Arrangement Between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, the dividend withholding tax rate may be reduced to 5%, if a Hong Kong resident enterprise that receives a dividend is considered a non-PRC tax resident enterprise and holds at least 25% of the equity interests in the PRC enterprise distributing the dividends, subject to approval of the PRC local tax authority. However, if the Hong Kong resident enterprise is not considered to be the beneficial owner of such dividends under app China SOS Limited may be able to enjoy the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries if it satisfies the relevant conditions under tax rules and regulations, and obtains the approvals as required.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder (as defined below) that holds our ADSs or Class A ordinary shares as “capital assets” (generally, property held for investment) under the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, alternative minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	holders who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation; investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our stock (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A ordinary shares through such entities.

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.

For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Dividends

Subject to the discussion below entitled “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ADSs or Class A ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Our ADSs (but not our Class A ordinary shares), which are listed on NYSE, are considered readily tradeable on an established securities market in the United States. There can be no assurance, however, that our ADSs will be considered readily tradeable on an established securities market in later years.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “—People’s Republic of China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares, regardless of whether such shares are represented by the ADSs, would be eligible for the reduced rates of taxation described in the preceding paragraph.

Dividends paid on our ADSs or Class A ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

Subject to the discussion below entitled “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. In the event that gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in China, a U.S. Holder may elect to treat such gain as PRC-source gain under the Treaty. Pursuant to recently issued Treasury Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A ordinary shares. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit or deduction under their particular circumstances, their eligibility for benefits under the Treaty and the potential impact of the recently issued Treasury Regulations.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Based upon our current and projected income and assets, we do not expect to be a PFIC for the taxable year ended December 31, 2022 or the foreseeable future. While we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable year is a fact intensive determination made annually that depends, in part, upon the composition of our income and assets. Fluctuations in the market prices of our ADSs and Class A ordinary shares may cause us to be or become classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market prices of our ADSs and Class A ordinary shares from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, our risk of being or becoming classified as a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the taxable year ended December 31, 2022 or any future taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder, other than the taxable year in which the U.S. Holder’s holding period ADSs or Class A ordinary shares begins, that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the portion of the U.S. Holder’s holding period for the ADSs or Class A ordinary shares that preceded the taxable year in which the U.S. Holder receives the distribution), and (ii) any gain realized on the sale or other disposition of ADSs or Class A ordinary shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. Our ADSs are listed on the New York Stock Exchange, which is a qualified exchange for these purposes. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs or Class A ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or Class A ordinary shares if we are or become a PFIC.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE ADSS AND ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling ADSs or Warrants offered by this prospectu , nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of ADSs and Warrants, but has agreed to use its best efforts to arrange for the sale of all of the ADSs and Warrants offered hereby.

We entered into securities purchase agreements directly with investors on March 13, 2024. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ADSs, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We have agreed to pay the Placement Agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the Placement Agent. We have also agreed to reimburse the Placement Agent for up to $75,000 for the reasonable and documented out of pocket expenses including reasonable and documented legal expense of the Placement Agent. We have paid an advance in the amount of $25,000 (the “Advance”) to the Placement Agent to be applied against reasonable out-of-pocket expenses. Any portion of the Advance shall be retuned back to us to the extent not actually incurred.

The following table shows the per ADS and Warrant and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the ADSs and Warrants pursuant to this prospectus assuming the purchase of all of the ADSs and Warrants offered hereby:

	Per ADS and accompanying Warrant	Total
Public offering price	$1.50	$7,849,998
Underwriting discounts and commissions(1)	$0.105	$549,499.86
Proceeds, before expenses, to us	$1.395	$7,300,498.14

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $7 million.

Lock-Up Agreements

We, our directors, officers and shareholders of 5.0% or more of our ADSs and/or ordinary shares (and all holders of securities exercisable for or convertible into ADSs) shall enter into customary “lock-up” agreements in favor of the Placement Agent pursuant to which such persons and entities shall agree, for a period of ninety (90) days from the effective date of the registration statement, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the Placement Agent’s prior written consent, including the issuance of ordinary shares upon the exercise of currently outstanding options approved by the Placement Agent.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the Placement Agent a right of first refusal for a period of twelve (12) months from such closing to act as a joint book runner, joint lead manager and/or joint lead placement agent, financial advisor for any and all future public and private equity, convertible or debt offerings of the Company’s securities during such period by the Company. The Company shall not offer to retain any other investment banking firm in connection with any such offering during such period, on terms more favorable than those discussed with the Placement Agent without offering to retain the Placement Agent on such more favorable terms. The Placement Agent shall notify the Company in writing within 15 days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus.

Relationships

The Placement Agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus t, we have no present arrangements with the placement agent for any further services.

Listing

Our ADSs are listed on the NYSE under the symbol “SOS.” We do not intend to apply to list the Warrants on the NYSE or any other national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

European Economic Area.   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel.   This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom.   Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.   The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia.   No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands.   No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan.   The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong.   The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China.   This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, expected to be incurred in connection with the offer and sale of the ADSs by us. With the exception of the SEC registration fee, and the Financial Industry Regulatory Authority Inc. filing fee, all amounts are estimates.

SEC Registration Fee		$6,642
FINRA Filing Fee		7,250
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Engraving Expenses		*
Placement agent expense reimbursement		*
Miscellaneous Expenses		*
Total	$	*

*	To be filed by amendment.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The placement agent is being represented by Loeb & Loeb LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Hebei Changjun Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Hebei Changjun Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our company as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 included in this prospectus have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of Audit Alliance LLP are located at 20 Maxwell Road, Singapore 069113.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can also find information on our website http://www.sosyun.com/. The information contained on our website is not a part of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of SOS Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SOS Limited. and subsidiaries (collectively the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of three years ended December 31, 2022, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years ended December 31, 2022, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below are matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Impairment on mining machines, other receivables and prepayments

As described in Note 4 and Note 7 to the financial statements, the Company made impairment on mining machines, other receivables and prepayments.

The Company reviews asset for impairment when events or changes in circumstances indicate that the carrying value of an asset may no longer be recoverable. The recoverability of an asset that is held and used is tested by initially comparing the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by that asset. If it is determined that an asset is not recoverable, an impairment loss is recognized in the amount by which the asset’s carrying value exceeds its fair value.

The determination of whether an impairment indicator has occurred involves the evaluation of subjective factors by management to assess what constitutes an event or change in circumstance that indicates a software technology should be tested for recoverability, and therefore auditing the valuation of assets involved especially subjective judgment.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to management’s assets impairment assessment for a held and used asset for which management identified impairment indicators, including controls over (1) testing the effectiveness of controls over the development of principal assumptions used in the undiscounted cash flow model, and the determination of the recoverable amount of the software, (2) evaluating the appropriateness of the undiscounted cash flow model, and the reasonableness of the principal assumptions used by management and (3) testing the completeness and accuracy of the underlying data used in the model.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2020.

Singapore

May 18, 2023

PCAOB ID Number 3487

SOS LIMITED

CONSOLIDATED BALANCE SHEETS

(US$ thousands, except share data and per share data, or otherwise noted)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$259,492	$327,126
Accounts receivable, net	2,432	19,843
Inventories	46,273	60,587
Other receivables, net	55,004	165,763
Amount due from related parties	69,038	32,306
Intangible assets	6,406	14,502
Tax recoverable	2,543	6,099
Assets related to discontinued operation	-	37,281
Total current assets	441,188	663,507
Non-current assets:
Operating lease, right-of-use asset	921	-
Property, plant and equipment, net	12,553	26,217
Goodwill	72	72
Assets related to discontinued operation	-	5,504
Total non-current assets	13,546	31,793
Total assets	$454,734	$695,300

LIABILITIES AND EQUITY
Current liabilities:
Accrued liabilities	$20,385	$19,309
Accounts payable	12,834	11,376
Amount due to related parties	643	36
Operating lease liabilities	544	-
Contract liabilities	-	-
Tax payable	94	-
Other payables	11,081	5,321
Liability related to discontinued operation	-	23,771
Total current liabilities	45,581	59,813
Non-current liabilities:
Operating lease liabilities	377	-
Liability related to discontinued operation	-	1,918
Total non-current liabilities	377	1,918
Total liabilities	$45,958	$61,731

Shareholder’s equity
Ordinary shares, $0.001 par value, 6,000,000,000 shares authorized, comprising of 3,183,736,378 Class A shares and 198,162,525 Class B shares. Class A shares and Class B shares were issued and outstanding as of December 31, 2022. 2,340,462,712 Class A shares and 97,722,525 Class B shares were issued and outstanding as of December 31, 2021.	$374	$300
Statutory Reserve	59	-
Additional paid-in capital	705,488	672,352
(Accumulated deficit)	(272,919)	(43,413)
Accumulated other comprehensive income	(23,400)	4,130
Non-controlling interests	(826)	200
Total shareholder’s equity	$408,776	$633,569
Total liabilities and shareholders’ equity	$454,734	$695,300

The accompanying notes are an integral part of these consolidated financial statements.

SOS LIMITED

CONSOLIDATED STATEMENTS OF PROFIT AND OTHER COMPREHENSIVE INCOME

(US$ thousands, except share data and per share data, or otherwise noted)

	For the Years Ended December 31,
	2022	2021	2020
REVENUES	$260,026	290,790	$-
COST OF REVENUES	(270,597)	(277,879)	-
GROSS PROFIT	(10,571)	12,911	-
OPERATING EXPENSES:
General and administrative expenses	(180,704)	(21,765)	(1,893)
Selling expenses	(8,556)	(673)	-
Share-based compensation	(14,714)	(33,537)	-
Total operating expenses	(203,974)	(55,975)	(1,893)
(LOSS) FROM OPERATIONS	(214,545)	(43,064)	(1,893)
OTHER (EXPENSE)/INCOME
Loss on acquisition	-	-	(5,679)
Non-operating income	-	-	63
Interest income/( expense)	424	-	-
Other (expense)/income, net	(15,555)	(9,358)	-
Total other (expenses)	(15,131)	(9,358)	(5,616)
LOSS BEFORE INCOME TAXES	(229,676)	(52,422)	(7,509)
INCOME TAXES	(536)	(3)	-
NET (LOSS)	(230,212)	(52,425)	(7,509)

DISCONTINUED OPERATIONS
Gain on disposal of discontinued operations	811	-	-
Income/(loss) from discontinued operations	(1,072)	3,374	11,913
(LOSS)/GAIN FROM DISCONTINUED OPERATIONS	(261)	3,374	11,913

NET (LOSS)/PROFIT	$(230,473)	$(49,051)	$4,404
Net income attributable to non-controlling interests	1,026	(200)	-
NET (LOSS) ATTRIBUTABLE TO SOS LIMITED	$(229,447)	$(49,251)	$4,404

OTHER COMPREHENSIVE (LOSS)/INCOME
Foreign currency translation	26,063	3,392	874
TOTAL COMPREHENSIVE (LOSS)/INCOME	$(203,384)	$(45,859)	$5,278

Weighted average number of ordinary shares

Basic	3,183,736,378	2,340,462,712	325,996,667
Diluted	3,550,792,426	2,775,018,991	488,960,010
(LOSS)/EARNINGS PER SHARE
Basic	$(0.0721)	$(0.0251)	$0.0135
Diluted	$(0.0721)	$(0.0251)	$0.0090

The accompanying notes are an integral part of these consolidated financial statements.

SOS LIMITED

CONSOLIDATED STATEMENTS OF EQUITY

(US$ thousands, except share data and per share data, or otherwise noted)

	Ordinary shares				Additional		(Accumulated		Accumulated other	Non-	Total
	Class A shares	Class B shares	Treasury stock	Total shares	Par value	Paid-in capital	deficits)/retained earnings	Statutory Reserve	comprehensive income	controlling interests	shareholder’s equity
Balance, December 31, 2019	46,051,534	16,409,405	-	62,460,939	$6	$(6)	1,340		(16)	-	1,324
Acquisition of China Rapid Finance	66,700,624	5,935,606	-	72,636,230	7	9,654	-		-	-	9,661
Cash paid by investors pursuant to reverse acquisition	-	-	-	-	-	1,000	-		-	-	1,000
Issuance of Class A Ordinary Shares and warrant closed on July 1, 2020, August 27, 2020, November 3, 2020	186,363,343	-	-	186,363,343	19	38,425	-		-	-	38,444
Issuance of Class A Ordinary Shares and warrant closed on 23/12/2020	52,000,000	-	(26,000,000)	26,000,000	3	3,575	-		-	-	3,578
Share based compensation granted to management	2,501,484	2,123,641	-	4,625,125	1	952	-		(2)	-	951
Net loss	-	-	-	-	-	-	(7,509)		-	-	(7,509)
Foreign currency translation	-	-	-	-	24	-	94		756	-	874
Disposition of discontinued operation							11,913				11,913
										-
Balance, December 31, 2020	353,616,985	24,468,652	(26,000,000)	352,085,637	$60	$53,600	$5,838		$738	$-	$60,236
Share-based compensation	47,587,500	73,253,873	-	120,841,373	12	33,141	-		-	-	33,153
Issuance of Class A Ordinary Shares and warrant	2,636,058,227	-	(670,800,000)	1,965,258,227	228	585,611	-		-	-	585,839
Foreign currency translation	-	-	-	-	-	-	-		3,392	-	3,392
Net loss	-	-	-	-	-	-	(52,625)		-	200	(52,425)
Disposition of discontinued operation							3,374				3,374
Balance, December 31, 2021	3,037,262,712	97,722,525	(696,800,000)	2,438,185,237	$300	672,352	(43,413)		4,130	200	633,569
Share-based compensation	287,611,141	100,440,000	-	388,051,141	39	14,675	-	-	-	-	14,714
Issuance of Class A Ordinary Shares and warrant	357,500,000	-	-	357,500,000	36	18,427	-	-	-	-	18,463
Foreign currency translation adjustments	-	-	-	-	(1)	34	-	-	(26,096)	-	(26,063)

Appropriation of statutory reserve	-	-	-	-	-	-	(59)	59	-	-	-
Disposition of discontinued operation	-	-	-	-	-	-	(261)	-	(1,434)	-	(1,695)
Net loss	-	-	-	-	-	-	(229,186)	-	-	(1,026)	(230,212)
Balance, December 31, 2022	3,682,373,853	198,162,525	(696,800,000)	3,183,736,378	374	705,488	(272,919)	59	(23,400)	(826)	408,776

The accompanying notes are an integral part of these consolidated financial statements.

SOS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOW

(US$ thousands, except share data and per share data, or otherwise noted)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2022	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(229,447)	$(49,251)	$4,404
Net (loss) from continuing operation	(229,186)	(52,625)	(7,509)
Net (loss) from discontinued operation	(261)	3,374	11,913
Adjustments for:
Depreciation of property, plant and equipment	7,960	4,007	-
Depreciation of right-of-use asset	693	843	-
Share-based compensation	14,714	33,537	506
Accretion of finance leases	75	152	-
Allowance for doubtful accounts - accounts receivable	(500)	963
Allowance for doubtful accounts - other receivables	170,842	269
Impairment of intangible assets	8,425	925	-
Impairment of mining equipment	25,043	-	-
Inventory mark down	16,786	-	-
Loss on acquisition	-	-	5,679
Adjustments, total	244,038	40,696	6,185

Changes in operating assets and liabilities:
Accounts receivable	17,911	(19,843)	15,853
Other receivables	(60,083)	(161,933)	-
Amount due from related parties	(53,732)	(32,306)	822
Inventories	(5,267)	(60,587)	-
Intangible assets	(329)	(14,502)	-
Accrued liabilities	1,076	19,309
Tax (recoverable)/payable	3,650	(6,099)	(374)
Accounts payable	1,458	11,376	(13,018)
Other payables	5,760	5,321	(5,876)
Amount due to related parties	607	26	(5,564)
Contract liabilities	-	-	(64)
Lease liabilities	921	-	-
Net cash used in operating activities from continuing operations	(73,176)	(271,167)	(9,545)
Net cash (used in) in generating from discontinued operating activities	261	52,604	(34,007)
Net cash (used in) operating activities	(72,915)	(218,563)	(43,552)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(16,030)	(31,943)	-
Proceed from disposals of discontinued operations	-	-	3,500
Net cash used in investing activities from continuing operations	(16,030)	(31,943)	3,500
Net cash used in investing activities from discontinued operation	-	(1,091)	(501)
Net cash (used in)/generated from investing activities	(16,030)	(33,034)	2,999

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of principle portion of lease liabilities	(768)	(1,764)	-
Proceed from share issuance, net of issuance costs	18,463	585,839	3,578
Proceeds from private equity placement, net of issuance costs	-	-	39,973
Proceeds from disposal of subsidiaries	17,000	-	-
Net cash generated from financing activities	34,695	584,075	43,551

EFFECT OF EXCHANGE RATES ON CASH	(24,283)	1,825	683

NET CHANGES IN CASH AND CASH EQUIVALENTS	(78,533)	334,303	3,681
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	338,025	3,722	41
CASH AND CASH EQUIVALENTS, END OF YEAR	$264,434	$338,025	$3,722
LESS: CASH AND CASH EQUIVALENTS, FROM THE DISCONTINUED OPERATIONS	$4,941	$10,899	$144

Supplemental cash flow information
Cash paid for income tax	1,032	3,480	1,962,855
Purchases of USDT from a third party exchange platform	-	65,000	-
Payment of deposits on equipment in USDT	-	(65,000)	-

The accompanying notes are an integral part of these consolidated financial statements.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. On August 18, 2015, we registered as an exempted company in the Cayman Islands by way of continuation, and changed our name to China Rapid Finance Limited. We began our credit analytics service provider business in 2001. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF.” In May 2017, we completed our IPO in which we sold a total of 11,500,000 of our ADSs, each representing ten Class A Ordinary Shares and listing of our ADSs on the NYSE. In the third quarter 2018, due to regulatory changes that made it cost-prohibitive, and in some ways very risky from the regulatory compliance perspective, to own and operate our legacy marketplace lending platform, we decided to cease the customer acquisition and loan facilitation at our legacy marketplace lending platform and started to transition our business to other industries.

On May 5, 2020, we entered into a set of agreements with Yong Bao Two Limited (“YBT”), the shareholders of YBT (the “YBT Shareholders”), eight individual investors introduced by YBT (collectively with the YBT Shareholders, the “Investors”) and True North Financial, LLC to acquire YBT, which controls its variable interest entity SOS Information Technology Co., Ltd.. The transaction was consummated on May 15, 2020. As a result, we now own 100% of YBT, which controls its variable interest entity, SOS Information Technology Co., Ltd.. The shares issued to the Investors were relied on exemption from registration in accordance with Regulation S and/or Rule 4(a)(2) under the Securities Act of 1933, as amended. Accordingly, we started our newly acquired data mining and targeted marketing services business through SOS Information. On July 20, 2020, we changed our name to SOS Limited.

On August 3, 2020, we entered into certain share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company, China Capital Financial LLC, a Delaware limited liability company, CRF China Limited, a British Virgin Islands company, CRF Technology LLC, a California limited liability company, and HML China LLC, a Delaware limited liability company (collectively, the “XRF Subsidiaries”) in exchange for cash consideration of $3.5 million. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the XRF Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. The Disposition closed on August 6, 2020. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

We provide a wide range of data mining and analysis services to our corporate and individual members, including providing marketing data, technology and solutions for insurance companies, emergency rescue services, and insurance product and health care information portal in China. Our mission is to make it easier, safer and more efficient for our clients to obtain and process the data of their target customers.

We primarily address the large unmet demand for marketing-related data for clients such as insurance companies, financial institutions, medical institutions, healthcare providers and other service providers in the emergency rescue services industry by creating a SOS cloud emergency rescue service software as a service (SaaS) platform.

In 2020, we have launched our crypto mining business, and aim to start infrastructure services in blockchain security for our big data insurance marketing as well as provide insurance and banking services for digital assets and cryptocurrencies.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES - continued

The accompanying consolidated financial statements reflect the activities of SOS Limited and each of the following entities:

Name	Background
SOS Information Technology New York Inc.	A New York company Incorporated on July 15, 2020 A holding company	SOS NY

Yong Bao Two Ltd.	A British Virgin Island company Incorporated on February 29, 2020 A holding company	YBT

Canada XX Exchange Ltd.	Digital asset exchange platform	Canada XX

US XX Exchange Ltd.	Digital asset exchange platform	US XX

Future Technology Global Ltd. (HK)	A 100% subsidiary of SOS Information Technology Co., Ltd.	Future Technology

FDW Limited	A 100% subsidiary of SOS Ltd.	FDW Limited

China SOS Ltd.	A Hong Kong limited liability company Incorporated on June 19, 2019 A holding company	China SOS

FD LLC	A 51% owned JV with Niagara Development LLC	FD LLC

Qingdao SOS Investment Management Co., Ltd.	A 100% subsidiary of China SOS Limited, a WOFE	WFOE

Qingdao SOS Investment LLP	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)	Qingdao SOS

SOS Auto Service CO.,Ltd.	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)	Other Subsidiary

SOS Industrial Holding Co., Ltd.	A VIE of Qingdao SOS Management Consulting Co., Ltd.	VIE

Qingdao SOS Digital Technologies Inc.(PRC)	A 100% subsidiary of Qingdao Enterprise Co. Ltd., operates insurance marketing business,10085 hot line, bankcard promotional center and SaaS service	Other Subsidiary

SOS Information Technology Co., Ltd.	A 100% subsidiary of Qingdao Enterprise Co. Ltd., operates insurance marketing business, 10086 hot line, bankcard promotional center and SaaS service	Other Subsidiary

Inner Mongolia SOS Insurance Agency Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd, which operates insurance brokerage business within Inner Mongolia region	Other Subsidiary

Common Prosperity Technology Co., Ltd.	A 50% subsidiary of SOS International Trading Co., Ltd. and another 50% owned by Qingdao SOS Investment LLP	Other Subsidiary

SOS International Trading Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd.	Other Subsidiary

SOS Ronghe Digital Technology Co., Ltd. (PRC)	A 69% subsidiary of SOS Information Technology Co,. Ltd.	Other Subsidiary

Weigou International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP	Other Subsidiary

Shuyun International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP	Other Subsidiary

Chexiaoer Technology Co., Ltd.	A 25% subsidiary of Qingdao Investment LLP and A 30% owned by SOS Auto Service Co., Ltd.	Other Subsidiary

Hebei S Cloud Enterprise Management Co., Ltd.	A 99% subsidiary of Future Digital Investment Ltd.(Hong Kong)	Other Subsidiary

S International Group Limited	A 100% subsidiary of SOS Limited	SOS Limited

S International Holdings Limited	A 100% subsidiary of S International Group Limited	S International Group Limited

Qingdao S Investment Holding Co., Ltd.	A 100% subsidiary of S International Group Limited	S International Group Limited

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the SEC.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries, which include the wholly- foreign owned enterprise (“WFOE”) and variable interest entities (“VIEs”) over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Variable Interest Entity Agreements

On May 14, 2020, Weibao Enterprise Management Consulting (Shijiazhuang) Co., Ltd. (“Weibao Enterprise”), Guian New Area Zhongyuan Technology Co., Ltd. (“Zhongyuan Technology”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Zhongyuan Technology, entered into the following agreements, or collectively, the “Variable Interest Entity Agreements” or “VIE Agreements,” pursuant to which Weibao Enterprise has contractual rights to control and operate the business of Zhongyuan Technology (the “VIE”). Therefore, pursuant to ASC 810, Zhongyuan Technology has been included in the Company’s consolidated financial statements since then.

The VIE Agreements are as follows:

1)	Technical Consulting and Service Agreement by and between Weibao Enterprise and Zhongyuan Technology. Pursuant to the Exclusive Technical Consulting and Service Agreement, Weibao Enterprise agreed to act as the exclusive consultant of Zhongyuan Technology and provide technical consulting and services to Zhongyuan Technology. In exchange, Zhongyuan Technology agreed to pay Weibao Enterprise a technical consulting and service fee, the amount of which is to be equivalent to the amount of net profit before tax of Zhongyuan Technology, payable on a quarterly basis after making up losses of previous years (if necessary) and deducting necessary costs, expenses and taxes related to the business operations of Zhongyuan Technology. Without the prior written consent of Weibao Enterprise, Zhongyuan Technology may not accept the same or similar technical consulting and services provided by any third party during the term of the agreement. All the benefits and interests generated from the agreement, including but not limited to intellectual property rights, know-how and trade secrets, will be Weibao Enterprise’s sole and exclusive property. This agreement has a term of 20 years and may be extended unilaterally by Weibao Enterprise with Weibao Enterprise’s written confirmation prior to the expiration date. Zhongyuan Technology cannot terminate the agreement early unless Weibao Enterprise commits fraud, gross negligence or illegal acts, or becomes bankrupt or winds up.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

2)	Equity Interest Purchase Option Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Exclusive Purchase Option Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu granted to Weibao Enterprise and any party designated by Weibao Enterprise the exclusive right to purchase, at any time during the term of this agreement, all or part of the equity interests in Zhongyuan Technology, or the “Equity Interests,” at a purchase price equal to the registered capital paid by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu for the Equity Interests, or, in the event that applicable law requires an appraisal of the Equity Interests, the lowest price permitted under applicable law. Pursuant to powers of attorney executed by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu, they irrevocably authorized any person appointed by Weibao Enterprise to exercise all shareholder rights, including but not limited to voting on their behalf on all matters requiring approval of Zhongyuan Technology’s shareholders, disposing of all or part of the shareholders’ equity interest in Zhongyuan Technology, and electing, appointing or removing directors and executive officers. The person designated by Weibao Enterprise is entitled to dispose of dividends and profits on the equity interest without reliance on any oral or written instructions of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. The powers of attorney will remain in force for so long as Messrs. Yilin Wang, Weidong Feng and Xianlong Wu remain the shareholders of Zhongyuan Technology. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have waived all the rights which have been authorized to Weibao Enterprise’s designated person under the powers of attorney.

3)	Equity Pledge Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Equity Pledge Agreement, Mr. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu pledged all of the Equity Interests to Weibao Enterprise to secure the full and complete performance of the obligations and liabilities on the part of Zhongyuan Technology and them under this and the above contractual arrangements. If Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng or Xianlong Wu breaches their contractual obligations under these agreements, then Weibao Enterprise, as pledgee, will have the right to dispose of the pledged equity interests. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu agree that, during the term of the Equity Pledge Agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests, and they also agree that Weibao Enterprise’s rights relating to the equity pledge should not be interfered with or impaired by the legal actions of the shareholders of Zhongyuan Technology, their successors or designees. During the term of the equity pledge, Weibao Enterprise has the right to receive all of the dividends and profits distributed on the pledged equity. The Equity Pledge Agreement will terminate as soon as reasonably practical when Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have completed all their obligations under the contractual agreements described above.

4)	Voting Rights Proxy and Financial Support Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Voting Rights Proxy and Financial Support Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu entrusts Weibao Enterprise or Weibao Enterprise’s designee to vote on their behalf at the shareholder meetings of Zhongyuan Technology. As consideration for the entrustment of the voting rights of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu at Zhongyuan Technology’s shareholder meetings to Weibao Enterprise, Weibao Enterprise agreed to arrange for funds to be provided as necessary in connection with the business operations of Zhongyuan Technology. Weibao Enterprise further agreed that if the business were to fail in the ordinary course of business, none of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu shall have any obligation to repay the financial support provided by Weibao Enterprise.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Reverse Acquisitions of China Rapid Finance by SOS

On May 18, 2020, the Company completed the reverse acquisition with Yong Bao Two Ltd. (“YBT”), the parent company of SOS Information Technology Co., Ltd. (“SOS”), acquiring 37,985,203 Class A ordinary shares, and 3,465,574 Class B ordinary shares, par value $0.193 per ordinary share, for its SOS’s asset injection and private placement transactions.

Following the completion of the acquisition, the operations of the Company were primarily comprised of the operations of SOS.

SOS was determined to be the accounting acquirer of the Company. As such, the historical financial statements are those of SOS, and SOS’s equity has been re-cast to reflect the equity structure of the Company and the shares of common stock received.

The reverse acquisition was accounted for as asset acquisitions. The purchase price for China Rapid Finance (“CRF”) was $9.7 million. The transaction price of CRF includes 100% of all outstanding stock valued at net $9.7 million. The stock exchanged equal to the 72,636,230 shares of CRF outstanding prior to the issuance of additional shares in the acquisition, at the market price of $0.133 per share. The total purchase price has been allocated based on an estimate of the fair value of CRF’s assets acquired and liabilities assumed with the remainder recorded as an expense.

On May 18, 2020, the fair value of the following assets and liabilities were acquired resulting in the total loss of approximately $5.7 million:

Dollars in thousands
Total Purchase Price	$9,660
Net Assets Acquired:
Assets
Cash and cash equivalents	13,664
Restricted cash	26,524
Accounts receivable	7,426
Inventories	8
Prepaid expenses and other current assets	110
Intangible assets	2,969
Other assets	2,682
Total Assets	53,419
Liabilities
Accounts payable and accrued liabilities	(49,437)
Total Liabilities	(49,437)
Net Assets Acquired	3,982
Loss on Acquisition	$5,679

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

On August 3, 2020, SOS Limited (the “Company,” previously known as China Rapid Finance Limited) and Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”) entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company (“CRF China”), China Capital Financial LLC, a Delaware limited liability company (“China Capital”), CRF China Limited, a British Virgin Islands company (“CRF BVI”), CRF Technology LLC, a California limited liability company (“CRF Technology”), and HML China LLC, a Delaware limited liability company (“HML”) (collectively, the “Subsidiaries”) in exchange for cash consideration of $3.5 million (the “Purchase Price”). Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the Subsidiaries.

On August 3, 2020, the fair value of the following assets and liabilities were disposed of resulting in the total gain of approximately $0.063 million:

Dollars in thousands
Total Selling Price	$3,500
Net Assets Disposed:

Total Assets	53,654
Total Liabilities	(50,217)
Net Assets Disposed	3,437
Income from disposal of discontinued operations	$63

Loss on discontinued operations for the year ended December 31, 2020 was as follows:

Dollars in thousands
Revenue	$453
Expenses	(998)
Loss on discontinued operations	$(545)

On November 2, 2022, the fair value of the following assets and liabilities were disposed of resulting in the total loss of approximately $0.8 million:

Dollars in thousands
Total Selling Price	$1,700
Net Assets Disposed:

Total Assets	110,201
Total Liabilities	(95,446)
Net Assets Disposed	16,189
Income from disposal of discontinued operations	$811

Loss on discontinued operations for the year ended December 31, 2022 was as follows:

Dollars in thousands
Revenue	$81,977
Expenses	(83,049)
Loss on discontinued operations	$(1,072)

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Disposal loss from selling off insurance marketing business segment

Pursuant to the Share Purchase Agreement (this “Agreement”) is made and entered into as of  November 2, 2022 by and among (i) S International Holdings Limited, a Cayman Islands exempt company (the “Purchaser”), (ii) S International Group Limited, a British Virgin Islands company (the “Company”), and (iii) SOS Limited, a Cayman Islands exempt company (“SOS” or the “Seller”of disposed asset group in insurance marketing). The Purchaser, the Company and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

As at the date hereof, (i) SOS owns 100% of the issued shares in the Company, the Company owns 100% of the issued shares in S International Holdings Limited (“S International HK”), S International HK owns 100% of the issued shares in Qingdao S Investment Holding Limited (“WFOE”), and WFOE controls Qingdao SOS Industrial Holding Co., Ltd. through a series of contractual agreements with the Company and the shareholders of the Company dated November 2, 2022 (the “VIE Agreements”); and (ii) Qingdao SOS Industrial Holding Co., Ltd owns 100% of the equity interests in each of SOS Information Technology Co., Ltd. and Qingdao SOS Digital Technologies Inc.;

The Seller desires to sell to the Purchaser, and the Purchaser desire to purchase from the Seller, all of the Purchased Shares (as hereinafter defined) in exchange for US$ 17.0 million (the “Purchase Price”), subject to the terms and conditions set forth herein (the “Transaction”).

Dollars in thousands
Total Purchase Price	17,000
Net Assets Acquired:
Assets
Cash and cash equivalents	4,942
Accounts receivable	2,509
Inventories	16,424
Prepaid expenses and other current assets	82,660
Fixed assets	3,059
Long term investment	607
Total assets	110,201
Liabilities
Accounts payable and accrued liabilities	(94,644)
Tax recovery	972
Leasing liabilities	(1,774)
Total Liabilities	(95,446)
Accumulated Other Comprehensive Income	1,434
Net Assets Sold:	16,189
Gain on disposal	811

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of plant and equipment and intangible assets, capitalized development costs, impairment of long-lived assets, allowance for doubtful accounts, revenue recognition, allowance for deferred tax assets and uncertain tax position, and inventory allowance. Actual results could differ from these estimates.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts is translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive income (loss) amounted to $23,618,746, $4,130,440, as of December 31, 2022, 2021, respectively. The balance sheet amounts, with the exception of shareholders’ equity at December 31, 2022, 2021 were translated at 6.8972, 6.3757 RMB, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to statement of income accounts for the years ended December 31, 2022, 2021 and 2020 were6.7290 RMB, 6.4512 RMB and 6.6174 RMB to $1.00, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand; demand deposits and time deposits placed with banks or other financial institutions and have original maturities of less than three months.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 30 days. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Other receivables, net

Other receivables primarily include deposits for business acquisitions, setup of research center, advances to employees, and others. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Inventories

The availability and prices of inventories are subject to wide fluctuations due to factors such as changes in weather conditions, government programs and policies, competition, changes in customer preferences. Currently, the Company entered into non-derivative contracts. The inventories are valued at the lower of cost or market. The Company determines cost based on the first-in, first-out method. Periodic reviews of inventories for obsolescence mean any inventories identified as obsolete are reserved or written off. In case of inventory damage, the amount of disposal income after deducting the book value and relevant taxes shall be included in the operating expenses. In the balance sheet, the inventory items are reflected by the net amount after deducting the inventory price reduction provision.

If any of the following circumstances are found, the Company shall make inventory impairment:

●	The market price continues to fall, and there is no prospect of recovery in the foreseeable future;

●	Inventory are obsolete, the consumers’ preferences change, or the market demand changes, resulting in the decline of the market price;

●	Other circumstances sufficient to prove that the inventory has been substantially impaired.

Inventory price reduction provisions are measured by the cost and net realizable value of a single inventory item; the inventory price reduction provision can be written off by the inventory category for inventory with large quantities and low unit prices.

The Company’s inventory is mainly composed of sesame, servers, gold powder, sulfur, diluted asphalt, and mining machines. Due to the rapid turnover rate, no impairment is required.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Depreciation method	Estimated useful lives
Office equipment, fixtures and furniture	Straight-line	5 years

The cost and accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets

Intangible assets (including BTC, ETH and USDT) are included in current assets in the accompanying consolidated balance sheets. Intangible assets purchased are recorded at cost and digital assets awarded to the Company through its mining activities are accounted for in connection with the Company’s revenue recognition policy disclosed below.

Intangible assets held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital assets at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of intangible assets by the Company, if any, will be included within investing activities in the accompanying consolidated statements of cash flows, while digital assets awarded to the Company through its mining activities are included within operating activities on the accompanying consolidated statements of cash flows. The sales of digital assets are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in “realized gain/(loss) on exchange of intangible assets” in the consolidated statements of operations and comprehensive income/(loss). The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Digital asset mining

The Company has entered into digital asset mining pools by executing contracts with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed digital assets award the mining pool operator receives, for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the digital assets award received is determined using the quoted price of the related digital assets at the time of receipt. There is currently no specific definitive guidance under US GAAP or alternative accounting framework for the accounting for digital assets recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Goodwill

Goodwill of $71,977 was recognized as of December 31, 2020 in connection with the transaction of SOS IT acquiring Inner Monogolia SOS Agency Co. Ltd. In future years, the Company will complete an annual impairment test for goodwill that includes an assessment of qualitative factors including, but not limited to, macroeconomic conditions, industry and market conditions, and entity specific factors such as strategies and financial performance. The Company will perform annual impairment tests as of December 31, 2021 or earlier if indicators of impairment exist. There were no indicators of goodwill impairment as of December 31, 2022.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2022, 2021 and 2020, no impairment of long-lived assets was recognized.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Non-recurring measurement of fair value

The Company accounts for its digital currencies as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other. The Company’s digital currencies are initially recorded at fair value upon receipt (or “carrying value”). On a quarterly basis, they are measured at carrying value, net of any impairment losses incurred since receipt. Pursuant to guidance from ASC 820, Fair Value Measurement, the Company is required to determine the non-recurring  fair value measurement used to determine impairment of the digital currencies held on the balance sheet. The Company will record impairment losses as the fair value falls below the carrying value of the digital currencies. The digital currencies can only be marked down when impaired and not marked up when their value increases. The resulting carrying value represents the fair value of the asset. The last impairment date for the digital currencies was December 31, 2022. The Company had an outstanding carrying balance of digital assets of approximately $6,406,078, net of impairment losses incurred of 8,424,858 for the year ended December 31, 2022. As of December 31, 2022, 174.28 units of bitcoin held as digital currencies is about $2,881,077 fair value and 2,949.79 units of ethereum held as digital currencies is approximately $3,525,001 fair vale.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606). The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company recognizes services revenue for all kind of services provided according to monthly statements with customers, depending on the terms, provided that: there will be acknowledgment by customer as services provided; persuasive evidence of an agreement exists documenting the specific terms of the transaction; the sales price is fixed or determinable; and collectability is reasonably assured. Management assesses the business environment, the customer’s financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured.

The Company also generates revenue from commodity trading. The revenue is measured based on the consideration specified in the contract with the customers, and excludes any sales incentives. The Company follows a policy of recognizing revenue at a single point in time when it satisfies its performance obligation by transferring control over a product or service to a customer, i.e. the company recognizes revenue when goods has been delivered and title to the goods and risk associated with the good have been completed transferred to the customer.

The products sold in the PRC are subject to a Chinese value-added tax (“VAT”). VAT taxes are presented as a reduction of revenue.

Operating lease

We adopted ASU No. 2016-02, Leases (Topic 842), or ASC 842, from January 1, 2020. We determine if an arrangement is a lease or contains a lease at lease inception. For operating leases, we recognize a right-of-use (“ROU”) asset and a lease liability based on the present value of the lease payments over the lease term on the consolidated balance sheets at commencement date. As most of our leases do not provide an implicit rate, we estimate our incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any lease payments made, net of lease incentives. Lease expense is recorded on a straight-line basis over the lease term. Our leases often include options to extend and lease terms include such extended terms when we are reasonably certain to exercise those options. Lease terms also include periods covered by options to terminate the leases when we are reasonably certain not to exercise those options.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Value added taxes

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 6%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by the Company’s subsidiaries in China have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Other comprehensive income

Comprehensive income consists of two components, net income and other comprehensive (loss) income. Other comprehensive (loss) income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive (loss) income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2021 and 2020, there are 2,298,577,369 and 488,960,010 dilutive shares, respectively. For the years ended December 31, 2019, there were no dilutive shares.

Share-based compensation

The Company recognizes compensation expense for all share–based payments in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The Company follows the fair value method of accounting for awards granted to employees, directors, officers and consultants. Share-based awards are measured at their estimated fair value on each respective grant date. The Company recognizes share-based payment expenses over the vesting period. The Company’s share-based compensation awards are subject only to service-based vesting conditions. Forfeitures are accounted for as they occur. The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option and the expected dividend yield which is based on the historical dividends issued by the Company. The Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. Expected volatility is calculated based on the analysis of other public companies. Risk–free interest rates are calculated based on risk–free rates for the appropriate term. The expected life is calculated as (i) the mid-point between the average vested date and the contractual expiration of the option for executives and directors and (ii) three years from the average vesting date for all others due to limited exercise history. Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment.

Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans by law. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES - continued

Recently issued accounting pronouncements

In January 2020, the FASB issued ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task Force) (“ASU 2020-01”), which clarifies the interactions of the accounting for certain equity securities under ASC 321, investments accounted for under the equity method of accounting in ASC 323, and the accounting for certain forward contracts and purchased options accounted for under ASC 815. ASU 2020-01 could change how an entity accounts for (i) an equity security under the measurement alternative and (ii) a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with ASC 825. These amendments improve current U.S. GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2020. Early adoption is permitted. The Company is currently in the process of evaluating the effect of adopting ASU 2020-01 on its consolidated financial statements and related disclosure.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which focuses on amending the legacy guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. ASU 2020-06 simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification. Further, ASU 2020-06 enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance, i.e., aligning the diluted EPS calculation for convertible instruments by requiring that an entity use the if-converted method and that the effect of potential share settlement be included in the diluted EPS calculation when an instrument may be settled in cash or shares, adding information about events or conditions that occur during the reporting period that cause conversion contingencies to be met or conversion terms to be significantly changed. This update will be effective for the Company’s fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently in the process of evaluating the impact of adopting ASU 2020-06 on its consolidated financial statements and related disclosure.

●	Impact of Recently Issued Accounting Pronouncements

Simplifying the accounting for income taxes (Topic 740)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)-Simplifying the Accounting for Income Taxes. ASU No. 2019-12 removes certain exceptions to the general principles in Topic 740 and provides for consistent application of and simplifies generally accepted accounting principles for other areas of Topic 740 by clarifying and amending existing guidance. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The method of adoption varies depending on the component of the new rule that is being adopted. Early application is permitted. The adoption of this standard did not have a material impact on the SOS Group’s consolidated financial statements.

Investments-Equity securities (Topic 321), Investments-Equity method and joint ventures (Topic 323), and Derivatives and hedging (Topic 815)-Clarifying the interactions between Topic 321, Topic 323, and Topic 815.

In January 2020, the FASB issued ASU No. 2020-01, Investments-Equity securities (Topic 321), Investments-Equity method and joint ventures (Topic 323), and Derivatives and hedging (Topic 815)-Clarifying the interactions between Topic 321, Topic 323, and Topic 815. The amendments clarify the interaction of the accounting for equity investments under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of this standard did not have a material impact on the SOS Group’s consolidated financial statements.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	December 31, 2022	December 31, 2021
Accounts receivable	$2,491	$20,439
Allowance for doubtful accounts	(59)	(596)
Total accounts receivable, net	$2,432	$19,843

Movements of allowance for doubtful accounts are as follows:

Beginning balance	$970	$7
Addition	(911)	963
Ending balance	$59	$970

4. OTHER RECEIVABLES, NET

Other receivables consist of the following:

	December 31, 2022	December 31, 2021
Deposit to non-trade suppliers	$22,370	$20,796
Prepayment	203,465	145,144
Other receivables from disposal of subsidiaries	-	-
Advance to employees	11	92
Allowance for doubtful accounts	(170,842)	(269)
Total other receivables, net	$55,004	$165,763

Movements of allowance for doubtful accounts are as follows:

Beginning balance	$654	$385
Addition	170,842	269
Reverse	(654)	(385)
Ending balance	$170,842	$269

5. INVENTORIES

Inventories consist of the following:

	Year ended	Year ended
	December 31,	December 31,
	2022	2021
Finished goods	$46,273	$60,587

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

6. OPERATING LEASE LIABILITIES

The Company adopted ASU No. 2016-02 and related standards (collectively ASC 842, Leases), which replaced previous lease accounting guidance, on January 1, 2019 using the modified retrospective method of adoption. The Company elected the transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods have not been restated.

Operating lease expense for the years ended December 31, 2022, 2021 and 2020 was $1,221,081, $996,614, and $338,381, respectively.

Supplemental balance sheet information related to leases is as follows:

	Location on Face of Balance Sheet	December 31, 2022	December 31, 2021
Operating leases:
Operating lease right of use assets	Operating lease, right-of-use assets	$921	$-

Current operating lease liabilities	Operating lease liabilities - current	$544	$-
Non-current operating lease liabilities	Operating lease liabilities	377	-
Total operating lease liabilities		$921	$-

Weighted average remaining lease term (in years):
Operating leases		-	4.0

Weighted discount rate:
Operating leases		-	4.75%

Maturities of lease liabilities were as follows:

	2022	2021
2022	$576	$-
2023	384	-
2024	-	-
2025	-	-
Total	960	-
Less: Amount representing interest	39	-
Present value of future minimum lease payments	921	-
Less: Current obligations	544	-
Long-term obligations	$377	$-

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	December 31, 2022	December 31, 2021
Office equipment, fixtures and furniture	$47,793	$31,398
Less: Accumulated depreciation	(12,992)	(5,181)
Less: Impairment	(22,248)	-
Total	$12,553	$26,217

The depreciation expenses for the years ended December 31, 2022, 2021 and 2020 was $8.0 million, $4.0 million and nil, respectively.

8. INTANGIBLE ASSETS

The following table presents the activities of balance as of December 31, 2022:

Balance as of December 31, 2021	$14,502
Additions of intangible assets	329
Less: Impairment losses	(8,425)
Balance as of December 31, 2022	$6,406

9. OTHER PAYABLES

Other payables consist of the following:

	December 31, 2022	December 31, 2021
Payables to non-trade vendors and service providers	$5,531	$1,674
Accrued salary	2	3
Others	5,548	3,644
	$11,081	$5,321

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

10. RELATED PARTY BALANCES AND TRANSACTIONS

Amount due from related parties

Name of Related Party	Relationship	Nature	Repayment terms	December 31, 2022	December 31, 2021
Yongbao Insurance Agency Co., Ltd. and subsidiaries	Common shareholder	Inter-transaction	Repayment in demand	$5,800	$-
Wang Yaxian	Shareholder of the Company	Other receivables	Repayment in demand	3,550	-
Feng Weidong	CTO of the Company	Other receivables	Repayment in demand	3,550	-
Yongbao Information Technology Co., Ltd.	Related Company	Inter-transaction	Repayment in demand	-	4,705
Wu Xianlong	Director of a subsidiary	Account receivables & Other receivables	Repayment in demand	1,900	1,901
Kong Deyu	Senior management of the Company	Other receivables	Repayment in demand	-	-
Li Sing Leung	CFO of the Company	Other receivables	Repayment in demand	-	8
Wang Yilin	Director of China SOS	Other receivables	Repayment in demand	-	-
Qingdao SOS Industry Holding Co,, Ltd	Related Partyq	Other receivables	Repayment in demand	54,238	25,700
				$69,038	$32,306

Amount due to related parties

Name of Related Party	Relationship	Nature	Repayment terms	December 31, 2022	December 31, 2021
Yongbao Insurance Agency Co., Ltd.	Common shareholder	Inter-transaction	Repayment in demand	$-	$-
Wang Yilin	Director of China SOS	Account payables	Repayment in demand	3	13
Wu Wenbin	Non-executive director	Account payables	Repayment in demand	25	15
Li Sing Leung	CFO of the Company	Other payables	Repayment in demand	8	8
Wang Yaxian	Shareholder of the Company	Other payables	Repayment in demand	-	-
Bian Jingxue	Senior management of the Company	Other payables	Repayment in demand	-	-
Qingdao SOS Industry Holding Co,, Ltd.	Related Party	Other payables	Repayment in demand	607	-

				$643	$36

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

11. TAXES

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

YBT is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

China SOS is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, China SOS is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The subsidiaries including WOFE, Qingdao SOS, VIE, SOS IT, SOS Mongolia and SOS Trading are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case- by-case basis.

SOS IT obtained the “high-tech enterprise” tax status since 2020, which reduced its statutory income tax rate to 15% in 2020.

Significant components of the provision for income taxes are as follows:

	December 31, 2022	December 31, 2021	December 31, 2020
Current	$536	$3	$-
Income tax expenses	$536	$3	$-

The following table reconciles China statutory rates to the Company’s effective tax rate:

	Year ended December 31,	Year ended December 31,
	2022	2021
China statutory income tax rate	25%	25%
Preferential tax rate reduction	(26)%	(26)%
Permanent difference	1%	1%
Effective tax rate	-%	-%

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

11. TAXES - continued

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

The Company did not incur any interest and penalties tax for the years ended December 31, 2022 and 2021. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2022.

Value added tax

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT. The rate of Chinese VAT is 6%.

Taxes (recoverable) payable consisted of the following:

	December 31, 2022	December 31, 2021
VAT taxes (recoverable)/payable	$(2,436)	$(6,020)
Corporate income tax (recoverable)/payable	(98)	(166)
Other taxes payable	85	87
Total	$(2,449)	$(6,099)

12. CONCENTRATION OF RISK

Credit risk

The Company is exposed to risk from its accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

Our functional currency is the RMB, and our financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

13. SHAREHOLDERS’ EQUITY

Ordinary shares

SOS Limited was registered as an exempted company under the laws of Cayman Islands by way of continuation on August 18, 2015. As of December 31, 2022, the authorized share capital of the Company was 6,000,000,000 shares, with 3,682,373,853 Class A ordinary shares with a par value of $0.0001 per Class A ordinary share, and 198,162,525 Class B ordinary shares with a par value of $0.0001 per Class B ordinary share issued and outstanding.

Common stock

Securities Purchase Agreement

Registered Direct Offering in December 2020

On December 22, 2020, the Company entered into certain securities purchase agreement (the “December SPA”) with the Purchasers pursuant to which the Company agreed to sell 2,600,000 of its ADSs and warrants (“December Warrants”) to purchase 2,600,000 ADSs (the “December Offering”), for gross proceeds of approximately $4 million. The December Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.55. The purchase price for each ADS and the corresponding December Warrant is $1.55. Each December Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The December Warrants contain a mandatory exercise right for the Company to force exercise of the December Warrants if the Company’s ADSs trade at or above $4.65 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the December Warrants), the December Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the December Warrants) of such portion of such December Warrant to be redeemed. The December Offering closed on December 24, 2020.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

13. SHAREHOLDERS’ EQUITY - continued

Registered Direct Offering in January 2021

On January 7, 2021, the Company entered into certain securities purchase agreement (the “January SPA”) with the Purchasers pursuant to which the Company agreed to sell 13,525,000 of its ADSs and warrants (“January Warrants”) to purchase 13,525,000 ADSs (the “January Offering”), for gross proceeds of approximately $25 million. The January Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.85. The purchase price for each ADS and the corresponding January Warrant is $1.85. Each January Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The January Warrants contain a mandatory exercise right for the Company to force exercise of the January Warrants if the Company’s ADSs trade at or above $5.55 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the January Warrants), the January Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the January Warrants) of such portion of such January Warrant to be redeemed. The January Offering closed on January 12, 2021.

January 2021 Warrant Solicitation

On January 15, 2021, the Company entered into a letter agreement (the “January Letter Agreement”) with certain holders of Company’s warrants, pursuant to which the holders of Company’s warrants exercised all of the unexercised December Warrants and January Warrants (collectively, the “Existing Warrants”) to purchase up 14,925,000 of the Company’s ADSs. Pursuant to the January Letter Agreement, each holder received new warrants (the “January Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the unexercised Existing Warrants with cash. The gross proceeds to the Company from the exercise of the unexercised Existing Warrants were approximately $27.1 million, prior to deducting placement agent fees and estimated offering expenses.

The January Inducement Warrants have substantially the same terms as the Existing Warrants, except for having (i) provisions customary for an unregistered warrant, including a restrictive legend, (ii) registration rights whereby the Company agreed to register the ADSs underlying the January Inducement Warrants within fifteen (15) days of closing, (iii) being exercisable immediately upon issuance, (iv) having a term of five (5) years from the date of issuance, and (v) having an exercise price of $2.00 per ADS.

February 2021 Warrant Solicitations

On February 9, 2021, the Company entered into a letter agreement (the “February Letter Agreement”) with certain holders of the Company’s warrants, pursuant to which the holders of the Company’s warrants exercised all of the January Inducement Warrants to purchase up to 23,880,000 of the Company’s ADSs. Pursuant to the February Letter Agreement, each holder received new warrants (the “February Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the January Inducement Warrants with cash. The gross proceeds to the Company from the exercise of the January Inducement Warrants were approximately $48 million, prior to deducting placement agent fees and estimated offering expenses.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

13. SHAREHOLDERS’ EQUITY - continued

The February Inducement Warrants have substantially the same terms as the January Inducement Warrants, except for having (i) registration rights whereby the Company agreed to register the ADSs underlying the February Inducement Warrants within twenty-one (21) days of closing, and (ii) an exercise price of $4.05 per ADS.

On February 24, 2021, the Company entered into a letter agreement (the “Second February Letter Agreement”) with certain holders of the Company’s warrants, pursuant to which the holders of the Company’s warrants exercised all of the February Inducement Warrants to purchase up to 23,880,000 of the Company’s ADSs. Pursuant to the Second February Letter Agreement, each holder received new warrants (the “Second February Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the February Inducement Warrants with cash. The gross proceeds to the Company from the exercise of the February Inducement Warrants were approximately $96.7 million, prior to deducting placement agent fees and estimated offering expenses.

The Second February Inducement Warrants have substantially the same terms as the February Inducement Warrants, except for having (i) registration rights whereby the Company agrees to register the ADSs underlying the Second February Inducement Warrants within eight (8) days of closing, and (ii) an exercise price $7.00 per ADS.

Registered Direct Offerings in February 2021

On February 11, 2021, the Company entered into certain securities purchase agreement (the “February SPA”) with the Purchasers pursuant to which the Company agreed to sell 22,000,000 of its ADSs and warrants (“February Warrants”) to purchase 16,500,000 ADSs (the “February Offering”), for gross proceeds of approximately $110 million. The February Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $5.00. The purchase price for each ADS and the corresponding February Warrant is $5.00. Each February Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The February Warrants contain a mandatory exercise right for the Company to force exercise of the February Warrants if the Company’s ADSs trade at or above $15.00 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the February Warrants), the February Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the February Warrants) of such portion of such February Warrant to be redeemed. The February Offering closed on February 17, 2021.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

13. SHAREHOLDERS’ EQUITY - continued

On February 18, 2021, the Company entered into certain securities purchase agreement (the “Second February SPA”) with the Purchasers pursuant to which the Company agreed to sell 8,600,000 of its ADSs and warrants (“Second February Warrants”) to purchase 4,300,000 ADSs (the “Second February Offering”), for gross proceeds of approximately $86 million. The Second February Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $10.00. The purchase price for each ADS and the corresponding Second February Warrant is $10.00. Each Second February Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The Second February Warrants contain a mandatory exercise right for the Company to force exercise of the Second February Warrants if the Company’s ADSs trade at or above $30.00 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the Second February Warrants), the Second February Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Second February Warrants) of such portion of such Second February Warrant to be redeemed. The Second February Offering closed on February 22, 2021.

On March 29, 2021, we entered security purchase agreement with certain accredited investors to sell 25,000,000 American Depositary Shares, representing 250,000,000 Class A Ordinary Shares and Warrants to Purchase up to 25,000,000 American Depositary Shares Representing Warrants to Purchase up to 250,000,000 Class A Ordinary Share.

On November 9, 2021, the Company entered into certain securities purchase agreement (the “November SPA”) with the purchasers party thereto pursuant to which the Company agreed to sell 51,500,000 of its ADSs, for gross proceeds of approximately $90.1 million. The Offering closed on November 15, 2021.

For year ended December 31, 2022, the shareholders did not exercise any outstanding warrants.

The Company’s outstanding warrants are classified as equity since they qualify for exemption from derivative accounting as they are considered to be indexed to the Company’s own stock and require net share settlement. The fair value of the warrants were recorded as additional paid-in capital from common stock.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

13. SHAREHOLDERS’ EQUITY - continued

Following is a summary of the status of warrants outstanding and exercisable as of December 31, 2022:

	Warrants	Weighted Average Exercise Price
Warrants outstanding, as of December 31, 2020	$212,363,343	$0.266
Issued	184,915,000	0.266
Warrants outstanding, as of December 31, 2021	$397,278,343	$0.266
Issued	$-	$-
Warrants outstanding, as of December 31, 2022	$397,278,343	$0.266

Warrants Outstanding	Warrants Exercisable	Weighted Average Exercise Price	Average Remaining Contractual Life
July 1, 2020 Warrants	67,445,674	$0.29	5 years
August 27, 2020 Warrants	53,580,020	$0.27	5 years
November 3, 2020 Warrants	65,337,649	$0.281	5 years
December 23, 2020 Warrants	26,000,000	$0.155	5 years
January 7, 2021 Warrants	13,525,000	$1.85	5 years
January 15, 2021 Warrants	23,880,000	$2.00	5 years
February 9, 2021 Warrants	23,880,000	$4.05	5 years
February 24, 2021 Warrants	23,880,000	$4.05	5 years
February 11, 2021 Warrants	16,500,000	$7.00	5 years
February 17, 2021 Warrants	2,450,000	$7.00	5 years
February 18, 2021 Warrants	4,300,000	$10.00	5 years
March 29, 2021 Warrants	25,000,000	$5.00	5 years
November 9, 2021 Warrants	51,500,000	$1.75	5 years

14. COMMITMENTS AND CONTINGENCIES

Purchase commitments

The Company has entered into two agreements for leasehold improvements on the office premises. As of December 31, 2022, the Company did not enter any new lease contract with any parties, the new commitment is nil.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE and the VIEs are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

14. COMMITMENTS AND CONTINGENCIES - continued

In addition, due to restrictions on the distribution of share capital from the Group’s PRC subsidiaries and also as a result of these entities’ unreserved accumulated losses, total restrictions placed on the distribution of the Group’s PRC subsidiaries’ net liabilities were $60.2 million, or 100% of total net assets as of December 31, 2020 and $ 638.6 million, or 100% of total net assets as of December 2021.

Litigation

Federal Class Action Securities Litigation (Beltran v. SOS Ltd., et al., No. 1:21-cv-07454 (D.N.J.))

On March 30, 2021, a purported shareholder Kimberly Beltran filed a securities class action complaint in the United States District Court District of New Jersey against the Company, Yandai Wang and Eric H. Yan, the Chief Executive Officer of the Company and President of the Company’s operating subsidiary, respectively. The action, Kimberly Beltran v. SOS Limited, et al., Case No. 1:21-cv-07454 (the “Action”), is filed on behalf of a putative class consisting of all persons and entities other than the Company that purchased or otherwise acquired SOS American depository shares (“ADSs”) between July 22, 2020 and February 25, 2021 (the “Plaintiffs”), both dates inclusive (the “Class Period”), seeking to recover damages allegedly caused by Company’s violations of the federal securities laws against the Company and certain of its top officials. The Complaint was filed in this Action on March 30, 2021 and the Action has not advanced beyond that stage. On November 2, 2021, the Court signed as an Order a stipulation entered into between the various Plaintiffs’ counsels appointing a co-lead Plaintiffs’ counsel. The Parties have agreed to, and the Court has approved of, a Scheduling Order which provides that Plaintiffs shall file an amended complaint on or before May 13, 2022 and the Company shall answer or otherwise respond to the Amended Complaint on or before July 1, 2022. In the interim, Plaintiffs and the Company were engaged in settlement discussions.

On April 28, 2022, the Plaintiffs and the Company agreed to a settlement in principle that contemplates a $5 million settlement payment covering all administration costs and Plaintiffs’ legal fees. The Company does not admit to any wrongdoing in this settlement and in accordance with the settlement there will be a full release of the Company and its officers and directors, for all claims arising during the Class Period that were or could have been asserted in the Action. The Plaintiffs and the Company plan to enter into a full settlement agreement within forty-five (45) days.

The New Jerzey District Court approved the settlement outside the court system on May 20, 2022 and on August 2 2022, the Company paid $5 million to the plaintiff’ via an escrow account, releasing the Company to the same class action now and possible future allegation.

There is an on-going case Number of 1:23cv02581 in District Court, Estern District Court of New York on April 5, 2023: TRUE NORTH FINANCIAL LLC, TNA CAPITAL INC., TNA CAPITAL LLC, AND MICHAEL JALIMAN, Plaintiffs VS SOS LIMITED AND YANDAI WANG, Defendants alleging breaching of fiduciary duites in disposing off legacy business of P2P from the year of 2020 onwards .It’s difficult to determine a contingent liability at this time, because the Company does not even have a formal Complaint yet to use to determine the amount of the requested damages, or to discuss the validity of any claims.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

15. REVENUE ANALYSIS AND SEGMENT INFORMATION

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. The Company has three reporting segments. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company considers itself to be operating within one reportable segment. The Company’s revenue and net income are substantially derived from Commodity trading.

Disaggregated information of revenues by business lines are as follows:

	FY 2022		FY 2021		FY 2020
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Commodity trading	255,668	98.4%	275,363	94.6%	-	-%
Cryptocurrency mining	329	0.1%	15,427	5.3%	-	-%
Other	4,113	1.5%	159	0.1%	-	-%
Total	260,110	100.0%	290,949	100.0%	-	-%

The Company’s operations are all based in the PRC, hence, management do not prepare disaggregated information of revenues by geographic locations.

Segment Reporting

SOS Ltd. (“SOS”) refers to the ultimate parent or the registrant, a Cayman Islands exempt company.

China SOS Ltd (“China SOS”) is a Hong Kong corporation.

WFOE refers to Qingdao SOS Investment Management Co., Ltd. (“WFOE”), a PRC corporation.

VIE refers to Qingdao SOS Industrial Holding Co., Ltd. (“VIE”), a PRC corporation.

Subsidiaries outside China include Yong Bao Two Ltd. (“YBT,” a British Virgin Islands company), FWD Ltd. (“FWD,” British Virgin Islands company), SOS Information Technology New York Inc.(“SOSNY,” a New York corporation), FD LLC (“FD,” a Nevada corporation), Future Technology Global Ltd. (“FTHK,” a Hong Kong corporation), Canada XX Exchange Ltd.(“CXXE,” a Canada corporation) and US XX Exchange Ltd. (“USXXE,” a Colorado corporation).

Subsidiaries inside China refers to the VIE’s subsidiaries, including SOS Information Technology Co.,Ltd (“SOSIT”), Inner Mongolia SOS Insurance Agency Co., Ltd (“IMSOS”); and directly owned subsidiaries including SOS International Trading Co., Ltd (“SOSINT”), Qingdao SOS Investment LLP (“SOSIL”), Qingdao SOS Digital Technologies Ltd. (“SOSDT”), Common Prosperity Technology Co., Ltd. (“SOSCP”), SOS Ronghe Digital Technology Co., Ltd. (“SOSRD”), Weigou International Trading Co., Ltd (“SOSWI”), Shuyun International Trading Co., Ltd (“SOSSI”), SOS Auto Service Co., Ltd. (“SOSAS”), and Chexiaoer Technology Co., Ltd (“SOSCX”).

SOS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(US$ thousands, except share data and per share data, or otherwise noted)

	For the Years Ended December 31,
	2022	2021	2020
Reportable segment revenues	$260,026	$290,790	$-
Revenue, net – Commodity trading	255,575	268,489	-
Revenue, net – Others	5,971	23,018	-
Eliminations	(1,520)	(717)
Cost of revenues	(270,597)	(277,879)	-
Cost of revenues-Commodity trading	(250,301)	(264,764)	-
Cost of revenues-Others	(20,296)	(13,114)	-
Eliminations	-	(1)	-

Reconciling Items
Selling, general and administrative	(189,521)	(19,064)	(1,893)
Depreciation and amortization	(7,960)	(4,007)	-
Impairment of intangible assets	(8,425)	(925)	-
Interest income	424	-	-
Other (expense)/income	(15,131)	(9,358)	(5,616)
Current income tax expense	(536)	(3)	-
Net (loss)/income	(230,212)	(52,425)	(7,509)

Note Revenue - net, others refers to revenue generated from cryptocurrency mining and other revenue

The following financial information has been prepared to illustrate the consolidated financial position as at December 31, 2021 and 2022 and cash flows and profit or loss and other comprehensive income for the years ended December 31, 2021 and 2022 for (i) SOS Ltd; (ii) China SOS Ltd.; (iii)WFOE; (iv) VIE; (v) Subsidiaries outside China (vi)Subsidiaries inside China. The financial information of SOS Ltd. has been extracted from: SOS Ltd’s audited consolidated statements of financial position as of December 31, 2021 and 2022, and the related consolidated statements of profit or loss and other comprehensive income and cash flows for the years ended December 31, 2020, 2021 and 2022 and the related notes, included elsewhere in this annual report.

Condensed consolidated Statements of comprehensive of loss

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-22
												Subsidiaries	Subsidiaries
	SOS	China			Subsidiaries Outside	Subsidiaries Inside	SOS Ltd.	China SOS Ltd	WFOE	VIE	Inter-company	Outside China	Inside China	Conso	SOS Ltd.
	Ltd	SOS Ltd	WFOE	VIE	China	China	Adjustment(a)	Adjustment(a)	Adjustment	Adjustment	Elimination	Adjustment(b)	Adjustment	Working	Consolidated
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
REVENUES - net	-	212	-	-	424	260,911	-	-	-	-	(1,521)	-	-	260,026	260,026
COST OF REVENUES	-	3,273	-	-	14,311	253,013	-	-	-	-	-	-	-	270,597	270,597
GROSS PROFIT	-	(3,061)	-	-	(13,887)	7,898	-	-	-	-	(1,521)	-	-	(10,571)	(10,571)
OPERATING EXPENSES:
General and administrative	12,623	95,343	(59)		64,190	10,128	-	-	-	-	(1,521)	-	-	180,704	180,704
Share-based compensation	14,714	-	-	-	-	-	-	-	-	-	-	-	-	14,714	14,714
Selling expense	-	-	-	-	-	8,556	-	-	-	-	-	-	-	8,556	8,556
Profit (Loss) on evaluation
Total operating expenses	27,337	95,343	(59)	-	64,190	18,684	-	-	-	-	(1,521)	-	-	203,974	203,974
INCOME FROM OPERATIONS
OTHER INCOME(EXPENSE):	53	(16,111)	(59)		(1,630)	2,192	-	-	-	-	-	-	-	(15,555)	(15,555)
Loss on acquisition
Other income(expense), net	53	(16,111)	(59)	-	(1,630)	2,192	-	-	-	-	-	-	-	(15,555)	(15,555)
Interest expense	-	-	-	-	424	-	-	-	-	-	-	-	-	424	(424)
Total other (expenses) income, net	-	-	-	-	-	-	-	-	-	-	-	-	-	(15,131)	(15,131)
Income from investments
INCOME(LOSS) BEFORE INCOME TAXES	(27,284)	(114,515)	-	-	(79,283)	(8,594)	-	-	-	-	-	-	-	(229,676)	(229,676)
INCOME TAXES	-	-	-	-	-	536	-	-	-	-	-	-	-	536	536
NET INCOME(LOSS) - CONTINUING OPERATION	(27,284)	(114,515)	-	-	(79,283)	(9,130)	-	-	-	-	-	-	-	(230,212)	(230,212)
Non-controlling interest	-	-	-	-	1,039	(13)	-	-	-	-	-	-	-	1,026	1,026
DISCONTINUED OPERATIONS:
Gain from discontinued operations	17,000	-	-	-	-	(16,189)	-	-	-	-	-	-	-	811	(261)
Income from disposal of discontinued operations	-	-	-	-	-	(1,072)	-	-	-	-	-	-	-	(1,072)	-
GAIN FROM DISCONTINUED OPERATIONS	-	-	-	-	-	-	-	-	-	-	-	-	-	(261)	(261)

Equity earnings in subs outside China	(10,284)	(114,515)	-	-	(78,243)	-	-	-	-	-	-	-	-	-	-
Equity earnings in subs and VIES inside China	-	-	-	-	-	(26,405)	-	-	-	-	-	-	-	-	-
NET PROFIT(LOSS)	(10,284)	(114,515)	-	-	(78,243)	(26,405)	-	-	-	-	-	-	-	(229,447)	(229,447)

OTHER COMPREHENSIVE INCOME(LOSS)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Foreign currency translation adjustment - net of tax	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
COMPREHENSIVE INCOME(LOSS)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Condensed consolidated statement of comprehensive loss for the period ended December 31, 2021

Condensed consolidated Statements of comprehensive of loss

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-21
	SOS Ltd	China SOS Ltd	WFOE	VIE	Subsidiaries Outside China	Subsidiaries Inside China	SOS Ltd. Adjustment(a)	China SOS Ltd Adjustment(a)	WFOE Adjustment	VIE Adjustment	Inter- company Elimination	Subsidiaries Outside China Adjustment(b)	Subsidiaries Inside China Adjustment	SOS Ltd Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
REVENUES - net	-	15,315	-	-	718	275,475	-	-	-	-	-	(718)	-	290,790

COST OF REVENUES	-	2,327	-	-	3,728	271,824	-	-	-	-	-		-	277,879
GROSS PROFIT	-	12,988	-	-	(3,010)	3,651	-	-	-	-	-	(718)	-	12,911
OPERATING EXPENSES:
General and administrative	15,713	10,340	12	-	7,574	877	(12,033)	-	-	-	-	(718)	-	21,765
Share-based compensation	33,537	-	-	-	-	-	-	-	-	-	-	-	-	33,537
Selling expense	-	-	-	(3)	-	676	-	-	-	-	-	-	-	673
Total operating expenses	49,250	10,340	12	(3)	7,574	1,553	(12,033)	-	-	-	-	(718)	-	55,975
INCOME FROM OPERATIONS	(49,250)	2,648	(12)	3	(10,584)	2,098	12,033	-	-	-	-	-	-	(43,064)
OTHER INCOME(EXPENSE):
Other income (expense), net	(5,000)	-	-	-	-	(4,358)	-	-	-	-	-	-	-	(9,358)
Total other (expenses) income, net	(5,000)	-	-	-	-	(4,358)	-	-	-	-	-	-	-	(9,358)
INCOME (LOSS) BEFORE INCOME TAXES	(54,250)	2,648	(12)	3	(10,584)	(2,260)	12,033	-	-	-	-	-	-	(52,422)
INCOME TAXES	-	-	-	-	(3)	-)	-	-	-	-	-	-	-	(3)
GAIN/(LOSS) FROM DISCONTINUED OPERATIONS	-	-	-	-	-	3,374	-	-	-	-	-	-	-	3,374
Non-controlling interest	-	-	-	-	-	(200)	-	-	-	-	-	-	-	(200)

NET PROFIT(LOSS)	(54,250)	2,648	(12)	3	(10,587)	914	12,033	-	-	-	-	-	-	(49,251)

Notes

(a)	SOS Ltd. Completed a couple rounds of F3 financing. This entry is to offset legal fee against gross proceeds from registered direct offering.
(b)	This represents an elimination entry to set off inter-company sales from China SOS to FD LLC, which is a service cost to FD LLC.

Condensed Consolidated Balance Sheet

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-22
	SOS Ltd.	China SOS Ltd.	WOFE	VIE	Subsidiaries Outside China	Subsidiaries Inside China	SOS Ltd. Adjustment(a)	China SOS Ltd. Adjustment	WOFE Adjustment	VIE Adjustment	Inter- company Elimination (g)	Subsidiaries Outside China Adjustment	Subsidiaries Inside China Adjustment	SOS Ltd. Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$		US$	US$

ASSETS
Current assets:
Cash and cash equivlaents	7,193	154,568	883	-	41,049	55,799	-	-	-	-	-	-	-	259,492
Accounts receivable, net	-	-	-	-	16	2,416	-	-	-	-	-	-	-	2,432
Other receivables - net	(1,659)	(90,417)	-	-	(39,345)	10,819	-	-	-	-	(902)	-	-	(121,504)
Amount due from related parties	17,000	900	-	-	8,100	43,038	-	-	-	-	-	-	-	69,038
Inter-company receivable	151,010	24,989	294,670	-	(135,864)	(334,805)	-	-	-	-	-	-	-	-
Inventory	-	-	-	-	-	46,273	-	-	-	-	-	-	-	46,273
Tax recoverable	16	-	-		(7)	2,534	-	-	-	-	-	-	-	2,543
Total current assetes	173,560	90,040	295,553	-	(126,051)	(173,926)	-	-	-	-	(902)	-	-	258,274
Non-current assets:
Operating lease, right-of-use assets	-	-	-	-	921	-	-	-	-	-	-	-	-	921
Property equipment and software,net	-	4,462	-	-	7,999	92	-	-	-	-	-	-	-	12,553
Goodwill	72													72
Intangible assets	-	6,289	-	-	117	-	-	-	-	-	-	-	-	6,406
Long-term investments	(19)	-	-	-	-	19	-	-	-	-	-	-	-	-
Investment in subsidiaries outside China	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Investment in WFOE	(314,335)	314,335	-	-	-	-	-	-	-	-	-	-	-	-
Investment in China SOS	(64,794)	-	-	-	64,794	-	-	-	-	-	-	-	-	-
Prepaid expense														-
Advance payments	6,400	90,417	11		41,445	38,235	-	-	-	-	-	-	-	176,508
Total non-current assets	(372,676)	415,503	11	-	115,276	38,346	-	-	-	-	-	-	-	196,460
Total assets	(199,116)	505,543	295,564	-	(10,775)	(135,580)	-	-	-	-	(902)	-	-	454,734

Condensed Consolidated Balance Sheet

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-22
	SOS Ltd.	China SOS Ltd.	WOFE	VIE	Subsidiaries Outside China	Subsidiaries Inside China	SOS Ltd. Adjustment(a)	China SOS Ltd. Adjustment	WOFE Adjustment	VIE Adjustment	Inter- company Elimination (g)	Subsidiaries Outside China Adjustment	Subsidiaries Inside China Adjustment	SOS Ltd. Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$		US$	US$

LIABILITIES AND EQUITY
Current liabilities:
Liabilities:
Accounts payble	-	11,359	-	-	406	1,069	-	-	-	-	-	-	-	12,834

Amount due to related parties	622	--	1	-	19	1	-	-	-	-	-	-	-	643
Operating lease liability-current	-	-	-	-	544	-	-	-	-	-	-	-	-	544
Advance from customers	-	-	-	-	-	20,385	-	-	-	-	-	-	-	20,385
Payroll payable	-	-	-	-	-	2	-	-	-	-	-	-	-	2
Tax payable	-	-	-	-	2	92	-	-	-	-	-	-	-	94
Other payables	241	153,976	-	-	6,693	(148,929)	-	-	-	-	(902)	-	-	11,079
Total current liabilities	863	165,335	1	-	7,664	(127,380)	-	-	-	-	(902)	-	-	45,581
Operating lease liabilty-noncurrent	-	-	-	-	377	-	-	-	-	-	-	-	-	377
Total non-current liability	-	-	-	-	377	-	-	-	-	-	-	-	-	377
Total liabilities	863	165,335	1	-	8,041	(127,380)	-	-	-	-	(902)	-	-	45,958
Non-controlling interest	-	-	-	-	(841)	15	-	-	-	-	-	--		(826)
Shareholder’s equity
Paid up capital	(818,741)	452,078	295,491		70,950	596	-	-	-	-	-	-	-	374
Additional paid-in capital	191,536	-	-	-	-	7	-	-	-	-	513,945		-	705,488
Statutory Reserve	513,945	-	-	-	-	59	-	-	-	-	(513,945)			59
Retained earnings	(60,680)	(111,870)	73	-	(88,925)	(11,518)	-	-	-	-	-	-	-	(272,920)
Accumulated other comprehensive income (loss)	(26,039)	-	(1)	-	-	2,641	-	-	-	-	-	-	-	(23,399)
Total Shareholders’ equity	(199,979)	340,208	295,563	-	(17,975)	(8,215)	-	-	-	-	-	-	-	409,602
Total Liabilities and shareholders’ equity	(199,116)	505,543	295,564	-	(10,775)	(135,580)	-	-	-	-	(902)	-	-	454,734

Condensed consolidated statement of financial position as at December 31, 2021

Condensed Consolidated Balance Sheet

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-21
	SOS	China SOS			Subsidiaries Outside	Subsidiaries Inside	SOS Ltd.						Inter-company	Subsidiaries Inside China	SOS Ltd. Consolidated
	Ltd.	Ltd.	WOFE	VIE	China	China	Adjustement(a)	Adjustement(b)	Adjustement(c)	Adjustement(d)	Adjustement(e)	Adjustement(f)	elimination(g)	Adjustment	total
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	12,301	160,091	4,164	2	101,210	49,358	-	-	-	-	-	-	-	-	327,126
Accounts receivable, net	-	-	-	-	-	19,843	-	-	-	-	-	-	-	-	19,843
Other receivables - net	67,962	16,902	-	-	345	477	-	-	-	-	-	-	(79,391)	-	6,295
Amount due from related parties	-	900	-	-	1,000	30,406	-	-	-	-	-	-	-	-	32,306
Inter-company receivable	19,791	(153,855)	311,415	(2)	(19,791)	(196,737)	0	39,179	3,578	-	-	-	-	(3,578)	-
Inventory	-	-	-	-	-	60,587	-	-	-	-	-	-	-	-	60,587
Intangible assets	14,502														14,502
Advance payments	6,400	97,115	-	-	300	55,653	-	-	-	-	-	-	-	-	159,468
Tax recoverable	-	-	-	-	-	6,099	-	-	-	-	-	-	-	-	6,099
Assets related to discontinued operation	-	-	-	-	-	37,281	-	-	-	-	-	-	-	-	37,281
Total current assets	120,956	121,153	315,579	-	83,064	62,967	0	39,179	3,578	-	-	-	(79,391)	(3,578)	663,507
Non-current assets:
Operating lease, right-of-use assets	-	-	-	-	-	3,401	-	-	-	-	-	-	-	-	3,401
Property equipment and	-	9,844	-	-	16,373	-	-	-	-	-	-	-	-	-	26,217
Goodwill	-	-	-	-	-	72	-	-	-	-	-	-	-	-	72
Investment in subsidiaries outside	374,463	-	-		-	-	-	(374,463)	-		-	-	-	-	-
Investment in WFOE	-	310,205	-	-	-	-	(310,205)	-	-		-	-	-	-	-
Investment in China SOS	-	-	-	-	64,794	-	-	-	-		-	(64,794)	-	-	-
Assets related to discontinued operation	-	-	-	-	-	5,504	-	-	-		-	-	-	-	5,504
Total non-current assets	374,463	320,049	-	-	81,167	5,576	(310,205)	(374,463)	-		-	(64,794)	-	-	31,793
Total assets	495,419	441,202	315,579	-	164,231	68,543	(310,205)	(335,284)	3,578	0	-	(64,794)	(79,391)	(3,578)	695,300
LIABILITIES AND EQUITY
Current liabilities:
Liabilities:
Accounts payable	-	11,376	-	-	-	-	-	-	-	-	-	-	-	-	11,376
Amount due to related parties	15	-	2	-	18	-	-	-	-	-	-	-	-	-	35
Advance from customers	-	-	-	-	-	19,309	-	-	-	-	-	-	-	-	19,309
Payroll payable	-	-	-	-	1		-	-	-	-	-	-	-	-	1
Other payables	5,141	(24,879)	47	-	5,093	23,447	-	-	(3,528)	-			-79,391	-	5,321
Liabilitiess related to discontinued operation	-	-	-	-	-	23,771	-	-	-	-			-	-	23,771
Total current liabilities	5,156	(13,520)	49	-	5,112	145,935	-	-	(3,528)	-			(79,391)	-	59,813
Liabilitiess related to discontinued operation	-	-	-	-	-	1,918	-	-	-	-	-	-	-	-	1,918
Total non-current liability	-	-	-	-	-	1,918	-	-	-	-	-	-	-	-	1,918
Total liabilities	5,156	(13,520)	49	-	5,112	147,853	-	-	(3,528)	-	-		(79,391)	0	61,731
Shareholder’s equity		-												-
Paid up capital	427,236	452,076	315,546	-	98,760	(94,351)	(310,205)	(374,448)	7,106		(453,082)	(64,794)		(3,578)	266
Additional paid-in capital	119,147	-	-	-	-	10	-	39,164	-	-	514,065	-	-	-	672,386
Retained earnings	(56,120)	2,646	(15)	-	60,359	14,831	-	-	-	-	(65,113)	-	-	-	(43,413)
Accumulated other comprehensive	-	-	-	-	-	-	-	-	-	-	4,130	-	-	-	4,130
Non-controlling interest	-	-	-	-	-	200	-	-	-	-	-	-	-	-	200
Total Shareholders’ equity	490,263	454,722	315,531	-	159,119	(79,310)	(310,205)	(335,284)	7,106	0	-	(64,794)	-	(3,578)	633,569
Total Liabilities and shareholders’	495,419	441,202	315,580	-	164,231	68,543	(310,205)	(335,284)	3,578	0	-	(64,794)	(79,391)	(3,578)	695,300

Notes

(a)	SOS placed private equity from a number of investors, SOSINT received it on behalf of SOS. This entry represents that SOS is to pick it up by increasing paid-up & additional paid-up capital by going through inter-company account;
(b)	This entry is to eliminate China SOS’s investment in WFOE against WFOE’s paid-up capital, additional paid-up capital and retained earning if any;
(c)	This entry is to eliminate SOS’s investment in China SOS against China SOS’s paid-up capital, additional paid-up capital and retained earning if any;
(d)	China SOS received F3 financing net of issuance expenses on behalf of SOS. This entry is to increase SOS’s paid-up capital & additional paid-up capital by going through inter-company account to offset other receivables and other payable;
(e)	This entry is to re-classify paid-up capital to additional capital by Register of members reconciliation table and re-classify between retained earnings and additional paid-up capital;
(f)	This entry is to eliminate SOSNY’s investment in China SOS against China SOS’s paid-up capital, additional paid-up capital and retained earning if any;
(g)	This entry represents an inter-company elimination entry between SOS and SOSNY.

Condensed consolidated statement of cash flow

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-22
	SOS Ltd.	China SOS Ltd.	WFOE	VIE	Subsidiaries Outside China	Subsidiaries inside China	Consolidation Adjustments(a)	Consolidation Adjustments(b)	SOS Ltd. Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	(10,284)	(114,515)	-	-	(78,243)	(26,405)	-	-	(229,447)
Net (loss) from discontinued operation	-	-	-	-	-	(261)	-	-	(261)
Net loss from continuing operation	(10,284)	(114,515)	-		(78,243)	(26,144)	-	-	(229,186)
Adjustments to reconcile net income net cash used in operating activities:									-
Depreciation of property, plant and equipment	-	3,143	-	-	4,783	34	-	-	7,960
Depreciation of ROU	-	-	-	-	693	-	-	-	693
Accretion of finance leases	-	-	-	-	75	-	-	-	75
Share-based compensation	14,714	-	-	-	-	-	-	-	14,714
Allowance for doubtful accounts - accounts receivable	-	-	-	-	-	(500)	-	-	(500)
Allowance for doubtful accounts - other receivable	9,422	92,817	-	-	12,402	56,201	-	-	170,842
Impairment of cryptocurrencies	-	8,425	-	-	-	-	-	-	8,425
Impairment of Mining Equipment	-	7,686	-	-	14,562	2,795	-	-	25,043
Inventory mark down	-	-	-	-	-	16,786	-	-	16,786
Loss on acquisition	-	-	-	-	-	-	-	-	-
Income from disposal of discoutinued opeations	-	-	-	-	-	-	-	-	-
Inventory	-	-	-		(16)	(5,251)	-		(5,267)
Changes in operating assets and liabilities	-	-	-	-	-	-	-	-	-
Accounts receivable	-	-	-	-	-	17,911	-	-	17,911
Other receivables	81,100	(39,738)	-	-	(90,554)	(10,891)	-	-	(60,083)
Inter-company account	(114,794)	(22,758)	(294,670)		132,373	299,849	-	-	-
Amount due from related parties	(20,830)	(113,769)	212,863	(2)	(47,708)	(79,350)	(4,937)	-	(53,732)
Intangible assets	-	(212)	-	-	(117)	-	-	-	(329)
Accrued liabilities	-	-	-	-	-	1,076	-	-	1,076

Condensed consolidated statement of cash flow

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-22
	SOS Ltd.	China SOS Ltd.	WFOE	VIE	Subsidiaries Outside China	Subsidiaries inside China	Consolidation Adjustments(a)	Consolidation Adjustments(b)	SOS Ltd. Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$
Tax payables	-	-	-	-	-	3,650	-	-	3,650
Accounts payable	-	-	-	-	407	1,051	-	-	1,458
Other payables	100	178,855	78,525		1,600	(253,320)	-	-	5,760
Amount due to related parties	-	-	-	-	-	607	-	-	607
Contract liabilities	-	-	-	-	-	-	-	-	-
Lease liability	-	-	-	-	921	-	-	-	921
Net Cash used in Operating Activities - Continuing Operations	(40,572)	(66)	(3,282)	(2)	(48,822)	24,504	(4,936)	-	(73,176)
Net Cash generated from Operating Activities - Discontinued Operations	-	-	-	-	-	261	-	-	261

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and equipment	-	(5,458)	-	-	(10,572)	-	-	-	(16,030)
Investment in equity									-
Proceed from disposals of discontiuned operations	-	-	-	-	-	-	-	-	-
Net cash (used in) generated from investing activities	-	(5,458)	-	-	(10,572)	-	-	-	(16,030)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from share issuance, net of issuance costs	18,463	-	-	-	-	-	-	-	18,463
Proceed from private equity placement, net of issuance costs	-	-	-	-	-	-	-	-	-
Repayment of principle portion of lease liabilities	-	-	-	-	(768)	-	-	-	(768)
Proceeds from disposal of subsidiaries	17,000	-	-	-	-	-	-	-	17,000
Net cash generated from (used in) financing activities	35,463	-	-	-	(768)	-	-	-	34,695
									-
EFFECT OF EXCHANGE RATES ON CASH	-	-	-	-	-	(24,284)	-	-	(24,284)

Net increase/(decrease), effect of exchange rate changes on cash and cash equivalent	(5,109)	(5,524)	(3,282)	(2)	(60,162)	481	(4,936)	-	(78,534)
CASH AND CASH EQUIVALENTTS, beginning of year	12,301	160,091	4,164	2	101,210	60,259	-	-	338,026
CASH AND CASH EQUIVALENTTS, end of year	7,193	154,568	883	-	41,049	60,741	-	-	264,434

Condensed consolidated statement of cash flow as at December 31, 2021

Condensed consolidated statement of cash flow

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-21
		China			Subsidiaries Outside	Subsidiaries inside	Consolidation	Consolidation	SOS Ltd. Consolidated
	SOS Ltd.	SOS Ltd.	WFOE	VIE	China	China	Adjustments(a)	Adjustments(b)	total
	US$	US$	US$	US$	US$	US$	US$	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	(54,250)	2,648	(12)	3	(10,584)	911	-	12,033	(49,251)
Net income from discontinued operation	-	-	-	-	-	3,374	-	-	3,374
Net (loss)/income from continuing operation	(54,250)	2,648	(12)	3	(10,584)	(2,463)	-	12,033	(52,625)
Adjustments to reconcile net income net cash used in operating activities:									-
Depreciation of property, plant and equipment	-	-	-	-	-	4,007	-	-	4,007
Depreciation of ROU	-	-	-	-	-	843	-	-	843
Share-based compensation	33,537	-	-	-	-	-	-	-	33,537
Accretion of finance leases	-	-	-	-	-	152	-	-	152
Allowance for doubtful accounts - accounts receivable	-	-	-	-	-	963	-	-	963
Allowance for doubtful accounts - other receivable	-	-	-	-	-	269	-	-	269
Impairment of cryptocurrencies	-	-	-	-	925	-	-	-	925
Accounts receivable	-	-	-	-	-	(19,843)	-	-	(19,843)
Other receivables	(9,522)	(99,516)	-	-	(595)	(52,300)	-	-	(161,933)
Inter-company account	(99,132)	128,855	(311,415)	-	84,650	197,042	-	-	-
Amount due from related parties		(900)	(2)		1,000	(32,404)			(32,306)
Intangible assets	-	(14,502)	-	-	-	-	-	-	(14,502)
Accrued liabilities	-	-	-	-	3	19,306	-	-	19,309
Inventory	-	-	-	-	-	(60,587)	-	-	(60,587)
Tax payables	-	-	-	-	-	(6,099)	-	-	(6,099)
Accounts payable	-	11,359	-	-	-	17	-	-	11,376
Other payables	5,141	121	47	-	-	12	-	-	5,321
Amount due to related parties	15	-	-	-	9	2	-	-	26
Net cash (used in) generated from operating activities	(124,211)	28,065	(311,382)	3	75,408	48,917	-	12,033	(271,167)
Net cash （used in）in generating from discountinued operating activities:	-	-	-	-	-	52,604	-	-	52,604

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and equipment	-	(11,358)	-	-	(16,922)	(4,754)	-	-	(33,034)
Investment in equity	(374,463)	(310,205)	-	-	(64,794)	(657)	750,119	-	-
Net cash (used in) generated from investing activities	(374,463)	(321,563)	-	-	(81,716)	(5,411)	750,119	-	(33,034)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of principle portion of lease liabilities	-	-	-	-	-	(1,764)	-	-	(1,764)
Proceed from share issuance, net of issuance costs	510,271	452,076	315,547	-	110,523	(40,426)	(750,119)	(12,033)	585,839
Proceed from private equity placement, net of issuance costs	-	-	-	-	-	-	-	-	-
Net cash generated from (used in) financing activities	510,271	452,076	315,547	-	110,523	(42,190)	(750,119)	(12,033)	584,075
									-
EFFECT OF EXCHANGE RATES ON CASH	-	-	(1)	-	(98)	1,925	-	-	1,826

Net increase/(decrease), effect of exchange rate changes on cash and cash equivalent	11,597	158,578	4,164	3	104,117	55,845	-	-	334,304
CASH AND CASH EQUIVALENTTS, beginning of year	1	-	-	-	-	3,721	-	-	3,722
CASH AND CASH EQUIVALENTTS, end of year	11,598	158,578	4,164	3	104,117	59,566	-	-	338,026

Notes

(a)	This entry is to eliminate investment against equity accounts;
(b)	This entry is to offset legal expenses against gross proceeds from direct public offerings.

Condensed consolidated statement of comprehensive loss for the period ended December 31, 2020

Condensed consolidated Statements of comprehensive of loss

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-20
		China			Subsidiaries	DSO-Sub	SOS Ltd		China			Inter-	Subsidiaries Outside	DSO-Sub Inside	SOS Ltd.
	SOS Ltd	SOS Ltd	WFOE	VIE	Outside China	Inside China	Adjustment (a)	Adjustment (b)	SOS Ltd Adjustment	WFOE Adjustment	VIE Adjustment	company Elimination	China Adjustment	China Adjustment	Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
REVENUES	-	-	-	-	-	50,289			-	-	-	-	-	-	50,289
COST OF REVENUES	-	-	-	-	-	(37,295)			-	-	-	-	-	-	(37,295)
GROSS PROFIT	-	-	-	-	-	12,994	-	-	-	-	-	-	-	-	12,994
OPERATING EXPENSES:															-
General and administrative	(897)	(2)	(3)	-	-	(1,047)	-	(452)	-	-	-	-	-	-	(2,401)
Share-based compensation	(506)	-	-	-	-	-	-	-	-	-	-	-	-	-	(506)
Total operating expenses	(1,403)	(2)	(3)	-	-	(1,047)	-	(452)	-	-	-	-	-	-	(2,907)
INCOME FROM OPERATIONS	(1,403)	(2)	(3)	-	-	11,947	-	(452)	-	-	-	-	-	-	10,087
OTHER INCOME(EXPENSE):															-
Loss on acquisition	-	-	-	-	-	-	(5,679)	-	-	-	-	-	-	-	(5,679)
Other income(expense),net	-	-	-	-	-	625	-	-	-	-	-	-	-	-	625
Total other (expenses) income, net	-	-	-	-	-	625	(5,679)	-	-	-	-	-	-	-	(5,054)
INCOME(LOSS) BEFORE INCOME TAXES	(1,403)	(2)	(3)	-	-	12,572	(5,679)	(452)	-	-	-	-	-	-	5,033
INCOME TAXES	-	-	-	-	-	(147)	-	-	-	-	-	-	-	-	(147)
NET INCOME(LOSS) - CONTINUING OPERATION	(1,403)	(2)	(3)	-	-	12,425	(5,679)	(452)	-	-	-	-	-	-	4,886
															-
DISCONTINUED OPERATIONS:
Loss from discontinued operations	-				-	-	(545)	-	-	-	-	-	-	-	(545)
Income from disposal of discontinued operations	-	-	-		-		63	-	-	-	-	-	-	-	63
LOSS FROM DISCONTINUED OPERATIONS	-	-	-	-	-	-	(482)	-	-	-	-	-	-	-	(482)
					-				-	-	-	-	-	-	-
NET PROFIT(LOSS)	(1,403)	(2)	(3)	-	-	12,425	(6,161)	(452)	-	-	-	-	-	-	4,404
OTHER COMPREHENSIVE INCOME(LOSS)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Foreign currency translation adjustment - net of tax	-	-	-	-	-	874	-	-	-	-	-	-	-	-	874
COMPREHENSIVE INCOME(LOSS)	(1,403)	(2)	(3)	-	-	13,299	(6,161)	(452)	-	-	-	-	-	-	5,278

Notes

(a)	SOS disposed off the legacy business in August 2020, it incurred a loss from an acquisition of $5.68 million and a loss from discontinued operation of $0.55 million, as well as a gain from the asset sale of 0.63 million, adding up to a total loss of $6.16 million;
(b)	SOS picked up legal expenses paid by China SOS for the amount of $0.45 million.

Condensed consolidated statement of financial position as at December 31, 2020

Condensed Consolidated Balance Sheet

(US$ thousands, except share data and per share data, or otherwise noted)

	31-Dec-20
		China			Subsidiaries	DSO-Sub	SOS Ltd.		China	WFOE		Inter- company	Subsidiaries Outside	DSO-Sub Inside China	SOS Ltd.
	SOS Ltd.	SOS Ltd.	WFOE	VIE	Outside China	Inside China	Adjustment (a)	Adjustment (b)	SOS Ltd. Adjustment	Adjustment (d)	VIE Adjustment	elimination (c)	China Adjustment	Adjustment (e)	Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	1	268	3,304	2	-	147	-	-	-	-	-	-	-	-	3,722
Accounts receivable, net	-	-	-	-	-	10,235	-	-	-	-	-	-	-	-	10,235
Other receivables - net	102	-	100	-	-	43,671	-	3,500	-	-	-	-	-	-	47,373
Amount due from related parties	-	-	-	-	-	3,693	-	-	-	-	-	-	-	-	3,693
Inter-company receivable (c)	-	-	-	-	-		(38,429)	-	-	-	-	38,429	-	-	-
Total current assets	103	268	3,404	2	-	57,746	(38,429)	3,500	-	-	-	38,429	-	-	65,023
Non-current assets:
Operating lease, right-of-use assets	-	-	-	-	-	4,158	-	-	-	-	-	-	-	-	4,158
Property equipment and software, net	-	-	-	-	-	509	-	-	-	-	-	-	-	-	509
Investment in WFOE (d)	-	3,391	-		-	-	-	-	-	(3,391)	-	-	-	-	-
Investment in subsidiaries inside China (e)	-	-	-	-	-	644	-	-	-	-	-	-	-	(644)	-
Goodwill	-	-	-		-	-	-	-	-	-	-	-	-	72	72
Total non-current assets	-	3,391	-	-	-	5,311	-	-	-	(3,391)	-	-	-	(572)	4,739
Total assets	103	3,659	3,404	2	-	63,057	(38,429)	3,500	-	(3,391)	-	38,429	-	(572)	69,762
LIABILITIES AND EQUITY
Current liabilities:
Liabilities:
Accounts payable	-	-	-	-	-	1,078	-	-	-	-	-	-	-	-	1,078
Amount due to related parties	-	-	-	-	-	1,909	-	-	-	-	-	-	-	-	1,909
Inter-company payable		-	-	-	-	-	-	-	-	-	-	-	-	-	-
Operating lease liability-current	-	-	-	-	-	834	-	-	-	-	-	-	-	-	834
Contract liability	-	-	-	-	-	610	-	-	-	-	-	-	-	-	610
Tax payable	-	-	-	-	-	665	-	-	-	-	-	-	-	-	665
Other payables	-	100	2	2	-	40,007	-	-	-	-	-	(38,429)	-	-	1,681
Total current liabilities	-	100	2	2	-	45,103	-	-	-	-	-	(38,429)	-	-	6,777
Operating lease liability-noncurrent	-	-	-	-	-	2,749	-	-	-	-	-	-	-	-	2,749
Total non-current liability	-	-	-	-	-	2,749	-	-	-	-	-	-	-	-	2,749
Total liabilities	-	100	2	2	-	47,852	-	-	-	-	-	(38,429)	-	-	9,526
Shareholder’s equity					-							-	-
Paid up capital	(1)	3	-	-	-	-	46	12	-	-	-	-	-	-	60
Additional paid-in capital	1,960	3,558	3,406	-	-	590	38,383	9,649	-	(3,406)	-	-	-	(540)	53,600
Retained earnings	(1,856)	(2)	(3)	-	-	13,903	-	(6,161)	-	3	-	-	-	(46)	5,838
Accumulated other comprehensive income (loss)	-	-	-	-	-	712	-	-	-	12	-	-	-	14	738
Total Shareholders’ equity	103	3,559	3,402	-	-	15,205	38,429	3,500	-	(3,391)	-	-	-	(570)	60,236
Total Liabilities and shareholders’ equity	103	3,659	3,404	2	-	63,057	38,429	3,500	-	(3,391)	-	(38,429)	-	(570)	69,762

Notes

(a)	SOSIT received fund on behalf of SOS; it was the proceeds net of legal expenses paid by private equity investors, equivalent to $38.42 million. Together with (c) it is proposed to offset account receivable and account payable for the same amount via inter-company account;
(b)	SOS disposed off the legacy business in August 2020, it incurred a loss from an acquisition of $5.68 million and a loss from discontinued operation of $0.55 million, as well as a gain from the asset sale of 0.63 million, adding up to a total loss of $6.16 million; It was acquired previously in June 2020 by issuing class A common share for the amount of $9.66 million;
(c)	Together with (b), another half of the elimination of inter-company receivable from SOS and inter-company payable from SOSIT for the same amount of $38.42 million;
(d)	This entry is to eliminate China SOS’s long-term investment at initial cost in WFOE against WFOE’s paid-up capital, additional paid-up capital and retained earnings etc;
(e)	This entry is also an elimination entry to knock off SOSIT’s long-term investment at cost in IMSOS against IMSOS’s paid-up capital, additional capital and retained earning etc.
(h)	Subsidiaries inside China include WOFE, SOSIT and Inner Monogolia SOS Insurance Co., Ltd., all belongs to disposed group

Condensed consolidated statement of cash flow as at December 31, 2020

Condensed consolidated statement of cash flow

(US$ thousands, except share data and per share data, or otherwise noted)

					Subsidiaries	DSO-Sub	Consolidation	Consolidation	SOS Ltd.
	SOS Ltd.	China SOS Ltd.	WFOE	VIE	Outside China	Inside China	Adjustment (a)	Adjustment (b)	Consolidated total
	US$	US$	US$	US$	US$	US$	US$	US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	(1,403)	(2)	(3)	-	-	12,425	(452)	(6,161)	4,404
Adjustments to reconcile net income net cash used in operating activities:
Depreciation of property, plant and equipment	-	-	-	-	-	2	-	-	2
Share-based compensation	506	-	-	-	-	-	-	-	506
Allowance for doubtful accounts - accounts receivable	-	-	-	-	-	1	-	-	1
Allowance for doubtful accounts - other receivable	-	-	-	-	-	158	-	-	158
Loss on acquisition	-	-	-	-	-	-	-	5,679	5,679
Income from disposal of discontinued operations	-	-	-	-	-	-	-	(63)	(63)

Changes in operating assets and liabilities
Accounts receivable	-	-	-	-	-	(2,065)	-	-	(2,065)
Other receivables	-	-	-	-	-	(36,019)	-	-	(36,019)
Amount due from related parties	-	-	-	-	-	(2,871)	-	-	(2,871)
Tax payables	-	-	-	-	-	292	-	-	292
Accounts payable	-	-	-	-	-	(11,940)	-	-	(11,940)
Other payables	-	100	-	-	-	1,384	-	-	1,484
Amount due to related parties	-	-	-	-	-	(3,666)	-	-	(3,666)
Contract liabilities	-					546	-	-	546
Net cash (used in) generated from operating activities	(897)	98	(3)	-	-	(41,753)	(452)	(545)	(43,552)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, equipment and equipment	-	-	-	-	-	(501)	-	-	(501)
Investment in equity	-	(3,391)	3,391	-	-	0	-	-	-
Proceed from disposals of discontinued operations	-	-	-	-	-	3,500	-	-	3,500
Net cash (used in) generated from investing activities	-	(3,391)	3,391	-	-	2,999	-	-	2,999

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from share issuance, net of issuance costs	-	3,578	-	-	-	-	-	-	3,578
Proceed from private equity placement, net of issuance costs	1,000	-	-	-	-	38,973	-	-	39,973
Net cash generated from (used in) financing activities	1,000	3,578	-	-	-	38,973	-	-	43,551

EFFECT OF EXCHANGE RATES ON CASH	(1)	(17)	(84)	-	-	785	-	-	683

NET CASH CHANGES IN CASH AND CASH EQUIVALENTS	102	268	3,304	-	-	1,004	(452)	(545)	3,681
CASH AND CASH EQUIVALENTTS, beginning of year	1	-	-	-	-	40	-	-	41
CASH AND CASH EQUIVALENTTS, end of year	103	268	3,304	-	-	1,044	(452)	(545)	3,722

Notes

(a)	SOS picks up the legal expense of $0.45 million paid by China SOS, this increase the net loss of SOS by the same amount;
(b)	To reflect the impact of SOS’s disposition of XRF’s fintech business on cash flow: a loss from an acquisition of $5.68 million and a loss from discontinued operation of $0.55 million, as well as a gain from the asset sale of 0.63 million, adding up to a total loss of $6.16 million.

SOS Limited

Interim Condensed Consolidated Balance Sheet

(US$ thousands, except share data and per share data, or otherwise noted)

	Twelve months as of	Six months as of
	31-Dec-22	30-Jun-23
	Audited	Unaudited
	US$	US$
Current assets:
Cash and cash equivalents	259,492	249,884
Accounts receivable – net	2,432	2,376
Inventory	46,273	42,456
Other receivables – net	55,004	67,325
Amount due from related parties	69,038	45,122
Tax recoverable	2,543	2,319
Intangible assets	6,406	6,675
Total current assets	441,188	416,157
Non-current assets:
Property equipment and software-net	12,553	12,443
Goodwill	72	72
Operating lease, right of use assets-net	921	652
Total non-current assets	13,546	13,167
Total assets	454,734	429,324

Liabilities and Shareholder’s Equity
Current liabilities:
Accrued liabilities	20,385	16,875
Accounts payable	12,834	13,923
Tax payable	94	81
Other payables	11,081	7,223
Amount due to related parties	643	642
Operating lease liability-current	544	557
Total current liabilities	45,581	39,301

Non-current liability:
Operating lease liability-non-current	377	95
Total non-current liability	377	95
Total liabilities	45,958	39,396
Shareholder’s equity
Paid up capital	374	399
Additional paid-in capital	705,488	707,516
Statutory reserve	59	170
Accumulated deficit	(272,919)	(283,727)
Other comprehensive loss	(23,400)	(32,106)
Total Shareholders’ equity	409,602	392,252
Non-controlling interest	(826)	(2,324)
Total liabilities and shareholders’ equity	454,734	429,324

SOS Limited

Interim Condensed Consolidated Statements of Comprehensive Loss

(US$ thousands, except share data and per share data, or otherwise noted)

	Six months ended
	30-Jun-22	30-Jun-23
	Unaudited	Unaudited
	US$	US$
Revenue	84,780	41,835
Business taxes and surcharges	(25)	(29)
Net revenue	84,755	41,806
Operating costs	(82,164)	(41,716)
Gross profit	2,591	90
Gross profit ratio	3.1%	0.2%
Operating expenses
Selling expense	(3,115)	(1,142)
General and administrative expense	(6,697)	(9,354)
Impairment	-	(81)
Share-based compensation	(14,471)	(2,053)
Total operating expenses	(24,283)	(12,630)
Loss from operations	(21,692)	(12,540)
Other income (expenses):
Other income, net	423	988
Total other income, net	423	988

Loss before income taxes	(21,269)	(11,552)
Income tax expense	(554)	(642)
Net loss - continuing operations	(21,823)	(12,194)

Discontinued operations
Income from discontinued operations	6,921	-
Gain from discontinued operations	6,921	-

Net loss	(14,902)	(12,194)
Non-controlling interest	569	1,497
Net loss attributable to SOS Ltd	(14,333)	(10,697)

Other comprehensive loss:
Foreign currency translation adjustment-net of tax	(10,739)	8,706
Total comprehensive loss	(25,072)	(1,991)

Weighted average number of ordinary shares

Basic	3,127,978,878	3,440,476,475
Diluted*	-	-
LOSS PER SHARE
Basic	(0.0046)	(0.0031)
Diluted*	(0.0046)	(0.0031)

Note 1: *N/A Anti-diluted shares not considered

	Six months ended
	30-Jun-22	30-Jun-23
	US$	US$
None-GAAP adjusted net loss	138	(8,644)

Note 2: The add-back adjustment was mainly associated with share-based compensation expenses of $14.5 million for the six months ended June 30, 2022 and $2.1 million for the six months ended June 30, 2023, respectively.

SOS Limited

Interim Condensed Consolidated Statement of Cash Flow

(US$ thousands, except share data and per share data, or otherwise noted)

	Six months ended	Six months ended
	30-Jun-22	30-Jun-23
	Unaudited	Unaudited
	US$	US$
Cash flows from operating activities:
Net loss	(14,333)	(10,697)
Less: Net income from discontinued operation	6,921	-
Net loss from continuing operation	(21,254)	(10,697)
Adjustments:
Depreciation and amortization	2,399	106
Share-based compensation	14,472	2,054
Amortisation of right of use assets	256	268
Accretion of finance leases	-	19
Allowance for doubtful accounts-accounts receivable	189	-
Allowance for doubtful accounts-other receivable	800	-
Impairment of cryptocurrencies	-	81
Operating cash flows before movements in working capital	(3,138)	(8,169)
Changes in working capital:
Inventory	9,442	1,224
Accounts receivable	19,298	56
Other receivables	(110,435)	(12,321)
Amount due from related parties	(10,045)	23,916
Intangible assets	(837)	(350)
Accrued liabilities	(3,225)	(3,510)
Accounts payable	1,274	1,089
Tax payable	(47)	211
Other payables	7,199	(3,857)
Amount due to related parties	624	(1)
Lease liabilities	1,184	(269)
Net cash used in operating activities from continuing operations	(88,706)	(1,981)
Net cash used in in generating from discontinued operating activities	(15,611)	-
Net cash used in operating activities	(104,317)	(1,981)
Cash flows from investing activity:
Proceeds from disposal of property, equipment and software	132	-
Net cash generated from investing activity from continuing operations	132	-
Net cash generated from investing activity from discontinuing operations	1,465	-
Net cash generated from investing activities	1,597	-
Cash flows from financing activities:
Repayment of principle portion of lease liabilities	-	(288)
Proceeds from share issuance, net of issuance costs	18,483	-
Net cash generated from/(used in) financing activities	18,483	(288)
Net decrease on cash and cash equivalents	(84,237)	(2,269)
Cash and cash equivalents at beginning of the period	338,026	259,492
Effect of exchange rates on cash and cash equivalents	(6,443)	(7,339)
Less: cash and cash equivalents, from the discontinued operations	3,602	-
Cash and cash equivalents at end of the period	243,744	249,884

Supplemental cash flow information
Cash paid for income tax	1,061	646

SOS Limited

Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

(US$ thousands, except share data and per share data, or otherwise noted)

	Ordinary shares				Additional		(Accumulated deficits)/		Accumulated other	Non-	Total
	Class A shares	Class B shares	Treasury stock	Total shares	Par value	Paid-in capital	retained earnings	Statutory Reserve	comprehensive income	controlling interests	shareholder’s equity
Balance, December 31, 2021	3,037,262,712	97,722,525	(696,800,000)	2,438,185,237	$300	672,352	(43,413)	-	4,130	200	633,569
Share-based compensation	282,073,641	50,220,000	-	332,293,641	-	14,493	-	-	-	-	14,493
Issuance of Class A Ordinary Shares and warrant	357,500,000	-	-	357,500,000	35	18,427	-	-	-	-	18,462
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	(14,868)	-	(14,868)
Net loss	-	-	-	-	-	-	(14,334)	-	-	(750)	(15,084)
Balance, June 30, 2022	3,676,836,353	147,942,525	(696,800,000)	3,127,978,878	335	705,272	(57,747)	-	(10,738)	(550)	636,572
Share-based compensation	5,537,500	50,220,000	-	55,757,500	39	182	-	-	-	-	221
Issuance of Class A Ordinary Shares and warrant	-	-	-	-	-	-	-	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	34	-	-	(11,228)	-	(11,194)
Appropriation of statutory reserve	-	-	-	-	-	-	(59)	59	-	-	-
Disposition of discontinued operation	-	-	-	-	-	-	(261)	-	(1,434)	-	(1,695)
Net loss	-	-	-	-	-	-	(214,852)	-	-	(276)	(215,128)
Balance, December 31, 2022	3,682,373,853	198,162,525	(696,800,000)	3,183,736,378	374	705,488	(272,919)	59	(23,400)	(826)	408,776
Share-based compensation	6,540,097	250,200,000	-	256,740,097	25	2,028	-	-	-	-	2,053
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	(8,706)		(8,706)
Appropriation of statutory reserve	-	-	-	-	-	-	(111)	111	-	-	-
Net loss	-	-	-	-	-	-	(10,697)	-	-	(1,498)	(12,195)
Balance, June 30, 2023	3,688,913,950	448,362,525	(696,800,000)	3,440,476,475	399	707,516	(283,727)	170	(32,106)	(2,324)	389,928

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview and Outlook

SOS is an emerging blockchain-based and big data-driven marketing solution provider. SOS is also engaged in blockchain and cryptocurrency operations, which currently include cryptocurrency mining and may expand into cryptocurrency security in the future. Since April 2021, we launched a commodities trading business via our subsidiaries SOS International Trading Co. and Weigou International Trading Co Ltd. The subsidiaries facilitate trading of commodities including but not limited to mineral resin, soy bean, wheat, sesame, liquid sulfur and latex.

Our Products and Services

As of June 30, 2023, SOS focuses on four product and service lines including Commodities Trading, Cryptocurrency Mining, Hosting Services and Others. Commodities Trading contributes 90.5% of the total revenue, 0.8% from cryptocurrency mining, 2.9% from Hosting Service and 5.8% from Others, which refers to the legacy business of data mining of remaining contracts. The legacy business was disposed of in November 2022.

Revenue by Products and Services

	Six months ended June 30, 2023
Revenue by Products and Services	US$	Percentage
Commodities Trading	37,815	90.5%
Cryptocurrency Mining	350	0.8%
Hosting Services	1,225	2.9%
Others	2,416	5.8%
Total revenue -net	$41,806	100%

	Six months ended June 30, 2022
Revenue by Products and Services	US$	Percentage
Commodities Trading	84,348	99.5%
Cryptocurrency Mining	305	0.4%
Hosting Services	102	0.1%
Others	-	-%
Total revenue -net	$84,755	100%

Commodities Trading

Since April 2021, we launched our commodities trading business via our subsidiaries including SOS International Trading Co. Ltd. and Weigou International Trading. The subsidiaries facilitate the trading of commodities including but not limited to mineral resin, soy bean, wheat, sesame, liquid sulfur, petrol coke and latex. The subsidiaries identify suppliers and buyers and generate revenue from the price difference. Revenue is recognized after products have been delivered and title to the goods and risk has been transferred from a seller to a buyer.

Cryptocurrency Mining

We recognize revenue when cryptocurrency is successfully mined from our cryptocurrency-mining pools and also anticipate to rent out hash power to third parties. The value of cryptocurrency is determined based on the market prices of the related cryptocurrencies at the time of receipt. The rental fees of hash power are also determined proportionally based on the market prices of the related cryptocurrencies.

Hosting Services

From January 2022, SOS took the initiative to build a supercomputing center in Wisconsin USA by providing individual & business users a comprehensive experience of cryptocurrency mining capacity and hosting service. Part of the facility was up and running since April 2022 and we recorded a revenue of $0.10 million and $1.2 million for the six months ended June 30, 2022 and 2023 respectively.

Others

Others refer to the legacy business of data mining of remaining contracts, which run into the current reporting period. The legacy business was disposed of in November 2022 and it was re-classified as discontinued operation in Consolidated Statement of Comprehensive Loss for six months ended June 30, 2023 and Statement of Cash Flow as of June 30, 2023.

Components of Our Results of Operation

Revenue

Revenue is derived from providing services to our customers including commodity trading, hosting service and cryptocurrency mining. The legacy business of data-mining segment was disposed of in November 2022, but there are some remaining contracts which run into the current reporting period ended June 30, 2023. Key factors that affect our future revenue growth include our introduction to new lines of services, our penetration in new territories, international expansion and the pandemic’s impact. We recognize revenue to depict the provision of service to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the service. Revenue is recognized after the service has been rendered or performed, or products have been delivered together with transfer of title from a seller to a buyer.

Operating Costs and Gross Profit

Our major operating costs are purchase costs of power supply, depreciation and amortization from hardware, software for cryptocurrency mining, costs of goods sold & warehouse rental for the commodities trading business.

We calculate our gross profit as revenue less operating costs. Our gross profit has been and, we expect, will continue to be affected by a variety of factors, primarily our product line mix, volume sold, and unit fees that we can charge to the customer, market price fluctuation and local government policy towards cryptocurrency.

General and Administrative Expenses

General and administrative expenses include management and office personnel compensation and bonuses, stock compensation, corporate level information technology related costs, rent, travel, professional service fees, insurance and general corporate expenses. We expect general and administrative expenses to continue to increase in absolute dollars as we expand our commercial infrastructure to both drive and support our planned growth in revenue and support the additional costs associated with being a public company such as costs & expenses related to direct public offering and legal fees to defend us against class actions.

Income Tax

Our income tax provision consists of an estimate of central and provincial income taxes based on enacted central and provincial tax rates, as adjusted for allowable credits, deductions and uncertain tax positions. SOS Information Technology Co., Ltd with significant insurance marketing service is a qualified high-tech enterprise and as such can enjoys a corporate income tax concession rate of 15%, all other domestic legal entities have 25% corporate tax rate. Depending on jurisdictions, offshore legal entities have various tax rate.

Interim Financial Results from Operations

Six months ended June 30, 2023 compared to June 30, 2022

Revenue

As of June 30, 2023, SOS focuses on four product and service lines including Commodities Trading, Cryptocurrency Mining, Hosting Services and Others. Commodities Trading contributes 90.5% of the total revenue, 0.8% from cryptocurrency mining, 2.9% from Hosting Service and 5.8% from Others, (i.e. legacy data mining which was disposed of in November 2022).

	Six months ended June 30, 2023
Revenue by Products and Services	US$	Percentage
Commodity Trading	37,815	90.5%
Cryptocurrency Mining	350	0.8%
Hosting Services	1,225	2.9%
Others	2,416	5.8%
Total revenue -net	$41,806	100%

	Six months ended June 30, 2022
Revenue by Products and Services	US$	Percentage
Commodity Trading	84,348	99.5%
Cryptocurrency Mining	305	0.4%
Hosting Services	102	0.1%
Others	-	-%
Total revenue -net	$84,755	100%

Net revenue was $41.8 million, down 50.7% from $84.8 million period-on-period. The decline in revenues can be primarily attributed to an economic downturn within China and disposal of our data mining operations. We are experiencing weak demand from small businesses and grain & food processing factories - both key markets for our commodity products. Internationally, we are witnessing a surge in commodity and energy prices, consequently commodity trading dropped 55.2% from $84.4 million the same period of last year to $37.8 million for six months ended June 30, 2023. Additionally, in November 2022, our primary data-mining service line was disposed of for regulatory reasons, resulting in a reduced operational footprint and a corresponding decrease in revenue. However, revenue from hosting service in the US jumped up 12 times from $0.10 million to $1.2 million period-on-period. As the Company continues to expand its business development, US hosting service is seeing result and growth is underway.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(US$ thousands, except share data and per share data, or otherwise notes)

	Six months ended
	30-Jun-22	30-Jun-23
	US$	US$
Revenue	84,780	41,835
Business taxes and surcharges	(25)	(29)
Net revenue	84,755	41,806
Operating costs	(82,164)	(41,716)
Gross profit	2,591	90
Gross profit ratio	3.1%	0.2%

Revenue and Service by Products

	Six months ended June 30, 2022		Six months ended June 30, 2023
Revenue by Products and Services	US$	Percentage	US$	Percentage
Commodity Trading	84,348	99.5%	37,815	90.5%
Cryptocurrency Mining	305	0.4%	350	0.8%
Hosting Services	102	0.1%	1,225	2.9%
Others	-	-%	2,416	5.8%
Total	84,755	100%	41,806	100%

We began generating revenue from cryptocurrency mining from the end of February 2021. We were allocated 132.1 units of BTC and 1,853.1 units of ETH in Q2 of 2021 from our mining pools as compared to 42.2 units of BTC and 916.9 units of ETH in Q1 of 2021. During the first half of 2022, we were still relocating and building our cryptocurrency mining facilities in the US. We recorded 179.32 units of ETH output and generated no BTC revenue for the period of six month ended June 30, 2022. We generated 11.48 units of BTC and NIL unit of ETH output six months ended June 30, 2023. As BTC price dropped further during the reporting period, we found that costs of per unit input exceeded output per unit, we shut down some of the miners to stop operation temporarily, then total output decreased immediately.

Operating Costs and Expenses

Operating costs were $41.7 million, down 49.2% period-on-period from $82.2 million in the first half of 2022 which is consistent with our revenue decline and disposal of the legacy business of data-mining business segment. Operating costs comprised of depreciation & amortization of hardware & software, electricity power and depreciation from property equipment for cryptocurrency mining as well as costs of goods sold & warehouse rental for commodity trading.

Selling Expenses

Selling expenses mainly relate to our commodity business and include freight-out expenses, custom clearing agency fee, warehouse rental expense, promotional expense, sales commission and payroll expenses to sales team. Selling expenses decreased to $1.1 million from $3.1 million for the same period last year. The decrease is largely driven by the corresponding reduction of our commodity business footprint.

General and Administrative Expenses

General and administrative expenses were $9.4 million, 39.7% up period-on-period from $6.7 million in the first half of 2022. The increase in general and administrative expenses was mainly associated with professional fees and salaries &benefits. Share-based compensation decreased 85% from $14.5 million to $2.1 million. Senior management continues to be compensated primarily via share-based compensation quarterly.

Operating Loss

GAAP net loss was $10.7 million, compared to a net loss of $14.3 million in the first half of 2022, representing a decrease of 25.1%. We had a gross margin of 0.2%, a significant drop from the previous year’s 9.3%. This was largely driven by the appreciation of the US dollar against the CNY and the commodity price hike, which escalated our cost of goods sold, thereby eroding gross margin.

Income Tax

The Company paid $0.65 million of corporate income tax for the current period as compared to $1.1 million last year of the same period.

GAAP net loss attributable to ordinary shareholders was $10.7 million, as compared to a net loss of $14.3 million in the prior year period.

GAAP Basic EPS was $(0.0031) per share, as compared to $(0.0046) per share in the prior year period.

Cash Flow and liquidity

Unaudited Condensed Consolidated Statement of Cash Flow

(US$ thousands, except share data and per share data, or otherwise noted)

	Six months ended	Six months ended
	30-Jun-22	30-Jun-23
	Unaudited	Unaudited
	US$	US$
Cash Flow from Operating Activities:
Net loss	(14,333)	(10,697)
Less: Net income from discontinued operation	6,921	-
Net loss from continuing operation	(21,254)	(10,697)
Adjustments:
Depreciation and amortization	2,399	106
Share-based compensation	14,472	2,054
Amortization of right of use assets	256	268
Accretion of finance leases	-	19
Allowance for doubtful accounts-accounts receivable	189	-
Allowance for doubtful accounts-other receivable	800	-
Impairment of cryptocurrencies	-	81
Operating cash flows before movements in working capital	(3,138)	(8,169)
Changes in working capital:
Inventory	9,442	1,224
Accounts receivable	19,298	56
Other receivables	(110,435)	(12,321)
Amount due from related parties	(10,045)	23,916
Intangible assets	(837)	(350)
Accrued liabilities	(3,225)	(3,510)
Accounts payable	1,274	1,089
Tax payable	(47)	211
Other payables	7,199	(3,857)
Amount due to related parties	624	(1)
Lease liabilities	1,184	(269)
Net cash used in operating activities from continuing operations	(88,706)	(1,981)
Net cash used in in generating from discontinued operating activities	(15,611)	-
Net cash used in operating activities	(104,317)	(1,981)
Cash flows from investing activities:
Proceeds from disposal of property, equipment and software	132	-
Net cash generated from investing activity from continuing operations	132	-
Net cash generated from investing activity from discontinuing operations	1,465	-
Net cash generated from investing activities	1,597	-
Cash flows from financing activities:
Repayment of principle portion of lease liabilities	-	(288)
Proceeds from share issuance, net of issuance costs	18,483	-
Net cash generated from/(used in) financing activities	18,483	(288)
Net decrease in cash and cash equivalents	(84,237)	(2,269)
Cash and cash equivalents at beginning of the period	338,026	259,492
Effect of exchange rates on cash and cash equivalents	(6,443)	(7,339)
Less: cash and cash equivalents, from the discontinued operations	3,602	-
Cash and cash equivalents at end of the period	243,744	249,884
Supplemental cash flow information
Cash paid for income tax	1,061	646

Cash Flow Used in Operating Activities

As of June 30, 2023, the Company had cash and cash equivalents of $249.9 million, compared to $243.7 million in the prior year period, an increase of $6.1 million The Company believes that its cash resources are more than adequate to fund operations and growth initiatives.

Cash Flow Generated from Investing Activities

The Company did not have investing activities for this period. The Company disposed of some office equipment and realized proceeds of $1.6 million for the period ending June 30, 2022.

Cash Flow Used in Financing Activities

The Company did not raise funds this period compared to US$18.5 million from registered direct offering from the public market for the period ended June 30, 2022.

SOS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(US$ thousands, except share data and per share data, or otherwise noted)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. We began our credit analytics service provider business in 2001. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF.” In May 2017, we completed our IPO in which we sold a total of 11,500,000 of our ADSs, each representing ten Class A Ordinary Shares and listing of our ADSs on the NYSE. In the third quarter 2018, due to regulatory changes that made it cost-prohibitive, and in some ways very risky from the regulatory compliance perspective, to own and operate our legacy marketplace lending platform, we decided to cease the customer acquisition and loan facilitation at our legacy marketplace lending platform and started to transition our business to other industries.

On May 5, 2020, we entered into a set of agreements with Yong Bao Two Limited (“YBT”), the shareholders of YBT (the “YBT Shareholders”), eight individual investors introduced by YBT (collectively with the YBT Shareholders, the “Investors”) and True North Financial, LLC to acquire YBT, which controls its variable interest entity SOS Information Technology Co., Ltd.. The transaction was consummated on May 15, 2020. As a result, we now own 100% of YBT, which controls its variable interest entity, SOS Information Technology Co., Ltd.. The shares issued to the Investors were relied on exemption from registration in accordance with Regulation S and/or Rule 4(a)(2) under the Securities Act of 1933, as amended. Accordingly, we started our newly acquired data mining and targeted marketing services business through SOS Information.

On August 3, 2020, we entered into certain share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company, China Capital Financial LLC, a Delaware limited liability company, CRF China Limited, a British Virgin Islands company, CRF Technology LLC, a California limited liability company, and HML China LLC, a Delaware limited liability company (collectively, the “XRF Subsidiaries”) in exchange for cash consideration of $3.5 million. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the XRF Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. The Disposition closed on August 6, 2020. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

We provide a wide range of data mining and analysis services to our corporate and individual members, including providing marketing data, technology and solutions for insurance companies, emergency rescue services, and insurance product and health care information portal in China. Our mission is to make it easier, safer and more efficient for our clients to obtain and process the data of their target customers.

We primarily address the large unmet demand for marketing-related data for clients such as insurance companies, financial institutions, medical institutions, healthcare providers and other service providers in the emergency rescue services industry by creating a SOS cloud emergency rescue service software as a service (SaaS) platform.

In 2020, we have launched our crypto mining business, and aim to start infrastructure services in blockchain security for our big data insurance marketing as well as provide insurance and banking services for digital assets and cryptocurrencies.

The accompanying consolidated financial statements reflect the activities of SOS Limited and each of the following entities:

Name	Background
SOS Information Technology New York Inc.	A New York company Incorporated on July 15, 2020 A holding company	SOS NY

Yong Bao Two Ltd.	A British Virgin Island company Incorporated on February 29, 2020 A holding company	YBT

Canada XX Exchange Ltd.	Digital asset exchange platform	Canada XX

US XX Exchange Ltd.	Digital asset exchange platform	US XX

Future Technology Global Ltd. (HK)	A 100% subsidiary of SOS Information Technology Co., Ltd.	Future Technology

FDW Limited	A 100% subsidiary of SOS Ltd.	FDW Limited

China SOS Ltd.	A Hong Kong limited liability company Incorporated on June 19, 2019 A holding company	China SOS

FD LLC	A 51% owned JV with Niagara Development LLC	FD LLC

Qingdao SOS Investment Management Co., Ltd.	A 100% subsidiary of China SOS Limited, a WOFE	WFOE

Qingdao SOS Investment LLP	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)	Qingdao SOS

SOS Auto Service CO.,Ltd.	A 99% subsidiary of Qingdao SOS Investment Management Co., Ltd.(PRC)	Other Subsidiary

SOS Industrial Holding Co., Ltd.	A VIE of Qingdao SOS Management Consulting Co., Ltd.	VIE

Qingdao SOS Digital Technologies Inc.(PRC)	A 100% subsidiary of Qingdao Enterprise Co. Ltd., operates insurance marketing business,10085 hot line, bankcard promotional center and SaaS service	Other Subsidiary

Inner Mongolia SOS Insurance Agency Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd, which operates insurance brokerage business within Inner Mongolia region	Other Subsidiary

Common Prosperity Technology Co., Ltd.	A 50% subsidiary of SOS International Trading Co., Ltd. and another 50% owned by Qingdao SOS Investment LLP	Other Subsidiary

SOS International Trading Co., Ltd.	A 100% subsidiary of SOS Information Technology Co., Ltd.	Other Subsidiary

SOS Ronghe Digital Technology Co., Ltd. (PRC)	A 69% subsidiary of SOS Information Technology Co,. Ltd.	Other Subsidiary

Weigou International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP	Other Subsidiary

Shuyun International Trading Co., Ltd.	A 99% subsidiary of Qingdao Investment LLP	Other Subsidiary

Chexiaoer Technology Co., Ltd.	A 25% subsidiary of Qingdao Investment LLP and A 30% owned by SOS Auto Service Co., Ltd.	Other Subsidiary

Hebei S Cloud Enterprise Management Co., Ltd.	A 99% subsidiary of Future Digital Investment Ltd.(Hong Kong)	Other Subsidiary

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the SEC.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries, which include the wholly- foreign owned enterprise (“WFOE”) and variable interest entities (“VIEs”) over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Variable Interest Entity Agreements

On May 14, 2020, Weibao Enterprise Management Consulting (Shijiazhuang) Co., Ltd. (“Weibao Enterprise”), Guian New Area Zhongyuan Technology Co., Ltd. (“Zhongyuan Technology”), and Messrs. Yilin Wang, Weidong Feng, and Xianlong Wu, citizens of China and shareholders of Zhongyuan Technology, entered into the following agreements, or collectively, the “Variable Interest Entity Agreements” or “VIE Agreements,” pursuant to which Weibao Enterprise has contractual rights to control and operate the business of Zhongyuan Technology (the “VIE”). Therefore, pursuant to ASC 810, Zhongyuan Technology has been included in the Company’s consolidated financial statements since then.

The VIE Agreements are as follows:

1)	Technical Consulting and Service Agreement by and between Weibao Enterprise and Zhongyuan Technology. Pursuant to the Exclusive Technical Consulting and Service Agreement, Weibao Enterprise agreed to act as the exclusive consultant of Zhongyuan Technology and provide technical consulting and services to Zhongyuan Technology. In exchange, Zhongyuan Technology agreed to pay Weibao Enterprise a technical consulting and service fee, the amount of which is to be equivalent to the amount of net profit before tax of Zhongyuan Technology, payable on a quarterly basis after making up losses of previous years (if necessary) and deducting necessary costs, expenses and taxes related to the business operations of Zhongyuan Technology. Without the prior written consent of Weibao Enterprise, Zhongyuan Technology may not accept the same or similar technical consulting and services provided by any third party during the term of the agreement. All the benefits and interests generated from the agreement, including but not limited to intellectual property rights, know-how and trade secrets, will be Weibao Enterprise’s sole and exclusive property. This agreement has a term of 20 years and may be extended unilaterally by Weibao Enterprise with Weibao Enterprise’s written confirmation prior to the expiration date. Zhongyuan Technology cannot terminate the agreement early unless Weibao Enterprise commits fraud, gross negligence or illegal acts, or becomes bankrupt or winds up.

2)	Equity Interest Purchase Option Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Exclusive Purchase Option Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu granted to Weibao Enterprise and any party designated by Weibao Enterprise the exclusive right to purchase, at any time during the term of this agreement, all or part of the equity interests in Zhongyuan Technology, or the “Equity Interests,” at a purchase price equal to the registered capital paid by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu for the Equity Interests, or, in the event that applicable law requires an appraisal of the Equity Interests, the lowest price permitted under applicable law. Pursuant to powers of attorney executed by Messrs. Yilin Wang, Weidong Feng and Xianlong Wu, they irrevocably authorized any person appointed by Weibao Enterprise to exercise all shareholder rights, including but not limited to voting on their behalf on all matters requiring approval of Zhongyuan Technology’s shareholders, disposing of all or part of the shareholders’ equity interest in Zhongyuan Technology, and electing, appointing or removing directors and executive officers. The person designated by Weibao Enterprise is entitled to dispose of dividends and profits on the equity interest without reliance on any oral or written instructions of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. The powers of attorney will remain in force for so long as Messrs. Yilin Wang, Weidong Feng and Xianlong Wu remain the shareholders of Zhongyuan Technology. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have waived all the rights which have been authorized to Weibao Enterprise’s designated person under the powers of attorney.

3)	Equity Pledge Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Equity Pledge Agreement, Mr. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu pledged all of the Equity Interests to Weibao Enterprise to secure the full and complete performance of the obligations and liabilities on the part of Zhongyuan Technology and them under this and the above contractual arrangements. If Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng or Xianlong Wu breaches their contractual obligations under these agreements, then Weibao Enterprise, as pledgee, will have the right to dispose of the pledged equity interests. Messrs. Yilin Wang, Weidong Feng and Xianlong Wu agree that, during the term of the Equity Pledge Agreements, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests, and they also agree that Weibao Enterprise’s rights relating to the equity pledge should not be interfered with or impaired by the legal actions of the shareholders of Zhongyuan Technology, their successors or designees. During the term of the equity pledge, Weibao Enterprise has the right to receive all of the dividends and profits distributed on the pledged equity. The Equity Pledge Agreement will terminate as soon as reasonably practical when Zhongyuan Technology, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu have completed all their obligations under the contractual agreements described above.

4)

Voting Rights Proxy and Financial Support Agreement by and among Weibao Enterprise, Zhongyuan Technology, and Messrs. Yilin Wang, Weidong Feng and Xianlong Wu. Pursuant to the Voting Rights Proxy and Financial Support Agreement, Messrs. Yilin Wang, Weidong Feng and Xianlong Wu entrusts Weibao Enterprise or Weibao Enterprise’s designee to vote on their behalf at the shareholder meetings of Zhongyuan Technology. As consideration for the entrustment of the voting rights of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu at Zhongyuan Technology’s shareholder meetings to Weibao Enterprise, Weibao Enterprise agreed to arrange for funds to be provided as necessary in connection with the business operations of Zhongyuan Technology. Weibao Enterprise further agreed that if the business were to fail in the ordinary course of business, none of Messrs. Yilin Wang, Weidong Feng and Xianlong Wu shall have any obligation to repay the financial support provided by Weibao Enterprise.

Reverse Acquisitions of China Rapid Finance by SOS

On May 18, 2020, the Company completed the reverse acquisition with Yong Bao Two Ltd. (“YBT”), the parent company of SOS Information Technology Co., Ltd. (“SOS”), acquiring 37,985,203 Class A ordinary shares, and 3,465,574 Class B ordinary shares, par value $0.193 per ordinary share, for its SOS’s asset injection and private placement transactions.

Following the completion of the acquisition, the operations of the Company were primarily comprised of the operations of SOS.

SOS was determined to be the accounting acquirer of the Company. As such, the historical financial statements are those of SOS, and SOS’s equity has been re-cast to reflect the equity structure of the Company and the shares of common stock received.

The reverse acquisition was accounted for as asset acquisitions. The purchase price for China Rapid Finance (“CRF”) was $9.7 million. The transaction price of CRF includes 100% of all outstanding stock valued at net $9.7 million. The stock exchanged equal to the 72,636,230 shares of CRF outstanding prior to the issuance of additional shares in the acquisition, at the market price of $0.133 per share. The total purchase price has been allocated based on an estimate of the fair value of CRF’s assets acquired and liabilities assumed with the remainder recorded as an expense.

On May 18, 2020, the fair value of the following assets and liabilities were acquired resulting in the total loss of approximately $5.7 million:

Dollars in thousands
Total Purchase Price	$9,660
Net Assets Acquired:
Assets
Cash and cash equivalents	13,664
Restricted cash	26,524
Accounts receivable	7,426
Inventories	8
Prepaid expenses and other current assets	110
Intangible assets	2,969
Other assets	2,682
Total Assets	53,419
Liabilities
Accounts payable and accrued liabilities	(49,437)
Total Liabilities	(49,437)
Net Assets Acquired	3,982
Loss on Acquisition	$5,679

On August 3, 2020, SOS Limited (the “Company,” previously known as China Rapid Finance Limited) and Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”) entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company (“CRF China”), China Capital Financial LLC, a Delaware limited liability company (“China Capital”), CRF China Limited, a British Virgin Islands company (“CRF BVI”), CRF Technology LLC, a California limited liability company (“CRF Technology”), and HML China LLC, a Delaware limited liability company (“HML”) (collectively, the “Subsidiaries”) in exchange for cash consideration of $3.5 million (the “Purchase Price”). Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the Subsidiaries.

On August 3, 2020, the fair value of the following assets and liabilities were disposed of resulting in the total gain of approximately $0.063 million:

Dollars in thousands
Total Selling Price	$3,500
Net Assets Disposed:

Total Assets	53,654
Total Liabilities	(50,217)
Net Assets Disposed	3,437
Income from disposal of discontinued operations	$63

Loss on discontinued operations for the year ended December 31, 2020 was as follows:

Dollars in thousands
Revenue	$453
Expenses	(998)
Loss on discontinued operations	$(545)

On November 2, 2022, the fair value of the following assets and liabilities were disposed of resulting in the total loss of approximately $0.8 million:

Dollars in thousands
Total Selling Price	$1,700
Net Assets Disposed:

Total Assets	110,201
Total Liabilities	(95,446)
Net Assets Disposed	16,189
Income from disposal of discontinued operations	$811

Loss on discontinued operations for the year ended December 31, 2022 was as follows:

Dollars in thousands
Revenue	$81,977
Expenses	(83,049)
Loss on discontinued operations	$(1,072)

Disposal loss from selling off insurance marketing business segment

Pursuant to the Share Purchase Agreement (this “Agreement”) is made and entered into as of  November 2, 2022 by and among (i) S International Holdings Limited, a Cayman Islands exempt company (the “Purchaser”), (ii) S International Group Limited, a British Virgin Islands company (the “Company”), and (iii) SOS Limited, a Cayman Islands exempt company (“SOS” or the “Seller”of disposed asset group in insurance marketing). The Purchaser, the Company and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

As at the date hereof, (i) SOS owns 100% of the issued shares in the Company, the Company owns 100% of the issued shares in S International Holdings Limited (“S International HK”), S International HK owns 100% of the issued shares in Qingdao S Investment Holding Limited (“WFOE”), and WFOE controls Qingdao SOS Industrial Holding Co., Ltd. through a series of contractual agreements with the Company and the shareholders of the Company dated November 2, 2022 (the “VIE Agreements”); and (ii) Qingdao SOS Industrial Holding Co., Ltd owns 100% of the equity interests in each of SOS Information Technology Co., Ltd. and Qingdao SOS Digital Technologies Inc.;

The Seller desires to sell to the Purchaser, and the Purchaser desire to purchase from the Seller, all of the Purchased Shares (as hereinafter defined) in exchange for US$ 17.0 million (the “Purchase Price”), subject to the terms and conditions set forth herein (the “Transaction”).

Dollars in thousands
Total Purchase Price	17,000
Net Assets Acquired:
Assets
Cash and cash equivalents	4,942
Accounts receivable	2,509
Inventories	16,424
Prepaid expenses and other current assets	82,660
Fixed assets	3,059
Long term investment	607
Total assets	110,201
Liabilities
Accounts payable and accrued liabilities	(94,644)
Tax recovery	972
Leasing liabilities	(1,774)
Total Liabilities	(95,446)
Accumulated Other Comprehensive Income	1,434
Net Assets Sold:	16,189
Gain on disposal	811

As the above shows, the legacy business of data mining was disposed off in November 2022, but its remaining contracts, which run into the current reporting period and it was re-classified as discontinued operation in Consolidated Statement of Comprehensive Loss for six months ended June 30, 2023 and Statement of Cash Flow as of June 30, 2023.

Translation adjustments included in accumulated other comprehensive income (loss) amounted to $32,106,236, $23,400,108, as of June 30, 2023 and December 31, 2022, respectively. The balance sheet amounts, with the exception of shareholders’ equity at June 30, 2023 and December 31, 2022 were translated at 7.2513 RMB, 6.8972 RMB, respectively. The shareholders’ equity accounts were stated at their h  istorical rate. The average translation rates applied to statement of income accounts for the years ended June 30, 2023 and December 31, 2022 and 2021 and 2020 were 6.9283 RMB, 6.7290 RMB and 6.4512 RMB to $1.00, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand; demand deposits and time deposits placed with banks or other financial institutions and have original maturities of less than three months.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 30 days. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Other receivables, net

Other receivables primarily include deposits for business acquisitions, setup of research center, advances to employees, and others. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Inventories

The availability and prices of inventories are subject to wide fluctuations due to factors such as changes in weather conditions, government programs and policies, competition, changes in customer preferences. Currently, the Company entered into non-derivative contracts. The inventories are valued at the lower of cost or market. The Company determines cost based on the first-in, first-out method. Periodic reviews of inventories for obsolescence mean any inventories identified as obsolete are reserved or written off. In case of inventory damage, the amount of disposal income after deducting the book value and relevant taxes shall be included in the operating expenses. In the balance sheet, the inventory items are reflected by the net amount after deducting the inventory price reduction provision.

If any of the following circumstances are found, the Company shall make inventory impairment:

●	The market price continues to fall, and there is no prospect of recovery in the foreseeable future;

●	Inventory are obsolete, the consumers’ preferences change, or the market demand changes, resulting in the decline of the market price;

●	Other circumstances sufficient to prove that the inventory has been substantially impaired.

Inventory price reduction provisions are measured by the cost and net realizable value of a single inventory item; the inventory price reduction provision can be written off by the inventory category for inventory with large quantities and low unit prices.

The Company’s inventory is mainly composed of sesame, servers, gold powder, sulfur, diluted asphalt, and mining machines. Due to the rapid turnover rate, no impairment is required.

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Depreciation method	Estimated useful lives
Office equipment, fixtures and furniture	Straight-line	5 years

The cost and accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets

Intangible assets (including BTC, ETH and USDT) are included in current assets in the accompanying consolidated balance sheets. Intangible assets purchased are recorded at cost and digital assets awarded to the Company through its mining activities are accounted for in connection with the Company’s revenue recognition policy disclosed below.

Intangible assets held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital assets at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of intangible assets by the Company, if any, will be included within investing activities in the accompanying consolidated statements of cash flows, while digital assets awarded to the Company through its mining activities are included within operating activities on the accompanying consolidated statements of cash flows. The sales of digital assets are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in “realized gain/(loss) on exchange of intangible assets” in the consolidated statements of operations and comprehensive income/(loss). The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting.

Digital asset mining

The Company has entered into digital asset mining pools by executing contracts with the mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed digital assets award the mining pool operator receives, for successfully adding a block to the blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company’s ordinary activities. The provision of such computing power is the only performance obligation in the Company’s contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools. The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the digital assets award received is determined using the quoted price of the related digital assets at the time of receipt. There is currently no specific definitive guidance under US GAAP or alternative accounting framework for the accounting for digital assets recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company’s consolidated financial position and results from operations.

Goodwill

Goodwill of $71,977 was recognized as of December 31, 2020 in connection with the transaction of SOS IT acquiring Inner Monogolia SOS Agency Co. Ltd. In future years, the Company will complete an annual impairment test for goodwill that includes an assessment of qualitative factors including, but not limited to, macroeconomic conditions, industry and market conditions, and entity specific factors such as strategies and financial performance. The Company will perform annual impairment tests as of December 31, 2021 or earlier if indicators of impairment exist. There were no indicators of goodwill impairment as of December 31, 2022.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2022, 2021 and 2020, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Non-recurring measurement of fair value

The Company accounts for its digital currencies as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other. The Company’s digital currencies are initially recorded at fair value upon receipt (or “carrying value”). On a quarterly basis, they are measured at carrying value, net of any impairment losses incurred since receipt. Pursuant to guidance from ASC 820, Fair Value Measurement, the Company is required to determine the non-recurring  fair value measurement used to determine impairment of the digital currencies held on the balance sheet. The Company will record impairment losses as the fair value falls below the carrying value of the digital currencies. The digital currencies can only be marked down when impaired and not marked up when their value increases. The resulting carrying value represents the fair value of the asset. The last impairment date for the digital currencies was December 31, 2022. The Company had an outstanding carrying balance of digital assets of approximately $6,406,078, net of impairment losses incurred of 8,424,858 for the year ended December 31, 2022. As of December 31, 2022, 174.28 units of bitcoin held as digital currencies is about $2,881,077 fair value and 2,949.79 units of ethereum held as digital currencies is approximately $3,525,001 fair value. As of June 30, 2023, the company had an additional outstanding carrying balance of digital assets of approximately $350,832. And 11.48 unites of bitcoin held as digital currencies which was revalued to be $269,000 fair value at the reporting date; hence the accumulated fair value amounts to $6,675,000 as of June 30, 2023.

Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606). The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company recognizes services revenue for all kind of services provided according to monthly statements with customers, depending on the terms, provided that: there will be acknowledgment by customer as services provided; persuasive evidence of an agreement exists documenting the specific terms of the transaction; the sales price is fixed or determinable; and collectability is reasonably assured. Management assesses the business environment, the customer’s financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured.

The Company also generates revenue from commodity trading. The revenue is measured based on the consideration specified in the contract with the customers, and excludes any sales incentives. The Company follows a policy of recognizing revenue at a single point in time when it satisfies its performance obligation by transferring control over a product or service to a customer, i.e. the company recognizes revenue when goods has been delivered and title to the goods and risk associated with the good have been completed transferred to the customer.

The products sold in the PRC are subject to a Chinese value-added tax (“VAT”). VAT taxes are presented as a reduction of revenue.

Operating lease

We adopted ASU No. 2016-02, Leases (Topic 842), or ASC 842, from January 1, 2020. We determine if an arrangement is a lease or contains a lease at lease inception. For operating leases, we recognize a right-of-use (“ROU”) asset and a lease liability based on the present value of the lease payments over the lease term on the consolidated balance sheets at commencement date. As most of our leases do not provide an implicit rate, we estimate our incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any lease payments made, net of lease incentives. Lease expense is recorded on a straight-line basis over the lease term. Our leases often include options to extend and lease terms include such extended terms when we are reasonably certain to exercise those options. Lease terms also include periods covered by options to terminate the leases when we are reasonably certain not to exercise those options.

Value added taxes

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 6%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by the Company’s subsidiaries in China have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Other comprehensive income

Comprehensive income consists of two components, net income and other comprehensive (loss) income. Other comprehensive (loss) income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive (loss) income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended   December 31, 2021 and 2020, there are 2,298,577,369 and 488,960,010 dilutive shares, respectively. For the years ended June 30, 2023 and December 30, 2022, there were no dilutive shares.

Share-based compensation

The Company recognizes compensation expense for all share–based payments in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The Company follows the fair value method of accounting for awards granted to employees, directors, officers and consultants. Share-based awards are measured at their estimated fair value on each respective grant date. The Company recognizes share-based payment expenses over the vesting period. The Company’s share-based compensation awards are subject only to service-based vesting conditions. Forfeitures are accounted for as they occur. The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option and the expected dividend yield which is based on the historical dividends issued by the Company. The Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. Expected volatility is calculated based on the analysis of other public companies. Risk–free interest rates are calculated based on risk–free rates for the appropriate term. The expected life is calculated as (i) the mid-point between the average vested date and the contractual expiration of the option for executives and directors and (ii) three years from the average vesting date for all others due to limited exercise history. Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment.

Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans by law. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires the Company to measure and recognize expected credit losses for financial assets held and not accounted for at fair value through net income. In November 2018, April 2019 and May 2019, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments,” and “ASU No. 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief,” which provided additional implementation guidance on the previously issued ASU. The ASU is effective for fiscal years beginning after Dec. 15, 2019 for public business entities that meet the definition of an SEC filer, excluding entities eligible to be SRCs as defined by the SEC. All other entities, ASU No. 2016-13 is effective for fiscal years beginning after December 15, 2022. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task Force) (“ASU 2020-01”), which clarifies the interactions of the accounting for certain equity securities under ASC 321, investments accounted for under the equity method of accounting in ASC 323, and the accounting for certain forward contracts and purchased options accounted for under ASC 815. ASU 2020-01 could change how an entity accounts for (i) an equity security under the measurement alternative and (ii) a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with ASC 825. These amendments improve current U.S. GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2020. Early adoption is permitted. The Company is currently in the process of evaluating the effect of adopting ASU 2020-01 on its consolidated financial statements and related disclosure.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which focuses on amending the legacy guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. ASU 2020-06 simplifies an issuer’s accounting for convertible instruments by reducing the number of accounting models that require separate accounting for embedded conversion features. ASU 2020-06 also simplifies the settlement assessment that entities are required to perform to determine whether a contract qualifies for equity classification. Further, ASU 2020-06 enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance, i.e., aligning the diluted EPS calculation for convertible instruments by requiring that an entity use the if-converted method and that the effect of potential share settlement be included in the diluted EPS calculation when an instrument may be settled in cash or shares, adding information about events or conditions that occur during the reporting period that cause conversion contingencies to be met or conversion terms to be significantly changed. This update will be effective for the Company’s fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Entities can elect to adopt the new guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company is currently in the process of evaluating the impact of adopting ASU 2020-06 on its consolidated financial statements and related disclosure.

In October 2021, the FASB issued ASU No. 2021-08, “‘Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 will have a material effect on the consolidated financial statements.

In November 2021, the FASB issued ASU No. 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance. The amendments in this update require disclosures about transactions with a government that have been accounted for by analogizing to a grant or contribution accounting model to increase transparency about (1) the types of transactions, (2) the accounting for the transactions, and (3) the effect of the transactions on an entity’s financial statements. The amendments are effective for all entities within their scope, which excludes not-for-profit entities and employee benefit plans, for financial statements issued for annual periods beginning after December 15, 2021. Early application of the amendment is permitted. The Company adopted ASU No. 2021-10 effective on January 1, 2022. The adoption of this standard did not have a material impact on the Company consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03 Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The update clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The update also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The update also requires certain additional disclosures for equity securities subject to contractual sale restrictions. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. As an emerging growth company, the standard is effective for the Company for the year ended December 31, 2025. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statements.

On March 28, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-01, Leases (Topic 842): Common Control Arrangements. The amendments in ASU 2023-01 improve current GAAP by clarifying the accounting for leasehold improvements associated with common control leases, thereby reducing diversity in practice. Additionally, the amendments provide investors and other allocators of capital with financial information that better reflects the economics of those transactions. The new standard is effective for the Company for its fiscal year beginning January 1, 2024, with early adoption permitted. The adoption of this standard did not have a material impact on the Company consolidated financial statements.

●	Impact of Recently Issued Accounting Pronouncements

Simplifying the accounting for income taxes (Topic 740)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)-Simplifying the Accounting for Income Taxes. ASU No. 2019-12 removes certain exceptions to the general principles in Topic 740 and provides for consistent application of and simplifies generally accepted accounting principles for other areas of Topic 740 by clarifying and amending existing guidance. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The method of adoption varies depending on the component of the new rule that is being adopted. Early application is permitted. The adoption of this standard did not have a material impact on the SOS Group’s consolidated financial statements.

Investments- Equity securities (Topic 321), Investments-Equity method and joint ventures (Topic 323), and Derivatives and hedging (Topic 815)-Clarifying the interactions between Topic 321, Topic 323, and Topic 815.

In January 2020, the FASB issued ASU No. 2020-01, Investments-Equity securities (Topic 321), Investments-Equity method and joint ventures (Topic 323), and Derivatives and hedging (Topic 815)-Clarifying the interactions between Topic 321, Topic 323, and Topic 815. The amendments clarify the interaction of the accounting for equity investments under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of this standard did not have a material impact on the SOS Group’s consolidated financial statements.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	June 30, 2023	December 31, 2022
Accounts receivable	$2,431	$2,491
Allowance for doubtful accounts	(55)	(59)
Total accounts receivable, net	$2,376	$2,432

Movements of allowance for doubtful accounts are as follows:

Beginning balance	$59	$970
Addition	(4)	(911)
Ending balance	$55	$59

4.	OTHER RECEIVABLES, NET

Other receivables consist of the following:

	June 30, 2023	December 31, 2022
Deposit to non-trade suppliers	$31,232	$22,370
Prepayment	206,287	203,465
Other receivables from disposal of subsidiaries	-	-
Advance to employees	3	11
Allowance for doubtful accounts	(170,197)	(170,842)
Total other receivables, net	$67,325	$55,004

Movements of allowance for doubtful accounts are as follows:

Beginning balance	$170,842	$654
Addition	-	170,842
Reverse	(645)	(654)
Ending balance	$170,197	$170,842

5.	INVENTORIES

Inventories consist of the following:

	June 30,	December 31,
	2023	2022
Finished goods	$42,456	$46,273

6.	OPERATING LEASE LIABILITIES

The Company adopted ASU No. 2016-02 and related standards (collectively ASC 842, Leases), which replaced previous lease accounting guidance, on January 1, 2019 using the modified retrospective method of adoption. The Company elected the transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods have not been restated.

Operating lease expense for the period ended June 30, 2023, December 31, 2022 and 2021 was $268,768, $1,221,081, and $996,614, respectively.

Supplemental balance sheet information related to leases is as follows:

	Location on Face of Balance Sheet	June 30, 2023	December 31, 2022
Operating leases:
Operating lease right of use assets	Operating lease, right-of-use assets	$652	$921

Current operating lease liabilities	Operating lease liabilities - current	$557	$544
Non-current operating lease liabilities	Operating lease liabilities	95	377
Total operating lease liabilities		$652	$921

Weighted average remaining lease term (in years):
Operating leases		-	4.0

Weighted discount rate:
Operating leases		-	4.75%

Maturities of lease liabilities were as follows:

2023
2023	$576
2024	96
2024	-
2025	-
Total	672
Less: Amount representing interest	20
Present value of future minimum lease payments	652
Less: Current obligations	557
Long-term obligations	$95

7.	Property, plant and equipment consist of the following:

	June 30, 2023	December 31, 2022
Office equipment, fixtures and furniture	$47,786	$47,793
Less: Accumulated depreciation	(13,095)	(12,992)
Less: Impairment	(22,248)	(22,248)
Total	$12,443	$12,553

The depreciation expenses for the period ended June 30, 2023 and December 31, 2022 was $0.1 million, $8.0 million, respectively.

8.	INTANGIBLE ASSETS

The following table presents the activities of balance as of December 31, 2022:

Balance as of December 31, 2022	$6,406
Additions of intangible assets	350
Less: Impairment losses	(81)
Balance as of June 30, 2023	$6,675

9.	OTHER PAYABLES

Other payables consist of the following:

	June 30, 2023	December 31, 2022
Payables to non-trade vendors and service providers	$5,781	$5,531
Accrued salary	2	2
Others	1,440	5,548
	$7,223	$11,081

10.	RELATED PARTY BALANCES AND TRANSACTIONS

Amount due from related parties

Name of Related Party	Relationship	Nature	Repayment terms	June 30, 2023	December 31, 2022
Yongbao Insurance Agency Co., Ltd. and subsidiaries	Common shareholder	Inter-transaction	Repayment in demand	$497	$5,800
Wang Yaxian	Shareholder of the Company	Other receivables	Repayment in demand	3,550	3,550
Feng Weidong	CTO of the Company	Other receivables	Repayment in demand	3,550	3,550
Yongbao Information Technology Co., Ltd.	Related Company	Inter-transaction	Repayment in demand	-	-
Wu Xianlong	Director of a subsidiary	Account receivables & Other receivables	Repayment in demand	1,900	1,900
Kong Deyu	Senior management of the Company	Other receivables	Repayment in demand	-	-
Li Sing Leung	CFO of the Company	Other receivables	Repayment in demand	-	-
Wang Yilin	Director of China SOS	Other receivables	Repayment in demand	-	-
Qingdao SOS Industry Holding Co,, Ltd	Related Partyq	Other receivables	Repayment in demand	35,625	54,238
				$45,122	$69,038

Amount due to related parties

Name of Related Party	Relationship	Nature	Repayment terms	June 30, 2023	December 31, 2022
Yongbao Insurance Agency Co., Ltd.	Common shareholder	Inter-transaction	Repayment in demand	$-	$-
Wang Yilin	Director of China SOS	Account payables	Repayment in demand	2	3
Wu Wenbin	Non-executive director	Account payables	Repayment in demand	25	25
Li Sing Leung	CFO of the Company	Other payables	Repayment in demand	8	8
Wang Yaxian	Shareholder of the Company	Other payables	Repayment in demand	-	-
Bian Jingxue	Senior management of the Company	Other payables	Repayment in demand	-	-
Qingdao SOS Industry Holding Co,, Ltd.	Related Party	Other payables	Repayment in demand	607	607
				$642	$643

11.	TAXES

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

YBT is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

China SOS is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, China SOS is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The subsidiaries including WOFE, Qingdao SOS, VIE, SOS IT, SOS Mongolia and SOS Trading are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case- by-case basis.

SOS IT obtained the “high-tech enterprise” tax status since 2020, which reduced its statutory income tax rate to 15% in 2020.

Significant components of the provision for income taxes are as follows:

	June 30, 2023	June 30, 2022
Current	$642	$554
Income tax expenses	$642	$554

The following table reconciles China statutory rates to the Company’s effective tax rate:

	Six months ended June 30,	Six months ended June 30,
	2023	2022
China statutory income tax rate	25%	25%
Preferential tax rate reduction	(26)%	(26)%
Permanent difference	1%	1%
Effective tax rate	-%	-%

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions.

The Company did not incur any interest and penalties tax for the years ended December 31, 2023 and 2022. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from December 31, 2023.

Value added tax

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT. The rate of Chinese VAT is 6%.

Taxes (recoverable) payable consisted of the following:

	June 30, 2023	December 31, 2022
VAT taxes (recoverable)/payable	$(2,144)	$(2,436)
Corporate income tax (recoverable)/payable	(140)	(98)
Other taxes payable	46	85
Total	$(2,238)	$(2,449)

12.	CONCENTRATION OF RISK

Credit risk

The Company is exposed to risk from its accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

Our functional currency is the RMB, and our financial statements are presented in U.S. dollars. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S.

dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

13.	SHAREHOLDERS’ EQUITY

Ordinary shares

SOS Limited was registered as an exempted company under the laws of Cayman Islands by way of continuation on August 18, 2015. As of December 31, 2022, the authorized share capital of the Company was 6,000,000,000 shares, with 3,682,373,853 Class A ordinary shares with a par value of $0.0001 per Class A ordinary share, and 198,162,525 Class B ordinary shares with a par value of $0.0001 per Class B ordinary share issued and outstanding.

Common stock

Securities Purchase Agreement

Registered Direct Offering in December 2020

On December 22, 2020, the Company entered into certain securities purchase agreement (the “December SPA”) with the Purchasers pursuant to which the Company agreed to sell 2,600,000 of its ADSs and warrants (“December Warrants”) to purchase 2,600,000 ADSs (the “December Offering”), for gross proceeds of approximately $4 million. The December Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.55. The purchase price for each ADS and the corresponding December Warrant is $1.55. Each December Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The December Warrants contain a mandatory exercise right for the Company to force exercise of the December Warrants if the Company’s ADSs trade at or above $4.65 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the December Warrants), the December Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the December Warrants) of such portion of such December Warrant to be redeemed. The December Offering closed on December 24, 2020.

Registered Direct Offering in January 2021

On January 7, 2021, the Company entered into certain securities purchase agreement (the “January SPA”) with the Purchasers pursuant to which the Company agreed to sell 13,525,000 of its ADSs and warrants (“January Warrants”) to purchase 13,525,000 ADSs (the “January Offering”), for gross proceeds of approximately $25 million. The January Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.85. The purchase price for each ADS and the corresponding January Warrant is $1.85. Each January Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The January Warrants contain a mandatory exercise right for the Company to force exercise of the January Warrants if the Company’s ADSs trade at or above $5.55 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the January Warrants), the January Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the January Warrants) of such portion of such January Warrant to be redeemed. The January Offering closed on January 12, 2021.

January 2021 Warrant Solicitation

On January 15, 2021, the Company entered into a letter agreement (the “January Letter Agreement”) with certain holders of Company’s warrants, pursuant to which the holders of Company’s warrants exercised all of the unexercised December Warrants and January Warrants (collectively, the “Existing Warrants”) to purchase up 14,925,000 of the Company’s ADSs. Pursuant to the January Letter Agreement, each holder received new warrants (the “January Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the unexercised Existing Warrants with cash. The gross proceeds to the Company from the exercise of the unexercised Existing Warrants were approximately $27.1 million, prior to deducting placement agent fees and estimated offering expenses.

The January Inducement Warrants have substantially the same terms as the Existing Warrants, except for having (i) provisions customary for an unregistered warrant, including a restrictive legend, (ii) registration rights whereby the Company agreed to register the ADSs underlying the January Inducement Warrants within fifteen (15) days of closing, (iii) being exercisable immediately upon issuance, (iv) having a term of five (5) years from the date of issuance, and (v) having an exercise price of $2.00 per ADS.

February 2021 Warrant Solicitations

On February 9, 2021, the Company entered into a letter agreement (the “February Letter Agreement”) with certain holders of the Company’s warrants, pursuant to which the holders of the Company’s warrants exercised all of the January Inducement Warrants to purchase up to 23,880,000 of the Company’s ADSs. Pursuant to the February Letter Agreement, each holder received new warrants (the “February Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the January Inducement Warrants with cash. The gross proceeds to the Company from the exercise of the January Inducement Warrants were approximately $48 million, prior to deducting placement agent fees and estimated offering expenses.

The February Inducement Warrants have substantially the same terms as the January Inducement Warrants, except for having (i) registration rights whereby the Company agreed to register the ADSs underlying the February Inducement Warrants within twenty-one (21) days of closing, and (ii) an exercise price of $4.05 per ADS.

On February 24, 2021, the Company entered into a letter agreement (the “Second February Letter Agreement”) with certain holders of the Company’s warrants, pursuant to which the holders of the Company’s warrants exercised all of the February Inducement Warrants to purchase up to 23,880,000 of the Company’s ADSs. Pursuant to the Second February Letter Agreement, each holder received new warrants (the “Second February Inducement Warrants”) to purchase up to 23,880,000 ADSs in exchange for their exercise of all of the February Inducement Warrants with cash. The gross proceeds to the Company from the exercise of the February Inducement Warrants were approximately $96.7 million, prior to deducting placement agent fees and estimated offering expenses.

The Second February Inducement Warrants have substantially the same terms as the February Inducement Warrants, except for having (i) registration rights whereby the Company agrees to register the ADSs underlying the Second February Inducement Warrants within eight (8) days of closing, and (ii) an exercise price $7.00 per ADS.

Registered Direct Offerings in February 2021

On February 11, 2021, the Company entered into certain securities purchase agreement (the “February SPA”) with the Purchasers pursuant to which the Company agreed to sell 22,000,000 of its ADSs and warrants (“February Warrants”) to purchase 16,500,000 ADSs (the “February Offering”), for gross proceeds of approximately $110 million. The February Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $5.00. The purchase price for each ADS and the corresponding February Warrant is $5.00. Each February Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The February Warrants contain a mandatory exercise right for the Company to force exercise of the February Warrants if the Company’s ADSs trade at or above $15.00 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the February Warrants), the February Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the February Warrants) of such portion of such February Warrant to be redeemed. The February Offering closed on February 17, 2021.

On February 18, 2021, the Company entered into certain securities purchase agreement (the “Second February SPA”) with the Purchasers pursuant to which the Company agreed to sell 8,600,000 of its ADSs and warrants (“Second February Warrants”) to purchase 4,300,000 ADSs (the “Second February Offering”), for gross proceeds of approximately $86 million. The Second February Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $10.00. The purchase price for each ADS and the corresponding Second February Warrant is $10.00. Each Second February Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. The Second February Warrants contain a mandatory exercise right for the Company to force exercise of the Second February Warrants if the Company’s ADSs trade at or above $30.00 for ten (10) consecutive trading days and when certain other conditions are met. Upon the occurrence of a Fundamental Transaction (as defined in the Second February Warrants), the Second February Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Second February Warrants) of such portion of such Second February Warrant to be redeemed. The Second February Offering closed on February 22, 2021.

On March 29, 2021, we entered security purchase agreement with certain accredited investors to sell 25,000,000 American Depositary Shares, representing 250,000,000 Class A Ordinary Shares and Warrants to Purchase up to 25,000,000 American Depositary Shares Representing Warrants to Purchase up to 250,000,000 Class A Ordinary Share.

On November 9, 2021, the Company entered into certain securities purchase agreement (the “November SPA”) with the purchasers party thereto pursuant to which the Company agreed to sell 51,500,000 of its ADSs, for gross proceeds of approximately $90.1 million. The Offering closed on November 15, 2021.

For year ended December 31, 2022, the shareholders did not exercise any outstanding warrants.

The Company’s outstanding warrants are classified as equity since they qualify for exemption from derivative accounting as they are considered to be indexed to the Company’s own stock and require net share settlement. The fair value of the warrants were recorded as additional paid-in capital from common stock.

Following is a summary of the status of warrants outstanding and exercisable as of June 30, 2023:

	Warrants	Weighted Average Exercise Price
Warrants outstanding, as of December 31, 2020	$212,363,343	$0.266
Issued	184,915,000	0.266
Warrants outstanding, as of December 31, 2021	$397,278,343	$0.266
Issued	$-	$-
Warrants outstanding, as of December 31, 2022	$397,278,343	$0.266
Issued	-	-
Warrants outstanding, as of June 30, 2023	$397,278,343	$0.266

Warrants Outstanding	Warrants Exercisable	Weighted Average Exercise Price	Average Remaining Contractual Life
July 1, 2020 Warrants	67,445,674	$0.29	5 years
August 27, 2020 Warrants	53,580,020	$0.27	5 years
November 3, 2020 Warrants	65,337,649	$0.281	5 years
December 23, 2020 Warrants	26,000,000	$0.155	5 years
January 7, 2021 Warrants	13,525,000	$1.85	5 years
January 15, 2021 Warrants	23,880,000	$2.00	5 years
February 9, 2021 Warrants	23,880,000	$4.05	5 years
February 24, 2021 Warrants	23,880,000	$4.05	5 years
February 11, 2021 Warrants	16,500,000	$7.00	5 years
February 17, 2021 Warrants	2,450,000	$7.00	5 years
February 18, 2021 Warrants	4,300,000	$10.00	5 years
March 29, 2021 Warrants	25,000,000	$5.00	5 years
November 9, 2021 Warrants	51,500,000	$1.75	5 years

14.	COMMITMENTS AND CONTINGENCIES

Purchase commitments

The Company has entered into two agreements for leasehold improvements on the office premises. As of June 30, 2023,   the Company did not enter any new lease contract with any parties, the new commitment is nil.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE and the VIEs are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

In addition, due to restrictions on the distribution of share capital from the Group’s PRC subsidiaries and also as a result of these entities’ unreserved accumulated losses, total restrictions placed on the distribution of the Group’s PRC subsidiaries’ net liabilities were $60.2 million, or 100% of total net assets as of December 31, 2020 and $ 638.6 million, or 100% of total net assets as of December 2021.

Litigation

Federal Class Action Securities Litigation (Beltran v. SOS Ltd., et al., No. 1:21-cv-07454 (D.N.J.))

On March 30, 2021, a purported shareholder Kimberly Beltran filed a securities class action complaint in the United States District Court District of New Jersey against the Company, Yandai Wang and Eric H. Yan, the Chief Executive Officer of the Company and President of the Company’s operating subsidiary, respectively. The action, Kimberly Beltran v. SOS Limited, et al., Case No. 1:21-cv-07454 (the “Action”), is filed on behalf of a putative class consisting of all persons and entities other than the Company that purchased or otherwise acquired SOS American depository shares (“ADSs”) between July 22, 2020 and February 25, 2021 (the “Plaintiffs”), both dates inclusive (the “Class Period”), seeking to recover damages allegedly caused by Company’s violations of the federal securities laws against the Company and certain of its top officials. The Complaint was filed in this Action on March 30, 2021 and the Action has not advanced beyond that stage. On November 2, 2021, the Court signed as an Order a stipulation entered into between the various Plaintiffs’ counsels appointing a co-lead Plaintiffs’ counsel. The Parties have agreed to, and the Court has approved of, a Scheduling Order which provides that Plaintiffs shall file an amended complaint on or before May 13, 2022 and the Company shall answer or otherwise respond to the Amended Complaint on or before July 1, 2022. In the interim, Plaintiffs and the Company were engaged in settlement discussions.

On April 28, 2022, the Plaintiffs and the Company agreed to a settlement in principle that contemplates a $5 million settlement payment covering all administration costs and Plaintiffs’ legal fees. The Company does not admit to any wrongdoing in this settlement and in accordance with the settlement there will be a full release of the Company and its officers and directors, for all claims arising during the Class Period that were or could have been asserted in the Action. The Plaintiffs and the Company plan to enter into a full settlement agreement within forty-five (45) days.

The New Jerzey District Court approved the settlement outside the court system on May 20, 2022 and on August 2 2022, the Company paid $5 million to the plaintiff’ via an escrow account, releasing the Company to the same class action now and possible future allegation.

There is an on-going case Number of 1:23cv02581 in District Court, Estern District Court of New York on April 5, 2023: TRUE NORTH FINANCIAL LLC, TNA CAPITAL INC., TNA CAPITAL LLC, AND MICHAEL JALIMAN, Plaintiffs VS SOS LIMITED AND YANDAI WANG, Defendants alleging breaching of fiduciary duites in disposing off legacy business of P2P from the year of 2020 onwards .It’s difficult to determine a contingent liability at this time, because the Company does not even have a formal Complaint yet to use to determine the amount of the requested damages, or to discuss the validity of any claims.

15.	REVENUE ANALYSIS AND SEGMENT INFORMATION

As of June 30, 2023, SOS focuses on four product and service lines including Commodities Trading, Cryptocurrency Mining, Hosting Services and Others. Commodities Trading contributes 90.5% of the total revenue, 0.8% from cryptocurrency mining, 2.9% from Hosting Service and 5.8% from Others, (i.e. legacy data mining which was disposed of in November 2022).

	Six months ended June 30, 2023
Revenue by Products and Services	US$	Percentage
Commodity Trading	37,815	90.5%
Cryptocurrency Mining	350	0.8%
Hosting Services	1,225	2.9%
Others	2,416	5.8%
Total revenue -net	$41,806	100%

	Six months ended June 30, 2022
Revenue by Products and Services	US$	Percentage
Commodity Trading	84,348	99.5%
Cryptocurrency Mining	305	0.4%
Hosting Services	102	0.1%
Others	-	-%
Total revenue -net	$84,755	100%

5,233,332 American Depositary Shares Representing 52,333,320 Class A Ordinary Shares,

Warrants to Purchase 10,466,664 American Depositary Shares and

10,466,664 American Depositary Shares Issuable upon Exercise of Warrants

SOS Limited

PROSPECTUS

Maxim Group LLC

March 13, 2024